    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 7, 1996


                                                      REGISTRATION NO. 333-09429
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                            UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                          5511                  22-3086739
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                                 No.)

                            ------------------------
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 223-3300
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                                CARL SPIELVOGEL
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                            UNITED AUTO GROUP, INC.
                                375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 223-3300
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:

      Laurence D. Weltman, Esq.                 Gerald S. Tanenbaum, Esq.
       Willkie Farr & Gallagher                  Cahill Gordon & Reindel
         One Citicorp Center                          80 Pine Street
         153 East 53rd Street                    New York, New York 10005
       New York, New York 10022                       (212) 701-3000
            (212) 821-8000

                            ------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
        PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any State.

Prospectus                   Subject to Completion

                             Dated October 7, 1996



5,000,000 SHARES


                  [LOGO]
COMMON STOCK
(PAR VALUE $0.0001 PER SHARE)

All of the shares of Voting Common Stock, par value $0.0001 per share (the "Common Stock"), offered hereby is being offered by United Auto Group, Inc., a Delaware corporation (the "Company").


Prior to this offering (the "Offering"), there has been no public market for the Common Stock. It is currently anticipated that the initial public offering price will be between $26.00 and $29.00 per share. See "Underwriting" for information relating to the factors to be considered in determining the initial public offering price of the Common Stock.



The Common Stock has been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "UAG," subject to official notice of issuance.


SEE "RISK FACTORS" COMMENCING ON PAGE 8 FOR INFORMATION THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

                                                                   Price to       Underwriting  Proceeds to
                                                                   Public         Discount (1)  Company (2)
------------------------------------------------------------------------------------------------------------
Per Share                                                          $              $             $
-------------------------------------------------------------------------------------------
Total(3)                                                           $              $             $
-------------------------------------------------------------------------------------------

(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."


(2) Before deducting expenses of the Offering payable by the Company estimated at $2,610,000.



(3) The Company has granted the Underwriters an option, exercisable within 30 days after the date of this Prospectus, to purchase up to an additional 750,000 shares of Common Stock on the same terms as set forth above, solely to cover over-allotments, if any. If such option is exercised in full, the total Price to
Public, Underwriting Discount and Proceeds to Company will be $     , $     and
$     , respectively. See "Underwriting."


The shares of Common Stock being offered by this Prospectus are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to approval of certain legal matters by Cahill Gordon & Reindel, counsel for the Underwriters. It is expected that delivery of the shares of Common Stock offered hereby will be made against payment therefor
on or about           , 1996 at the offices of J.P. Morgan Securities Inc., 60
Wall Street, New York, New York.

J.P. Morgan & Co.

                             Montgomery Securities


           , 1996                                              Smith Barney Inc.

                                   [Artwork]

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

No person has been authorized to give any information or to make any representations not contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company subsequent to the date hereof.

                               Table of Contents

                                                     Page
Prospectus Summary..............................           4
Risk Factors....................................           8
The Company.....................................          14
Use of Proceeds.................................          16
Dividend Policy.................................          16
Capitalization..................................          17
Dilution........................................          18
Pro Forma Condensed Consolidated Financial
    Statements..................................          19
Selected Consolidated Financial Data............          26
Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations..................................          27

                                                     Page
Business........................................          35
Management......................................          49
Certain Relationships and Related Transactions..          56
Principal Stockholders..........................          57
Description of Capital Stock....................          58
Shares Eligible for Future Sale.................          61
Underwriting....................................          63
Legal Matters...................................          64
Experts.........................................          64
Additional Information..........................          65
Index to Financial Statements...................         F-1


UNTIL               , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

The Company intends to furnish stockholders with annual reports containing financial statements audited by its certified public accountants and with quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year.


This Prospectus includes statistical data regarding the automotive retailing industry. Unless otherwise indicated, such data is taken or derived from information published by the Industry Analysis Division of the National Automobile Dealers Association ("NADA") in its NADA DATA 1996, Crain Communications Inc. in its AUTOMOTIVE NEWS 100-YEAR ALMANAC AND 1996 MARKET DATA BOOK and ADT Automotive, Inc. in its 1996 USED CAR MARKET REPORT or provided to the Company by CNW Marketing Research.


No Manufacturer (as defined in this Prospectus) has been involved, directly or indirectly, in the preparation of this Prospectus or in the Offering being made hereby. No Manufacturer has made any statements or representations in connection with the Offering or has provided any information or materials that were used in connection with the Offering, and no Manufacturer has any responsibility for the accuracy or completeness of this Prospectus.

                               Prospectus Summary


THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS PROSPECTUS. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES HEREIN TO THE "COMPANY" OR "UAG" INCLUDE UNITED AUTO GROUP, INC. AND ITS SUBSIDIARIES, AND REFERENCES HEREIN TO "COMMON STOCK" REFERS TO THE COMPANY'S VOTING COMMON STOCK, PAR VALUE $0.0001 PER SHARE. UNLESS OTHERWISE INDICATED, ALL INFORMATION PRESENTED IN THIS PROSPECTUS ASSUMES THAT
(I) THE CONTEMPORANEOUS ACQUISITIONS (AS DEFINED HEREIN) HAVE BEEN CONSUMMATED,
(II) THE EXCHANGE OF THE MINORITY INTERESTS IN CERTAIN OF THE COMPANY'S SUBSIDIARIES FOR AN AGGREGATE OF 1,113,841 SHARES OF COMMON STOCK PLUS CERTAIN OTHER CONSIDERATION (THE "MINORITY EXCHANGE") HAS BEEN EFFECTED, (III) THE CONVERSION OF THE COMPANY'S CLASS A PREFERRED STOCK INTO COMMON STOCK AT THE RATE OF ONE SHARE OF COMMON STOCK FOR EACH SHARE OF CLASS A PREFERRED STOCK (THE "PREFERRED STOCK CONVERSION") HAS BEEN EFFECTED, (IV) AN AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION RELATING TO THE COMPANY'S CAPITALIZATION HAS BEEN EFFECTED AND (V) THE UNDERWRITERS' OVER-ALLOTMENT OPTION HAS NOT BEEN EXERCISED. THE CLOSINGS OF THE CONTEMPORANEOUS ACQUISITIONS WILL OCCUR CONTEMPORANEOUSLY WITH THE CLOSING OF THE OFFERING AND ARE A CONDITION TO THE CLOSING OF THE OFFERING. IN ADDITION, UNLESS OTHERWISE INDICATED, ALL PRO FORMA FINANCIAL INFORMATION ASSUMES THAT ALL ACQUISITIONS CONSUMMATED SUBSEQUENT TO JANUARY 1, 1995, INCLUDING THE CONTEMPORANEOUS ACQUISITIONS, WERE CONSUMMATED ON JANUARY 1, 1995.


                                  The Company


UAG is a leading acquirer, consolidator and operator of franchised automobile and light truck dealerships and related businesses. The Company believes that, after giving effect to the Contemporaneous Acquisitions, it will be the fourth largest retailer of new motor vehicles in the United States, operating 37 franchises located in Arizona, Arkansas, Connecticut, Georgia, New Jersey, New York and Tennessee and representing 22 American, Asian and European brands. As an integral part of its dealership operations, UAG sells used vehicles. In addition, the Company operates six stand-alone used car retail centers. All of UAG's dealerships include integrated service and parts operations, which are an important source of recurring revenues. The Company also owns Atlantic Auto Finance Corporation ("Atlantic Finance"), an automobile finance company engaged in the purchase, sale and servicing of prime credit quality automobile loans originated by both UAG and third-party dealerships. For 1995, on a pro forma basis, UAG had revenues of approximately $1.35 billion and sold 37,358 new and 22,060 used vehicles.


The Company was formed to capitalize on consolidation opportunities within the highly fragmented $660 billion automotive retailing industry. In 1995, approximately 22,000 dealerships representing more than 48,000 franchises sold
14.8 million new vehicles and 15.7 million used vehicles for sales of $290 billion and $180 billion, respectively. Yet, the Company estimates that the largest 100 dealership groups generated less than 10% of these total revenues and control less than 5% of all franchised dealerships. As capital requirements to operate dealerships continue to increase and many owners who were granted franchises in the 1950s and 1960s approach retirement age, many individual dealers are seeking exit opportunities. These conditions present attractive consolidation opportunities for larger automobile retailers such as UAG. Since its initial acquisition in 1992, the Company has completed 13 additional acquisitions, including the Contemporaneous Acquisitions. Management believes that UAG is well-positioned to continue capitalizing on the consolidation trend in the automotive retailing industry due to its proven acquisition history, diverse geographic presence, substantial size and financial resources.

The Company believes that it enjoys significant competitive advantages. The Company's diverse product portfolio reduces the risks associated with changes in consumer preferences and dependence on any single brand or market segment. Geographic diversity mitigates the Company's exposure to regional economic and weather conditions. In addition, the Company's large size allows it to centralize certain administrative functions and negotiate favorable pricing on certain automotive parts, aftermarket products, supplies and advertising. Furthermore, the Company benefits from superior access to capital as compared to smaller dealerships.

Growth Strategy

UAG seeks to lead the consolidation of the automotive retailing industry and increase stockholder value through a growth strategy focused on (i) acquiring profitable dealership operations, (ii) leveraging its new car franchises to grow higher-margin businesses and (iii) generating incremental revenue from its automobile finance business.

ACQUIRE PROFITABLE DEALERSHIP OPERATIONS. UAG seeks to capitalize on continuing consolidation in the U.S. automotive retailing industry by selectively acquiring profitable dealerships. The Company targets dealerships or dealership groups with established records of profitability and customer satisfaction as well as experienced management willing to remain in place. The Company focuses on opportunities in geographic markets with above-average projected population and job growth. Of the approximately 22,000 dealerships in the United States, the Company believes that at least 2,000 dealerships, some of which are members of dealership groups, meet its acquisition criteria. The Company has received commitments from Morgan Guaranty Trust Company of New York ("Morgan Guaranty") and The Bank of Nova Scotia for a loan facility in the amount of $50 million for the purpose of financing acquisitions (the "Acquisition Facility").


GROW HIGHER-MARGIN BUSINESSES. UAG is leveraging its new car franchises and applying its financial resources to grow higher-margin businesses such as the retail sale of used vehicles, aftermarket products and service and parts. UAG receives a steady supply of used cars through trade-ins, vehicles coming off lease ("off-lease vehicles") and used car auctions open only to new car dealers. In addition, only new car dealers are able to sell used cars certified by Manufacturers. Through these programs, UAG is able to provide customers Manufacturer-backed extended warranties and attractive lease financing on their used car purchases. UAG also has the opportunity on each new or used vehicle sold to generate incremental revenue from the sale of aftermarket products, including accessories such as radios, cellular phones and alarms as well as agency services such as extended service contracts, credit insurance policies and financing and lease contracts. Finally, each UAG new car dealership offers an integrated service and parts department, which provides an important recurring revenue stream to the Company's dealerships. The Company has initiatives in place designed to grow each of these higher-margin businesses.

GENERATE INCREMENTAL REVENUE FROM AUTOMOBILE FINANCE BUSINESS. To further increase the incremental profit achievable through its auto sales, the Company established Atlantic Finance, an automobile finance company engaged in the purchase, sale and servicing of prime credit quality automobile loans originated by both UAG and third-party dealerships. Atlantic Finance's strategy is to grow by (i) increasing its business with existing UAG dealerships, including those with which it has yet to commence financing activities, (ii) commencing financing activities with dealerships acquired by UAG in the future and (iii) using its presence in its local operating markets to cultivate relationships with additional unaffiliated dealerships.

Operating Strategy

The Company's operating strategy is designed to provide a high level of customer service and professional management. Central to UAG's overall philosophy is customer-oriented service designed to meet the needs of an increasingly sophisticated and demanding automotive consumer. The Company strives to cultivate lasting relationships with its customers, which it believes enhance its reputation in the community and create the opportunity for significant repeat and referral business. In addition, the Company employs professional management practices throughout its business organization primarily through implementing "best practices" as well as investing in sophisticated operational controls.

Recent Acquisitions

UAG has completed the following dealership acquisitions in 1996 to date (the "Recent Acquisitions"). See "The Company -- Acquisition History."

Effective January 1, 1996, the Company acquired Atlanta Toyota, Inc. ("Atlanta Toyota"), located in Duluth, Georgia, for a purchase price consisting of $9.1 million in cash and $2.4 million in notes. In 1995, Atlanta Toyota had $112.2 million in sales.


On May 1, 1996, the Company acquired United Nissan, Inc. ("United Nissan") (formerly Steve Rayman Nissan, Inc.), located in Morrow, Georgia, for a purchase price of $11.5 million in cash. In 1995, United Nissan had $62.7 million in sales.



Effective July 1, 1996, the Company acquired Peachtree Nissan, Inc. ("Peachtree Nissan") (formerly Hickman Nissan, Inc.), located in Chamblee, Georgia, for a purchase price consisting of $11.0 million in cash and a $2.0 million note. In 1995, Peachtree Nissan had $85.8 million in sales.

Contemporaneous Acquisitions

The following dealerships will be acquired contemporaneously with the consummation of the Offering with a portion of the proceeds of the Offering (the "Contemporaneous Acquisitions"). The Contemporaneous Acquisitions are a condition to the consummation of the Offering.

Pursuant to a stock purchase agreement dated as of June 6, 1996, the Company will acquire substantially all of the Sun Automotive Group (the "Sun Group"), located in Phoenix and Scottsdale, Arizona, for a purchase price of $30.9 million in cash. The Sun Group holds franchises for Acura, Audi, BMW, Land Rover, Lexus and Porsche and, in 1995, had $154.5 million in sales (including $17.0 million in sales from one Jaguar franchise, which the Company will not acquire contemporaneously with the Offering).

Pursuant to two stock purchase agreements dated August 5, 1996, the Company will acquire the Evans Automotive Group (the "Evans Group"), located in Duluth and Conyers, Georgia, for an aggregate purchase price of $12.0 million in cash. The Evans Group holds franchises for BMW and Nissan and, in 1995, had $81.7 million in sales.

Pursuant to a stock purchase agreement dated September 5, 1996, the Company will acquire Standefer Motor Sales, Inc. ("Standefer Motor"), located in Chattanooga, Tennessee, for a purchase price of $18.2 million in cash. Standefer Motor holds one Nissan franchise and, in 1995, had $65.8 million in sales.

                                  Risk Factors

An investment in the Common Stock also involves certain risks associated with the Company's business and the automotive retailing industry, including the following: (i) the Company is subject to the influence of the various Manufacturers whose franchises it holds; (ii) many of the Company's franchise agreements impose restrictions upon the transferability of the Common Stock;
(iii) the Company's growth depends in large part on its ability to manage expansion, control costs in its operations and consolidate dealership acquisitions; (iv) the Company will require substantial additional capital to acquire automobile dealerships and purchase inventory; (v) unit sales of motor vehicles historically have been cyclical; (vi) the automotive retailing industry is a mature industry; (vii) the Company's success depends to a significant extent on key members of its personnel; (viii) the Company's business is seasonal; and (ix) the automotive retailing industry is highly competitive. For a fuller discussion of these and other risk factors, see "Risk Factors."

                                  The Offering


Common Stock Offered........................  5,000,000 shares
Common Stock Outstanding after the Offering   15,028,684 shares
 (1)........................................
Use of Proceeds.............................  The net proceeds from the Offering are estimated to be $125.3 million, of which
                                              approximately $62.5 million will be used to
                                              pay the consideration and related transaction
                                              costs for the Contemporaneous Acquisitions,
                                              approximately $43.6 million to repay
                                              outstanding indebtedness and approximately
                                              $15.0 million to fund the expansion of its
                                              automobile finance business. The balance will
                                              be used for working capital and general
                                              corporate purposes, including other potential
                                              acquisitions. See "-- Contemporaneous
                                              Acquisitions" and "Use of Proceeds."
Dividend Policy.............................  The Company anticipates that it will not pay dividends on the Common Stock for the
                                              foreseeable future. See "Dividend Policy."
NYSE Symbol.................................  "UAG"


------------------------------

(1) Does not include 873,000 and, assuming an initial public offering price of $27.50 per share, 254,545 shares of Common Stock issuable at an exercise price per share of $10.00 and the public offering price set forth on the cover page of this Prospectus, respectively, upon the exercise of outstanding stock options or 1,016,099 shares issuable at a nominal exercise price upon the exercise of outstanding warrants. See "Management -- Spielvogel Employment Agreement," "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Shares Eligible for Future Sale."

                Summary Historical and Pro Forma Financial Data

The following table presents (i) summary historical consolidated financial and other data of the Company as of the dates and for the periods indicated, including the results of operations of Landers Auto (as defined herein), Atlanta Toyota and Steve Rayman Nissan from August 1, 1995, January 1, 1996 and May 1, 1996, respectively, the dates of their acquisition, and (ii) summary pro forma financial and other data of the Company as of the date and for the periods indicated giving effect to the events described in the Pro Forma Condensed Consolidated Financial Statements included elsewhere in this Prospectus as though they had occurred on the dates indicated therein. The summary pro forma data are not necessarily indicative of operating results or financial position that would have been achieved had these events been consummated on the date indicated and should not be construed as representative of future operating results or financial position. The summary historical and pro forma financial data should be read in conjunction with the financial statements and related notes thereto of UAG, Landers Auto, Atlanta Toyota, Steve Rayman Nissan, Hickman Nissan, Sun Automotive Group, Evans Automotive Group and Standefer Motor, with the Pro Forma Condensed Consolidated Financial Statements and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                                    -----------------------------------------------------------------------
                                                                                                    Six Months Ended
                                                            Years Ended December 31,                    June 30,
                                                    ----------------------------------------  -----------------------------
                                                                                   Pro Forma                      Pro Forma
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA             1993      1994      1995        1995      1995      1996       1996
                                                    --------  --------  --------  ----------  --------  --------  ---------
Statements of Operations Data:
Auto Dealerships
  Total revenues                                    $606,091  $731,629  $805,621  $1,352,770  $352,739  $$597,939 $ 800,630
  Gross profit                                        68,403    83,986    85,277     155,570    36,214    66,379     92,350
  Operating income (loss)                              1,493     3,571    (5,309)     18,425    (5,727)    9,404     16,789
Auto Finance
  Loss before income taxes                                --      (616)   (1,382)     (1,382)     (701)     (349)      (349)
Total Company
  Income (loss) before minority interests and
   provision for income taxes                            260      (804)   (5,921)     16,152    (5,819)    8,629     16,121
  Net income (loss)                                       96    (1,691)   (3,466)      9,112    (4,902)    3,898      9,185
  Pro forma net income (loss) per common share      $    .05  $   (.44) $   (.63) $      .55  $  (1.05) $    .46  $     .55



                                                    ----------------------------------------------------------------------
                                                                                                    As of June 30,
                                                         As of December 31,                  -----------------------------
                                                    ----------------------------                                 Pro Forma
DOLLARS IN THOUSANDS                                    1993      1994      1995                 1995      1996       1996
                                                    --------  --------  --------             --------  --------  ---------
Balance Sheet Data:
Auto Dealerships
  Current assets                                    $120,061  $118,534  $141,649             $119,909  $186,980  $ 250,847
  Current liabilities                                117,494   125,825   139,447              128,027   181,317    215,711
  Property and equipment, net                          8,845    12,072    12,146               11,814    14,609     17,975
  Intangible assets, net                              22,832    23,018    48,774               22,700    66,131    154,214
  Long-term debt                                       4,122     6,735    24,073                6,556    38,694     12,422
Auto Finance
  Net assets                                              --       291     3,501                3,714    12,549     27,549
Total Company
  Total assets                                       154,218   170,342   236,027              176,945   311,104    464,438
  Minority interests subject to repurchase             7,338     7,962    13,608                6,555    15,299         --
  Stock purchase warrants                                 --        --     1,020                   --     1,597         --
  Total stockholders' equity                          25,264    28,785    49,240               33,599    66,709    227,603



                                                    -----------------------------------------------------------------------
                                                            Years Ended December 31,            Six Months Ended June 30,
                                                    ----------------------------------------  -----------------------------
                                                                                   Pro Forma                      Pro Forma
                                                        1993      1994      1995        1995      1995      1996       1996
                                                    --------  --------  --------  ----------  --------  --------  ---------
Other Auto Dealerships Data:
Gross profit margin                                     11.3%     11.5%     10.6%       11.5%     10.3%     11.1%      11.5%
Operating margin                                         0.2%      0.5%     (0.7)%        1.4%     (1.6)%      1.6%       2.1%
New cars sold at retail                               18,608    22,464    25,138      37,358    11,088    17,509     21,180
Used cars sold at retail                               7,891     8,340     8,953      22,060     3,674     8,542     11,192

                                  Risk Factors

Prospective investors should consider carefully the principal risk factors set forth below as well as the other information set forth in this Prospectus in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby.

Influence of Automobile Manufacturers

Each of the Company's dealerships operates pursuant to a franchise agreement between the applicable automobile manufacturer (or authorized distributor thereof, referred to herein as the "Manufacturer") and the subsidiary of the Company that operates such dealership, and the Company is dependent to a significant extent on its relationship with such Manufacturers. Manufacturers exercise a great degree of control over dealerships, and the franchise agreement provides for termination or non-renewal for a variety of causes. The Company from time to time has been in non-compliance with certain provisions of certain of its franchise agreements, such as the obligation to obtain prior Manufacturer approval of changes in dealership management. Actions taken by Manufacturers to exploit their superior bargaining position could have a material adverse effect on the Company. For example, Saturn Corporation's refusal to grant its approval for the Offering and its assertion of an alleged right of first refusal with respect to one franchise necessitated the Company's transfer of the two Saturn franchises in its DiFeo Group to an affiliated holding company. See "-- Stock Ownership/Issuance Limits" and "Business -- Franchise Agreements." Furthermore, prior Manufacturer approval is required with respect to acquisitions of automobile dealerships, and a Manufacturer may deny the Company's application to make an acquisition or seek to impose further restrictions on the Company as a condition to granting approval of an acquisition. See "-- Risks Associated with Acquisitions."

Many Manufacturers attempt to measure customers' satisfaction with their sales and warranty service experiences through systems, which vary from Manufacturer to Manufacturer, generally known as the consumer satisfaction index ("CSI"). These Manufacturers may use a dealership's CSI scores as a factor in evaluating applications for additional dealership acquisitions and other matters. Certain dealerships of the Company have had difficulty from time to time meeting their Manufacturers' CSI standards. The components of CSI have been modified from time to time in the past, and there is no assurance that such components will not be further modified or replaced by different systems in the future. Failure of the Company's dealerships to comply with the standards imposed by Manufacturers at any given time may have a material adverse effect on the Company.


The success of each of the Company's franchises is, in large part, dependent upon the overall success of the applicable Manufacturer. Accordingly, the success of the Company is linked to the financial condition, management, marketing, production capabilities and distribution of the Manufacturers of which the Company is a franchisee. Accordingly, events, such as labor strikes, that may adversely affect a Manufacturer may also adversely affect the Company. For example, a strike of the independent truckers who distribute Chrysler Corporation ("Chrysler") motor vehicles adversely affected the Company in the second half of 1995. Similarly, the delivery of vehicles from Manufacturers later than scheduled, which may occur particularly during periods of new product introductions, can lead to reduced sales during such periods. This has been experienced at certain of the Company' dealerships from time to time, including in the third quarter of 1996. Moreover, any event that causes adverse publicity involving such Manufacturers may have an adverse effect on the Company regardless of whether such event involves any of the Company's dealerships.


Stock Ownership/Issuance Limits


Standard automobile franchise agreements prohibit transfers of any ownership interests of the dealership and its parent, such as UAG, and, therefore, often do not by their terms accommodate public trading of the capital stock of the dealership or its parent. While all of the relevant Manufacturers of which the Company will be a franchisee at the time of consummation of the Offering have agreed to permit the Offering and trading in the Common Stock, a number of Manufacturers continue to impose restrictions upon the transferability of the Common Stock. The most prohibitive restrictions, imposed by American Honda Motor Co., Inc. ("Honda"), provide that, under certain circumstances, the Company may be forced to sell or lose its Honda and Acura franchises if a person or entity acquires a 5% ownership interest in the Company if Honda objects to such acquisition within 180 days except that, so long as control of the Company is held by its current non-public stockholders, any bank, mutual fund, insurance company or pension fund may acquire up to a 10% ownership interest (15% ownership interest in the case of any entity in its capacity as investment advisor, trustee or custodian for the benefit of third parties) in the Company without such consent but only if such bank, mutual fund, insurance company or pension fund is not owned or controlled by or owns 15% or more of, or controls, any entity (other than an automobile dealership) that competes with Honda or its affiliates in manufacturing, marketing or selling automotive products or services. Similarly, several Manufacturers have the right to approve the acquisition of 20% ownership interests in the Company.



In addition, under the Company's agreement with Honda, no more than 40% of the Common Stock (on a fully diluted basis) may be freely tradable and unrestricted at any time. Upon consummation of the Offering, 32.1% of the Common Stock (on a fully diluted basis and assuming full exercise of the Underwriters' over-allotment option) will be freely tradable and unrestricted. The Company has contractual obligations with its existing equity holders to register their shares of Common Stock under the Securities Act under certain circumstances and a number of such shares are, and more will become with time, eligible for sale pursuant to the terms of Rule 144 under the Securities Act. See "Shares Eligible for Future Sale." Only the Company's three largest stockholders may not sell any of their shares without Honda's consent. See "Principal Stockholders." Similarly, a number of Manufacturers, including Chrysler, continue to prohibit transactions that may affect management control of the Company. Chrysler has agreed that it will not consider the issuance of up to 40% of the Common Stock (on a fully diluted basis) in the Offering to be a change of control. However, acquisitions or sales of substantial amounts of shares in the market may, after the Offering, affect management control. Violations by its stockholders or prospective stockholders of any of the above restrictions are generally outside the control of the Company, and if the Company is unable to renegotiate such restrictions when necessary, it may be forced to terminate or sell one or more franchises, which could have a material adverse effect on the Company. Such restrictions also may prevent or deter prospective acquirers from acquiring control of the Company and, therefore, may adversely impact the value of the Common Stock. Finally, Honda has the right to approve any future public offerings of Common Stock, and the consent of other Manufacturers may be needed, as well. This may impede the Company's ability to raise required capital. See "-- Capital Requirements."


Risks Associated with Acquisitions

The Company's growth will depend in large part on its ability to manage expansion, control costs in its operations and consolidate dealership acquisitions, including the Recent Acquisitions and the Contemporaneous Acquisitions, into existing operations. This strategy will entail reviewing and potentially reorganizing acquired dealership operations, corporate infrastructure and systems and financial controls. Unforeseen expenses, difficulties, complications and delays frequently encountered in connection with the rapid expansion of operations could inhibit the Company's growth.
There can be no assurance that the Company will identify acquisition candidates that would result in the most successful combinations or that acquisitions will be able to be consummated on acceptable terms. The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, the negotiation of acceptable terms, the Company's financial capabilities, the availability of skilled employees to manage the acquired companies and general economic and business conditions.

In addition, the Company's future growth via acquisition of automobile dealerships will depend on its ability to obtain the requisite Manufacturer approvals. There can be no assurance that Manufacturers will grant such approvals. Management believes that certain Manufacturers, such as Ford Motor Company ("Ford"), which represents approximately 25% of the U.S. automotive retailing industry, would not now approve acquisitions by the Company because they have expressed opposition to diffuse corporate ownership of their dealerships. For example, Ford's subsidiary Jaguar Cars Ltd. refused to grant its approval for the Company's acquisition of the Jaguar franchise in the Sun Group. It is also possible that one or more Manufacturers might object to ownership by one company of many of its franchises. For example, it is currently the policy of Toyota Motor Sales ("Toyota") to restrict any company from holding more than seven Toyota or more than three Lexus franchises and restrict the number of franchises held within certain geographic areas. Similarly, Honda restricts the Company from holding more than seven Honda or more than three Acura franchises and restricts the number of franchises held within certain geographic areas. After giving effect to the Contemporaneous Acquisitions, the Company will hold 37 franchises, including six Chrysler franchises, six Toyota franchises (of which two are Lexus), five General Motors Corporation ("GM") franchises, five Nissan franchises and two Honda franchises (of which one is Acura). The Company is among the largest Chrysler, Toyota and Nissan dealers in the United States. See "-- Influence of Automobile Manufacturers."


Alternatively, in connection with acquisitions by the Company, one or more Manufacturers may seek to impose further restrictions on the Company in connection with their approval of an acquisition. For example, each of GM and Chrysler conditioned its approval of the acquisition of Landers Auto upon the Company's agreement to implement certain measures at its existing GM and Chrysler dealerships, respectively, to provide certain additional training to the employees at such dealerships and to achieve and maintain higher CSI scores. If such goals are not attained, the Company may be precluded from acquiring, whether directly from GM or Chrysler or through acquisitions, additional

GM or Chrysler franchises and it may lead GM or Chrysler to conclude that it has a basis pursuant to which it may seek to terminate or refuse to renew the Company's existing GM or Chrysler franchises. In addition, Nissan Motor Corporation U.S. A. ("Nissan") has conditioned the Company's acquisitions of the Nissan franchises held by the Evans Group and Standefer Motor upon the Company's agreeing to grant to Nissan an option to acquire the Evans Group's Nissan franchise. Moreover, factors outside the Company's control may cause a Manufacturer to reject the Company's application to make acquisitions. See "-- Influence of Automobile Manufacturers."


Capital Requirements


The Company will require substantial additional capital in order to continue to acquire automobile dealerships. Such capital might be raised through additional public or private financings, as well as borrowings and other sources. Other than the Acquisition Facility, the Company does not have any commitments with respect to acquisition financing, and there can be no assurance that additional or sufficient financing will be available, or, if available, that it will be available on acceptable terms. Moreover, the Company may be impeded by certain Manufacturers from accessing the public equity markets. See "-- Stock Ownership/Issuance Limits." If additional funds are raised by issuing equity securities of the Company, dilution to then existing stockholders may result. If adequate funds are not available, the Company may be required to significantly curtail its acquisition program.

In addition, the Company is dependent to a significant extent on its ability to finance the purchase of inventory, which in the automotive retail industry involves significant sums of money in the form of floor plan financing. As of June 30, 1996, the Company had approximately $129.0 million of floor plan indebtedness. Substantially all the assets of the Company's dealerships are pledged to secure such indebtedness, which may impede the Company's ability to borrow from other sources. The Company currently has floor plan facilities with General Motors Acceptance Corporation, Chrysler Credit Corporation, World Omni Financial Corp. and Nissan Motor Acceptance Corporation. Each of these lenders is associated with a Manufacturer with whom the Company has franchise agreements. Consequently, deterioration of the Company's relationship with a Manufacturer could adversely affect its relationship with the affiliated floor plan lender and vice versa. See "-- Influence of Automobile Manufacturers."

The operations of Atlantic Finance also require substantial borrowings. See "-- Risks Associated with Auto Finance Subsidiary -- Capital Requirements; Interest Rate Fluctuations."


Cyclicality

Unit sales of motor vehicles, particularly new vehicles, historically have been cyclical, fluctuating with general economic cycles. During economic downturns, the automotive retailing industry tends to experience similar periods of decline and recession as the general economy. The Company believes that the industry is influenced by general economic conditions and particularly by consumer confidence, the level of personal discretionary spending, interest rates and credit availability. There can be no assurance that the industry will not experience sustained periods of decline in vehicle sales in the future, and that such decline would not have a material adverse effect on the Company.

Mature Industry

The automotive retailing industry is a mature industry in which minimal growth in unit sales of new vehicles is expected. Accordingly, growth in the Company's revenues and earnings will depend significantly on the Company's ability to acquire and consolidate profitable dealerships, to grow its higher-margin businesses and to expand its automobile finance business. See "Business -- Growth Strategy."

Dependence on Key Personnel

The Company believes that its success will depend to a significant extent upon the efforts and abilities of the executive management of the Company and its subsidiaries. The loss of the services of one or more of these key employees could have a material adverse effect on the Company. The Company's business will also be dependent upon its ability to continue to attract and retain qualified personnel, including key management in connection with future acquisitions.

Seasonality

The Company's business is seasonal, with a disproportionate amount of sales occurring in the second or third fiscal quarters. The DiFeo Group (as defined herein), which is located in the New York metropolitan area, is the division of the Company most affected by seasonality.

Competition

The automotive retailing industry is highly competitive with respect to price, service, location and selection. The Company competes with numerous automobile dealerships in each of its market segments, many of which are large and have significant financial and marketing resources. The Company also competes with private market buyers and sellers of used cars, used car dealers, other franchised dealers, service center chains and independent shops for service and repair business. In recent years, automobile dealers have also faced increased competition in the sale of vehicles from automobile rental agencies, independent leasing companies and used-car "superstores," some of which employ sales techniques such as "haggle-free" pricing. Some of these recent market entrants are capable of operating on smaller gross margins than those on which the Company is capable of operating because they have lower overhead and sales costs. See "Business -- Competition."

Imported Products

Certain motor vehicles retailed by the Company, as well as certain major components of vehicles retailed by the Company, are of foreign origin. Accordingly, the Company is subject to the import and export restrictions of various jurisdictions and is dependent to some extent upon general economic conditions in and political relations with a number of foreign countries, including Japan, Germany, South Korea and the United Kingdom.

Risks Associated with Automobile Finance Subsidiary

CAPITAL REQUIREMENTS; INTEREST RATE FLUCTUATIONS

Atlantic Finance, a wholly owned subsidiary of the Company, requires substantial borrowings to fund the purchase of retail installment contracts from automobile dealerships. Consequently, Atlantic Finance's profitability is affected by the difference, or "spread," between the rate of interest paid on the funds it borrows and the rate of interest charged on the installment contracts it purchases, which rate in most states is limited by law. In addition, since the interest rate at which Atlantic Finance borrows is variable and the interest rate at which Atlantic Finance purchases the retail installment contracts is fixed, Atlantic Finance assumes the risk of interest rate increases prior to the time contracts are sold. There can be no assurance that Atlantic Finance will be able to extend its present revolving credit facility or enter into new warehouse financing facilities on reasonable terms in the future or that interest rate increases will not adversely affect its ability to maintain profitability with respect to the retail installment contracts it holds.

DEPENDENCE ON SECURITIZATION TRANSACTIONS
Atlantic Finance relies on a strategy of periodically selling retail installment receivables on a securitized basis. The securitization proceeds are utilized to repay borrowings under its revolving credit facility, thereby making such facility available to acquire additional retail installment contract receivables. The terms of any securitization transaction are affected by a number of factors, some of which are beyond Atlantic Finance's control and any of which could cause substantial delays. These factors include, among other things, conditions in the securities markets in general, conditions in the asset-backed securitization market and approval by all parties to the terms of the transaction. Gains from the sale of receivables in securitized transactions generate a significant portion of Atlantic Finance's revenues. If Atlantic Finance were unable to securitize loans in a given financial reporting period, Atlantic Finance could incur a significant decline in total revenues and profitability for such period.

CREDIT RISK

Payments by consumers on a number of the retail installment contracts purchased by Atlantic Finance become delinquent from time to time and some end up in default. See "Business -- Atlantic Finance" for detailed information on Atlantic Finance's delinquency and default rates. There can be no assurance that the credit performance of Atlantic Finance's customers will be maintained or that general economic conditions will not worsen and lead to higher rates of delinquency and default. In addition, Atlantic Finance commenced operations in the first quarter of 1995, and there can be no assurance that the rates of future delinquency and defaults will be consistent with prior experience or at levels that will allow Atlantic Finance to maintain overall profitability.

REGULATION

Atlantic Finance is subject to regulation under various federal, state and local laws and in some jurisdictions is required to be licensed by the state banking authority. Most states in which Atlantic Finance operates limit the interest rate, fees and other charges that may be imposed by, or prescribe certain other terms of, the contracts that Atlantic Finance purchases and restrict its right to repossess and sell collateral. An adverse change in those laws or regulations could have a material adverse effect on Atlantic Finance's profitability by, among other things, limiting the states in which Atlantic Finance may operate or the interest rate that may be charged on retail installment contracts or restricting Atlantic Finance's ability to realize the value of the collateral securing the contracts.

Reliance by Company on Dividends and Other Payments From Operating Subsidiaries

The Company is a holding company, the principal assets of which are the shares of the capital stock of its subsidiaries. As a holding company without independent means of generating operating revenues, the Company depends on dividends and other payments, including payments of management fees and pursuant to tax sharing arrangements, from its subsidiaries to fund its obligations and meet its cash needs. Certain subsidiaries of the Company are subject to restrictions on the payment of dividends, which are described in "Dividend Policy." Such restrictions limit the Company's ability to apply profits generated from one subsidiary for use in other subsidiaries. Expenses of the Company include salaries of its executive officers, insurance, professional fees and service of certain indebtedness that may be outstanding from time to time. See "Management -- Summary Compensation Table."

Environmental Matters

The Company is subject to federal, state and local laws, ordinances and regulations which establish various health and environmental quality standards, and liability related thereto, and provide penalties for violations of those standards. Under certain laws and regulations, a current or previous owner or operator of real property may be liable for the costs of removal and remediation of hazardous or toxic substances or wastes on, under, in or emanating from such property. Such laws typically impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances or wastes. Certain laws, ordinances and regulations may impose liability on an owner or operator of real property where onsite contamination discharges into waters of the state, including groundwater. Under certain other laws, generators of hazardous or toxic substances or wastes that send such substances or wastes to disposal, recycling or treatment facilities may be liable for remediation of contamination at such facilities. Other laws, ordinances and regulations govern the generation, handling, storage, transportation and disposal of hazardous and toxic substances or wastes, the operation and removal of underground storage tanks, the discharge of pollutants into surface waters and sewers, emissions of certain potentially harmful substances into the air and employee health and safety.
Past and present business operations of the Company subject to such laws, ordinances and regulations include the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. The Company is subject to other laws, ordinances and regulations as the result of the past or present existence of underground storage tanks at many of the Company's properties. In addition, soil and groundwater contamination has been known to exist at certain properties leased by the Company and there can be no assurance that other properties have not been contaminated by any leakage from such tanks or any spillage of hazardous or toxic substances or wastes.
Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. The Company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures by the Company, some of which may be material. See "Business -- Environmental Matters."

Control by Principal Stockholders; Anti-takeover Provisions


Upon consummation of the Offering, Trace International Holdings, Inc. ("Trace"), Aeneas Venture Corporation ("Aeneas"), an affiliate of Harvard Private Capital Group, Inc. ("Harvard Private Capital"), and AIF II, L.P. ("AIF") an affiliate of Apollo Advisors, L.P. ("Apollo"), will own 23.5%, 18.9% and 12.3% of the outstanding Common Stock, respectively. As a result, such persons will have the ability to control the Company and direct its affairs and business. Such concentration of ownership, as well as certain provisions of the Company's franchise agreements, its Certificate of Incorporation and the Delaware General Corporation Law (the "DGCL"), could have the effect of delaying or preventing a change in control of the Company. These provisions include the stock ownership limits imposed by various Manufacturers, the classified structure of the Company's Board of Directors, the Company's ability to issue "blank check" preferred stock and the "interested stockholder" provisions of Section 203 of the DGCL. In addition, such concentration of ownership and such provisions may adversely affect the ability of stockholders to realize a premium on the sale of their shares of Common Stock in a takeover of the Company. See "-- Stock Ownership/Issuance Limits" and "Description of Capital Stock."


Shares Eligible for Future Sale


Upon consummation of the Offering, the Company will have outstanding 15,028,684 shares of Common Stock. All of the 5,000,000 shares of Common Stock to be sold in the Offering will be eligible for immediate sale in the public market without restriction unless held by affiliates of the Company. Of the remaining 10,028,684 outstanding shares of Common Stock, including the 1,113,841 shares to be issued in the Minority Exchange (the "Restricted Shares"), 4,254,208 shares will be available for resale beginning 180 days after the date of this Prospectus upon expiration of the applicable lock-up agreements described below and subject to compliance with Rule 144 under the Securities Act and 5,774,476 shares, including the 1,113,841 shares to be issued in the Minority Exchange, will become eligible for sale under Rule 144 at various dates thereafter as the holding provisions of Rule 144 are satisfied; provided, however, that all of the Restricted Shares are entitled to certain registration rights. Further, upon consummation of the Offering, 873,000 and 254,545 shares of Common Stock will be issuable at a price per share of $10.00 and the public offering price set forth on the cover page of this Prospectus, respectively, upon the exercise of outstanding stock options, 278,900 of which are immediately exercisable, and 1,016,099 shares of Common Stock will be issuable at a nominal exercise price upon the exercise of outstanding warrants, all of which are immediately exercisable and entitled to certain registration rights. The Company intends to file a registration statement on Form S-8 as soon as practicable after the consummation of the Offering with respect to the shares of Common Stock issuable upon exercise of all such options. See "Management -- Spielvogel Employment Agreement," "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Shares Eligible for Future Sale."



Sales of substantial amounts of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. The Company has agreed not to sell any shares of its capital stock (or any rights, options or warrants to purchase, or any securities convertible or exchangeable into or exercisable for, capital stock), with certain limited exceptions, for a period of 180 days following the date of this Prospectus without the prior written consent of J.P. Morgan Securities Inc. In addition, the holders of all the Restricted Shares (representing approximately 66.7% of the Common Stock outstanding after giving effect to the Offering) have agreed not to sell, directly or indirectly, any of their shares, with certain limited exceptions, for a period of 180 days following the date of this Prospectus. Further, certain holders of options and the holders of the Warrants have agreed to similar restrictions with respect to the shares of Common Stock issuable upon exercise of such options and Warrants for a period of 180 days following the date of this Prospectus. See "Underwriting."


No Prior Market for the Common Stock

There is presently no established public market for securities of companies that own and operate automobile dealerships, and, prior to the Offering, there has been no public market for the Company's Common Stock. There can be no assurance that an active public market for the Common Stock will develop or be sustained after the Offering. The initial public offering price of the Common Stock will be determined by negotiation between the Company and the representatives of the Underwriters based on the factors described under "Underwriting." The price at which the Common Stock will trade in the public market after the Offering may be less than the initial public offering price. See "Underwriting."

Dilution to New Investors


Purchasers of Common Stock in the Offering will experience immediate and substantial dilution in the amount of $22.93 per share in net tangible book value per share. See "Dilution."

                                  The Company

General


UAG is a leading acquirer, consolidator and operator of franchised automobile and light truck dealerships and related businesses. The Company believes that, after giving effect to the Contemporaneous Acquisitions, it will be the fourth largest retailer of new motor vehicles in the United States, operating 37 franchises located in Arizona, Arkansas, Connecticut, Georgia, New Jersey, New York and Tennessee and representing 22 American, Asian and European brands. As an integral part of its dealership operations, UAG sells used vehicles. In addition, the Company operates six stand-alone used car retail centers. All of UAG's dealerships include integrated service and parts operations, which are an important source of recurring revenues. The Company also owns Atlantic Finance, an automobile finance company engaged in the purchase, sale and servicing of prime credit quality automobile loans originated by both UAG and third-party dealerships. For 1995, on a pro forma basis, UAG had revenues of approximately $1.35 billion and sold 37,358 new and 22,060 used vehicles.


The Company was incorporated in the State of Delaware in December 1990 and commenced dealership operations in October 1992. The Company's executive offices are located at 375 Park Avenue, New York, New York 10152, and its telephone number is (212) 223-3300.

Acquisition History

Trace established the Company to acquire, consolidate and operate large automobile retailers and related businesses. A history of automotive experience enabled Trace to be among the first to recognize and capitalize on the opportunities created by the industry's rapid consolidation. This consolidation offered UAG a means to quickly establish significant market presence and realize economies of scale through professional operation of dealerships.

The following table sets forth information with respect to each dealership that will be owned at the time of consummation of the Offering:

                        -------------------------------------------------------------------------------
                              Date
Acquiree                  Acquired   Locations       Franchises Presently Held
----------------------  -----------  --------------  --------------------------------------------------
DiFeo Group
  DiFeo Automotive           10/92   Danbury, CT     Chevrolet-Geo, Hyundai, Isuzu, Suzuki
   Group
                                     Bound Brook,    Lexus
                                     NJ
                                     Jersey City,    Hyundai, Jeep-Eagle, Oldsmobile, Toyota
                                     NJ
                                     Tenafly, NJ     BMW
                                     Nyack, NY       Mitsubishi, Toyota
  DiFeo Nissan               11/92   Jersey City,    Nissan
                                     NJ
  DiFeo Chrysler-            12/92   Jersey City,    Chrysler-Plymouth
   Plymouth                          NJ
  DiFeo Chevrolet-Geo        12/92   Jersey City,    Chevrolet-Geo
                                     NJ
  Fair Honda                  1/93   Danbury, CT     Honda
  Fair Dodge                  2/93   Danbury, CT     Dodge
  Gateway                     8/93   Toms River, NJ  Mitsubishi, Toyota
Landers Auto                  8/95   Benton, AK      Chrysler-Plymouth, Dodge, GMC Truck, Jeep-Eagle,
                                                       Oldsmobile
Atlanta Toyota                1/96   Duluth, GA      Toyota
United Nissan                 5/96   Morrow, GA      Nissan
Peachtree Nissan              7/96   Chamblee, GA    Nissan
Sun Group                       (1)  Phoenix, AZ     BMW, Land Rover
                                     Scottsdale, AZ  Acura, Audi, Land Rover, Lexus, Porsche
Evans Group                     (1)  Duluth, GA      BMW
                                     Conyers, GA     Nissan
Standefer Motor                 (1)  Chattanooga,    Nissan
                                     TN

------------------------------
(1) To be acquired contemporaneously with the consummation of the Offering.

On October 1, 1992, the Company acquired a 70% interest in the DiFeo Automotive Group (the "DiFeo Group") for a purchase price of $16.0 million in cash. At the time, the DiFeo Group was comprised of 29 franchises. Since then, the Company has added nine franchises in the division's primary marketing area through acquisition or expansion and has eliminated a total of 17 unprofitable franchises by voluntarily terminating 12 franchises and effectively ceasing to be the controlling or majority owner of five additional franchises. In 1995, the DiFeo Group had sales of $689.2 million (including $52.3 million in sales from two Saturn franchises, which the Company will transfer to an affiliated holding company prior to the consummation of the Offering). Operating 19 franchises (which excludes the two Saturn franchises) from six locations in the New York metropolitan area, the DiFeo Group is one of the largest automobile dealership groups in the Northeast in terms of sales and number of franchises. Among its dealerships is the sixth largest Toyota franchise in the United States. Immediately prior to the consummation of the Offering, the Company will acquire the 30% minority interest in the DiFeo Group in the Minority Exchange. See "Certain Relationships and Related Transactions."

Effective August 1, 1995, the Company acquired an 80% interest in Landers Auto Sales, Inc. ("Landers Auto"), located in Benton, Arkansas, for a purchase price consisting of $20.0 million in cash and $4.0 million in notes. The acquisition agreement provides for additional contingent purchase price payments to the sellers based on the future profitability of the acquired dealerships. In 1995, Landers Auto, the largest full-line Chrysler dealer in the United States, had $280.8 million in sales. Immediately prior to the consummation of the Offering, the Company will acquire the 20% minority interest in Landers Auto in the Minority Exchange. See "Certain Relationships and Related Transactions."

Effective January 1, 1996, the Company acquired a 100% interest in Atlanta Toyota, located in Duluth, Georgia, for a purchase price consisting of $9.1 million in cash and $2.4 million in notes. In 1995, Atlanta Toyota had $112.2 million in sales, making it the largest Toyota dealer in the Atlanta metropolitan area and the seventh largest in the United States. Pursuant to an agreement, 5% of the capital stock of Atlanta Toyota was purchased by its general manager for a $300,000 note. Immediately prior to the consummation of the Offering, the Company will reacquire such capital stock in the Minority Exchange. See "Certain Relationships and Related Transactions."


On May 1, 1996, the Company acquired a 100% interest in United Nissan, located in Morrow, Georgia, for a purchase price of $11.5 million in cash. In 1995, United Nissan had $62.7 million in sales.



Effective July 1, 1996, the Company acquired a 100% interest in Peachtree Nissan, located in Chamblee, Georgia, for a purchase price consisting of $11.0 million in cash and a $2.0 million note. In 1995, Peachtree Nissan had $85.8 million in sales.



Contemporaneously with the consummation of the Offering, pursuant to a stock purchase agreement dated as of June 6, 1996, the Company will acquire substantially all of the Sun Group, located in Phoenix and Scottsdale, Arizona, for $30.9 million in cash. The acquisition agreement provides for additional contingent purchase price payments to the sellers based on the future profitability of the acquired dealerships. The Sun Group holds franchises for Acura, Audi, BMW, Land Rover, Lexus and Porsche and, in 1995, had $154.5 million in sales (including $17.0 million in sales from one Jaguar franchise, which the Company will not acquire contemporaneously with the Offering).



Contemporaneously with the consummation of the Offering, pursuant to two stock purchase agreements dated August 5, 1996, the Company will acquire a 100% interest in the Evans Group, located in Duluth and Conyers, Georgia, for a purchase price of $12.0 million in cash. The Evans Group holds one BMW and one Nissan franchise and, in 1995, had $81.7 million in sales.



Contemporaneously with the consummation of the Offering, pursuant to a stock purchase agreement dated September 5, 1996, the Company will acquire a 100% interest in Standefer Motor, located in Chattanooga, Tennessee, for a purchase price of $18.2 million in cash. Standefer Motor holds one Nissan franchise and, in 1995, had $65.8 million in sales.

                                Use of Proceeds


The net proceeds to the Company from the sale of the Common Stock offered hereby are estimated to be approximately $125.3 million ($144.4 million if the Underwriters' over-allotment option is exercised in full) after deducting underwriting discounts and estimated offering expenses and assuming an initial public offering price of $27.50 per share. Of such net proceeds, (i) approximately $62.5 million will be used to pay the consideration for the Contemporaneous Acquisitions and related transaction costs, (ii) approximately $38.6 million will be used to repay all the Company's outstanding Senior Notes ($3.6 million of which represents a required prepayment premium, which will be reflected in the Company's financial statements as a charge against earnings in the quarter in which such prepayment occurs), (iii) approximately $5.0 million will be used to repay all the loans under the Company's revolving credit agreement, (iv) approximately $15.0 million will be used to fund the expansion of the Company's automobile finance business and (v) the balance of approximately $4.2 million will be used for working capital and other general corporate purposes, including other potential acquisitions. Pending such uses, the net proceeds will be invested in short-term, investment grade securities or used to temporarily reduce floor plan indebtedness.



The Senior Notes were issued in several series pursuant to Securities Purchase Agreements, dated as of September 22, 1995, between the Company and the investors named therein (the "Securities Purchase Agreements"). They bear interest at a weighted average interest rate of 11.94% and mature on September 15, 2003. The proceeds of the Senior Notes were used primarily to finance acquisitions and for investments in Atlantic Finance. The revolving loans were made under the Credit Agreement, dated February 28, 1996, between the Company and Morgan Guaranty, as amended (the "Credit Agreement"). They bear interest at the higher of the prime rate plus 2.0% or the federal funds rate plus 2.5% (an effective rate of 10.25% at July 15, 1996) and mature on November 1, 1996. The holder of a majority of the Senior Notes and Morgan Guaranty are affiliates of J.P. Morgan Securities Inc.


                                Dividend Policy

The Company has never declared or paid dividends on its Common Stock. The Company intends to retain future earnings, if any, to finance the development and expansion of its business and, therefore, does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The decision whether to pay dividends will be made by the Board of Directors of the Company in light of conditions then existing, including the Company's results of operations, financial condition and requirements, business conditions and other factors.

Pursuant to support agreements by the Company in favor of subsidiaries of Atlantic Finance entered into in connection with securitization transactions or sales of automobile loan receivables, the Company is prohibited from paying dividends in excess of 50% of its cumulative net income measured over specified periods.

Pursuant to financing agreements with floor plan lenders, many of the Company's dealerships are required to maintain a certain minimum working capital and a certain aggregate net worth and/or are prohibited from making substantial disbursements outside the ordinary course of business. In addition, pursuant to the automobile franchise agreements to which the Company's dealerships are subject, all dealerships are required to maintain a certain minimum working capital, and some dealerships are also required to maintain a certain minimum net worth. These requirements may restrict the ability of the Company's operating subsidiaries to make dividend payments, which in turn may restrict the Company's ability to make dividend payments.

                                 Capitalization

The following table sets forth the short-term debt and consolidated capitalization of the Company as of June 30, 1996, and pro forma to give effect to the Preferred Stock Conversion, the Minority Exchange, the acquisition of Peachtree Nissan, the private placement of additional equity and repayment of $4.0 million of short-term debt on July 10, 1996, the Contemporaneous Acquisitions and the Offering. This table should be read in conjunction with the consolidated historical and pro forma financial statements of the Company and the notes thereto appearing elsewhere in this Prospectus.


                                                                          ----------------------
                                                                                  As of
                                                                              June 30, 1996
IN THOUSANDS, EXCEPT PER SHARE DATA                                          Actual   Pro Forma
                                                                          ---------  -----------
Short-term debt, excluding floor plan (1)                                 $  17,585   $   8,585
Current portion of long-term debt                                             2,463       2,825
                                                                          ---------  -----------
      Total short-term debt                                               $  20,048   $  11,410
                                                                          ---------  -----------
                                                                          ---------  -----------
Long-term debt (excluding current portion):
  Senior Notes (2)                                                        $  27,988   $      --
  Other                                                                      10,706      12,422
                                                                          ---------  -----------
      Total long-term debt                                                   38,694      12,422
                                                                          ---------  -----------
Minority interests subject to repurchase                                     15,299          --
                                                                          ---------  -----------
Stock purchase warrants                                                       1,597          --
                                                                          ---------  -----------
Stockholders' equity:
  Class A convertible preferred stock, $0.0001 par value; 4,911 shares authorized, 4,491 shares issued and outstanding, actual; no shares
   authorized, issued or outstanding, as adjusted                                 1          --
  Preferred stock, $0.0001 par value; no shares authorized, actual; 100 shares authorized, no shares issued and outstanding, as adjusted
  Voting common stock, $0.0001 par value; 15,100 shares authorized,
   3,300 shares issued and outstanding, actual; 40,000 shares
   authorized, 15,029 shares issued and outstanding, as adjusted (3)              1           1
  Non-voting common stock, $0.0001 par value; 1,025 shares authorized, no shares issued and outstanding, actual; 1,125 shares authorized, no shares issued and outstanding, as adjusted
  Additional paid-in capital                                                 68,319     236,539
  Accumulated deficit                                                        (1,612)     (8,937)
                                                                          ---------  -----------
      Total stockholders' equity                                             66,709     227,603
                                                                          ---------  -----------
      Total capitalization                                                $ 122,299   $ 240,025
                                                                          ---------  -----------
                                                                          ---------  -----------


------------------------
(1) As of June 30, 1996, an aggregate of $129.0 million was outstanding under the Company's floor plan facilities.

(2) As of July 31, 1996, there were Senior Notes outstanding in the aggregate principal amount of $33.2 million, net of unamortized discount of $1.8 million.


(3) Does not include 873,000 and 254,545 shares of Common Stock issuable at an exercise price per share of $10.00 and the public offering price set forth on the cover page of this Prospectus, respectively, upon the exercise of outstanding stock options or 1,016,099 shares issuable at a nominal exercise price upon the exercise of outstanding warrants. See "Management -- Spielvogel Employment Agreement," "Management -- Stock Option Plan," "Description of Capital Stock -- Warrants" and "Shares Eligible for Future Sale."

                                    Dilution


As of June 30, 1996, the pro forma net tangible book value (deficit) of the Common Stock, after giving effect to the Preferred Stock Conversion, the Minority Exchange, the acquisition of Peachtree Nissan, the assumed exercise of the Warrants (as defined herein) and the issuance and exercise of the Additional Warrants (as defined herein), was approximately $(1.9) million, or approximately $(.17) per share. Net tangible book value (deficit) per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to the Offering (assuming an initial public offering price of $27.50 per share and after deducting estimated offering expenses), the Contemporaneous Acquisitions, the senior debt repayment and dealerships transferred where Manufacturer approval was not received, the pro forma net tangible book value of the Company at June 30, 1996 would have been approximately $73.4 million, or approximately $4.57 per share. This represents an immediate dilution of approximately $22.93 per share to stockholders purchasing shares at the initial public offering price. The following table illustrates this per share dilution:



Assumed initial public offering price per share                                        $   27.50
                                                                                       ---------
  Pro forma net tangible book value (deficit) per share at June 30, 1996 after giving effect to the Preferred Stock Conversion, the Minority
   Exchange, the acquisition of Peachtree Nissan, the assumed exercise of
   the Warrants and the issuance and exercise of the Additional Warrants    $    (.17)
                                                                            ---------
  Increase in pro forma net tangible book value per share attributable to
   new investors in the Offering                                                 4.74
                                                                            ---------
Pro forma net tangible book value per share as further adjusted for the
  Offering, the Contemporaneous Acquisitions, the senior debt repayment
  and dealerships transferred where Manufacturer approval was not received                  4.57
                                                                                       ---------
Dilution per share to new investors in the Offering                                    $   22.93
                                                                                       ---------
                                                                                       ---------



The following table sets forth on a pro forma basis at June 30, 1996 the difference between the existing holders of Common Stock (including the shares of Common Stock issued pursuant to the Minority Exchange and upon the assumed exercise of the Warrants and the issuance and exercise of the Additional Warrants) and the new investors in the Offering with respect to the number of shares of Common Stock purchased (assuming an initial public offering price of $27.50 per share), the total consideration paid and the average price per share paid:



                                                         ------------------------------------------------------------------
                                                                  Shares                      Total
                                                              Purchased (1)             Consideration (2)          Average
                                                         ------------------------  ---------------------------       Price
                                                              Number     Percent           Amount     Percent    Per Share
                                                         -----------  -----------  --------------  -----------  -----------
Existing stockholders                                     11,044,783        68.8%  $  114,430,697        45.4%   $   10.36
New investors in the Offering                              5,000,000        31.2      137,500,000        54.6        27.50
                                                         -----------         ---   --------------         ---
    Total                                                 16,044,783         100%  $  251,930,697         100%
                                                         -----------         ---   --------------         ---
                                                         -----------         ---   --------------         ---


------------------------------

(1) Does not include 873,000 and, assuming an initial offering price of $27.50 per share, 254,545 shares of Common Stock issuable at an exercise price per share of $10.00 and the public offering price set forth on the cover page of this Prospectus, respectively, upon the exercise of outstanding stock options.


(2) The shares of Common Stock issuable upon the exercise of the Warrants to purchase 1,016,099 shares and the Additional Warrants to purchase 93,747 shares (as such terms are defined herein) are deemed to have a purchase price, including a nominal exercise price, of $1.81 and $10.00 per share, respectively. See "Description of Capital Stock -- Warrants."

             Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements give effect to the following: (i) the acquisitions of 80% of Landers Auto (August 1, 1995), 100% of each of Atlanta Toyota (January 1, 1996), Steve Rayman Nissan (May 1, 1996), Hickman Nissan (July 1, 1996) and, in the Contemporaneous Acquisitions, substantially all of Sun Automotive Group and 100% of each of Evans Automotive Group and Standefer Motor; (ii) the DiFeo Restructuring (as defined herein); (iii) the purchase of a 5% equity interest in Atlanta Toyota by its current general manager in exchange for a note; (iv) the acquisition of the minority interest in each of the DiFeo Group, Landers Auto and Atlanta Toyota in exchange for Common Stock plus certain other consideration in the Minority Exchange; (v) the Offering; (vi) the repayment of $35.0 million aggregate principal amount of Senior Notes, plus a related $3.6 million prepayment premium, and $5.0 million of loans outstanding under the Credit Agreement; (vii) the Preferred Stock Conversion; (viii) the reclassification of the common stock warrants to stockholders' equity; (ix) the private placement of additional equity and repayment of $4.0 million of short-term debt on July 10, 1996; and
(x) the increase in rental expense under amended leases relating to facilities in the DiFeo Group.

The pro forma condensed consolidated statements of operations assume these events occurred on January 1, 1995, and the pro forma condensed consolidated balance sheet assumes these events, except for the Landers Auto, Atlanta Toyota and Steve Rayman Nissan acquisitions, which are included in the historical balance sheet, occurred on June 30, 1996.

The pro forma condensed consolidated financial statements are not necessarily indicative of operating results or financial position that would have been achieved had these events been consummated on the dates indicated and should not be construed as representative of future operating results or financial position.

These pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto included in this Prospectus.

                            United Auto Group, Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1995
                      (In thousands except per share data)

                                                                      Steve                    Sun       Evans
                                              Landers    Atlanta     Rayman    Hickman  Automotive  Automotive  Standefer
                                      UAG     Auto(1)  Toyota(1)  Nissan(1)  Nissan(1)    Group(1)    Group(1)   Motor(1)
                                ---------  ----------  ---------  ---------  ---------  ----------  ----------  ---------
Auto Dealerships
  Total revenues                 $805,621    $164,368   $112,162    $62,672    $85,822    $154,502     $81,669    $65,793
  Cost of sales                   720,344     147,566     98,969     52,570     77,256     133,980      72,459     58,284
                                ---------  ----------  ---------  ---------  ---------  ----------  ----------  ---------
  Gross profit                     85,277      16,802     13,193     10,102      8,566      20,522       9,210      7,509
  Selling, general and
   administrative expenses         90,586      10,132     11,182      8,989      7,619      17,319       7,842      5,192
                                ---------  ----------  ---------  ---------  ---------  ----------  ----------  ---------

  Operating income (loss)         (5,309)       6,670      2,011      1,113        947       3,203       1,368      2,317
  Related party interest
   income                           3,039
  Other income (expense), net     (1,438)         242         17          1         21     (1,181)        (34)        183
  Equity in (loss) of
   uncombined investees             (831)          --         --         --         --          --          --         --
                                ---------  ----------  ---------  ---------  ---------  ----------  ----------  ---------

Income (loss) before income
  taxes -- Auto Dealerships       (4,539)       6,912      2,028      1,114        968       2,022       1,334      2,500
Auto Finance
Loss before income taxes --
  Auto Finance                    (1,382)          --         --         --         --          --          --         --
                                ---------  ----------  ---------  ---------  ---------  ----------  ----------  ---------

Total Company
Income (loss) before minority
  interests and provision for
  income taxes                    (5,921)       6,912      2,028      1,114        968       2,022       1,334      2,500
Minority interests                    366
Benefit (provision) for income
  taxes                             2,089       (449)         --         --         --          --       (457)      (147)
                                ---------  ----------  ---------  ---------  ---------  ----------  ----------  ---------

Net income (loss)                $(3,466)      $6,463     $2,028     $1,114       $968      $2,022        $877     $2,353
                                ---------  ----------  ---------  ---------  ---------  ----------  ----------  ---------
                                ---------  ----------  ---------  ---------  ---------  ----------  ----------  ---------

Pro forma net income (loss)
  per common share                 $(.63)
                                ---------
                                ---------

Shares used in computing net
  income (loss) per common
  share                             5,461
                                ---------
                                ---------


                                     Pro Forma
                                   Adjustments  Pro Forma
                                --------------  ---------
Auto Dealerships
  Total revenues                $(100,086) (2)  $1,352,770
                                  (79,753) (3)
  Cost of sales                   (95,893) (2)  1,197,200
                                  (68,335) (3)
                                                ---------
  Gross profit                                    155,570
  Selling, general and
   administrative expenses        (11,286) (2)    137,145
                                   (9,877) (3)
                                       867 (4)
                                       873 (5)
                                   (1,763) (6)
                                     2,016 (7)
                                   (3,121) (8)
                                       575 (9)
                                                ---------
  Operating income (loss)                          18,425
  Related party interest
   income                          (3,039) (4)         --
  Other income (expense), net     (1,050) (10)       (891)
                                    1,248 (11)
                                    1,100 (12)
  Equity in (loss) of
   uncombined investees                831 (4)         --
                                                ---------
Income (loss) before income
  taxes -- Auto Dealerships                        17,534
Auto Finance
Loss before income taxes --
  Auto Finance                                     (1,382)
                                                ---------
Total Company
Income (loss) before minority
  interests and provision for
  income taxes                                     16,152
Minority interests                   (366) (4)         --
Benefit (provision) for income
  taxes                            (8,076)(13)     (7,040)
                                                ---------
Net income (loss)                               $   9,112
                                                ---------
                                                ---------
Pro forma net income (loss)
  per common share                              $     .55
                                                ---------
                                                ---------
Shares used in computing net
  income (loss) per common
  share                             11,140(14)     16,601
                                                ---------
                                                ---------


                        See footnotes on following pages

                            United Auto Group, Inc.
            Pro Forma Condensed Consolidated Statement of Operations
                     For the Six Months Ended June 30, 1996
                      (In thousands except per share data)

                                                           Steve
                                                          Rayman    Hickman         Sun       Evans
                                                          Nissan     Nissan  Automotive  Automotive  Standefer   Pro Forma
                                                  UAG        (1)        (1)   Group (1)   Group (1)  Motor (1)  Adjustments
                                            ---------  ---------  ---------  ----------  ----------  ---------  -----------
Auto Dealerships

Total revenues                               $597,939  $  19,892  $  41,320  $   93,823  $   46,369  $  34,994   $ (33,707)

Cost of sales                                 531,560     16,503     36,581      80,389      40,497     31,018     (28,268)
                                            ---------  ---------  ---------  ----------  ----------  ---------
Gross profit                                   66,379      3,389      4,739      13,434       5,872      3,976

Selling, general and administrative                                                                                   (450)
  expenses                                     56,975      2,481      4,072       9,661       4,664      2,187
                                                                                                                    (4,837)
                                                                                                                       433
                                                                                                                       518
                                                                                                                    (1,195)
                                                                                                                       764
                                                                                                                       288
                                            ---------  ---------  ---------  ----------  ----------  ---------
Operating income                                9,404        908        667       3,773       1,208      1,789
Related party interest income                   1,548         --         --          --          --         --      (1,548)

Other income (expense), net                    (2,049)        --         19        (717)         13         30        (340)
                                                                                                                     2,025
                                                                                                                       700
Equity in income of uncombined investees           75         --         --          --          --         --         (75)
                                            ---------  ---------  ---------  ----------  ----------  ---------
Income before income taxes -- Auto
  Dealerships                                   8,978        908        686       3,056       1,221      1,819

Auto Finance
Loss before income taxes -- Auto Finance         (349)        --         --          --          --         --
                                            ---------  ---------  ---------  ----------  ----------  ---------

Total Company
Income before minority interests and
  provision for income taxes                    8,629        908        686       3,056       1,221      1,819
Minority interests                             (1,734)        --         --          --          --         --       1,734
Provision for income taxes                     (2,997)        --         --          --        (365)      (133)     (3,441)
                                            ---------  ---------  ---------  ----------  ----------  ---------

Net income                                     $3,898       $908       $686      $3,056        $856     $1,686
                                            ---------  ---------  ---------  ----------  ----------  ---------
                                            ---------  ---------  ---------  ----------  ----------  ---------

  Pro forma net income per common share          $.46
                                            ---------
                                            ---------

  Shares used in computing net income
    (loss) per common share                     8,479                                                                8,122
                                            ---------
                                            ---------


                                                           Total
                                                       ---------
Auto Dealerships
Total revenues                                     (3)  $800,630
Cost of sales                                      (3)   708,280
                                                       ---------
Gross profit                                              92,350
Selling, general and administrative                (2)    75,561
  expenses
                                                   (3)
                                                   (4)
                                                   (5)
                                                   (6)
                                                   (7)
                                                   (9)
                                                       ---------
Operating income                                          16,789
Related party interest income                      (4)        --
Other income (expense), net                       (10)      (319)
                                                  (11)
                                                  (12)
Equity in income of uncombined investees           (4)        --
                                                       ---------
Income before income taxes -- Auto                        16,470
  Dealerships
Auto Finance
Loss before income taxes -- Auto Finance                    (349)
                                                       ---------
Total Company
Income before minority interests and
  provision for income taxes                              16,121
Minority interests                                 (4)        --
Provision for income taxes                        (13)    (6,936)

Net income                                                $9,185
                                                       ---------
                                                       ---------
  Pro forma net income per common share                     $.55
                                                       ---------
                                                       ---------
  Shares used in computing net income
    (loss) per common share                       (14)    16,601
                                                       ---------
                                                       ---------


                        See footnotes on following pages

     Footnotes to Pro Forma Condensed Consolidated Statements of Operations

(1) Represents the results of operations of such entities prior to their respective dates of acquisition by UAG.

(2) Represents adjustments related to the DiFeo Restructuring (as defined herein). Of the $11,286 reduction in selling, general and administrative expenses for the year ended December 31, 1995, $8,122 was directly related to 17 unprofitable franchises which were eliminated and $3,164 was related to the elimination of a level of senior management and a reduction of personnel at the continuing franchises of the DiFeo Group. The DiFeo Restructuring increased pro forma net income by $4,256 for the year ended December 31, 1995 and $270 for the six months ended June 30, 1996.

(3) Represents adjustments to eliminate the results of operations of dealerships not acquired (Buick, Saab and Jaguar) or dealerships transferred due to failure to obtain Manufacturer approval (Saturn). The adjustments are as follows:


                                                                                                              Selling, General
                                                                                                                         and
    Year ended                                                                                       Cost of  Administrative
December 31, 1995:                                                                      Revenues       Sales        Expenses
--------------------------------------------------------------------------------------  ---------  ---------  -----------------
Atlanta Toyota -- Buick                                                                 $   8,211  $   7,388             $  580
Sun Automotive Group -- Saab, Jaguar                                                       19,244     16,155           2,637
DiFeo Group -- Saturn                                                                      52,298     44,792              6,660
                                                                                        ---------  ---------  -----------------
Total                                                                                   $  79,753  $  68,335            $ 9,877
                                                                                        ---------  ---------  -----------------
                                                                                        ---------  ---------  -----------------

Six months ended
 June 30, 1996:
--------------------------------------------------------------------------------------
Sun Automotive Group -- Saab, Jaguar                                                    $   9,911  $   8,311            $ 1,600
DiFeo Group -- Saturn                                                                      23,796     19,957              3,237
                                                                                        ---------  ---------  -----------------
Total                                                                                   $  33,707  $  28,268            $ 4,837
                                                                                        ---------  ---------  -----------------
                                                                                        ---------  ---------  -----------------



(4) Represents adjustments that give effect to the proposed acquisition of the minority interest in each of the DiFeo Group, Landers Auto and Atlanta Toyota in exchange for Common Stock plus certain other consideration in the Minority Exchange. These adjustments include amortization expense for the excess of cost over net assets acquired, the elimination of related party interest income on assets to be exchanged, the elimination of equity in operations of assets to be exchanged and the elimination of minority interest in results of operations acquired. The proposed acquisition of the minority interests decreased pro forma net income by $1,611 for the year ended December 31, 1995 and $136 for the six months ended June 30, 1996.


(5) Represents change in facility expenses at acquired dealerships due to revised lease agreements upon acquisition.


(6) Represents reduction in compensation expense at acquired dealerships related to former owners and employees to contractual amounts.


(7) Represents amortization of excess of cost over net assets acquired for the acquired dealerships.


(8) Represents reduction for management fees paid to owners of acquired dealerships.


(9) Represents adjustment for increase in rental expense under amended leases relating to facilities in the DiFeo Group.


(10)Represents additional interest expense from the issuance of notes payable to sellers as part of the acquisitions.


(11)Represents reduction in historical interest expense due to the repayment of the Senior Notes and loans under the Credit Agreement with a portion of the net proceeds from the Offering.


(12)Represents reduction in interest expense at acquired dealerships due to the repayment of debt in connection with the acquisition of Sun Automotive Group.


(13)Represents tax impact of pro forma adjustments at the statutory rate adjusted for non-deductible items of $6,457 for the year ended December 31, 1995 and $(3,351) for the six months ended June 30, 1996, the impact of the conversion of certain acquired entities from an S corporation to a C corporation for tax purposes of $2,364 for the year ended December 31, 1995 and $90 for the six months ended June 30, 1996 and the elimination of the decrease in the valuation allowance of $745 for the year ended December 31, 1995 since a deferred tax asset valuation allowance would not have existed at January 1, 1995 if the pro forma transactions detailed above occurred at that date.


(14)Represents shares issued in connection with the Offering, the Minority Exchange, the acquisition of Hickman Nissan and the Preferred Stock Conversion.

                            United Auto Group, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                              As of June 30, 1996
                             (Dollars in thousands)

                                                                       Sun       Evans
                                                       Hickman  Automotive  Automotive  Standefer               Pro Forma
                                                UAG     Nissan       Group       Group      Motor             Adjustments
                                          ---------  ---------  ----------  ----------  ---------  ----------------------
ASSETS
Auto Dealerships
  Cash and cash equivalents                  $9,301       $211        $121        $701       $232     $125,265         (1)
                                                                                                        11,531         (2)
                                                                                                       (11,350)        (2)
                                                                                                       (31,550)        (3)
                                                                                                       (13,350)        (4)
                                                                                                       (18,550)        (5)
                                                                                                       (38,600)        (6)
                                                                                                        (5,000)        (7)
                                                                                                       (15,000)        (8)
                                                                                                         4,000         (9)
                                                                                                        (4,000)        (9)
                                                                                                        (1,312)       (10)
                                                                                                          (908)       (11)
  Accounts receivable                        48,209      4,442       6,907       5,812      1,431       (1,740)       (11)
  Inventories                               121,289      6,272      15,968       8,927      8,430        2,351         (2)
                                                                                                           948         (3)
                                                                                                         1,926         (4)
                                                                                                         3,322         (5)
                                                                                                        (7,292)       (11)
  Deferred income taxes                       5,333         --          --          --         --        3,216         (6)
                                                                                                           125        (10)
                                                                                                           110        (12)
  Other current assets                        2,848        264          53          81         --         (227)       (11)
                                                                                                           100        (12)
                                          ---------  ---------  ----------  ----------  ---------
    Total current assets                    186,980     11,189      23,049      15,521     10,093

Property and equipment, net                  14,609        543      11,128         335        226       (8,214)        (3)
                                                                                                          (652)       (11)
Intangible assets, net                       66,131         --       1,137          --         --        9,832         (2)
                                                                                                        19,799         (3)
                                                                                                         7,482         (4)
                                                                                                        14,625         (5)
                                                                                                           600        (10)
                                                                                                           (67)       (11)
                                                                                                        34,675        (13)
Due from related parties                     15,727         --          --         699         --      (15,727)       (13)
Other assets                                 11,090         64         843          32        150        3,017         (3)
                                                                                                        (2,608)        (6)
                                                                                                          (198)        (9)
                                                                                                          (137)       (11)
                                                                                                           200        (12)
                                                                                                        (3,317)       (13)
                                          ---------  ---------  ----------  ----------  ---------
    Total Auto Dealership assets            294,537     11,796      36,157      16,587     10,469
                                          ---------  ---------  ----------  ----------  ---------
Auto Finance
  Cash and cash equivalents                   1,530         --          --          --         --       15,000         (8)
  Finance assets, net                           775         --          --          --         --
  Other assets                               14,262         --          --          --         --
                                          ---------  ---------  ----------  ----------  ---------
   Total Auto Finance assets                 16,567         --          --          --         --
                                          ---------  ---------  ----------  ----------  ---------
   Total assets                           $ 311,104    $11,796     $36,157     $16,587    $10,469
                                          ---------  ---------  ----------  ----------  ---------
                                          ---------  ---------  ----------  ----------  ---------


                                           Pro Forma
                                          ----------
ASSETS
Auto Dealerships
  Cash and cash equivalents                  $11,742

  Accounts receivable                         65,061
  Inventories                                162,141

  Deferred income taxes                        8,784

  Other current assets                         3,119

                                          ----------
    Total current assets                     250,847
Property and equipment, net                   17,975

Intangible assets, net                       154,214

Due from related parties                         699
Other assets                                   9,136

                                          ----------
    Total Auto Dealership assets             432,871
                                          ----------
Auto Finance
  Cash and cash equivalents                   16,530
  Finance assets, net                            775
  Other assets                                14,262
                                          ----------
   Total Auto Finance assets                  31,567
                                          ----------
   Total assets                             $464,438
                                          ----------
                                          ----------

                            United Auto Group, Inc.
                 Pro Forma Condensed Consolidated Balance Sheet
                        As of June 30, 1996 (continued)
                             (Dollars in thousands)

                                                                       Sun       Evans
                                                       Hickman  Automotive  Automotive  Standefer               Pro Forma
                                                UAG     Nissan       Group       Group      Motor             Adjustments
                                          ---------  ---------  ----------  ----------  ---------  ----------------------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Auto Dealerships
  Floor plan notes payable                $ 129,009     $8,978     $14,263      $9,808     $2,326       $6,001         (5)
                                                                                                        (6,421)       (11)
  Short-term debt                            15,069         --          --          --         --       (5,000)        (7)
                                                                                                        (4,000)        (9)
  Accounts payable                           20,626        916       1,357       1,977        741       (1,094)       (11)
  Accrued expenses                           14,150        646       2,946         766        798         (400)       (10)
                                                                                                          (576)       (11)
  Current portion of long-term debt           2,463         33       1,329                              (1,000)        (3)
                                          ---------  ---------  ----------  ----------  ---------
    Total current liabilities               181,317     10,573      19,895      12,551      3,865
Long-term debt                               38,694         56      12,960          89         --        2,000         (2)
                                                                                                         5,480         (2)
                                                                                                       (12,905)        (3)
                                                                                                       (33,167)        (6)
                                                                                                          (785)       (11)
Due to related party                          1,191         --          --          --         --
Deferred income taxes                         2,279         --          --           6         --        1,208         (3)
                                          ---------  ---------  ----------  ----------  ---------
   Total Auto Dealership liabilities        223,481     10,629      32,855      12,646      3,865
                                          ---------  ---------  ----------  ----------  ---------
Auto Finance
  Short-term debt                             2,516         --          --          --         --
  Accounts payable and other liabilities      1,502         --          --          --         --
                                          ---------  ---------  ----------  ----------  ---------
   Total Auto Finance liabilities             4,018         --          --          --         --
                                          ---------  ---------  ----------  ----------  ---------
Minority interests subject to repurchase     15,299         --          --          --         --      (15,299)       (13)
                                          ---------  ---------  ----------  ----------  ---------
Stock purchase warrants                       1,597         --          --          --         --       (1,597)       (14)
                                          ---------  ---------  ----------  ----------  ---------
Commitments and contingent liabilities
Stockholders' equity
  Convertible Preferred Stock                     1         --          --          --         --           (1)       (15)
  Common Stock                                    1         50       7,228           2          1          (50)        (2)
                                                                                                        (7,228)        (3)
                                                                                                            (2)        (4)
                                                                                                            (1)        (5)
  Non-voting Common Stock                        --         --          --          --          9           (9)        (5)
  Additional paid-in capital                 68,319          1          --         897         --      125,265         (1)
                                                                                                            (1)        (2)
                                                                                                         6,051         (2)
                                                                                                          (897)        (4)
                                                                                                         3,802         (9)
                                                                                                           575        (12)
                                                                                                        30,929        (13)
                                                                                                         1,597        (14)
                                                                                                             1        (15)

  Retained earnings (accumulated                                                                        (1,116)        (2)
    deficit)                                 (1,612)     1,116     (3,926)       3,042      6,594
                                                                                                         3,926         (3)
                                                                                                        (3,042)        (4)
                                                                                                        (6,594)        (5)
                                                                                                        (4,825)        (6)
                                                                                                          (187)       (10)
                                                                                                        (2,148)       (11)
                                                                                                          (165)       (12)
                                          ---------  ---------  ----------  ----------  ---------
   Total stockholders' equity                66,709      1,167       3,302       3,941      6,604
                                          ---------  ---------  ----------  ----------  ---------
   Total liabilities, minority interests
    subject to repurchase, stock
    purchase warrants and stockholders'
    equity                                $ 311,104    $11,796     $36,157     $16,587    $10,469
                                          ---------  ---------  ----------  ----------  ---------
                                          ---------  ---------  ----------  ----------  ---------


                                           Pro Forma
                                          ----------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Auto Dealerships
  Floor plan notes payable                  $163,964

  Short-term debt                              6,069

  Accounts payable                            24,523
  Accrued expenses                            18,330

  Current portion of long-term debt            2,825
                                          ----------
    Total current liabilities                215,711
Long-term debt                                12,422

Due to related party                           1,191
Deferred income taxes                          3,493
                                          ----------
   Total Auto Dealership liabilities         232,817
                                          ----------
Auto Finance
  Short-term debt                              2,516
  Accounts payable and other liabilities       1,502
                                          ----------
   Total Auto Finance liabilities              4,018
                                          ----------
Minority interests subject to repurchase          --

Stock purchase warrants                           --

Commitments and contingent liabilities
Stockholders' equity
  Convertible Preferred Stock                     --
  Common Stock                                     1

  Non-voting Common Stock                         --
  Additional paid-in capital                 236,539

  Retained earnings (accumulated              (8,937)
    deficit)

                                          ----------
   Total stockholders' equity                227,603
                                          ----------
   Total liabilities, minority interests
    subject to repurchase, stock
    purchase warrants and stockholders'
    equity                                  $464,438
                                          ----------
                                          ----------

          Footnotes to Pro Forma Condensed Consolidated Balance Sheet



(1)  Represents the net proceeds from the Offering.



(2) Represents the acquisition of Hickman Nissan for cash and debt, including expenses of $350, the related preliminary purchase price allocations to inventories and excess of cost over net assets acquired and the elimination of historical equity accounts. Also reflects the issuance of debt and equity to finance the acquisition and working capital.


(3) Represents the acquisition of Sun Automotive Group for cash, including estimated expenses of $650, and the related preliminary purchase price allocations to inventories, property and equipment, other assets and excess of cost over net assets acquired, payments of long-term debt and the elimination of historical equity accounts.

(4) Represents the acquisition of Evans Group for cash, including estimated expenses of $350, and the related preliminary purchase price allocations to inventories, property and equipment and excess of cost over net assets acquired, payments of long-term debt and the elimination of historical equity accounts.

(5) Represents the acquisition of Standefer Motor for cash, including estimated expenses of $350, and the related preliminary price allocation to inventories, property and equipment and excess of costs over net assets acquired, payments of long-term debt and the elimination of historical equity accounts.


(6) Represents the repayment of Senior Notes, the related prepayment penalty and writeoff of deferred costs charged to retained earnings and related deferred tax effect.


(7)  Represents the repayment of loans under the Credit Agreement.

(8) Represents contribution of a portion of the net proceeds from the Offering to Atlantic Finance to finance expansion.


(9) Represents the issuance of additional equity, the reclassification of deferred issuance costs and the repayment of short-term debt in July 1996.



(10) Represents adjustment for retroactive increase in rental expense under amended leases relating to facilities in the DiFeo Group.



(11) Represents adjustment to eliminate the impact of dealerships transferred or not acquired because Manufacturer approval was not received.



(12) Represents the purchase of a 5% equity interest in Atlanta Toyota by its current general manager in exchange for a note.



(13) Represents adjustments to give effect to the proposed acquisition of the minority interest in each of the DiFeo Group, Landers Auto and Atlanta
Toyota in exchange for Common Stock plus certain other consideration in the Minority Exchange.



(14) Represents a reclassification of the stock purchase warrants to stockholders' equity since, following the Offering, the stock purchase warrants will no longer be convertible into contingent value obligations.



(15) Represents the Preferred Stock Conversion.

                      Selected Consolidated Financial Data

The following table sets forth selected consolidated financial and other data of the Company for the three months ended December 31, 1992, each of the three years in the period ended December 31, 1995 and the six months ended June 30, 1995 and June 30, 1996 and the Predecessor Company financial data as of December 31, 1991 and for the year ended December 31, 1991 and the nine months ended September 30, 1992. The balance sheet data as of December 31, 1993, 1994 and 1995 and the statements of operations data for the years ended December 31, 1993, 1994 and 1995 have been derived from the financial statements of the Company which have been audited by Coopers & Lybrand L.L.P., the Company's independent accountants. The selected consolidated financial data set forth below for the Predecessor Company and the Company for the three months ended December 31, 1992, June 30, 1995 and June 30, 1996 are unaudited but have been prepared on the same basis as the audited consolidated financial statements and contain all adjustments, consisting of only normal recurring accruals, that the Company considers necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the six months ended June 30, 1996 are not necessarily indicative of the results that may be expected for the year ending December 31, 1996. The selected financial data should be read in conjunction with the consolidated financial statements and related notes and Pro Forma Condensed Consolidated Financial Statements of the Company.


                            ------------------------------------------------------------------------------------------------
                              Predecessor Company(1)                                 The Company
                            ---------------------------  -------------------------------------------------------------------
                                    Year    Nine Months  Three Months
                                   Ended          Ended         Ended                                     Six Months Ended
DOLLARS IN THOUSANDS,       December 31,  September 30,  December 31,     Years Ended December 31,            June 30,
EXCEPT PER SHARE DATA               1991           1992          1992       1993       1994    1995(2)       1995    1996(3)
                            ------------  -------------  ------------  ---------  ---------  ---------  ---------  ---------
Statements of Operations
 Data:
Auto Dealerships
  Total revenues                $404,319       $297,010       $98,040  $ 606,091  $ 731,629  $ 805,621  $ 352,739  $ 597,939
  Cost of sales, including
   floor plan interest           361,961        257,845        85,712    537,688    647,643    720,344    316,525    531,560
  Gross profit                    42,358         39,165        12,328     68,403     83,986     85,277     36,214     66,379
  Selling, general and
   administrative expenses        45,120         40,873        12,929     66,910     80,415     90,586     41,941     56,975
  Operating income (loss)        (2,762)        (1,708)         (601)      1,493      3,571     (5,309)    (5,727)     9,404
  Other interest expense              --             --            --      1,233        860      1,438        402      2,049
Auto Finance
  Loss before income taxes            --             --            --         --       (616)    (1,382)      (701)      (349)
Total Company
  Minority interests                  --             --           152       (117)      (887)       366        917     (1,734)
  Benefit (provision) for
   income taxes                    (337)          (197)            --        (47)        --      2,089         --     (2,997)
  Net income (loss)              (3,099)        (1,905)         (449)         96     (1,691)    (3,466)    (4,902)     3,898
  Pro forma net income
   (loss) per common share            --             --            --  $     .05  $    (.44) $    (.63) $   (1.05) $     .46



                                 -------------------------------------------------------------------------------------
                                                                                The Company
                                 Predecessor Company  ----------------------------------------------------------------
                                 -------------------
                                               As of              As of December 31,                 As of June 30,
DOLLARS IN THOUSANDS               December 31, 1991       1992       1993       1994       1995       1995       1996
                                 -------------------  ---------  ---------  ---------  ---------  ---------  ---------
Balance Sheet Data:
Auto Dealerships
  Current assets                             $53,579  $  72,045  $ 120,061  $ 118,534  $ 141,649  $ 119,909  $ 186,980
  Current liabilities                         60,568     75,127    117,494    125,825    139,447    128,027    181,317
  Property and equipment, net                  4,121      5,598      8,845     12,072     12,146     11,814     14,609
  Intangible assets, net                         667     20,665     22,832     23,018     48,774     22,700     66,131
  Long-term debt                               3,801      3,092      4,122      6,735     24,073      6,556     38,694
Auto Finance
  Net assets                                      --         --         --        291      3,501      3,714     12,549
Total Company
  Total assets                                58,487    100,794    154,218    170,342    236,027    176,945    311,104
  Minority interests subject to
   repurchase                                     --      7,024      7,338      7,962     13,608      6,555     15,299
  Stock purchase warrants                         --         --         --         --      1,020         --      1,597
  Total stockholders' equity                 (6,316)     15,551     25,264     28,785     49,240     33,599     66,709


                         ----------------------------------------------------------------------------------------------------
                             Predecessor Company                                    The Company
                         ---------------------------  -----------------------------------------------------------------------
                                 Year    Nine Months  Three Months
                                Ended          Ended         Ended                                        Six Months Ended
                         December 31,  September 30,  December 31,      Years Ended December 31,              June 30,
                                 1991           1992          1992       1993       1994     1995(2)        1995     1996(3)
                         ------------  -------------  ------------  ---------  ---------  -----------  ---------  -----------
Other Auto Dealerships
 Data:
Gross profit margin              10.5%          13.2%         12.6%      11.3%      11.5%       10.6%       10.3%       11.1%
Operating margin                (0.7)%         (0.6)%        (0.6)%       0.2%       0.5%       (0.7 )%      (1.6)%        1.6%
New cars sold at retail        14,597         11,677         4,150     18,608     22,464      25,138      11,088      17,509
Used cars sold at
 retail                         5,195          3,335         1,535      7,891      8,340       8,953       3,674       8,542

------------------------------
(1) Predecessor Company represents the combined historical results of the DiFeo Group acquired by the Company on October 1, 1992.
(2)    Includes the results of Landers Auto from August 1, 1995.
(3) Includes results of Atlanta Toyota from January 1, 1996 and of Steve Rayman Nissan from May 1, 1996.

                    Management's Discussion and Analysis of
                 Financial Condition and Results of Operations

General


UAG is a leading acquirer, consolidator and operator of franchised automobile and light truck dealerships and related businesses. The Company believes that, after giving effect to the Contemporaneous Acquisitions, it will be the fourth largest retailer of new motor vehicles in the United States, operating 37 franchises located in Arizona, Arkansas, Connecticut, Georgia, New Jersey, New York and Tennessee and representing 22 American, Asian and European brands. As an integral part of its dealership operations, UAG sells used vehicles. In addition, the Company operates six stand-alone used car retail centers. All of UAG's dealerships include integrated service and parts operations, which are an important source of recurring revenues. The Company also owns Atlantic Finance, an automobile finance company that purchases prime credit quality automotive loans originated by both UAG and third-party dealerships.


The Company's principal source of growth has come, and is expected to continue to come, from acquisitions of automobile dealerships. Therefore, the Company's period to period results of operations vary depending on the dates of such acquisitions. In addition, results of operations fluctuate due the cyclicality of unit sales of motor vehicles, particularly new vehicles. Such fluctuation is generally influenced by general economic conditions. See "-- Cyclicality."

New vehicle revenues include sales to retail customers and to leasing companies providing consumer leasing. Used vehicle revenues include amounts received for used vehicles sold to retail customers, leasing companies providing consumer leasing, other dealers and wholesalers. Finance and insurance revenues come from sales of accessories such as radios, cellular phones, alarms, custom wheels, paint sealants and fabric protectors, as well as amounts received as fees for placing extended service contracts, credit insurance policies, financing and lease contracts. In the case of arranging financing, the Company receives a fee from the lender for originating the loan but is assessed a chargeback by the lender if the contract terminates, in certain cases before its scheduled maturity, and in other cases within 90 days of the making of the loan, which in either case can result from early repayment because of refinancing the loan, selling or trading in the vehicle or default on the loan. The Company establishes a reserve based on historical chargeback experience to anticipate future chargebacks. Revenues from finance and insurance products contribute a disproportionate share of operating profits. Service and parts revenues include fees paid by consumers for repair and maintenance service and the sale of replacement parts. In addition, through its automobile finance subsidiary, Atlantic Finance, the Company derives revenues from the purchase, sale and servicing of motor vehicle installment contracts originated by both UAG and third-party dealerships. Generally, finance receivables are accumulated by the Company until they attain a value in excess of $5.0 million, at which time they are sold into a commercial paper conduit (loan warehouse facility). An allowance for financing losses on receivables is provided for the period from the date of purchase to the date of sale. This allowance is shown as a reduction in receivables held for sale. Revenue is recognized upon sale to the conduit. Interest is received and credited to interest income based on the daily principal balance of the receivables outstanding. Loan servicing fees on receivables sold to the conduit are recognized as collected.

The Company's selling expenses consist of compensation for sales department personnel, including commissions and related bonuses. General and administrative expenses include compensation for administration, finance and general management personnel, rent, insurance and utilities. Interest expense consists of interest charges on all of the Company's interest-bearing debt other than floor plan inventory financing. Interest expense on floor plan debt is included in cost of sales.

The Company has accounted for each of its acquisitions by the purchase method of accounting and, as a result, the Company's financial statements include only the results of operations of the acquired dealerships from the effective date of acquisition. The financial information included in this Prospectus may not necessarily reflect the results of operations, financial position and cash flows of the Company in the future or what the results of operations, financial position and cash flows would have been had the acquisitions and Offering occurred during the period presented in the financial statements.

Results of Operations

The following table sets forth, for the periods indicated, the percentage of applicable revenues represented by certain items contained in the Company's consolidated historical statements of operations:


                                               -----------------------------------------------------
                                                                                  Six Months Ended
                                                   Year Ended December 31,            June 30,
                                                    1993       1994       1995       1995       1996
                                               ---------  ---------  ---------  ---------  ---------
Auto Dealerships:
  Vehicle sales                                     87.2%      88.1%      88.9%      88.0%      89.5%
  Finance and insurance                              4.1        3.8        3.7        4.1        3.7
  Service and parts                                  8.7        8.1        7.4        7.9        6.8
                                               ---------  ---------  ---------  ---------  ---------
    Total revenues                                 100.0      100.0      100.0      100.0      100.0
  Cost of sales, including floor plan
   interest                                         88.7       88.5       89.4       89.7       88.9
                                               ---------  ---------  ---------  ---------  ---------
  Gross profit                                      11.3       11.5       10.6       10.3       11.1
  Selling, general and administrative
   expenses                                         11.0       11.0       11.2       11.9        9.5
                                               ---------  ---------  ---------  ---------  ---------
  Operating income (loss)                            0.2        0.5       (0.7)      (1.6)       1.6
  Related party interest income                      0.0        0.0        0.4        0.4        0.3
  Other interest expense                            (0.2)      (0.1)      (0.2)      (0.1)      (0.4)
  Equity in income (loss) of uncombined
   investees                                         0.0       (0.4)      (0.1)      (0.1)       0.0
                                               ---------  ---------  ---------  ---------  ---------
  Income (loss) before income taxes                  0.0        0.0       (0.6)      (1.4)       1.5
Auto Finance:
  Revenues                                            --      100.0      100.0      100.0      100.0
  Interest expense                                    --         --      (32.8)         *      (17.1)
  Operating and other expenses                        --          *     (327.9)         *     (116.8)
                                               ---------  ---------  ---------  ---------  ---------
  Loss before income taxes                            --          *     (260.8)         *      (33.9)
Total Company:
  Income (loss) before minority interests and
   provision for income taxes                        0.0       (0.1)      (0.7)      (1.6)       1.4
  Minority interests                                 0.0       (0.1)       0.0        0.3       (0.3)
  Benefit (provision) for income taxes               0.0        0.0        0.3        0.0       (0.5)
                                               ---------  ---------  ---------  ---------  ---------
  Net income (loss)                                  0.0%      (0.2)%      (0.4)%      (1.3)%       0.6%
                                               ---------  ---------  ---------  ---------  ---------
                                               ---------  ---------  ---------  ---------  ---------


------------------------
*    Not meaningful due to early stage of operations.

The following discussion and analysis includes the Company's consolidated historical results of operations for 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996.

SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

AUTO DEALERSHIPS

DIFEO RESTRUCTURING. In an effort to increase profitability of the DiFeo Group, the Company commenced a broad restructuring program in the first quarter of 1995 ( the "DiFeo Restructuring"), which was substantially completed by the fourth quarter of 1995. First, the Company eliminated a total of 17 unprofitable franchises, or 45% of the DiFeo Group's total number of franchises, by voluntarily terminating 12 franchises and effectively ceasing to be the controlling or majority owner of five additional franchises. Second, the Company eliminated a level of senior management and shifted greater authority and responsibility to the general manager of each dealership. Third, the Company reduced personnel by approximately 250 employees (including senior management who were eliminated) and implemented pay plans linked to net profits and customer satisfaction. Fourth, the Company liquidated outdated inventory in order to lower inventory carrying costs and improve the utilization of space. Costs associated with the DiFeo Restructuring were approximately $0.7 million and $0.5 million for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively, primarily related to severance.

REVENUES. Revenues increased by $245.2 million, or 69.5%, from $352.7 million to $597.9 million due primarily to the acquisitions of Landers Auto in August 1995, which contributed $160.4 million, Atlanta Toyota in January 1996, which contributed $85.7 million, and United Nissan in May 1996, which contributed $9.8 million. While revenues at the continuing franchises of the DiFeo Group increased by $47.9 million, or 16.3%, from $294.1 million to $342.0 million, such increase was more than offset by a decrease of $58.6 million in revenues due to the elimination of unprofitable franchises as part of the DiFeo Restructuring.


Sales of new and used vehicles increased by $225.0 million, or 72.5%, from $310.2 million to $535.2 million. The acquisition of Landers Auto contributed $149.7 million, the acquisition of Atlanta Toyota contributed $79.0 million and the acquisition of United Nissan contributed $8.6 million. While sales at the continuing franchises of the DiFeo Group increased by $38.5 million, or 14.8%, from $259.4 million to $297.9 million, such increase was more than offset by a decrease of $50.8 million due to the elimination of unprofitable franchises as part of the DiFeo Restructuring. Unit sales of new and used vehicles increased by 57.9% and 132.5%, respectively, due to the acquisitions of Landers Auto, Atlanta Toyota and United Nissan and increased sales volume at the continuing franchises of the DiFeo Group, which increased by 8.3% and 24.6%, respectively. During the six months ended June 30, 1996, the Company sold 17,509 new vehicles (67.2% of total vehicle sales) and 8,542 used vehicles (32.8% of total vehicle sales). During the six months ended June 30, 1995, the Company sold 11,088 new vehicles (75.1% of total vehicle sales) and 3,674 used vehicles (24.9% of total vehicle sales). The increase in the relative proportion of used vehicle sales to new vehicle sales was due principally to the expansion of existing used car facilities and the establishment of two additional stand-alone used car retail centers. New vehicle selling prices increased approximately 3.3% due primarily to changes in Manufacturer pricing and the mix of new vehicles sold. Used vehicle selling prices increased approximately 23.8% due to changes in market demand which resulted in a change in the mix of used vehicles sold.


Sales of finance and insurance products increased by $7.8 million, or 53.8%, from $14.5 million to $22.3 million, principally as a result of the acquisitions of Landers Auto, Atlanta Toyota and United Nissan. Sales of such products at the continuing franchises of the DiFeo Group increased by $4.0 million, or 31.0%, from $12.9 million to $16.9 million.

Service and parts revenues increased by $12.4 million, or 44.3%, from $28.0 million to $40.4 million due principally to the acquisitions of Landers Auto, Atlanta Toyota and United Nissan. While revenues at the continuing franchises of the DiFeo Group increased by $5.5 million, or 25.3%, from $21.7 million to $27.2 million, such increase was more than offset by the elimination of unprofitable franchises as part of the DiFeo Restructuring.


GROSS PROFIT. Gross profit increased by $30.2 million, or 83.4%, from $36.2 million to $66.4 million due principally to the acquisitions of Landers Auto, Atlanta Toyota and United Nissan. Gross profit at the continuing franchises of the DiFeo Group increased by $9.1 million, or 28.4%, from $32.0 million to $41.1 million. Gross profit as a percentage of revenues increased from 10.3% to 11.1% reflecting higher margins resulting from improved inventory controls, enhanced training of sales personnel and a change in marketing philosophy from a price strategy to a customer service strategy. Included in the above gross profit figures is gross profit from finance and insurance activities, which increased by $5.4 million, or 50.5%, from $10.7 million to $16.1 million due principally to the acquisitions of Landers Auto, Atlanta Toyota and United Nissan. Gross profit from finance and insurance activities at the continuing franchises of the DiFeo Group increased by $1.2 million, or 12.5%, from $9.6 million to $10.8 million. Gross profit from finance and insurance activities consists principally of fees for placing financing contracts with consumer finance companies and also includes fees for placing extended service contracts and amounts earned on the sale of accessories such as radios, cellular phones and alarms.


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $15.1 million, or 36.0%, from $41.9 million to $57.0 million due principally to the acquisitions of Landers Auto, Atlanta Toyota and United Nissan. Such expenses at the continuing franchises of the DiFeo Group increased by $3.9 million, or 11.2%, from $34.7 million to $38.6 million, and such expenses as a percentage of revenues decreased overall by 20.2% from 11.9% to 9.5% due principally to the DiFeo Restructuring.

RELATED PARTY INTEREST INCOME. Related party interest income remained unchanged at $1.5 million. Such income is related to certain amounts owed the Company from minority partners and certain of their related entities on which the Company is contractually permitted to charge interest. The amounts owed arose from advances for certain business acquisitions and working capital advances for dealerships in which the Company has no interest.

OTHER INTEREST EXPENSE. Interest expense other than floor plan increased by $1.6 million from $0.4 million to $2.0 million as a result of increased borrowings to finance the acquisitions of Landers Auto, Atlanta Toyota and United Nissan as well as the issuance of certain promissory notes as part of the consideration paid for Landers Auto and Atlanta Toyota.

EQUITY IN INCOME (LOSS) OF UNCOMBINED INVESTEE. During the six months ended June 30, 1995, equity in loss of uncombined investee was $0.5 million, as compared to income of $0.1 million during the six months ended June 30, 1996. This item represents a minority interest in a group of dealerships located in Jersey City, New Jersey.

INCOME (LOSS) BEFORE INCOME TAXES. Pretax income from dealership operations increased by $14.1 million from a loss of $5.1 million to a profit of $9.0 million as a result of the factors described above, including the DiFeo Restructuring.

AUTO FINANCE

LOSS BEFORE INCOME TAXES. The pretax loss from operations at Atlantic Finance decreased by $0.4 million from $0.7 million to $0.3 million. Atlantic Finance was formed in the first quarter of 1994 and commenced loan operations in January 1995.

TOTAL COMPANY

MINORITY INTERESTS. Minority interests changed by $2.6 million from a charge of $0.9 million to a credit of $1.7 million as a result of the factors described above.

INCOME TAXES. The Company has provided for federal and state income taxes on its period earnings at appropriate rates. The 1996 effective tax rate exceeds the statutory rate due to the non-deductibility of the amortization of the excess of cost over net assets acquired. No benefit was recorded for losses in 1995 since realization was deemed less likely than not at that time.

NET INCOME (LOSS). Net income increased by $8.8 million from a loss of $4.9 million to a profit of $3.9 million due to the factors described above.

1995 COMPARED TO 1994

AUTO DEALERSHIPS

REVENUES. Revenues increased by $74.0 million, or 10.1%, from $731.6 million to $805.6 million due to the acquisition of Landers Auto in August 1995. Revenues at Landers Auto contributed $116.3 million. Revenues at the continuing franchises of the DiFeo Group increased by $6.2 million, or 1.0%, from $592.5 million to $598.7 million. Such increase was more than offset by a decrease of $48.5 million in revenues due to the elimination of unprofitable franchises as part of the DiFeo Restructuring.


Sales of new and used vehicles increased by $72.0 million, or 11.2%, from $644.4 million to $716.4 million. The acquisition of Landers Auto contributed $109.2 million of such increase. While revenues at the continuing franchises of the DiFeo Group increased by $5.0 million, or 0.9%, from $524.0 million to $529.0 million, such increase was more than offset by a decrease of $42.3 million in sales due to the elimination of unprofitable franchises as part of the DiFeo Restructuring. Unit sales of new and used vehicles increased by 11.9% and 7.4%, respectively, due principally to the acquisition of Landers Auto. Sales of new vehicles increased by 5.6% and sales of used vehicles decreased by 10.3% at the continuing franchises of the DiFeo Group, offset by the elimination of unprofitable franchises as part of the DiFeo Restructuring. During 1995, the Company sold 25,138 new vehicles (73.7% of total vehicle sales) and 8,953 used vehicles (26.3% of total vehicle sales). During 1994, the Company sold 22,464 new vehicles (72.9% of total vehicle sales) and 8,340 used vehicles (27.1% of total vehicle sales). The decrease in the relative proportion of used vehicle sales to new vehicle sales was due principally to stronger demand for new vehicles as opposed to used vehicles at the DiFeo Group operations offset by the acquisition of Landers Auto, which sells a higher proportion of used vehicles to new vehicles than the DiFeo Group. New vehicle selling prices increased by 4.4% due primarily to changes in Manufacturer pricing. Used vehicle selling prices increased by 17.2% due to changes in market conditions which resulted in a change in the mix of used vehicles sold.


Sales of finance and insurance products increased by $2.3 million, or 8.3%, from $27.5 million to $29.8 million due to the acquisition of Landers Auto. Sales of such products increased by $2.5 million, or 10.8%, from $23.2 million to $25.7 million at the continuing franchises of the DiFeo Group, offsetting in part the $2.3 million decrease in sales due to the elimination of unprofitable franchises as part of the DiFeo Restructuring.

Service and parts revenues decreased by $0.3 million, or 0.5%, from $59.7 million to $59.4 million due to the DiFeo Restructuring, offset by increased service and parts revenues attributable to Landers Auto.


GROSS PROFIT. Gross profit increased by $1.3 million, or 1.5%, from $84.0 million to $85.3 million. The acquisition of Landers Auto added $10.6 million during the five months the Company owned it. Gross profit at the continuing franchises of the DiFeo Group decreased by $3.3 million, or 4.7%, from $70.2 million to $66.9 million. Gross profit as a percentage of revenues decreased 7.8% from 11.5% to 10.6% as the Company implemented the DiFeo Restructuring. Included in the above gross profit figures is gross profit from finance and insurance activities, which decreased by $1.1 million, or 4.5%, from $24.5 million to $23.4 million due principally to the DiFeo Restructuring offset by the acquisition of Landers Auto. Gross profit from finance and insurance activities at the continuing franchises of the DiFeo Group decreased by $0.9 million, or 4.2%, from $21.4 million to $20.5 million.


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $10.2 million, or 12.7%, from $80.4 million to $90.6 million due principally to the acquisition of Landers Auto. Such expenses as a percentage of revenues increased from 11.0% to 11.2% of revenues. Selling, general and administrative expenses at the continuing franchises of the DiFeo Group increased by $3.9 million from $66.1 million to $70.0 million.

RELATED PARTY INTEREST INCOME. Related party interest income was $3.0 million in 1995. There was no such income in 1994.

OTHER INTEREST EXPENSE. Interest expense other than floor plan increased by $0.5 million, or 55.6%, from $0.9 million to $1.4 million as a result of increased borrowings to finance the acquisitions of Landers Auto and Atlanta Toyota and the issuance of certain promissory notes as part of the consideration paid for Landers Auto, offset in part by a reduction in other interest-bearing debt.

EQUITY IN LOSS OF UNCOMBINED INVESTEES. Equity in loss of uncombined investees decreased by $2.1 million, or 72.4%, from $2.9 million to $0.8 million due to improved performance of certain dealerships in which the Company retains a minority interest.

LOSS BEFORE INCOME TAXES. The pretax loss from dealership operations increased from $0.2 million to $4.5 million, including the costs incurred in connection with the DiFeo Restructuring. The deterioration in the performance of the DiFeo Group during the first quarter of 1995 led management to undertake the DiFeo Restructuring.

AUTO FINANCE

LOSS BEFORE INCOME TAXES. The pretax loss from operations at Atlantic Finance increased by $0.8 million from $0.6 million to $1.4 million, reflecting the early stage of its operations. Atlantic Finance was formed in the first quarter of 1994.

TOTAL COMPANY

MINORITY INTERESTS. Minority interests changed by $1.3 million from a charge of $0.9 million to a credit of $0.4 million as a result of the factors described above.

PROVISION FOR INCOME TAXES. An income tax credit of $2.1 million was recorded in 1995. The credit was taken as the Company determined in the fourth quarter that it was more likely than not that, due to the DiFeo Restructuring, future taxable income from operations would be sufficient to fully recognize a net deferred tax asset at December 31, 1995. Such net deferred tax asset was provided as a result of tax basis operating losses sustained in 1994 and 1995.

NET INCOME (LOSS). Net income decreased by $1.8 million from a loss of $1.7 million to a loss of $3.5 million due to the factors described above.

1994 COMPARED TO 1993

AUTO DEALERSHIPS

REVENUES. Revenues increased by $125.5 million, or 20.7%, from $606.1 million to $731.6 million. This increase was due to the full-year contributions of dealerships acquired during 1993 by the DiFeo Group that were located within its trading area and volume increases at the existing locations.


Sales of new and used vehicles increased by $115.9 million, or 21.9%, from $528.5 million to $644.4 million. Unit sales of new and used vehicles increased by 20.7% and 5.7%, respectively, due to the factors listed above. During 1994, the Company sold 22,464 new vehicles (72.9% of total vehicle sales) and 8,340 used vehicles (27.1% of total vehicle sales). During 1993, the Company sold 18,608 new vehicles (70.2% of total vehicle sales) and 7,891 used vehicles (29.8% of total vehicle sales). The decline in the relative proportion of used vehicle sales to new vehicle sales was due to stronger new vehicle demand. New vehicle prices increased by 4.0% due primarily to changes in Manufacturer pricing. Used vehicle prices increased by 17.1% due to changes in market conditions which resulted in a change in the mix of used vehicles sold.


Sales of finance and insurance products increased by $2.8 million, or 11.3%, from $24.7 million to $27.5 million due principally to the Company's successful effort to increase the sale of such products.

Service and parts revenues increased by $6.8 million, or 12.8%, from $52.9 million to $59.7 million reflecting both the additional dealerships acquired by the DiFeo Group and an increase in service and parts activity at its existing franchises.


GROSS PROFIT. Gross profit increased by $15.6 million, or 22.8%, from $68.4 million to $84.0 million due to the full-year contributions of dealerships acquired during 1993 and a significant increase in gross profit from finance and insurance products and, to a lesser extent, service and parts operations. Gross profit as a percentage of revenues increased from 11.3% to 11.5% due to an increase in the sale of finance and insurance products offset by a decline in vehicle profitability. Included in the above gross profit figures is gross profit from finance and insurance activities, which increased by $7.1 million, or 40.8%, from $17.4 million to $24.5 million due to the full-year contributions of dealerships acquired during 1993 and a significant increase in the profitability of the finance and insurance products sold.


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $13.5 million, or 20.2%, from $66.9 million to $80.4 million due to the full-year contributions of dealerships acquired during 1993 and additions to overhead, principally personnel. Such expenses as a percentage of revenues remained constant at 11.0%.

OTHER INTEREST EXPENSE. Interest expense other than floor plan declined by $0.3 million, or 25.0%, from $1.2 million to $0.9 million due to a decrease in outstanding indebtedness resulting from the placement of shares of Class A Preferred Stock for an aggregate price of $15.7 million and of shares of Common Stock for an aggregate price of $0.5 million at the end of December 1993.

EQUITY IN LOSS OF UNCOMBINED INVESTEES. Equity in loss of uncombined investees was $2.9 million in 1994.

INCOME (LOSS) BEFORE INCOME TAXES. Pretax income from dealership operations declined from a profit of $0.3 million to a loss of $0.2 million due the factors described above.

AUTO FINANCE

LOSS BEFORE INCOME TAXES. During the first quarter of 1994, the Company formed a wholly owned automobile finance subsidiary, Atlantic Finance, located in Rochester, New York. Losses from its early stage operations totaled $0.6 million in 1994.

TOTAL COMPANY

MINORITY INTERESTS. Minority interests charge changed by $0.8 million from $0.1 million to $0.9 million due to the factors described above.

INCOME TAXES. The provision for income taxes was reduced from $0.1 million to $0.0 in 1994.

NET INCOME (LOSS). Net income decreased by $1.8 million from $0.1 million to a loss of $1.7 million due to the factors described above.

Liquidity and Capital Resources

The cash requirements of the Company are primarily for acquisition of new dealerships, working capital, including inventory, and expansion of existing facilities. Historically, these cash requirements have been met through issuances of equity under the Equity Facility (as defined herein) and issuances of Senior Notes (with Warrants) under the Securities Purchase Agreements, neither of which currently has any availability, borrowings under the Credit Agreement, which will have terminated prior to or upon consummation of the Offering, floor plan facilities and warehouse facilities at Atlantic Finance.

At June 30, 1996, the Company had working capital of $5.7 million, including accounts receivable of $48.2 million and inventory of $121.3 million, offset by $34.8 million in accounts payable and accrued expenses and $129.0 million in revolving floor plan financing arrangements. The Company's floor plan lenders limit the aggregate amount of such borrowings by formulas based on the cost of vehicles in inventory.

During the first half of 1996, operating activities resulted in net cash provided by operations of $8.1 million, principally from income generated by operations and an increase in trade credit.

For the first half of 1996, the Company used $23.9 million in investing activities, principally for the acquisitions of Atlanta Toyota and United Nissan and capital expenditures.


Net cash provided by financing activities during the first half of 1996 totaled $21.5 million, principally from the issuance of capital stock under the Equity Facility for an aggregate price of $16.0 million and the issuance of additional Senior Notes (with Warrants) in the aggregate principal amount of $13.2 million, net of the repayment of certain short-term debt, principally floor plan. During such period, the Company sought and obtained waivers of non-compliance with, and amendments to, certain covenants under its Securities Purchase Agreements and Credit Agreement, including covenants regarding fixed charge coverage ratios and delivery of certain collateral to secure the indebtedness thereunder.


For 1995, operating activities for the automobile dealerships provided cash of $0.7 million. This was due principally to significantly lower inventories due to the implementation of certain controls and procedures designed to maximize inventory turnover, offset by a reduction in floor plan lending available for used car financing. Net cash used by Atlantic Finance operating activities was $8.0 million during 1995 due principally to the origination and warehousing of automobile loans.

During 1995, the Company used $25.8 million in investing activities, principally in the acquisition of Landers Auto, the cash cost of which was $20.0 million, and capital expenditures of $1.7 million.

Net cash provided by financing activities in 1995 totaled $37.6 million resulting principally from the issuance of capital stock under the Equity Facility for an aggregate price of $25.2 million, the issuance of Senior Notes (with Warrants) in the aggregate principal amount of $16.3 million and a borrowing in the amount of $8.0 million under a short-term credit facility with Morgan Guaranty, net of a reduction in floor plan borrowings of $11.9 million, net borrowings of $4.2 million on the warehouse credit line at Atlantic Finance and certain other costs associated with the issuance of debt and equity securities.


In September 1995, the Company entered into the Securities Purchase Agreements providing for the issuance and sale of up to $35 million aggregate principal amount of Senior Notes due 2003 and Warrants to purchase Common Stock. See "Use of Proceeds" and "Description of Capital Stock -- Warrants." The permitted uses of proceeds from the sale of the Senior Notes are to finance acquisitions, to make capital contributions to Atlantic Finance, to make capital expenditures and to provide working capital. As of December 31, 1995 and June 30, 1996, $16.3 million and $29.5 million aggregate principal amount of Senior Notes, respectively, were outstanding.


In December 1993, the Company entered into the Equity Facility providing for the issuance and sale of Class A Preferred Stock and Common Stock for an aggregate price of $77.8 million. The initial closing under the Equity Facility occurred in December 1993 and provided aggregate net proceeds of $15.2 million. In addition, in connection with the initial closing under the Equity Facility, shares of then outstanding common stock were converted into shares of Common Stock valued at $10.3 million. Proceeds from subsequent closings under the Equity Facility during 1994, 1995 and 1996 equaled $5.5 million, $25.2 million and $22.5 million, respectively. In addition, proceeds from additional offerings of equity and the Additional Warrants (as defined herein) during July 1996 equaled $4.1 million.

The Company finances substantially all of its new and used vehicle inventory under revolving floor plan financing arrangements with General Motors Acceptance Corporation, Chrysler Credit Corporation, World Omni Financial Corp. and Nissan Motor Acceptance Corporation. The floor plan lenders pay the Manufacturer directly with respect to new vehicles. The Company makes monthly interest payments on the amount financed but is not required to make loan principal repayments prior to the sale of new and used vehicles. Substantially all of the assets of the Company's dealerships are subject to security interests granted to their floor plan lending sources.


The Company believes that its existing capital resources, including the net proceeds of the Offering, will be sufficient to meet anticipated cash requirements, including those relating to the Contemporaneous Acquisitions, through at least the end of 1997. To the extent the Company pursues other significant acquisitions, it will need to raise additional capital either through the issuance of equity or debt securities or through borrowings. The Company has received commitments from Morgan Guaranty and The Bank of Nova Scotia for an Acquisition Facility in the amount of $50 million. There can be no assurance that the Acquisition Facility will be successfully consummated or that required additional capital will be available on reasonable terms, if at all, at such times as required by the Company.


Cyclicality

The Company's business, as well as the entire automotive retailing industry, is dependent on a number of factors relating to general economic conditions, including the price and availability of fuel, interest rate fluctuations, economic recessions and consumer business cycles. The Company believes its geographic diversity, expansion into automobile financial services and emphasis on service and repair operations help to reduce the overall impact of these general economic factors on the Company. The Company's business, however, may be materially adversely affected by severe adverse economic conditions.

Seasonality

The Company's combined business is modestly seasonal overall. The greatest seasonalities exist in the DiFeo Group, which operates in the New York metropolitan area. At the DiFeo Group, the second and third quarters are the strongest with the fourth and first quarters the weakest with respect to sales and profits relating to vehicle sales. The service and parts business at all dealerships experiences relatively modest seasonal fluctuations. At the Company's other dealerships, seasonality in all business sectors is modest.

Effects of Inflation

The Company believes that the relatively moderate rates of inflation over the last few years have not had a significant impact on revenue or profitability. The Company does not expect inflation to have any near-term material effects on the sale of its products and services. However, there can be no assurance that there will be no such effect in the future.

The Company finances substantially all of its inventory through various revolving floor plan arrangements with interest rates which vary based on the prime rate or LIBOR. Such rates have historically increased during periods of increasing inflation. The Company does not believe that it would be at a competitive disadvantage should interest rates increase due to increased inflation since most other automobile dealers have similar floating rate borrowing arrangements.

Recent Accounting Pronouncements

In October 1995, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation ("SFAS 123"). SFAS 123 establishes financial and reporting standards for stock based compensation plans. The Company anticipates adopting the disclosure only provisions of this standard during 1996.

In June 1996, The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 125"). SFAS 125 establishes financial and reporting standards for derecognition of certain liabilities. The Company is currently assessing the impact that this standard may have on its financial position and results of operations.

                                    Business

Overview


UAG is a leading acquirer, consolidator and operator of franchised automobile and light truck dealerships and related businesses. The Company believes that, after giving effect to the Contemporaneous Acquisitions, it will be the fourth largest retailer of new motor vehicles in the United States, operating 37 franchises located in Arizona, Arkansas, Connecticut, Georgia, New Jersey, New York and Tennessee and representing 22 American, Asian and European brands. As an integral part of its dealership operations, UAG sells used vehicles. In addition, the Company operates six stand-alone used car retail centers. All of UAG's dealerships include integrated service and parts operations, which are an important source of recurring revenues. The Company also owns Atlantic Finance, an automobile finance company engaged in the purchase, sale and servicing of prime credit quality automobile loans originated by both UAG and third-party dealerships. For 1995, on a pro forma basis, UAG had revenues of approximately $1.35 billion and sold 37,358 new and 22,060 used vehicles.


The Company was formed to capitalize on consolidation opportunities within the highly fragmented $660 billion automotive retailing industry. In 1995, approximately 22,000 dealerships representing more than 48,000 franchises sold
14.8 million new vehicles and 15.7 million used vehicles for sales of $290 billion and $180 billion, respectively. Yet, the Company estimates that the largest 100 dealership groups generated less than 10% of these total revenues and control less than 5% of all franchised dealerships. As capital requirements to operate dealerships continue to increase and many owners who were granted franchises in the 1950s and 1960s approach retirement age, many individual dealers are seeking exit opportunities. These conditions present attractive consolidation opportunities for larger automobile retailers such as UAG. Since its initial acquisition in 1992, the Company has completed 13 additional acquisitions, including the Contemporaneous Acquisitions. Management believes that UAG is well-positioned to continue capitalizing on the consolidation trend in the automotive retailing industry due to its proven acquisition history, diverse geographic presence, substantial size and financial resources.

The Company believes that it enjoys significant competitive advantages. The Company's diverse product portfolio reduces the risks associated with changes in consumer preferences and dependence on any single brand or market segment. Geographic diversity mitigates the Company's exposure to regional economic and weather conditions. In addition, the Company's large size allows it to centralize certain administrative functions and negotiate favorable pricing on certain automotive parts, aftermarket products, supplies and advertising. Furthermore, the Company benefits from superior access to capital as compared to smaller dealerships.

Growth Strategy

UAG seeks to lead the consolidation of the automotive retailing industry and increase stockholder value through a growth strategy focused on (i) acquiring profitable dealership operations, (ii) leveraging its new car franchises to grow higher-margin businesses and (iii) generating incremental revenue from its automobile finance business.

ACQUIRE PROFITABLE DEALERSHIP OPERATIONS


UAG seeks to capitalize on continuing consolidation in the U.S. automotive retailing industry by selectively acquiring profitable dealerships. The Company targets dealerships or dealership groups with established records of profitability and customer satisfaction as well as experienced management willing to remain in place. The Company focuses on opportunities in geographic markets with above-average projected population and job growth. Of the approximately
22,000 dealerships in the United States, the Company believes that at least 2,000 dealerships, some of which are members of dealership groups, meet its acquisition criteria. The Company has received commitments from Morgan Guaranty and The Bank of Nova Scotia for an Acquisition Facility in the amount of $50 million.


The Company's acquisition program has been specifically tailored to address dealers' desire to retain a management role in their businesses while achieving personal liquidity. Owners of acquired dealerships typically continue in their role as dealership manager and some also participate in overall Company operations through their roles on UAG's Operating Committee. The Company believes it provides dealership managers additional management tools as its economies of scale, marketing expertise and corporate resources act as a catalyst for continual dealership growth. In addition, the owner may retain an equity interest in the business through the ownership of capital stock and/or stock options of UAG.

GROW HIGHER-MARGIN BUSINESSES

UAG is leveraging its new car franchises and applying its financial resources to grow higher-margin businesses such as the retail sale of used vehicles, aftermarket products and service and parts.

USED VEHICLES. Used vehicle sales by franchised dealers, with average prices approximately 58% of new vehicle prices, typically generate higher gross margins than new cars because of limited comparability among them and the somewhat subjective nature of their valuation. Consumer acceptance of used vehicle purchasing has grown due principally to the following factors: (i) the availability of late-model, low-mileage used automobiles has increased due to the large supply of cars coming off short-term leases and from rental company fleets; (ii) the quality of motor vehicles has generally improved; and (iii) the prices of new cars have risen. The Company has taken advantage of this trend by recently opening four stand-alone used vehicle operations.

UAG believes that by virtue of its new vehicle franchises it enjoys significant advantages over both independent and chain used-car companies in sourcing used vehicles. Specifically, the Company has access to (i) a steady supply of used cars accepted as trade-ins for new vehicle purchases, (ii) off-lease vehicles that were originally leased through the new vehicle franchise and (iii) used car auctions open only to new car dealers. In addition, only new car franchises are able to sell used cars certified by the Manufacturer under newly introduced programs in which the Manufacturer supports specific high-quality used cars with extended warranties and attractive financing options.

AFTERMARKET PRODUCTS. Each sale of a new or used vehicle provides the opportunity for the Company to sell aftermarket products. A substantial portion of the gross profit on the sale of a vehicle generally is earned from the sale of aftermarket products. Aftermarket products include accessories such as radios, cellular phones, alarms, custom wheels, paint sealants and fabric protectors, as well as agency services such as extended service contracts and credit insurance policies. In addition, the Company receives fees for placing financing and lease contracts. In order to meet customers' needs and help create a "one-stop" shopping experience, management continues to expand aftermarket product offerings.

SERVICE AND PARTS. Each of UAG's dealerships offers a fully integrated service and parts department. The service and parts business provides an important recurring revenue stream to the Company's dealerships, which may help to mitigate the effects of downturns in the automobile sales cycle. Unlike independent service shops or used car dealerships with service operations, UAG is qualified to perform work covered by Manufacturer warranty. Since warranty service work is paid for by the Manufacturer, consumers are motivated to service their vehicles at a dealership for the warranty period. In recent years, Manufacturers have generally lengthened standard warranty coverage on new cars to three years/36,000 miles and introduced warranty coverage on used cars, further enhancing customer retention opportunities in the service area. To grow their service and parts businesses, UAG dealerships have implemented programs to track maintenance records of customers and contact them regarding dealer promotions and maintenance schedules. In addition, the Company is actively marketing warranty-covered services to potential customers such as municipalities and corporations with large fleets of automobiles located near certain of its dealerships. The Company is able to offer repair services to such customers on a more efficient and less costly basis than such customers generally can perform themselves. The Company believes that its market share will grow at the expense of independent mechanics' shops, which may be unable to address the increased mechanical and electronic sophistication of today's motor vehicles and the increased expenses of compliance with more stringent environmental regulations.

GENERATE INCREMENTAL REVENUE FROM AUTOMOBILE FINANCE BUSINESS


In 1995, industry wide, approximately 72% of new and 73% of used automobile retail purchases (exclusive of private sales) were financed. To capitalize on this market, the Company established Atlantic Finance, its own automobile finance subsidiary. Atlantic Finance purchases, sells and services prime credit quality automobile loans originated by both UAG and third-party dealerships. Based in Rochester, New York, Atlantic Finance commenced loan operations in January 1995 and currently serves approximately 127 dealerships in Connecticut, New Jersey and New York. Atlantic Finance provides the Company with another opportunity to earn incremental revenue on its vehicle sales.


Atlantic Finance's strategy is to grow by (i) increasing its business with existing UAG dealerships, including those with which it has yet to commence financing activities, (ii) commencing financing activities with dealerships acquired by

UAG in the future and (iii) using its presence in its local operating markets to cultivate relationships with additional unaffiliated dealerships. Atlantic Finance's goal is to ultimately purchase up to 50% of its finance contracts from non-UAG dealers.

Operating Strategy

EMPHASIZE CUSTOMER SERVICE

Central to UAG's overall philosophy is customer-oriented service designed to meet the needs of an increasingly sophisticated and demanding automotive consumer. The Company seeks to provide its customers with a satisfying, pleasant and informative retailing experience, which entails "one-stop" shopping convenience, competitive pricing and a sales staff that is knowledgeable about product offerings and responsive to a customer's particular needs. The Company's goal is to establish lasting relationships with its customers, which it believes enhance its reputation in the community and create the opportunity for significant repeat and referral business.

The quality of customer service provided by dealerships' sales and service departments are measured by CSI scores, which are derived from data accumulated by Manufacturers through individual customer surveys. UAG relies on this data to improve dealership operations and uses it as a factor in determining the compensation of general managers and sales and service personnel in all its dealerships. CSI coordinators are responsible for ensuring top quality customer service at the Company's dealerships. Training of the sales force focuses on providing skills that improve its interaction with the customer. Additional training is provided by organizations with superior reputations for customer service, which the Company has engaged in its ongoing effort to refine the automobile purchasing experience. The Company's most recent CSI scores indicate that most of its dealerships ranked at or above the average CSI scores for their regions.

EMPLOY PROFESSIONAL MANAGEMENT TO IMPROVE OPERATIONS

The Company implements professional management practices throughout its business operations. To ensure "best practices" are promoted throughout the organization, the Company has established an Operating Committee comprised of the Company's Chairman and Chief Executive Officer and select dealership managers, which meets monthly to share business experiences and ideas. See "Management -- Operating Committee."

The Company believes it applies financial controls which exceed those required by Manufacturers and those customarily found at the typical dealership. Currently, the Company's dealerships' management information systems collect operational data such as customer records, invoicing, payroll and inventory, as well as routine accounting information. The dealerships also maintain customer data bases that track information such as showroom traffic, aftermarket product purchases and service and parts usage, which are utilized in pursuing follow-on sales opportunities.

Industry Overview

With more than $660 billion in 1995 sales, automotive retailing is the third largest domestic industry group in the United States, representing nearly 5% of U.S. gross domestic product. The industry is highly fragmented and largely privately held with approximately 22,000 automobile dealerships representing more than 48,000 franchises. In 1995, U.S. franchised automobile dealers sold
14.8 million new vehicles and 15.7 million used vehicles for sales of approximately $290 billion and $180 billion, respectively.

Manufacturers originally established franchised dealer networks for the distribution of their vehicles as single-dealership, single-owner operations. In return for exclusive distribution rights within specified territories, Manufacturers exerted significant influence over such matters as a dealer's location, inventory size and composition and merchandising programs, as well as the identity of owners and managers. This strict control contributed to the proliferation of small dealerships, which at their peak in the late 1940s numbered in excess of 49,000. Several Manufacturers went out of business in the 1950s, and the number of dealerships decreased to 36,000 by 1960.

Significant industry changes took place in the 1970s when the oil embargo forced dramatic increases in gasoline prices and foreign Manufacturers increased their penetration of the U.S. market with fuel-efficient, low-cost vehicles. These competitive pressures offered dealers a platform for stronger negotiating positions with Manufacturers thereby fostering a change in the traditional distribution system. Dealers began to add foreign franchises and the phenomenon of the multi-franchise automobile dealer, or "megadealer," emerged, prompting both significant acquisition activity and the consolidation activities of the 1980s. The easing of restrictions against megadealers combined with continual competitive pressures upon undercapitalized dealerships has led to further consolidation of the industry. Since 1960, the number of dealerships has declined 39% to the current 22,000 level.

As the industry has evolved, so has the dealership profile. Over the past three decades, there has been a trend toward fewer, but larger, dealerships. In 1995, each of the largest 100 dealer groups had more than $140 million in revenues. Although significant consolidation has taken place since its inception, the industry today remains highly fragmented, with the largest 100 dealer groups generating less than 10% of total revenues and controlling less than 5% of all franchised dealerships.

Dealership Operations

The Company's management structure is designed to support and encourage entrepreneurial drive and individual responsibility. Each dealership is operated as a distinct profit center, where dealership managers are given a high degree of autonomy. The Company believes that its dealership managers, as long-time members of the local community, are best able to judge how to conduct day-to-day operations in a manner consistent with the established character and needs of the local community. A general manager oversees the operations, personnel and financial performance of the dealership, which is typically staffed by a sales manager, a parts manager, a service manager, sales representatives, technicians and parts employees. The sales staff of each UAG dealership is compensated primarily on a commission basis, while the general manager, service manager and parts manager receive a combination of salary and performance bonus.

General managers prepare monthly forecasts based on historical information and projected trends, and a component of each general manager's compensation is determined by meeting or exceeding these operating plans. During the year, general managers regularly review their dealerships' progress with senior management and make appropriate adjustments as needed. To promote communication and efficiency in operating standards, general managers and members of senior management attend several Company-wide strategy sessions each year. In addition, management attends various industry-sponsored leadership and management seminars and receive continuing education in product, marketing strategies and management information systems.

The Company's dealerships engage in a number of interrelated businesses: new vehicle sales; used vehicle sales; sales of aftermarket products; and service and parts operations.

NEW VEHICLES


On a pro forma basis, in 1995, UAG sold at retail 37,358 new vehicles and new vehicle operations (including fleet sales) generated $841.7 million in revenues, or 62.2% of total auto dealership revenues.


The Company sells 22 American, Asian and European brands ranging from economy cars to luxury cars and sport utility vehicles. The following table sets forth, on a pro forma basis for 1995, certain information relating to new vehicles sold at retail by the Company:

                                    ------------------------------------

                                       Number of New            % of New
                                    Vehicles Sold at    Vehicles Sold at
Manufacturer                                  Retail          Retail (1)
----------------------------------  ----------------  ------------------
Toyota                                        11,456                30.7%
Nissan                                         7,777                20.8
Chrysler                                       7,661                20.5
General Motors                                 4,204                11.3
BMW                                            1,900                 5.1
Honda                                          1,661                 4.4
Mitsubishi                                     1,087                 2.9
Hyundai                                          862                 2.3
Land Rover                                       378                 1.0
Isuzu                                            159                 0.4
Audi                                              81                 0.2
Porsche                                           75                 0.2
Suzuki                                            57                 0.2
                                    ----------------  ------------------
    Total                                     37,358               100.0%
                                    ----------------  ------------------
                                    ----------------  ------------------

------------------------
(1)  Amounts may not add due to rounding.

UAG purchases substantially all of its new car inventory directly from Manufacturers. Manufacturers allocate inventory based on the size and location of dealerships, but actual shipments result from negotiations with individual dealers. From time to time, UAG will exchange new vehicles with other dealerships to accommodate customer demand and balance inventory. The Company believes that larger dealers such as UAG are better positioned to secure favorable inventory shipments and optimize Manufacturers' allocations through its retail network. UAG finances its inventory purchases through revolving credit arrangements known in the industry as floor plan facilities. As a result of its size, UAG is able to secure floor plan financing on terms more favorable than those generally available to smaller dealers.

As required by law, UAG posts the Manufacturer's suggested retail price, or "MSRP," on every new vehicle. However, as is customary in the industry, the final sales price is generally a negotiated price. The Company continues to evaluate changing consumer preferences for vehicle purchasing. For example, certain dealerships have implemented "value pricing," where the dealer is given less flexibility to negotiate between the MSRP and wholesale price.

New vehicle retail sales are made to individual customers and to leasing companies providing consumer leasing. Industry wide, the percentage of new vehicle retail sales that are leasing transactions has increased from 13.5% in 1990 to 31.5% in 1995. Manufacturers have encouraged this trend through their captive finance companies by supporting residual values in such a way so as to reduce consumers' monthly lease payments, particularly for shorter-term leases. This method has attracted consumers to shorter-term leases, which has the effect of bringing the consumer back to the market sooner than if the purchase were debt financed and providing new car dealerships with a steady source of late-model, off-lease vehicles for their used car inventory. In addition, because the vehicle usually remains under factory warranty for the term of the lease, the dealership has the opportunity to provide repair service to the lessee.

USED VEHICLES

On a pro forma basis, in 1995, UAG sold at retail approximately 22,060 used vehicles and used vehicle operations (including sales at wholesale) generated $368.8 million in revenues, or 27.3% of total auto dealership revenues.


The used car department is becoming an increasingly significant profit center of a franchised dealership. Used vehicles typically generate higher gross margins than new vehicles because of their limited comparability and the somewhat subjective nature of their valuation. Profits from used cars sales are dependent primarily on the ability to source a low-cost, high-quality supply and effectively manage inventory. UAG's dealerships acquire their used cars through trade-ins, lease expirations and auctions. Off-lease vehicles are regarded as the highest quality in their age class due to their low mileage and good condition relative to fleet and rental vehicles. When a leasing customer declines to purchase the vehicle upon expiration of the lease, industry practice is to offer it to the dealer that originated the transaction before it is offered to other dealers or sold at auction. In addition, UAG purchases a significant portion of its used car inventory at "closed" auctions, which offer off-lease, rental and fleet vehicles. Such auctions can be attended only by new car dealers. The balance of its used car inventory is purchased at "open" auctions, which offer repossessed cars and cars sold by other dealers. The Company has specialized used car managers who attend auctions several times a week and can buy for an entire division.


The Company sells used vehicles at its franchised dealerships as well as at six stand-alone used vehicle operations. At its multi-brand dealerships, trade-ins obtained at one location are generally transferred to the location that sells that particular brand of new vehicles, where customer interest for that brand is likely to be stronger and the salespersons' knowledge of that brand is typically greater. A well-stocked used vehicle inventory allows the Company's salespersons to offer high-quality used vehicles not only to customers shopping for a used vehicle, but also to customers who come to the dealership to buy a new vehicle and then realize that they cannot afford one. In order to capitalize further on the increased popularity of used cars, the Company has opened six stand-alone used car centers. Two operate in the DiFeo Group, three operate as part of the Landers Auto division and one operates at Peachtree Nissan. As a result of these and other initiatives, the Company expects its used car sales to increase as a percentage of total vehicle sales in the future.


The Company has developed a systematic approach to managing its used car inventory. Poor-quality trade-ins and used cars that have remained unsold for a specific period of time varying generally from 60 to 75 days are sold at auction. In the past, the volume of used cars that UAG has sold to certain auctions has afforded it seller's fee discounts and favorable display locations and times, which tend to maximize the vehicle's sale price.

The Company has taken several initiatives to enhance customer confidence in used cars, including offering extended warranties, stocking higher-quality, late-model used cars and participating in Manufacturer certification programs. Under such certification programs, which are available exclusively to new car dealers, Manufacturers support used vehicles with extended factory warranties and attractive financing options. The Company performs the rigorous inspections and reconditioning required for certification. Management believes that its size is an advantage over smaller new car dealers, who may not receive a sufficient supply to justify dedicating resources to the certification process.

The Company believes that its status as a franchised new car dealer provides it a distinct competitive advantage over independent used car sellers and superstores in terms of access to the highest-quality and lowest-cost supply of used vehicles. Vehicles traded in for used cars are generally older, of poorer quality and out-of-warranty compared to trade-ins received at a new car franchise. New car dealers generally have the first opportunity to purchase the desirable off-lease vehicles, while independents must bid for the remaining vehicles and subsequently may incur brokerage fees and costs of transporting them to their stores. Auctions of off-lease and fleet vehicles and rental cars with guaranteed Manufacturer buyback are open only to franchised new car dealers. In addition to advantages in sourcing used cars, management believes that its affiliation with Manufacturers and ability to offer certified used cars with factory warranties raises the consumer's level of trust and ultimately their inclination to buy used cars from franchised rather than independent sellers.

AFTERMARKET PRODUCTS

On a pro forma basis, in 1995, UAG's sales of aftermarket products generated $40.0 million in revenues, or 2.9% of total auto dealership revenues. The reporting of sales of certain products in this category varies among UAG's dealerships with certain dealerships treating the sale of products such as radios and alarms as part of the sale of the vehicle itself.


UAG earns a significant portion of the gross profit on the sale of new and used vehicles on the sale of aftermarket products. Aftermarket products include accessories such as radios, cellular phones, alarms, custom wheels, paint sealants and fabric protectors, as well as agency services such as extended service contracts and credit insurance policies. In addition, the Company receives fees for placing financing and lease contracts. The Company believes that working closely with its customers to identify suitable financing products enhances the Company's overall profitability by increasing the percentage of vehicle purchases financed through its dealerships and by reducing the subsequent default rate on such financing contracts.

Approximately 80% of customers who purchase or lease new and used vehicles from or through the Company originate financing or lease contracts through the dealership. UAG earns a fee from the finance provider in its diverse network of finance companies and leasing companies that accepts and funds the transaction without recourse to the dealership on the contract principal amount. The Company is, however, typically assessed a chargeback against a portion of the finance fee if the contract is terminated prior to its scheduled maturity for any reason, such as early repayment or default. UAG has relationships with financing sources across the credit quality spectrum. As a result, the Company is able to service practically any customer who requires financing.

At the time of a new vehicle sale, the Company offers extended service contracts to supplement warranties offered by Manufacturers. UAG also sells extended service contracts with respect to used vehicles. Currently, the Company sells third-party extended service contracts and recognizes the associated revenue at the time of the vehicle sale. On a pro forma basis, in 1995, the Company sold extended service contracts on 25% and 40% of its new and used vehicle sales, respectively. The Company also offers certain types of credit insurance to customers who finance their vehicle purchases through the Company. Such policies generally provide for repayment of the vehicle loan if the obligor dies before the loan is fully repaid. The Company also sells accident and health insurance policies which provide payment of the monthly loan obligations during any period in which the obligor is disabled. The Company receives a commission upon the sale of a policy and a bonus based on whether payments are made under the policy.

SERVICE AND PARTS

On a pro forma basis, in 1995, UAG's service and parts operations generated $102.3 million in revenues, or 7.6% of total auto dealership revenues. The Company considers its service and parts business integral to its objective of providing customers with a satisfying and informative dealership experience, thereby creating an opportunity to strengthen customer loyalty.


The service and parts business is relatively stable and provides an important recurring revenue stream to the Company's dealerships, which may help to mitigate the effects of downturns in the automobile sales cycle. UAG measures the performance of each dealership's service and parts operations in terms of "absorption rate," which measures the percentage of the dealership's overall fixed costs covered by service and parts gross profit. For the six months ended June 30, 1996, the average absorption rate at the Company's dealerships (not on a pro forma basis) was approximately 49.0%. The Company currently targets an absorption rate of between 60% and 70%.

The Company has a total of 552 service bays and 70 paint bays throughout its network. The Company's service and body shop facilities are equipped with technologically advanced tools and diagnostic equipment and staffed by Manufacturer-trained and certified service technicians. The Company's service technicians perform full-service repairs on all brands of vehicles UAG sells. UAG dealerships feature various combinations of fully equipped service and body shop facilities capable of handling almost any type of vehicle repair on virtually any type of vehicle, from rebuilding entire engines to routine maintenance functions, including tune-ups, oil changes, tire balancing, front-end alignments and inspections. UAG dealerships offer such services in a relaxed and accommodating atmosphere. Most UAG dealerships have lounges equipped with televisions, recliners, sofas, phones and food and beverage machines to allow customers to relax or conduct business while waiting for service to be performed.

The Company performs both warranty and non-warranty service work, with the cost of the warranty work being paid by the Manufacturer at retail consumer rates. Manufacturers permit warranty work to be performed only at franchised dealerships. Hence, unlike independent service shops or used car dealerships with service operations, UAG is qualified to perform work covered by Manufacturer warranties.

UAG's factory-certified service employees regularly attend Manufacturer-sponsored training programs to remain abreast of current diagnostic and repair and maintenance techniques. The Company employs a compensation program for its service technicians designed to encourage the performance of expedited and high-quality repair and maintenance services and ensure a high degree of customer satisfaction. Rather than paying service technicians on an hourly basis, each technician receives a flat rate for each service or repair performed. If a service or repair is performed incorrectly, the technician making the initial repair or service must correct the situation without additional compensation. This compensation arrangement facilitates the retention of efficient service technicians who can increase their compensation by expeditiously and accurately completing service and repairs and also enhances customer satisfaction for repair jobs that are completed correctly the first time.

The Company's body shops, which include multiple paint bays, are fully equipped to make virtually any type of body repair, from complete reconstruction of vehicle frames damaged in accidents to repairs and replacements of hoods, body panels and fenders. UAG dealerships' body shops are also used to refurbish vehicles in need of updating due to changes in industry standards or to satisfy regulatory guidelines.

The parts departments support the Company's sales and service functions. The Company utilizes its parts department when performing its repair, maintenance and body shop services, including all parts required to recondition used vehicles for resale. In addition to supporting the Company's service and body shop functions, the Company markets its parts and accessories at its dealerships to those customers who prefer to perform maintenance and repair of vehicles on their own.

An important goal of the Company is to retain or convert each purchaser of a vehicle into a customer of the service department. To that end, UAG has implemented a program which tracks maintenance records of customers and contacts them regarding dealer promotions and maintenance schedules. After a repair or service has been completed, the customer is called to determine whether he or she is completely satisfied. In addition, the Company is actively marketing its warranty-covered services business to potential higher-volume service customers such as municipalities and corporations with large motor vehicle fleets located near certain of its dealerships. The Company is able to offer repair services to such customers on a more efficient and less costly basis than such customers generally can perform themselves.

Atlantic Finance
Atlantic Finance is the Company's automotive finance subsidiary engaged in the purchase, sale and servicing of motor vehicle installment contracts originated by both UAG and third-party dealerships. Based in Rochester, New York, Atlantic Finance commenced loan operations in January 1995 and currently serves approximately 127 dealers in Connecticut, New Jersey and New York. Atlantic Finance derives its revenues from three primary areas: finance charges on its automobile contracts; gains in connection with the sale or securitization of pools of automobile contract receivables; and service fees, late charges and other related income.

Atlantic Finance's strategy is to grow by (i) increasing its business with existing UAG dealerships, including those with which it has yet to commence financing activities, (ii) commencing financing activities with dealerships acquired by UAG in the future and (iii) using its presence in its local operating markets to cultivate relationships with additional unaffiliated dealerships. While as of June 30, 1996, 77% of its $50.5 million in finance contracts were originated by UAG dealers, Atlantic Finance is not intended to be a captive finance company. Rather, Atlantic Finance's goal is to ultimately purchase up to 50% of its finance contracts from non-UAG dealers.

With over 70 years of collective experience in the consumer finance industry, the three members of Atlantic Finance's senior management expect to expand Atlantic Finance's business by demonstrating commitment to dealer service, achieving cost efficiencies through a centralized operations structure, pursuing cost-effective sources of capital for business growth and focusing on high-quality credit, as described below.

DEALER SERVICE. Atlantic Finance's goal is to be a service-oriented and reliable source for financing. Atlantic Finance sales representatives solicit dealers who meet Atlantic Finance's standards and enter into a dealer agreement that outlines contract purchase terms. After a loan application is delivered, usually by fax from the dealer, Atlantic Finance generally responds within two hours. If an application is not initially acceptable, Atlantic Finance's loan officers often suggest modifications to meet Atlantic Finance's standards, such as increasing the down payment or reducing the term of the loan.

CENTRALIZED OPERATIONS. Atlantic Finance believes that it can effectively service its dealers from a central site without the cost of duplicating administrative and order processing functions in multiple locations. Atlantic Finance employs local sales representatives who are responsible for different geographic territories and constitute a flexible, cost efficient means for rapid growth.

SOURCES OF CAPITAL. Atlantic Finance currently has available an aggregate of $85.0 million under its revolving credit facilities, known in the industry as warehousing programs, with Citibank, N.A. (and an affiliate thereof) and Morgan Guaranty. Atlantic Finance uses automobile loans as collateral to borrow from such banks. Once the warehoused amount reaches a specified level, Atlantic Finance issues securities to investors at a fixed rate, collateralized by the bundled loans, and continues to service the receivables for a fee. The net proceeds of these securitizations are used by Atlantic Finance to repay outstanding loans under its credit facilities, which enables Atlantic Finance to redeploy its capital for further loans. Atlantic Finance benefits from its affiliation with UAG by receiving favorable lending terms and access to capital markets as a source of financing.

On July 19, 1996, Atlantic Finance, through a wholly owned, special-purpose subsidiary, completed a private placement of $45.8 million aggregate principal amount of 6.7% Asset Backed Certificates. Such certificates represent fractional undivided interests in a trust consisting primarily of a pool of automobile loan receivables. Atlantic Finance will service the receivables for an annual fee equal to 1.0% of the principal amount of receivables plus certain supplemental fees. Under certain conditions, Atlantic Finance is obligated to repurchase receivables in the event of breach of certain representations and warranties with respect to the receivables and in the event of breach of certain servicing obligations and covenants of Atlantic Finance. On the basis of a credit enhancement insurance policy issued by Financial Security Assurance Inc. for the benefit of the holders of certificates, the certificates were rated "AAA" by Standard & Poor's Rating Services and "Aaa" by Moody's Investors Service, Inc.

HIGH-QUALITY CREDIT. Atlantic Finance finances only prime credit quality loans and believes its ability to effectively evaluate and monitor the creditworthiness of the dealers' customers is a critical component to this focus. To support its evaluation process, Atlantic Finance uses sophisticated processing systems and controls that include an evaluation of multiple credit bureau reports and a computerized scoring system. Every loan is ultimately reviewed by an experienced loan officer for final approval. In addition to the creditworthiness of the customer, pricing of a finance contract is based on several criteria such as the age of the vehicle, the term of the loan, prevailing interest rates and Atlantic Finance's cost of capital. Most states have maximum chargeable interest rates that vary greatly from state to state.

Once the loan is approved, Atlantic Finance monitors customer accounts on a regular basis. If an account is delinquent, Atlantic Finance works with customers to resolve payment problems and bring accounts current at the earliest possible stage of delinquency. In the event of an unremedied default, the finance company will repossess the vehicle and sell it to a dealer, sometimes UAG, or at public auction.

Set forth below are tables indicating delinquency experience of Atlantic Finance (which commenced loan operations in January 1995) as of the end of each of the past four fiscal quarters and its loss experience for such periods:

                    Historical Delinquency Experience (1)(2)


                              --------------------------------------------------------------------------------------
                               September 30, 1995    December 31, 1995       March 31, 1996        June 30, 1996
                              --------------------  --------------------  --------------------  --------------------
                                   # of                  # of                  # of                  # of
DOLLARS IN THOUSANDS              Loans     Amount      Loans     Amount      Loans     Amount      Loans     Amount
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Portfolio outstanding at
 period end                         553  $   6,623      1,240    $15,799      2,419    $32,079      3,820    $50,472
Percent delinquent
  31-60 days(3)                   0.36%      0.78%      1.13%      1.26%      1.08%      1.23%      1.81%      1.96%
  61-90 days(3)                      --         --         --         --      0.04%      0.07%      0.18%      0.26%
  over 90 days(3)                    --         --         --         --         --         --      0.11%      0.22%
Repossessions on hand(4)             --         --      0.24%      0.33%      0.50%      0.47%      0.39%      0.35%
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
  Total                           0.36%      0.78%      1.37%      1.58%      1.61%      1.78%      2.49%      2.79%
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                              ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------


------------------------
(1) The information in this table includes all loans outstanding and serviced by Atlantic Finance.
(2) As all of the Atlantic Finance's loans are simple interest, the dollar amount includes only the principal balance.
(3) The period of delinquency is based on the number of days payments are contractually past due.
(4) Amounts represent the remaining balance of installment loans relating to reposessed vehicles as a percentage of the total principal amount all loans outstanding and serviced by Atlantic Finance.

                        Historical Loan Loss Experience


                                    --------------------------------------------------------

                                     September 30,    December 31,     March 31,    June 30,
DOLLARS IN THOUSANDS                          1995            1995          1996        1996
                                    --------------  --------------  ------------  ----------
Average portfolio(1)                        $4,725         $11,211       $23,939     $41,276
Losses(2)                                       --              --          28.6        70.5
Recoveries(3)                                   --              --           0.5         2.3
Net losses                                      --              --          28.1        68.2
Net losses as a percentage of
 average portfolio (annualized)                 --              --         0.47%       0.66%


------------------------
(1)  Represents the average of the beginning and ending balance for the period.
(2)  Represents principal amounts charged off as uncollectible.
(3)  Represents principal amounts recovered on accounts previously charged off.

Competition

AUTOMOBILE DEALERSHIPS

The automotive retailing industry is extremely competitive. In large metropolitan areas, consumers have a number of choices in deciding where to purchase a new or used vehicle and where to have such a vehicle serviced.

In the new vehicle area, the Company competes with other franchised dealers in each of its marketing areas. The Company does not have any cost advantage in purchasing new vehicles from the Manufacturer, and typically relies on advertising and merchandising, sales expertise, service reputation and location of its dealerships to sell new vehicles. In recent years, automobile dealers have also faced increased competition in the sale of new vehicles from independent leasing companies, on-line purchasing services and warehouse clubs. Due to lower overhead and sales costs, these companies may be capable of operating on smaller gross margins and offering lower sales prices than can franchised dealers.

In used cars, the Company competes with other franchised dealers, independent used car dealers, automobile rental agencies, private parties and used car "superstores" for supply and resale of used vehicles. The Company believes that it enjoys certain advantages over its competitors that sell only used cars. See "-- Growth Strategy -- Grow Higher-Margin Businesses -- Used Vehicles."

The Company believes that the principal competitive factors in vehicle sales are the marketing campaigns conducted by Manufacturers, the ability of dealerships to offer a wide selection of the most popular vehicles, the location of dealerships and the quality of customer service. Other competitive factors include customer preference for particular brands of automobiles, pricing (including Manufacturer rebates and other special offers) and warranties. The Company believes that its dealerships are competitive in all of these areas.

The Company competes against franchised dealers to perform warranty repairs and against other automobile dealers, franchised and unfranchised service center chains and independent garages for non-warranty repair and routine maintenance business. The Company competes with other automobile dealers, service stores and auto parts retailers in its parts operations. The Company believes that the principal competitive factors in parts and service sales are price, the use of factory-approved replacement parts, the familiarity with a Manufacturer's brands and models and the quality of customer service. A number of regional or national chains offer selected parts and services at prices that may be lower than the Company's prices.

ATLANTIC FINANCE

Atlantic Finance faces competition from a variety of lenders in the fragmented auto finance market: captive finance companies, banking institutions and independent finance companies. Captive finance companies such as General Motors Acceptance Corporation, Ford Motor Credit Company and Chrysler Credit Corporation primarily focus on increasing dealer sales volume by offering low-yield rates when promoting certain products. In general, captive finance companies provide standardized products and fixed market rates and are not as flexible in the marketplace. Captive finance companies also provide automobile dealers with floor plan financing. Independent auto finance companies focus on unconventional segments of the market with some lending to lower credit borrowers in exchange for higher yields. The market shares of these companies are as follows: approximately 36% of the total auto loans outstanding are held by captive and independent finance companies, another 46% are controlled by commercial banks and the remaining 18% are held by savings and loan institutions, savings banks, credit unions and specialty finance companies. The Company believes that the principal competitive factors in offering financing are convenience, interest rates and contract terms. While market shares shift over time, the trend in the banking market share is toward fewer and larger super-regional competitors, reflecting the ongoing consolidations in that industry. As in the case of Atlantic Finance, some finance companies are organized by large dealership groups as part of a vertical integration strategy.

Franchise Agreements

Each of the Company's dealerships operates pursuant to a franchise agreement between the applicable Manufacturer and the subsidiary of the Company that operates such dealership. The typical automotive franchise agreement specifies the locations at which the dealer has the right and the obligation to sell motor vehicles and related parts and products and to perform certain approved services in order to serve a specified market area. The designation of such areas and the allocation of new vehicles among dealerships are subject to the discretion of the Manufacturer, which generally does not guarantee exclusivity within a specified territory. A franchise agreement may impose requirements on the dealer concerning such matters as the showrooms, the facilities and equipment for servicing vehicles, the maintenance of inventories of vehicles and parts, the maintenance of minimum net working capital and the training of personnel. Compliance with these requirements is closely monitored by the Manufacturer. In addition, Manufacturers require each dealership to submit a financial statement of operations on a monthly and annual basis. The franchise agreement also grants the dealer the non-exclusive right to use and display Manufacturer's trademarks, service marks and designs in the form and manner approved by the Manufacturer.

Each franchise agreement sets forth the name of the person approved by the Manufacturer to exercise full managerial authority over the dealership's operations and the names and ownership percentages of the approved owners of the dealership and contains provisions requiring the Manufacturer's prior approval of changes in management or transfers of ownership of the dealership. Each of UAG's dealerships is owned, directly or indirectly, by the Company at the subsidiary level, and the Company has obtained the approval of each relevant Manufacturer to conduct the Offering and for the Common Stock to be publicly traded. A number of Manufacturers, however, continue to prohibit the acquisition of a substantial ownership interest in the Company or transactions that may affect management control of the Company, in each case without the approval of the Manufacturer. See "Risk Factors -- Stock Ownership/Issuance Limits."


Most franchise agreements expire after a specified period of time, ranging from one to five years, and the Company expects to renew any expiring agreements in the ordinary course of business. The typical franchise agreement provides for early termination or non-renewal by the Manufacturer under certain circumstances such as change of management or ownership without Manufacturer approval, insolvency or bankruptcy of the dealership, death or incapacity of the dealer manager, conviction of a dealer manager or owner of certain crimes, misrepresentation of certain information by the dealership or dealer manager or owner to the Manufacturer, failure to adequately operate the dealership, failure to maintain any license, permit or authorization required for the conduct of business, or material breach of other provisions of the franchise agreement. The dealership is typically entitled to terminate the franchise agreement at any time without cause.

The automobile franchise relationship is also governed by various federal and state laws established to protect dealerships from the general unequal bargaining power between the parties. The state statutes generally provide that it is a violation for a Manufacturer to terminate or fail to renew a franchise without good cause. These statutes also provide that the Manufacturer is prohibited from unreasonably withholding approval for a proposed change in ownership of the dealership. Acceptable grounds for disapproval include material reasons relating to the character, financial ability or business experience of the proposed transferee. Accordingly, certain provisions of the franchise agreements, particularly as they relate to a Manufacturer's rights to terminate or fail to renew the franchise, have repeatedly been held invalid by state courts and administrative agencies.

Facilities

The Company presently leases or subleases all its facilities and seeks to structure its acquisitions in a way to avoid the ownership of real property. Set forth in the table below is certain information relating to the Company's leases and subleases.

                       ---------------------------------------------------------------------
Occupant               Location               Use                     Expiration
---------------------  ---------------------  ----------------------  ----------------------
DiFeo Group
  Fair Chevrolet-Geo   102 Federal Road       New and used car        October 1, 2010
                       Danbury, CT             sales; general
                                               office; service
  Fair                 100C Federal Road      New and used car        October 1, 2010
 Hyundai/Isuzu/Suzuki  Danbury, CT             sales; service
  Fair Used Car        102A and 104 Federal   Used car sales          October 1, 2010
   Corner              Road
                       Danbury, CT
  DiFeo Lexus          1550 Route 22 East     New and used car        October 1, 2010
                       Bound Brook, NJ         sales; service
  DiFeo Chevrolet-Geo  599 Route 440W         New and used car        October 1, 2010
   & J&F Oldsmobile    Jersey City, NJ         sales; service
  DiFeo                Hudson Mall on Route   New and used car        October 1, 2010
   Chrysler-Plymouth/  440                     sales; service
   Jeep-Eagle/Hyundai  Jersey City, NJ
  Hudson Toyota        585 Route 440W         New and used car        October 1, 2010
                       Jersey City, NJ         sales; service;
                                               general office
  DiFeo BMW            (a) 301 County Road    New and used car sales  January 5, 2002,
                       Tenafly, NJ                                     renewable to 2012
                       (b) 64 North Summit    Service                 July 1, 2016,
                       Street                                          renewable to 2036
                       Tenafly, NJ
  Rockland Mitsubishi  75 N. Highland Avenue  New and used car        October 1, 2010
                       Nyack, NY               sales; service
  Rockland Toyota      115 Route 59           New and used car        October 1, 2002,
                       Nyack, NY               sales; service          renewable to 2012
  DiFeo Nissan         (a) 977 Communipaw     New and used car sales  October 1, 2010
                       Avenue
                       Jersey City, NJ
                       (b) 909-921            Service                 October 1, 2010
                       Communipaw Ave.
                       Jersey City, NJ
  Fair Honda           102D Federal Road      New and used car        October 1, 2010
                       Danbury, CT             sales; service
  Fair Dodge           100B Federal Road      New and used car        March 27, 2000,
                       Danbury, CT             sales; service          renewable to 2008
  Gateway Mitsubishi   Route 37 & Batchelor   New car sales; service  October 1, 2010
                       St.
                       Toms River, NJ
  Gateway Toyota       Route 37 & Batchelor   New and used car        October 1, 2010
                       St.                     sales; service
                       Toms River, NJ

                       ---------------------------------------------------------------------
Occupant               Location               Use                     Expiration
---------------------  ---------------------  ----------------------  ----------------------
Landers Auto
  Landers              (a) 7800 Alcoa Road    New car sales; service  August 31, 2016,
 Jeep-Eagle/Chrysler-  Benton, AR                                      renewable to 2026
   Plymouth/Dodge
                       (b) 7800 Alcoa Road    Used car sales
                       Benton, AR
  Landers              17821 I-30             New and used car        August 31, 2016,
   Oldsmobile-GMC      Benton, AR              sales; service          renewable to 2026
   Truck
  Landers United       20570 I-30             Used car sales          April 30, 2002,
   AutoMart            Benton, AR                                      renewable to 2012
  Landers West         1719 Merrell Drive     Used car sales          December 31, 1998,
                       Little Rock, AR                                 renewable to 2001
  Landers North        6055 Landers Road      Used car sales          May 31, 1999
                       North Little Rock, AR
Atlanta Toyota         2345 Pleasant Hill     New and used car        January 31, 2016
                       Road                    sales; service
                       Duluth, GA
United Nissan          6889 Jonesboro Road    New and used car        April 30, 2016,
                       Morrow, GA              sales; service          renewable to 2026
Peachtree Nissan       (a) 5211 and 5214      New and used car        June 30, 2016,
                       Peachtree               sales; service          renewable to 2026
                       Industrial Boulevard
                       Chamblee, GA
                       (b) 3393 Malone Drive  Storage facility        June 30, 2016,
                       Chamblee, GA                                    renewable to 2026
Sun Group
  Scottsdale           6725 E. McDowell       New and used car        October 31, 2016
   Porsche/Scottsdale  Scottsdale, AZ          sales; service
   Audi
  Scottsdale Acura     6825 E. McDowell       New and used car        October 31, 2016
                       Scottdsale, AZ          sales; service
  Scottsdale Lexus     (a) 6905 E. McDowell   New and used car        October 31, 2016
                       Scottsdale, AZ          sales; service
                       (b) 6905 E. McDowell   New and used car        December 31, 2005,
                       Scottsdale, AZ          sales; service          renewable to 2010
  Land Rover           6925 E. McDowell       New and used car        August 10, 2000,
   Scottsdale          Scottsdale, AZ          sales; service          renewable to 2020
  Scottsdale Paint &   1111 N. Miller         Auto painting; auto     December 15, 1998,
   Body Shop           Scottsdale, AZ          repairs                 renewable to 2013
  Camelback BMW        1144 E. Camelback      New and used car        February 27, 2005
                       Scottsdale, AZ          sales; service
  Land Rover Phoenix   1127 E. Camelback      New and used car        June 30, 2005,
                       Phoenix, AZ             sales; service          renewable to 2010
Evans Group
  Evans BMW            3624 Commerce Ave.     New and used car        March 31, 1998(1)
                       Duluth, GA              sales; service
  Evans Nissan         1420 Iris Drive        New and used car        March 31, 1998(2)
                       Conyers, GA             sales; service
Standefer Motor        2121 Chapman Road      New and used car        October 31, 2016,
                       Chattanooga, TN         sales; service          renewable to 2026
UAG                    375 Park Avenue        Headquarters            June 29, 2000
                       New York, NY
Atlantic Finance       800 Perinton Hills     Offices                 August 31, 1999
                       Office Park
                       Fairport, NY


------------------------------
(1) This lease requires the Company to purchase the property at any time prior to the expiration date for $2.9 million. The Company expects to designate an unaffiliated third party to purchase the property prior to such date and simultaneously enter into a 20-year lease with the Company.
(2) This lease requires the Company to purchase the property prior to the expiration date for $7.5 million (with a discount if purchased earlier). The Company expects to designate an unaffiliated third party to purchase the property prior to such date and simultaneously enter into a 20-year lease with the Company.

Employees and Labor Relations

As of June 30, 1996, on a pro forma basis, UAG employed approximately 2,100 people, approximately 100 of whom are covered by collective bargaining agreements with labor unions. Relations with employees are considered by the Company to be satisfactory. The Company's policy is to motivate its key managers through, among other things, grants of stock options. See "Management -- Stock Option Plan."

Litigation

The Company and its subsidiaries are involved in litigation that has arisen in the ordinary course of business. None of these matters, either individually or in the aggregate, are expected to have a material adverse effect on the Company's results of operations or financial condition.

Environmental Matters

As with automobile dealerships generally, and service parts and body shop operations in particular, the Company's business involves the use, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. The Company's business also involves the past and current operation and/or removal of aboveground and underground storage tanks containing such substances or wastes. Accordingly, the Company is subject to regulation by federal, state and local authorities establishing health and environmental quality standards, and liability related thereto, and providing penalties for violations of those standards. The Company is also subject to laws, ordinances and regulations governing remediation of contamination at facilities it operates or to which it sends hazardous or toxic substances or wastes for treatment, recycling or disposal.

The Company believes that it does not have any material environmental liabilities and that compliance with environmental laws, ordinances and regulations will not, individually or in the aggregate, have a material adverse effect on the Company's results of operations or financial condition. However, soil and groundwater contamination has been known to exist at certain properties leased by the Company. Furthermore, environmental laws and regulations are complex and subject to frequent change. There can be no assurance that compliance with amended, new or more stringent laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions will not require additional expenditures by the Company, or that such expenditures would not be material. See "Risk Factors -- Environmental Matters."

Insurance

The Company maintains general liability and property insurance and an umbrella and excess liability policy in amounts it considers adequate and customary for businesses of its kind. However, there can be no assurance that future claims will not exceed insurance coverage.

                                   Management

Executive Officers and Directors

The following information relates to the executive officers and directors of the Company as of August 31, 1996.


Name                                  Age   Position
-----------------------------------  -----  -----------------------------------
Carl Spielvogel                        67   Chairman of the Board and Chief
                                             Executive Officer
Marshall S. Cogan                      59   Vice Chairman of the Board and
                                             Chairman of the Executive and
                                             Compensation Committees
Arthur J. Rawl                         54   Executive Vice President and Chief
                                             Financial Officer
George G. Lowrance                     52   Executive Vice President --
                                             Development and Industry Relations
Philip N. Smith, Jr.                   54   Vice President, Secretary and
                                             General Counsel
Robert W. Thompson                     45   Vice President -- Finance
Robert H. Nelson                       51   Director; Vice Chairman of Atlantic
                                             Finance
Michael R. Eisenson                    40   Director
John J. Hannan                         43   Director
Jules B. Kroll                         55   Director
John M. Sallay                         40   Director
Richard Sinkfield                      54   Director


The present principal occupation and employment background of each of the executive officers and directors of the Company are set forth below.

Carl Spielvogel has served as Chairman and Chief Executive Officer of the Company since October 1994. Mr. Spielvogel has had a 35-year career in management and marketing. Prior to joining the Company, Mr. Spielvogel was Chairman and Chief Executive Officer of Backer Spielvogel Bates Worldwide, Inc., one of the world's largest marketing, advertising and communications companies, with 178 offices in 55 countries, where he worked from 1979 to 1994. During his marketing career, he had extensive experience working with automobile manufacturers and oversaw the introduction of the Hyundai line of motor vehicles into the U.S. market. As part of this program, he worked with 450 automobile dealers. Earlier, Mr. Spielvogel was Vice Chairman of the Interpublic Group of Companies, which serves GM as one of its largest global clients; Interpublic was among the first global marketing communications companies to become publicly owned. He is also a director of Hasbro, Incorporated, Foamex International Inc. and Data Broadcasting Corporation as well a former director of the International Media Fund. Additionally, Mr. Spielvogel serves on the Board of Trustees of The Metropolitan Museum of Art, The Mount Sinai Hospital and Medical Center, Lincoln Center for the Performing Arts, Inc. and The Philharmonic-Symphony Society of New York, Inc. He was appointed in 1996 by President Clinton to serve as a member of the U.S. Broadcasting Board of Governors.

Marshall S. Cogan has served as a director of the Company since December 1990. Since 1974, Mr. Cogan has been the principal stockholder, Chairman or Co-Chairman of the Board of Directors and Chief Executive Officer or Co-Chief Executive Officer of Trace. Trace has acquired many companies in various consolidating industries and conceived the concept for UAG, which it founded in December 1990. He has been the Chairman of the Board of Directors and Chairman of the Executive Committee of Foamex International Inc. and its predecessor company since September 1993 and Chief Executive Officer since January 1994. He has also been a director of Recticel s.a. since February 1993. Mr. Cogan served as Chairman and a director of other companies formerly owned by Trace, including General Felt Industries, Inc., Knoll International, Inc. and Sheller-Globe Corporation. Prior to forming Trace Holdings, he was a senior partner at Cogan, Berlind, Weill & Levitt and subsequently CBWL-Hayden Stone, Inc., both predecessor companies to Lehman Brothers Inc. Additionally, Mr. Cogan serves on the Board of Trustees of The Museum of Modern Art, the Boston Latin School and New York University Medical Center and the Board of Directors of the American Friends of the Israel Museum. He also serves on several committees of Harvard University.

Arthur J. Rawl has served as Executive Vice President and Chief Financial Officer of the Company since 1994. Prior to joining the Company, Mr. Rawl was Executive Vice President and Chief Financial Officer of Hanlin Group, Inc., a chemical and PVC pipe products manufacturer. Mr. Rawl is a Certified Public Accountant and a retired partner in the firm of Deloitte & Touche, where, in his 23-year tenure with the firm, his practice concentrated on the retail and distribution industries.

George G. Lowrance served as Executive Vice President, Secretary and General Counsel of the Company from January 1993 to June 1996 and has served as Executive Vice President -- Development and Industry Relations since June 1996. Prior to joining the Company, Mr. Lowrance was the general manager of Ed Hicks Company, an automobile dealership group, which he joined in January 1991. Prior thereto, he was a dealer principal for 13 years, representing Pontiac, Chevrolet, Volvo, Nissan, Saab, Range Rover, Porsche, Audi, Volkswagen, Peugeot, Rolls Royce and Maserati. He also co-authored the current dealer agreements for Volkswagen and Porsche. Mr. Lowrance served as Chairman of the National Dealer Council for Audi from 1984 to 1987 and served in the same role for Porsche from 1987 to 1990.

Philip N. Smith, Jr. has served as Vice President, Secretary and General Counsel of the Company since June 1996. Mr. Smith has also served as Vice President or Senior Vice President and as Secretary and General Counsel of Trace since January 1988 and as Vice President, Secretary and General Counsel of Foamex International Inc. since October 1993. Prior to joining such companies, he was the sole stockholder of a professional corporation that was a partner of the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Robert W. Thompson has served as Vice President -- Finance of the Company since August 1994. Prior to joining the Company, Mr. Thompson was Vice President and Controller of Hanlin Group, Inc., where he worked for 11 years.

Robert H. Nelson has served as a director of the Company since January 1996. He has served as Vice Chairman of Atlantic Finance since March 1996, Chief Financial Officer and Treasurer of Trace since 1987 and Senior Vice President, Chief Operating Officer and a director of Trace since 1994.

Michael R. Eisenson has served as a director of the Company since December 1993. He is the President and Chief Executive Officer of Harvard Private Capital, which he joined in 1986. Harvard Private Capital manages the private equity and real estate portfolios of the Harvard University endowment fund. Mr. Eisenson is also a director of Harken Energy Corporation, ImmunoGen, Inc., NHP Incorporated and Somatix Therapy Corporation.

John J. Hannan has served as a director of the Company since December 1993. Mr. Hannan is one of the founding principals of Apollo, which together with an affiliate has acted since 1991 as managing general partner of Apollo Investment Fund, L.P., AIF and Apollo Investment Fund III, L.P., private securities investment funds, and of Apollo Real Estate Advisors, L.P., which since 1993 has acted as managing general partner of the Apollo real estate investment funds, and of Lion Advisors, L.P., which since 1991 has acted as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Hannan is also a director of Aris Industries, Inc., Converse, Inc., The Florsheim Shoe Company, Inc. and Furniture Brands International, Inc.

Jules B. Kroll has served as a director of the Company since December 1993. He founded Kroll Associates, an international corporate investigation and consulting firm, in 1972 and is presently its Chairman. Mr. Kroll is also a director of Presidential Life Corporation.

John M. Sallay has served as a director of the Company since December 1993. He is a Managing Director of Harvard Private Capital, which he joined in 1990. Mr. Sallay is also a director of E-Z Serve Corporation.

Richard Sinkfield has served as a director of the Company since December 1993. He is a Senior Partner with the law firm of Rogers & Hardin in Atlanta, Georgia, which he joined in 1976. Mr. Sinkfield is also a director of Weyerhaeuser Company.

Except for Mr. Spielvogel, who was elected pursuant to his employment agreement, the directors were elected pursuant to the provisions of the Stockholders Agreement, dated as of October 15, 1993 (the "Stockholders Agreement"), among the Company and the Initial Stockholders (as defined herein). Pursuant to such Stockholders Agreement, such provisions terminate upon consummation of the Offering.


The Board of Directors is divided into three classes. The current terms of the Class I directors, Class II directors and Class III directors expire at the annual meetings of stockholders to be held in 1997, 1998 and 1999, respectively. Messrs. Spielvogel, Cogan and Sallay are members of Class I, Messrs. Kroll, Nelson and Sinkfield are members of Class II and Messrs. Eisenson and Hannan are members of Class III. At each annual meeting of the stockholders, directors will be elected for a three-year term to succeed the directors whose terms then expire.

Committees of the Board of Directors


The Board of Directors of the Company has established Executive, Compensation, Audit and Stock Option Committees, each of which reports to the Board. The Executive Committee consists of Messrs. Cogan, Spielvogel, Eisenson and Hannan and has the authority to oversee the general business and affairs of the Company. The Compensation Committee consists of Messrs. Cogan, Eisenson, Hannan and Nelson and has the authority to determine all matters relating to compensation of the Company's executive officers and management employees. The Audit Committee consists of Messrs. Hannan, Kroll and Sinkfield and is responsible for meeting with the Company's independent accountants regarding, among other issues, audits and adequacy of the Company's accounting and control systems. The Stock Option Committee consists of Messrs. Eisenson and Hannan and is responsible for administering the Company's Stock Option Plan and granting options thereunder.



Compensation Committee Interlocks and Insider Participation



Mr. Cogan, Chairman of the Company's Compensation Committee, also serves as Chairman of the Board and Chief Executive Officer of Foamex International Inc., on whose compensation committee Mr. Spielvogel serves.


Director Compensation


The Company has adopted a compensation plan (the "Non-employee Director Compensation Plan") for directors of the Company who are not paid employees of the Company. Pursuant to the Non-employee Director Compensation Plan, each such director will receive an annual retainer of $15,000, $1,000 for each Board of Directors meeting attended in person, $750 for each Board of Directors committee meeting attended in person, and $500 for each such meeting participated in by telephone. Such fees are payable at the option of the director in cash or in Common Stock at the current market price. In addition, directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees thereof. In accordance with the internal policies of their employers, certain directors will assign their director compensation to the organizations that employ them. Directors who are paid employees of the Company will not receive any fees for serving on the Company's Board of Directors or for committee service.


Operating Committee

The Chairman and Chief Executive Officer has established an Operating Committee made up of key managers of the Company's dealerships. The Operating Committee, which is chaired by Mr. Spielvogel, meets monthly to review and discuss the prior month's operating performance. It also examines important trends in the business and, where appropriate, recommends specific operating improvements. Certain ex officio and rotating members will attend certain meetings depending on the matters under discussion. It is anticipated that the Operating Committee's membership will expand in line with the Company's acquisition program.

In addition to Mr. Spielvogel, the members of the Operating Committee are:

SAMUEL X. DIFEO          Mr. DiFeo serves as Executive Vice President of the operating partnerships of the DiFeo Group. Between 1970 and 1992, he co-managed the operations of the DiFeo Group with his father,
                         Sam C. DiFeo, and his brother, Joseph C. DiFeo.
BRUCE DUNKER             Mr. Dunker serves as President of United Nissan, which he joined in 1992. He began his career in the automotive retailing
                         industry in 1968.
JAMES EVANS              Mr. Evans serves as chief financial officer and co-managing director of the Danbury Autopark division of the DiFeo Group, which he joined in 1994. He began his career in the automotive retailing industry in 1985.
HARRY GLANTZ             Mr. Glantz serves as director of finance and insurance of the
                         DiFeo Group and co-managing director of the Danbury Autopark division of the DiFeo Group, which he joined in 1992. He began his career in the automotive retailing industry in 1968.
RICHARD J. HARRISON      Mr. Harrison serves as the President of Atlantic Finance. He began his career as a credit analyst in 1969. In 1984, he joined the Rochester Community Savings Bank for the purpose of forming
                         American Credit Services, Inc., a consumer finance company which grew into a business of over $325 million in annual loan
                         purchases.

STEVEN KNAPPENBERGER     Mr. Knappenberger serves as President and Chief Operating
                         Officer of the Sun Group, which he joined in 1980. He will become a member of the Operating Committee upon consummation of the Contemporaneous Acquisitions.
STEVE LANDERS            Steve Landers serves as Chief Executive Officer and President of
                         Landers Auto. He began his career in the automotive retailing industry in 1969. In 1972, Mr. Landers, with his father, Bob
                         Landers, opened a used car operation, which was the predecessor to Landers Auto.
JOHN SMITH               Mr. Smith serves as President of Atlanta Toyota, which he joined in 1988. He began his career in the automotive retailing
                         industry in 1983.

Summary Compensation Table

The following Summary Compensation Table sets forth information concerning the compensation for services paid to the officers named below (the "Named Executive Officers") during fiscal years 1995, 1994 and 1993.


                                          -----------------------------------------------
                                                                              Long Term
                                                                            Compensation
                                                                            -------------
                                                     Annual Compensation     Securities
Name and                                            ---------------------    Underlying
Principal Position                           Year   Salary($)    Bonus($)    Options(#)
----------------------------------------  -------   ---------   ---------   -------------
Carl Spielvogel (1)                        1995       750,000     250,000           --
  Chairman of the Board                    1994       155,946          --       70,017(2)
  and Chief Executive Officer
Ezra P. Mager (3)                          1995       600,000          --           --
  Executive Vice Chairman                  1994       601,969          --           --
                                           1993       703,952          --           --
Arthur J. Rawl (4)                         1995       255,300      70,000           --
  Executive Vice President                 1994       160,000      60,000           --
  and Chief Financial Officer
George G. Lowrance                         1995       207,677      20,000           --
  Executive Vice President --              1994       172,244       5,000           --
  Development and Industry Relations       1993       138,254      25,000           --
Robert W. Thompson (5)                     1995       107,600      10,000           --
  Vice President -- Finance                1994        42,619          --           --


------------------------------

(1) Mr. Spielvogel's employment commenced on October 18, 1994.

(2) Represents the number of shares of Common Stock subject to options on October 18, 1994, the date of grant, which number was subject to increase from time to time to a total of 170,095 shares upon the issuance of shares under the Equity Facility. These options were canceled and replaced with new options on April 3, 1996. See "--Stock Option Grants."

(3) Mr. Mager resigned from all his positions with the Company on January 18, 1996. In connection with such resignation, the Company agreed to make severance payments to Mr. Mager in the aggregate amount of $500,000 in installments through the end of 1997. In consideration therefor, Mr. Mager agreed to refrain from (i) discussing acquisition transactions with certain specified dealerships until March 1, 1998, (ii) soliciting the employment of UAG employees until March 1, 1998 and (iii) disclosing confidential information relating to the Company.

(4) Mr. Rawl's employment commenced on May 1, 1994.

(5) Mr. Thompson's employment commenced on August 1, 1994.

Spielvogel Employment Agreement

The Company has an Employment Agreement with Carl Spielvogel dated as of June 21, 1996 (the "Spielvogel Employment Agreement") which provides that Mr. Spielvogel will serve as Chief Executive Officer and Chariman of the Board of Directors of the Company until December 31, 2000, subject to automatic one-year renewals unless either party delivers notice not to renew.

The Spielvogel Employment Agreement provides for a base salary of $750,000 for 1996 and, beginning January 1, 1997, of $1,000,000 per year. In addition, Mr. Spielvogel is entitled to receive an annual bonus in an amount determined by the Company's Compensation Committee. If the Company's established performance targets are met, such bonus must equal at least 50% of Mr. Spielvogel's base salary, but in no event may such bonus exceed his base salary.

Pursuant to an amendment to his initial employment agreement, Mr. Spielvogel received options to purchase up to 400,000 shares of Common Stock at an exercise price of $10.00 per share. Such options became exercisable with respect to one-fourth of the option shares on October 18, 1995. The remainder will vest and become exercisable in three equal installments on October 18th in each of 1996, 1997 and 1998.

Pursuant to the Spielvogel Employment Agreement, effective upon the effective date of the Offering, Mr. Spielvogel will receive options under the Stock Option Plan to purchase up to an additional 100,000 shares of Common Stock at an exercise price equal to the public offering price set forth on the cover page of this Prospectus, and effective on the first anniversary thereof, Mr. Spielvogel will receive options under the Stock Option Plan to purchase up to 100,000 shares of Common Stock at an exercise price per share equal to the market price per share of Common Stock on the date preceding the date of grant. Such options will vest and become exercisable in four equal annual installments beginning on the first anniversary of the date of grant. All such options are collectively referred to herein as the "Spielvogel Options."

The Spielvogel Employment Agreement provides that Mr. Spielvogel's employment may be terminated at any time by the Company or by Mr. Spielvogel. In the event of termination of Mr. Spielvogel's employment by reason of death, by the Company for "Cause" or by Mr. Spielvogel other than for "Good Reason," including a "Change in Control" of the Company (as such terms are defined in the Spielvogel Employment Agreement), or disability, the Spielvogel Options will be forfeited to the extent not yet vested and exercisable. That portion already vested and exercisable on the date of termination may be exercised as follows: (i) in the event of termination by the Company for Cause, for a period of 90 days from the date of termination and (ii) in the event of termination by reason of death, or by Mr. Spielvogel other than for Good Reason or disability, for a period of one year from the date of termination.

In the event of termination of Mr. Spielvogel's employment by the Company other than for Cause or by Mr. Spielvogel for Good Reason, in addition to any base salary and bonus earned but not yet received, Mr. Spielvogel is entitled to be paid $83,333 per month for the remainder of the contract term. In the event of termination of Mr. Spielvogel's employment by the Company other than for Cause, by Mr. Spielvogel for Good Reason or by reason of disability, the Spielvogel Options, to the extent not granted or not vested and exercisable on the date of termination, will become immediately granted and vested and exercisable in full for a period equal to the shorter of four years after the date of termination and the remainder of the original term of the respective Spielvogel Options.

The Spielvogel Employment Agreement contains customary provisions relating to exclusivity of services, non-competition and confidentiality. It also contains general provisions relating to indemnification of Mr. Spielvogel in accordance with the DGCL.

Stock Option Plan

The Company's Stock Option Plan (the "Stock Option Plan") has been adopted by the Board of Directors and the stockholders of the Company. The Stock Option Plan provides for the grant of non-qualified options ("NQOs") and incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986 (the "Code"). The Stock Option Plan is administered by the Stock Option Committee of the Board of Directors (the "Committee"). The Board believes that the Stock Option Plan is important to provide an inducement to obtain and retain the services of employees of the Company, its subsidiaries and affiliates, and to increase their proprietary interest in the Company's success.

At present, all full-time employees of the Company and its subsidiaries, as well as employees of its affiliates who perform services for the Company and its subsidiaries, are eligible to participate in the Stock Option Plan. The aggregate number of shares of Common Stock as to which stock options ("Options") may be granted under the Stock Option Plan may not exceed 1,500,838, subject to adjustment as provided in the Stock Option Plan. The number of shares of Common Stock available for grant of Options at any time under the Stock Option Plan shall be decreased by the sum of the number of shares for which Options have been issued and have not yet lapsed or canceled and the number of shares already issued upon exercise of Options.

Recipients of Options under the Stock Option Plan ("Optionees") are selected by the Committee, which has sole authority (1) to determine the number of Options to be granted to such recipient, (2) to prescribe the form or forms of the Option agreements, (3) to adopt, amend or rescind rules and regulations for the administration of the Stock Option Plan, (4) to construe and interpret the Stock Option Plan, rules and regulations, (5) to determine the exercise price of shares subject to Options, (6) to determine the dates on which Options become exercisable, (7) to determine the expiration date of each Option (which shall be a ten-year term from the date of grant) and (8) to cancel any Option held with the express written consent of the Optionee to be affected. Options granted under the Stock Option Plan will be evidenced by a written Option agreement between each Optionee and the Company.

The exercise price of the shares of Common Stock subject to Options will be fixed by the Committee, in its discretion, at the time Options are granted, provided that the per share exercise price of an ISO may not be less than the fair market value of a share of Common Stock on the date of grant. There are presently NQOs outstanding under the Stock Option Plan to purchase an aggregate of 473,000 shares, each of which is exercisable at a price of $10.00 per share and vests in five equal annual installments beginning on the first anniversary of the later of December 29, 1993 and the date of the Optionee's employment. In addition, as of the effectiveness of the Offering, NQOs to purchase an additional 100,000 shares of Common Stock will be granted to each of Mr. Spielvogel and Mr. Cogan. Such Options will be exercisable at the public offering price set forth on the cover page of this Prospectus and will vest in four equal annual installments beginning on the first anniversary of the date of grant.

Optionees will have no voting, dividend or other rights as shareholders with respect to shares of Common Stock covered by Options prior to becoming the holders of record of such shares. All Option grants will permit the exercise price to be paid in cash or by certified check, bank draft or money order or by "cashless" exercise. The number of shares covered by Options will be appropriately adjusted in the event of any merger, recapitalization or similar corporate event (a "Merger Event"). If the Company is the surviving corporation of any Merger Event, the Optionee shall receive substitute Options to purchase shares of the surviving corporation so as to preserve the value, rights and benefits of any Option granted hereunder. If the Company is not the surviving or resulting corporation of any Merger Event, the Committee may elect to pay in cash the difference between the fair market value of the Common Stock on the date of the Merger Event and the exercise price of such Options. If the Committee does not elect to make a cash payment, the surviving corporation will be required, as a condition to the Merger Event, to grant substitute Options to purchase shares of the surviving or resulting corporation so as to preserve the value, rights and benefits of any Option granted hereunder.

The Board of Directors may at any time terminate the Stock Option Plan or from time to time make such modifications or amendments to the Stock Option Plan as it may deem advisable, provided that the Board may not, without the consent of the Optionee, take action which would have a material adverse effect on outstanding Options or any unexercised rights under outstanding Options.

The following is a brief discussion of the federal income tax consequences of transactions under the Stock Option Plan based on the Code. The Stock Option Plan is not qualified under Section 401(a) of the Code.

No taxable income is realized by an Optionee upon the grant or exercise of an ISO. If Common Stock is issued to an Optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such Optionee within two years after the date of grant or within one year after the transfer of such shares to such Optionee, then (i) upon sale of such shares, any amount realized in excess of the Option price will be taxed to such Optionee as a long-term capital gain and any loss sustained will be a long-term capital loss and (ii) no deduction will be allowed to the Optionee's employer for federal income tax purposes.

If the Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (i) the Optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the Option price paid for such shares and (ii) the Company will be entitled to deduct such amount for federal income tax purposes if the amount represents an ordinary and necessary business expense. Any further gain (or loss) realized by the Optionee will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

With respect to NQOs, (i) no income is realized by an Optionee at the time the Option is granted, (ii) generally, at exercise, ordinary income is realized by the Optionee in an amount equal to the difference between the Option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise, and the Company is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements and (iii) at sale, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Deductions for compensation attributable to NQOs (or disqualified ISOs) granted to the Company's named executive officers may be subject to the deduction limits of Section 162(m) of the Code, unless such compensation qualifies as "performance-based" (as defined therein).

Stock Option Grants

The following table sets forth information concerning individual grants of options to purchase Common Stock made to the Named Executive Officers during 1996.


                             ----------------------------------------------------------------------
                                                                              Potential Realizable
                                                                                    Value at
                                                                              Assumed Annual Rates
                                                                                       of
                              Number of  Percent of                               Stock Price
                             Securities      Total     Exercise                 Appreciation for
                             Underlying    Options           or                  Option Term(1)
                                Options  Granted to  Base Price  Expiration  ----------------------
Name                            Granted  Employees    ($/Share)        Date       5%($)      10%($)
---------------------------  ----------  ----------  ----------  ----------  ----------  ----------
Carl Spielvogel                 400,000(2)       35.3%      10.00   10/18/04  2,067,595   5,027,210
                                100,000(3)        8.8        (3)        (3)   1,729,460   4,382,792
Ezra P. Mager                        --         --           --          --          --          --
Arthur J. Rawl                   34,000(4)         3.0      10.00    4/23/06    213,824     541,872
George G. Lowrance               34,000(5)         3.0      10.00    4/23/06    213,824     541,872
Robert W. Thompson                3,500(5)         0.3      10.00    4/23/06     22,011      55,781


------------------------------

(1) Amounts reflect certain assumed rates of appreciation set forth in the Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises will depend on future performance of the Common Stock. No assurance can be made that the amounts reflected in these columns will be achieved. The values in these columns assume that the fair market value on the date of grant of each option was equal to the exercise price thereof.

(2) Options were granted on April 3, 1996 in replacement of options granted on October 18, 1994 and vest and become exercisable in four equal annual installments beginning on October 18, 1995.
(3) Options were granted as of the date of this Prospectus at an exercise price per share equal to the public offering price set forth on the cover page of this Prospectus and vest and become exercisable in four equal annual installments beginning on the first anniversary of the date of this Prospectus. Such options terminate on the tenth anniversary of the date of grant.
(4) Options were granted on April 23, 1996 and vest and become exercisable in five equal annual installments beginning on May 1, 1995.
(5) Options were granted on April 23, 1996 and vest and become exercisable in five equal annual installments beginning on December 29, 1993.

                 Certain Relationships and Related Transactions

Jules B. Kroll, a director of the Company, is Chairman of Kroll Associates, a corporate investigation and consulting firm which performs services for the Company from time to time.

Richard Sinkfield, a director of the Company, is a member of the law firm of Rogers & Hardin, which represents the Company in connection with various business transactions.

Pursuant to Stock Purchase Agreements, dated October 15, 1993 (as amended, the "Equity Facility"), among the Company and the investors named therein (the "Initial Stockholders"), the Initial Stockholders purchased an aggregate of 8,504,750 shares of Common Stock in multiple closings and were granted registration rights in respect of such shares. Such registration rights also apply to an additional 306,346 shares of Common Stock subsequently purchased by the Initial Stockholders and to 10,000 shares of Common Stock held by Richard Sinkfield, a director of the Company. See "Shares Eligible for Future Sale." Among the Initial Stockholders are Trace, Aeneas and AIF, each of which is a significant stockholder of the Company, Carl Spielvogel, Chairman of the Board and Chief Executive Officer of the Company, Ezra P. Mager, a former executive officer of the Company, and Jules Kroll, a director of the Company. See "Principal Stockholders." In addition, as of June 30, 1996, the Company owes Trace approximately $1.2 million, which was incurred for working capital purposes. Such indebtedness is subject to offset against a $2 million guaranty by Trace of a third party's indebtedness to the Company.

The Company is the tenant under a number of lease agreements with employees of the Company. All such leases are on terms no less favorable to the Company than would be obtained in arm's-length negotiations with unaffiliated third parties. For information regarding the Company's lease agreements, see "Business -- Facilities." In addition, the Company intends to enter into a Broker's Agreement with an entity controlled by Steven Knappenberger, which provides for payment by the Company of brokerage fees for assistance in acquiring or opening automobile dealerships in Arizona, Colorado, New Mexico, Utah and certain counties in California.


Pursuant to agreements with the holders of minority interests (the "Minority Interests") in certain of the Company's subsidiaries, immediately prior to the consummation of the Offering, such holders will exchange (the "Minority Exchange") their Minority Interests for shares of Common Stock. The consideration to be paid by the Company for the Minority Interest in the DiFeo Group will also include (i) an option to purchase up to 54,545 shares of Common Stock at the public offering price set forth on the cover page of this Prospectus, (ii) the settlement of certain advances made by the Company for the benefit of the holders of such Minority Interest for certain business acquisitions and for working capital for dealerships owned solely by such holders and (iii) the minority interests owned by the Company in a group of dealerships in Jersey City, New Jersey. Upon consummation of the Minority Exchange, all of the Company's subsidiaries subject thereto will be wholly owned, directly or indirectly, by the Company. The following table sets forth certain information with respect to each division of the Company whose Minority Interest will be exchanged in the Minority Exchange:



                             --------------------------------
                                               Shares of
                                            Common Stock
                               Minority   to be Issued in
Division                       Interest   Minority Exchange
---------------------------  -----------  -------------------
DiFeo Group                          30%         216,079
Landers Auto                         20%         750,808
Atlanta Toyota                        5%         146,954



The Company has agreed to grant to the three senior officers of Atlantic Finance options to purchase an aggregate of 5% of the outstanding common stock of Atlantic Finance (as constituted immediately prior to the Offering) at an aggregate exercise price of $500 per share, or $400,000 in the aggregate. Such options will be immediately exercisable in full and will terminate on the seventh anniversary of the date of grant. Upon the termination date (or upon the termination of an option holder's employment, with respect to such holder's options), the option holders will have the right to sell to the Company, and the Company will have the right to purchase from the option holders, the options (or any shares of common stock issued upon exercise thereof) at the then fair market value thereof, payable in cash or Common Stock of the Company at the option of the Company. In addition, the Company has agreed to grant such officers options to purchase common stock of Atlantic Finance in such amounts as to enable them to retain their percentage ownership of Atlantic Finance after the Company's contribution out of the proceeds of the Offering. Such options will vest and become exercisable in five equal annual installments beginning on the first anniversary of the consummation of the Offering at an exercise price increasing at a rate equal to $500 plus an amount equal to 10% per year, compounded annually from the date of grant, on $500. The Company has also agreed that up to an additional 5% of the common stock of Atlantic Finance will be issuable to employees of Atlantic Finance under a stock option plan, subject to the discretion of the Board of Directors of Atlantic Finance.


                             Principal Stockholders


The table below sets forth the beneficial ownership of Common Stock as of August 31, 1996, after giving effect to the Preferred Stock Conversion, the Minority Exchange, the exercise of the Additional Warrants and the Offering, by (i) all persons who beneficially own 5% or more of the Common Stock, (ii) each of the Named Executive Officers, (iii) each director of the Company and (iv) all directors and Named Executive Officers as a group.



                                                         Shares
                                                      Beneficially
                                                         Owned
                                                    ----------------
Beneficial Owner                                    Number(1) Percent
--------------------------------------------------  -------  -------
Trace International Holdings, Inc. ...............  3,531,156   23.5
 375 Park Avenue
 New York, New York 10152
Aeneas Venture Corporation........................  2,843,656   18.9
 (an affiliate of Harvard Private Capital)
 600 Atlantic Avenue
 Boston, Massachusetts 02210
AIF II, L.P.......................................  1,843,656   12.3
 c/o Apollo Advisors, L.P.
 Two Manhattanville Road
 Purchase, New York 10577
Carl Spielvogel (2)...............................  226,118     1.5
Ezra P. Mager.....................................  163,240     1.1
Arthur J. Rawl (3)................................   13,600       *
George G. Lowrance (3)............................   13,600       *
Robert W. Thompson (3)............................    1,400       *
Marshall S. Cogan (4).............................  3,531,156   23.5
Michael R. Eisenson (5)...........................  2,843,656   18.9
John J. Hannan (6)................................  1,843,656   12.3
Jules Kroll.......................................  104,474       *
Robert H. Nelson (7)..............................  3,544,756   23.6
John M. Sallay (8)................................  2,843,656   18.9
Richard Sinkfield.................................   10,000       *
All directors and Named Executive Officers,         8,764,500   58.3
 without duplication (12 persons).................


------------------------
*    Less than 1%.
(1) Pursuant to the regulations of the Commission, shares are deemed to be "beneficially owned" by a person if such person directly or indirectly has or shares the power to vote or dispose of such shares, whether or not such person has any pecuniary interest in such shares, or the right to acquire the power to vote or dispose of such shares within 60 days, including any right to acquire through the exercise of any option, warrant or right.
(2) Includes 200,000 shares issuable upon exercise of options granted under the Spielvogel Employment Agreement that are vested and exercisable within 60 days.
(3) Represents the shares issuable upon exercise of options granted under the Stock Option Plan that are vested and exercisable within 60 days.
(4) Represents the shares held by Trace, of which Mr. Cogan is the principal stockholder, Chairman of the Board and Chief Executive Officer. Mr. Cogan disclaims beneficial ownership of all shares held by Trace.
(5) Represents the shares held by Aeneas. Mr. Eisenson is the Managing Director, President and Chief Executive Officer of Harvard Private Capital, the investment advisor of Aeneas. Mr. Eisenson disclaims beneficial ownership of all shares held by Aeneas.
(6) Represents the shares held by AIF. Mr. Hannan is a director of Apollo Capital Management, Inc., which is the general partner of Apollo, which is the managing general partner of AIF. Mr. Hannan disclaims beneficial ownership of all shares held by AIF.
(7) Includes 3,531,156 shares held by Trace, of which Mr. Nelson is Senior Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and a director. Mr. Nelson disclaims beneficial ownership of all shares held by Trace. Also includes 13,600 shares issuable upon exercise of options granted under the Stock Option Plan that are vested and exercisable within 60 days.
(8) Represents the shares held by Aeneas. Mr. Sallay is a Managing Director of Harvard Private Capital, the investment advisor of Aeneas. Mr. Sallay disclaims beneficial ownership of all shares held by Aeneas.

                          Description of Capital Stock

General

Upon the consummation of the Offering, the authorized capital stock of the Company will consist of 40,000,000 shares of Voting Common Stock, par value $0.0001 per share, 1,125,000 shares of Non-voting Common Stock, par value $0.0001 per share, and 100,000 shares of Preferred Stock, par value $0.0001 per share. References herein to "Common Stock" refers to the Company's Voting Common Stock.

Common Stock

As of July 31, 1996, as adjusted to reflect the Preferred Stock Conversion, there were 8,821,096 shares of Common Stock outstanding, owned of record by 16 stockholders. Holders of Common Stock have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders and do not have any cumulative voting rights. In the event of a liquidation, dissolution, or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after provision for the payment of creditors and after payment of any liquidation preference to holders of Preferred Stock. Upon completion of the Offering, all outstanding shares of Common Stock will be validly issued, fully paid and nonassessable. Holders of Common Stock will receive such dividends, if any, as may be declared by the Board out of funds legally available for such purposes. See "Dividend Policy."

Non-voting Common Stock

No shares of Non-voting Common Stock have been issued. The Company created the class of Non-voting Common Stock in connection with the Securities Purchase Agreements. The investors party to the Securities Purchase Agreements are subject to various regulations that restrict their ability to own in excess of a given percentage of the voting power of any company or that impose burdensome requirements in respect of investments above a given threshold. Accordingly, the Company granted such investors the right to convert, at any time and from time to time, any number of shares of Voting Common Stock into an equal number of shares of Non-voting Common Stock. Each holder of shares of Non-voting Common Stock is entitled to convert, at any time and from time to time, any number of such shares into an equal number of shares of Voting Common Stock, provided that such holder, as a result of such conversion, would not own shares of the Company's voting securities in excess of the applicable threshold. Holders of Non-voting Common Stock are not entitled to vote on matters submitted to a vote of stockholders, except that they are entitled to vote as a separate class on any modification of the Certificate of Incorporation that adversely affects their rights. Except with respect to such voting rights, the Voting Common Stock and the Non-voting Common Stock are equivalent in every respect.

Preferred Stock

Pursuant to the Preferred Stock Conversion, upon the date of this Prospectus, all 5,227,346 shares of the Company's Class A Preferred Stock, par value $0.0001 per share, outstanding prior to the Offering will convert into an equal number of shares of Common Stock, and such class of Preferred Stock will be retired.

Upon consummation of the Offering, the Company will be authorized to issue up to 100,000 shares of Preferred Stock. The Board of Directors will have the authority to issue this Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock, including the loss of voting control to others.

Warrants


In connection with the issuance and sale of Senior Notes from time to time pursuant to the Securities Purchase Agreements, the Company issued warrants (the "Warrants") to purchase up to 1,016,099 shares of Common Stock, as adjusted through the date of this Prospectus and subject to further adjustment upon certain events. The Warrants will become exercisable upon consummation of the Offering at a nominal exercise price and expire on September 22,

2003. In addition, the Company issued to the holders of the Warrants additional warrants (the "Additional Warrants") to purchase up to 93,747 shares of Common Stock, subject to adjustment upon certain events. Pursuant to their terms, the Additional Warrants will be exercised upon consummation of the Offering at an exercise price of $0.01 per share. The initial holders of the Warrants and Additional Warrants, under certain conditions, are entitled to participate on the same terms in the sale of Common Stock by the Initial Stockholders if such sale would result in a Change in Control (as defined in the Securities Purchase Agreements) of the Company. The Warrants and Additional Warrants contain registration rights in respect of the shares of Common Stock issuable upon exercise thereof. See "Shares Eligible for Future Sale."


Restrictions under Franchise Agreements


A number of franchise agreements to which the Company is party impose restrictions on the transfer of the Common Stock. The most prohibitive restrictions, imposed by Honda, provide that, under certain circumstances, the Company may be forced to sell or lose its Honda and Acura franchises if a person or entity acquires a 5% ownership interest in the Company if Honda objects to such acquisition within 180 days, except that, so long as control of the Company is held by its current non-public stockholders, any bank, mutual fund, insurance company or pension fund may acquire up to a 10% ownership interest (15% ownership interest in the case of any entity in its capacity as investment advisor, trustee or custodian for the benefit of third parties) in the Company without such consent but only if such bank, mutual fund, insurance company or pension fund is not owned or controlled by or owns 15% or more of, or controls, any entity (other than an automobile dealership) that competes with Honda or its affiliates in manufacturing, marketing or selling automotive products or services. Similarly, several Manufacturers have the right to approve the acquisition of 20% ownership interests in the Company. In addition, under the Company's agreement with Honda, no more than 40% of the Common Stock (on a fully diluted basis) may be freely tradable and unrestricted at any time. Similarly, a number of Manufacturers, including Chrysler, prohibit transactions that may affect management control of the Company. Such restrictions may prevent or deter prospective acquirers from obtaining control of the Company. See "Risk Factors -- Stock Ownership/Issuance Limits."


Certain Provisions of Certificate of Incorporation and Bylaws


The Certificate of Incorporation and Bylaws of the Company provide that the Board of Directors will be divided into three classes of directors, each class to be as nearly equal in number as possible. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Certificate of Incorporation provides that the size of the Board of Directors shall be determined as set forth in the Bylaws, which provide for eight directors upon consummation of the Offering and thereafter as may be fixed from time to time by resolution of the Board of Directors. The affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal these provisions of the Certificate of Incorporation and Bylaws. Accordingly, it would take at least two elections of directors for any outside individual or group to gain control of the Board of Directors. In addition, stockholder action must be taken at duly convened meetings, not by written consent. These provisions could render more difficult or discourage an attempt to obtain control of the Company.


Certain Effects of Authorized but Unissued Stock


After the consummation of the Offering, there will be approximately 22.0 million shares of Common Stock and 100,000 shares of Preferred Stock available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions. The Company currently does not have any plans to issue additional shares of Common Stock or Preferred Stock.


One of the effects of the existence of unissued and unreserved Common Stock and Preferred Stock of the Company may be to enable the Board of Directors to issue shares to persons supportive of current management, which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management and possibly deprive the stockholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company pursuant to the operation of a shareholders' rights plan or otherwise.

Delaware General Corporation Law

Pursuant to Section 203 of the DGCL, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless (i) the transaction that results in the person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of the stockholders. Under Section 203, an "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder or (iii) an affiliate or associate of such person. Pursuant to an exception within Section 203, no stockholders of the Company existing prior to the Offering are subject to the restrictions of
Section 203.

Under certain circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. The Company's Certificate of Incorporation does not exclude the Company from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Company's Board, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the shareholder becoming an interested shareholder. Such provisions also may have the effect of preventing changes in the management of the Company. It is possible that such provisions could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Limitation of Liability of Directors

The Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemption, or
(iv) for any transaction from which the director derived an improper personal benefit.

While the Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care. The provisions of the Certificate of Incorporation described above apply to an officer of the Company only if he is a director of the Company and is acting in his capacity as director, and do not apply to officers of the Company who are not directors.

Registration Rights

Certain holders of shares of Common Stock are entitled to certain registration rights. See "Shares Eligible for Future Sale."

Transfer Agent

The transfer agent and registrar of the Common Stock is The Bank of Nova Scotia Trust Company of New York.

                        Shares Eligible for Future Sale


Of the 15,028,684 shares of Common Stock outstanding immediately after the consummation of the Offering, the 5,000,000 shares of Common Stock sold in the Offering will be freely transferable without restriction under the Securities Act unless held by "affiliates" of the Company as that term is used under the Securities Act and the regulations promulgated thereunder. The remaining 10,028,684 shares of Common Stock outstanding, including the 1,113,841 shares to be issued in the Minority Exchange, were sold by the Company in reliance on exemptions from the registration requirements of the Securities Act and are deemed "restricted" securities within the meaning of Rule 144 under the Securities Act and may not be resold without registration under the Securities Act or pursuant to an exemption from registration, including exemptions provided by Rule 144 under the Securities Act. All of the Restricted Shares are subject to lock-up agreements (as described under "Underwriting"). Of the Restricted Shares, 4,254,208 will become eligible for sale beginning 180 days after the date of this Prospectus upon expiration of such lock-up agreements and subject to compliance with Rule 144. The remaining 5,774,476 Restricted Shares, including the 1,113,841 shares to be issued in the Minority Exchange, will have been held for less than two years upon the expiration of such lock-up agreements and will become eligible for sale under Rule 144 at various dates thereafter as the holding period provisions of Rule 144 are satisfied.



In general, under Rule 144 as currently in effect, any person (or persons whose shares are aggregated), including an affiliate of the Company, who has beneficially owned shares for at least a two-year period (as computed under Rule
144) is entitled to sell within any three-month period commencing 90 days after the Offering such number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 150,287 shares upon consummation the Offering) and (ii) the average weekly trading volume in the Common Stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 are also subject to certain manner-of-sale provisions, notice requirements and the availability of current public information about the Company. A person who is not deemed to have been an affiliate of the Company at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least three years, is entitled to sell such shares under Rule 144(k) without regard to the volume limitations or other requirements described above. The foregoing summary of Rule 144 is not intended to be a complete description of that rule.



The Company has authorized 1,500,838 shares of Common Stock for issuance under the Stock Option Plan. As of the date of this Prospectus, options to purchase up to 673,000 shares of Common Stock have been granted under the Stock Option Plan. In addition, options to purchase up to 400,000 shares of Common Stock have been granted under the Spielvogel Employment Agreement. The Company intends to file a registration statement on Form S-8 as soon as practicable after the consummation of the Offering with respect to the shares of Common Stock issuable upon exercise of all such options. Options to purchase up to 54,545 shares of Common Stock have been granted as part of the consideration for the DiFeo Group Minority Interest, which shares are subject to registration rights. Further, upon consummation of the Offering, 1,016,099 shares of Common Stock will be issuable upon the exercise of the Warrants at a nominal exercise price.


Prior to the Offering, there has been no public market for securities of the Company. No predictions can be made of the effect, if any, that the sale or availability for sale of shares of additional Common Stock will have on the market price of the Common Stock. Nevertheless, sales of a substantial number of such shares by existing stockholders or by stockholders purchasing in the Offering could have a negative effect on the market price of the Common Stock.

The Company, its directors, executive officers, stockholders and certain other persons have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangable for shares of Common Stock, for a period of 180 days after the date of this Prospectus, without the prior written consent of J.P. Morgan Securities Inc., with certain limited exceptions.

In connection with the Equity Facility, pursuant to a registration rights agreement dated October 15, 1993, the Company granted the Initial Stockholders registration rights in respect of up to 8,504,750 shares of Common Stock to be issued pursuant to the Equity Facility. Each of three specified classes of Initial Stockholders has the right to request one registration, provided that such registration relates to a least 20% of the registrable securities held by the person requesting registration or is expected to have an offering price of $10 million or more. The Initial Stockholders also have the right to request unlimited registrations on Form S-3, provided that the anticipated net aggregate offering price exceeds $500,000. In addition, the Initial Stockholders are entitled to have their registrable securities included in an unlimited number of registrations initiated by the Company, subject to certain customary conditions. The registration rights are presently exercisable, although the Company would not be required to file a registration statement prior to 180 days after the date of this Prospectus, and are subject to customary conditions. In addition to the 8,504,750 shares of Common Stock that have been issued pursuant to the Equity Facility, such registration rights also apply to an additional 316,346 shares of Common Stock issued by the Company.


In connection with the acquisition of certain automobile dealerships and the related agreements to exchange shares of Common Stock for the remaining minority interests in such dealerships in the Minority Exchange, the Company granted registration rights in respect of 1,113,841 shares of Common Stock.



The Warrants to purchase 1,016,099 shares of Common Stock and Additional Warrants to purchase 93,747 shares of Common Stock contain registration rights in respect of the shares of Common Stock issuable upon exercise thereof. Such rights entitle the holders thereof to request one registration, plus two registrations on Form S-3, and have their shares included in an unlimited number of Company registrations, subject to customary conditions.

                                  Underwriting

Under the terms and subject to the conditions set forth in an Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), the Underwriters named below, for whom J.P. Morgan Securities Inc., Montgomery Securities and Smith Barney Inc. are acting as representatives (the "Representatives"), have severally agreed to purchase, and the Company has agreed to sell to them, the respective number of shares of Common Stock set forth opposite their names below:


                                                          ---------------
                                                                Number of
Underwriters                                                       Shares
                                                          ---------------
J.P. Morgan Securities Inc.
Montgomery Securities
Smith Barney Inc.

                                                          ---------------
    Total...............................................        5,000,000
                                                          ---------------
                                                          ---------------


The Underwriting Agreement provides that the obligations of the several Underwriters to purchase shares of Common Stock are subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriters are obligated to take and pay for all such shares of Common Stock, if any are taken.

The Underwriters propose initially to offer such shares of Common Stock directly to the public at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess
of $   per share. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $
per share to certain other dealers. After the shares of Common Stock are released for sale to the public, the offering price and such concessions may be changed.


The Company has granted to the Underwriters an option, expiring at the close of business on the 30th day after the date of this Prospectus, to purchase up to 750,000 additional shares of Common Stock at the public offering price, less the underwriting discount. The Underwriters may exercise such option solely for the purpose of covering over-allotments, if any. To the extent that the Underwriters exercise such option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage of such additional shares as the number set forth next to such Underwriter's name in the preceding table bears to the total number of shares of Common Stock offered hereby.



The Common Stock has been approved for listing on the NYSE under the symbol "UAG," subject to official notice of issuance. The Underwriters have undertaken to comply with the NYSE distribution standards.


The Company, its directors, executive officers, stockholders and certain other persons have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock, for a period of 180 days after the date of this Prospectus, without the prior written consent of J.P. Morgan Securities Inc., with certain limited exceptions.


At the request of the Company, the Underwriters have reserved up to 250,000 of the shares of Common Stock offered hereby for sale at the public offering price set forth on the cover page of this Prospectus to employees, directors and persons having business relationships with the Company.


Prior to the Offering, there has been no public market for the Common Stock. The initial public offering price for the Common Stock offered hereby has been determined by agreement between the Company and the Representatives.

Among the factors considered in making such determination were the history of and the prospects of the industry in which the Company competes, an assessment of the Company's management, the past and present operations of the Company, the historical results of operations of the Company and the trend of its revenues and earnings, the prospects for future earnings of the Company and the general condition of the securities markets at the time of the Offering. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the offering at or above the initial public offering price.

The Representatives have informed the Company that the Underwriters do not intend to sell shares of Common Stock offered hereby to any accounts over which the Underwriters exercise discretionary authority.


J.P. Morgan Capital Corporation (or an affiliate thereof), an affiliate of J.P. Morgan Securities Inc., holds $20,000,000 aggregate principal amount of the Senior Notes, Warrants to purchase 580,628 shares of Common Stock at a nominal exercise price and Additional Warrants that will be exercised on the date of this Prospectus for 53,570 shares of Common Stock at an exercise price of $0.01 per share. Morgan Guaranty, an affiliate of J.P. Morgan Securities Inc., provides loans to the Company under the Credit Agreement and has committed to lend up to $25,000,000 to the Company under the Acquisition Facility. J.P. Morgan Securities Inc. has provided financial advisory services to the Company in the past, for which it has received customary fees.


Under Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), when more than 10% of the net proceeds of a public offering of equity securities is to be paid to members of the NASD or affiliates thereof, the price at which the equity securities are distributed to the public must be no higher than that recommended by a "qualified independent underwriter" meeting certain standards. J.P. Morgan Securities Inc. is an NASD member and its affiliate, J.P. Morgan Capital Corporation, will receive more than 10% of the net proceeds from the Offering as a result of the use of such proceeds to repay the Senior Notes. Therefore, in compliance with such rule, Smith Barney Inc. is assuming the responsibilities of acting as a qualified independent underwriter in pricing the Offering and conducting due diligence.

Derek Lemke-von Ammon, Frank Dunlevy and Jerome Markowitz are affiliated with Montgomery Securities and own 2,786, 2,786 and 5,572 shares of Common Stock, respectively, which shares are entitled to registration rights granted to the Initial Stockholders in connection with the Equity Facility. See "Shares Eligible for Future Sale." The aggregate ownership interest in the Company represented by such shares is less than 1%.

The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments which the Underwriters may be required to make in respect thereof.

                                 Legal Matters

The validity of the Common Stock offered hereby will be passed upon for the Company by Willkie Farr & Gallagher, New York, New York. Certain legal matters in connection with the Offering will be passed upon for the Underwriters by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York.

                                    Experts

The (i) consolidated financial statements of UAG and its subsidiaries as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, (ii) financial statements of Landers Auto as of December 31, 1994 and July 31, 1995 and for each of the two years in the period ended December 31, 1994 and the seven-month period ended July 31, 1995, (iii) financial statements of Atlanta Toyota as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, (iv) financial statements of United Nissan as of December 31, 1994 and 1995 and for the period from inception (April 5, 1993) to December 31, 1993 and each of the two years in the period ended December 31, 1995, (v) financial statements of Hickman Nissan as of December 31, 1995 and for the year ended December 31, 1995, (vi) combined financial statements of the Sun Group as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995, (vii) financial statements of Standefer Motor as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and (viii) combined financial statements of the Evans Group as of December 31, 1995 and for the year ended December 31, 1995 included in this Registration Statement have been included in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that Firm as experts in accounting and auditing.

                             Additional Information

The Company has filed with the Commission a Registration Statement on Form S-1 (herein, together with all amendments thereto, called the "Registration Statement") under the Securities Act with respect to the Common Stock offered by the Company hereby. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto, to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract or other document are summaries which are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement herein being qualified in all respects by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Avenue, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Website (http://www.sec.gov.) that contains reports, proxy and information statements and other information that is filed electronically with the Commission.

                         Index to Financial Statements

United Auto Group, Inc.
  Report of Independent Accountants...................................................        F-3
  Consolidated Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996......        F-4
  Consolidated Statements of Operations for the years ended December 31, 1993, 1994
   and 1995 and the six months ended June 30, 1995 and 1996...........................        F-5
  Consolidated Statements of Stockholders' Equity for the years ended December 31,
   1993, 1994 and 1995 and the six months ended June 30, 1996.........................        F-6
  Consolidated Statements of Cash Flows for the years ended December 31, 1993, 1994
   and 1995 and the six months ended June 30, 1995 and 1996...........................        F-7
  Notes to Consolidated Financial Statements..........................................        F-9
Landers Auto Sales, Inc.
  Report of Independent Accountants...................................................       F-22
  Balance Sheets as of December 31, 1994 and July 31, 1995............................       F-23
  Statements of Operations for the years ended December 31, 1993 and 1994 and the
   seven months ended July 31, 1995...................................................       F-24
  Statements of Retained Earnings for the years ended December 31, 1993 and 1994 and
   the seven months ended July 31, 1995...............................................       F-25
  Statements of Cash Flows for the years ended December 31, 1993 and 1994 and the
   seven months ended July 31, 1995...................................................       F-26
  Notes to Financial Statements.......................................................       F-28
Atlanta Toyota, Inc.
  Report of Independent Accountants...................................................       F-33
  Balance Sheets as of December 31, 1994 and 1995.....................................       F-34
  Statements of Operations for the years ended December 31, 1993, 1994 and 1995.......       F-35
  Statements of Retained Earnings for the years ended December 31, 1993, 1994 and
   1995...............................................................................       F-36
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995.......       F-37
  Notes to Financial Statements.......................................................       F-38
Steve Rayman Nissan, Inc. (presently United Nissan, Inc.)
  Report of Independent Accountants...................................................       F-41
  Balance Sheets as of December 31, 1994 and 1995.....................................       F-42
  Statements of Operations for the period from inception (April 5, 1993) to December
   31, 1993 and the years ended December 31, 1994 and 1995 and the three months ended
   March 31, 1995 and the four months ended April 30, 1996............................       F-43
  Statements of Retained Earnings for the period from inception (April 5, 1993) to
   December 31, 1993 and the years ended December 31, 1994 and 1995...................       F-44
  Statements of Cash Flows for the period from inception (April 5, 1993) to December
   31, 1993 and the years ended December 31, 1994 and 1995 and the three months ended
   March 31, 1995 and the four months ended April 30, 1996............................       F-45
  Notes to Financial Statements.......................................................       F-46
Hickman Nissan, Inc. (presently Peachtree Nissan, Inc.)
  Report of Independent Accountants...................................................       F-51
  Balance Sheets as of December 31, 1995, and June 30, 1996...........................       F-52
  Statements of Income and Retained Earnings for the year ended December 31, 1995 and
   the six months ended June 30, 1995 and 1996........................................       F-53
  Statements of Cash Flows for the year ended December 31, 1995 and the six months
   ended June 30, 1995 and 1996.......................................................       F-54
  Notes to Financial Statements.......................................................       F-55

Sun Automotive Group
  Report of Independent Accountants...................................................       F-58
  Combined Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996..........       F-59
  Combined Statements of Operations for the years ended December 31, 1993, 1994 and
   1995 and the six months ended June 30, 1995 and 1996...............................       F-60
  Combined Statements of Stockholders' Equity for the years ended December 31, 1993,
   1994 and 1995 and the six months ended June 30, 1996...............................       F-61
  Combined Statements of Cash Flows for the years ended December 31, 1993, 1994 and
   1995 and the six months ended June 30, 1995 and 1996...............................       F-62
  Notes to Combined Financial Statements..............................................       F-64
Evans Automotive Group
  Report of Independent Accountants...................................................       F-71
  Combined Balance Sheets as of December 31, 1995 and June 30, 1996...................       F-72
  Combined Statements of Operations and retained earnings for the year ended December
   31, 1995 and the six months ended June 30, 1995 and 1996...........................       F-73
  Combined Statements of Cash Flows for the year ended December 31, 1995 and the six
   months ended June 30, 1995 and 1996................................................       F-74
  Notes to Combined Financial Statements..............................................       F-75
Standefer Motor Sales, Inc.
  Report of Independent Accountants...................................................       F-80
  Balance Sheets as of December 31, 1994 and 1995 and June 30, 1996...................       F-81
  Statements of Operations for the years ended December 31, 1993, 1994 and 1995 and
   the six months ended June 30, 1995 and 1996........................................       F-82
  Statements of Retained Earnings for the years ended December 31, 1993, 1994 and 1995
   and the six months ended June 30, 1996.............................................       F-83
  Statements of Cash Flows for the years ended December 31, 1993, 1994 and 1995 and
   the six months ended June 30, 1995 and 1996........................................       F-84
  Notes to Financial Statements.......................................................       F-85

                       Report of Independent Accountants

To the Stockholders of
 United Auto Group, Inc.:

We have audited the accompanying consolidated balance sheets of United Auto Group, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Auto Group, Inc. and Subsidiaries as of December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/  Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Princeton, New Jersey
June 17, 1996

                            UNITED AUTO GROUP, INC.
                          Consolidated Balance Sheets
                      (In thousands except per share data)


                                                                                            ---------------------------------

                                                                                                                  (Unaudited)
                                                                                                December 31,        June 30,
                                                                                            --------------------  -----------
                                                                                                 1994       1995        1996
                                                                                            ---------  ---------  -----------
                                                     ASSETS
Auto Dealerships
  Cash and cash equivalents                                                                 $     751  $   4,697   $   9,301
  Accounts receivable                                                                          19,588     27,349      48,209
  Inventories                                                                                  96,065    101,556     121,289
  Deferred income taxes                                                                            --      5,153       5,333
  Other current assets                                                                          2,130      2,894       2,848
                                                                                            ---------  ---------  -----------
    Total current assets                                                                      118,534    141,649     186,980
Property and equipment, net                                                                    12,072     12,146      14,609
Intangible assets, net                                                                         23,018     48,774      66,131
Due from related parties                                                                       10,388     14,578      15,727
Other assets                                                                                    5,754     10,128      11,090
                                                                                            ---------  ---------  -----------
   Total Auto Dealership assets                                                               169,766    227,275     294,537
                                                                                            ---------  ---------  -----------
Auto Finance
  Cash and cash equivalents                                                                        32        531       1,530
  Finance assets, net                                                                              --      7,555         775
  Other assets                                                                                    544        666      14,262
                                                                                            ---------  ---------  -----------
   Total Auto Finance assets                                                                      576      8,752      16,567
                                                                                            ---------  ---------  -----------
   Total assets                                                                             $ 170,342  $ 236,027   $ 311,104
                                                                                            ---------  ---------  -----------
                                                                                            ---------  ---------  -----------
                                      LIABILITIES AND STOCKHOLDERS' EQUITY
Auto Dealerships
  Floor plan notes payable                                                                  $  92,310  $  97,823   $ 129,009
  Short-term debt                                                                              20,050     16,187      15,069
  Accounts payable                                                                              7,638     12,393      20,626
  Accrued expenses                                                                              3,922      9,875      14,150
  Current portion of long-term debt                                                             1,905      3,169       2,463
                                                                                            ---------  ---------  -----------
    Total current liabilities                                                                 125,825    139,447     181,317
Long-term debt                                                                                  6,735     24,073      38,694
Due to related party                                                                              750      1,109       1,191
Deferred income taxes                                                                              --      2,279       2,279
                                                                                            ---------  ---------  -----------
   Total Auto Dealership liabilities                                                          133,310    166,908     223,481
                                                                                            ---------  ---------  -----------
Auto Finance
  Short-term debt                                                                                  --      4,661       2,516
  Accounts payable and other liabilities                                                          285        590       1,502
                                                                                            ---------  ---------  -----------
   Total Auto Finance liabilities                                                                 285      5,251       4,018
                                                                                            ---------  ---------  -----------
Minority interests subject to repurchase                                                        7,962     13,608      15,299
                                                                                            ---------  ---------  -----------
Stock purchase warrants                                                                            --      1,020       1,597
                                                                                            ---------  ---------  -----------
Commitments and contingent liabilities
Stockholders' Equity
  Class A Convertible Preferred Stock, $0.0001 par value, shares authorized 4,911; shares
   issued and outstanding 1,972 and 3,651 at December 31, 1994 and 1995, respectively               1          1           1
  Voting Common Stock, $0.0001 par value, shares authorized 15,100; shares issued and
   outstanding 1,529 and 2,583 at December 31, 1994 and 1995, respectively                          1          1           1
  Non-voting Common Stock, $0.0001 par value, authorized 1,025; none issued and outstanding
  Additional paid-in-capital                                                                   30,827     54,748      68,319
  Accumulated deficit                                                                          (2,044)    (5,510)     (1,612)
                                                                                            ---------  ---------  -----------
   Total stockholders' equity                                                                  28,785     49,240      66,709
                                                                                            ---------  ---------  -----------
   Total liabilities, minority interests subject to repurchase, stock purchase warrants
    and stockholders' equity                                                                $ 170,342  $ 236,027   $ 311,104
                                                                                            ---------  ---------  -----------
                                                                                            ---------  ---------  -----------


  The accompanying notes are an integral part of these consolidated financial statements.

                            UNITED AUTO GROUP, INC.
                     Consolidated Statements of Operations
                      (In thousands except per share data)


                                              -----------------------------------------------------

                                                                                   (Unaudited)
                                                        Years ended              Six months ended
                                                       December 31,                  June 30,
                                              -------------------------------  --------------------
                                                   1993       1994       1995       1995       1996
                                              ---------  ---------  ---------  ---------  ---------
Auto Dealerships
  Vehicle sales                               $ 528,484  $ 644,380  $ 716,394  $ 310,217  $ 535,173
  Finance and insurance                          24,666     27,518     29,806     14,499     22,339
  Service and parts                              52,941     59,731     59,421     28,023     40,427
                                              ---------  ---------  ---------  ---------  ---------
    Total revenues                              606,091    731,629    805,621    352,739    597,939
  Cost of sales, including floor plan
   interest for the years ended December 31,
   1993, 1994 and 1995 of $3,754, $4,557 and
   $5,784, respectively                         537,688    647,643    720,344    316,525    531,560
                                              ---------  ---------  ---------  ---------  ---------
    Gross profit                                 68,403     83,986     85,277     36,214     66,379
  Selling, general and administrative
   expenses                                      66,910     80,415     90,586     41,941     56,975
                                              ---------  ---------  ---------  ---------  ---------
  Operating income (loss)                         1,493      3,571     (5,309)    (5,727)     9,404
  Related party interest income                      --         --      3,039      1,519      1,548
  Other interest expense                         (1,233)      (860)    (1,438)      (402)    (2,049)
  Equity in income (loss) of uncombined
   investees                                         --     (2,899)      (831)      (508)        75
                                              ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes -- Auto
 Dealerships                                        260       (188)    (4,539)    (5,118)     8,978
                                              ---------  ---------  ---------  ---------  ---------
Auto Finance
  Revenues                                           --          2        530        101      1,029
  Interest expense                                   --         --       (174)       (13)      (176)
  Operating and other expenses                       --       (618)    (1,738)      (789)    (1,202)
                                              ---------  ---------  ---------  ---------  ---------
Loss before income taxes -- Auto Finance             --       (616)    (1,382)      (701)      (349)
                                              ---------  ---------  ---------  ---------  ---------
Total Company
  Income (loss) before minority interests
   and provision for income taxes                   260       (804)    (5,921)    (5,819)     8,629
  Minority interests                               (117)      (887)       366        917     (1,734)
  Benefit (provision) for income taxes              (47)        --      2,089         --     (2,997)
                                              ---------  ---------  ---------  ---------  ---------
Net income (loss)                             $      96  $  (1,691) $  (3,466) $  (4,902) $   3,898
                                              ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------
Pro forma net income (loss) per common share
 (see note 2 for historical net income
 (loss) per common share)                     $     .05  $    (.44) $    (.63) $   (1.05) $     .46
                                              ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------
Shares used in computing pro forma net
 income (loss) per common share                   1,873      3,852      5,461      4,661      8,479
                                              ---------  ---------  ---------  ---------  ---------
                                              ---------  ---------  ---------  ---------  ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                            UNITED AUTO GROUP, INC.
                Consolidated Statements of Stockholders' Equity
                             (Dollars in thousands)


                                    ------------------------------------------------------------------------------------

                                           Class A
                                    Convertible Preferred
                                            Stock                Common Stock
                                    ----------------------  ----------------------  Additional                     Total
                                       Issued                  Issued                  Paid-in   Accumulated  Stockholders'
                                       Shares      Amount      Shares      Amount      Capital      Deficit       Equity
                                    ---------  -----------  ---------  -----------  -----------  -----------  ----------
Balances, December 31, 1992                 0   $      --   1,281,250   $       1    $  15,999    $    (449)  $   15,551
Issuance of stock for cash          1,570,000           1      62,500          --       14,616           --       14,617
Distribution to stockholder                --          --          --          --       (5,000)          --       (5,000)
Net income for 1993                        --          --          --          --           --           96           96
                                    ---------         ---   ---------         ---   -----------  -----------  ----------
Balances, December 31, 1993         1,570,000           1   1,343,750           1       25,615         (353)      25,264
Issuance of stock for cash            401,611          --     185,486          --        5,212           --        5,212
Net loss for 1994                          --          --          --          --           --       (1,691)      (1,691)
                                    ---------         ---   ---------         ---   -----------  -----------  ----------
Balances, December 31, 1994         1,971,611           1   1,529,236           1       30,827       (2,044)      28,785
Issuance of stock for cash          1,679,118          --   1,053,549          --       23,921           --       23,921
Net loss for 1995                          --          --          --          --           --       (3,466)      (3,466)
                                    ---------         ---   ---------         ---   -----------  -----------  ----------
Balances, December 31, 1995         3,650,729           1   2,582,785           1    $  54,748       (5,510)      49,240
Issuance of stock for cash
  (Unaudited)                         840,325          --     717,017          --       13,571           --       13,571
  Net income for the six months
   ended June 30, 1996 (Unaudited)         --          --          --          --           --        3,898        3,898
                                    ---------         ---   ---------         ---   -----------  -----------  ----------
Balances, June 30, 1996
  (Unaudited)                       4,491,054   $       1   3,299,802   $       1    $  68,319    $  (1,612)  $   66,709
                                    ---------         ---   ---------         ---   -----------  -----------  ----------
                                    ---------         ---   ---------         ---   -----------  -----------  ----------


  The accompanying notes are an integral part of these consolidated financial statements.

                            UNITED AUTO GROUP, INC.
                     Consolidated Statements of Cash Flows
                             (Dollars in thousands)


                    -------------------------------------------------------------------------------------------------

                                                                                          (Unaudited)
                                  Years ended December 31,                         Six months ended June 30,
                    -----------------------------------------------------  ------------------------------------------

                      1993             1994                  1995                  1995                  1996
                    ---------  --------------------  --------------------  --------------------  --------------------
                         Auto       Auto       Auto       Auto       Auto       Auto       Auto       Auto       Auto
                    Dealerships Dealerships   Finance Dealerships   Finance Dealerships   Finance Dealerships   Finance
                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Operating
  activities:
  Net income
   (loss)           $      96  $  (1,075) $    (616) $  (2,084) $  (1,382) $  (4,201) $    (701) $   4,247  $    (349)
  Adjustments to
   reconcile net
   income (loss)
   to net cash
   used in
   operating
   activities:
    Depreciation
     and
     amortization         924      2,225         20      2,536        284      1,109         62      1,619         90
    Deferred
     income tax
     benefit               --         --         --     (2,374)        --         --         --         --         --
    Related party
     interest
     income                --         --         --     (3,039)        --         --         --         --         --
    Accrued
     interest
     related
     parties......         --         --         --         --         --     (1,519)        --     (1,548)        --
    Loss on sale
     of interest
     in uncombined
     investee              --        117         --        348         --        253         --         --         --
    Equity in
     income (loss)
     of uncombined
     investee              --      2,782         --        483         --        255         --        (75)        --
    Gain on sales
     of loans              --         --         --         --       (129)        --         --         --       (510)
    Loans
     originated            --         --         --         --    (18,769)        --     (3,219)        --    (44,075)
    Loans repaid
     or sold               --         --         --         --     11,236         --        339         --     37,456
    Minority
     interests            117        887         --       (366)        --       (917)        --      1,734         --
  Changes in
   operating
   assets and
   liabilities:
    Accounts
     receivable        (8,315)    (7,042)        --     (1,524)        --     (2,343)        --    (16,091)        --
    Inventories       (23,982)   (12,417)        --     16,319         --     (2,054)        --     (2,494)        --
    Floor plan
     notes payable     22,458     14,874         --    (14,753)        --      3,020         --     16,651         --
    Accounts
     payable and
     accrued
     expenses          (4,431)    (1,239)       288      5,240        302      4,223        (79)     8,430        910
    Other                 460       (879)        (5)       (90)       411       (499)        38       (598)     2,670
                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Net cash
       provided by
       (used in)
       operating
       activities     (12,673)    (1,767)      (313)       696     (8,047)    (2,673)    (3,560)    11,875     (3,808)
                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Investing
  activities:
  Purchase of
   equipment and
   improvements        (1,624)    (4,675)      (562)    (1,496)      (243)    (1,158)      (117)    (1,916)      (153)
  Dealership
   acquisitions        (1,975)      (755)        --    (19,921)        --        (92)        --    (20,803)        --
  Investment in
   auto finance
   subsidiary              --       (907)       907     (4,592)     4,592     (4,125)     4,125     (9,400)     9,400
  Funding for
   subsequent
   acquisition             --         --         --     (1,840)        --         --         --         --         --
  Advances to
   related parties     (1,775)    (5,923)        --     (1,496)        --        (64)        --        400         --
  Investment and
   advances to
   uncombined
   investee                --     (4,087)        --       (799)        --        102         --     (1,438)        --
                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
      Net cash
       provided by
       (used in)
       investing
       activities      (5,374)   (16,347)       345    (30,144)     4,349     (5,337)     4,008    (33,157)     9,247
                    ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------

                            UNITED AUTO GROUP, INC.
               Consolidated Statements of Cash Flows (Continued)
                             (Dollars in thousands)

                    -------------------------------------------------------------------------------------------------

                                                                                                                (Unaudited)
                                                                                                                Six months
                                                                                                                ended June
                                                                      Years ended December 31,                     30,
                                                      --------------------------------------------------------  ----------

                                                         1993             1994                   1995              1995
                                                      ----------  ---------------------  ---------------------  ----------
                                                            Auto        Auto       Auto        Auto       Auto        Auto
                                                      Dealerships Dealerships   Finance  Dealerships   Finance  Dealerships
                                                      ----------  ----------  ---------  ----------  ---------  ----------
Financing activities:
  Proceeds from issuance of stock                         15,209       5,450         --      25,220         --      10,079
  Proceeds from borrowings of long-term debt               2,320       4,299         --      16,300         --         410
  Deferred financing costs                                    --          --         --      (2,549)        --          --
  Net borrowings (repayments) of short-term debt          11,023       9,027         --      (3,863)        --      (3,129)
  Payments of long-term debt and capitalized lease
   obligations                                            (2,680)     (1,139)        --      (2,073)        --      (1,063)
  Distribution to stockholders and minority interest      (5,328)        (42)        --          --         --          --
  Advances from affiliates                                 6,162          --         --         359         --       1,187
  Advances to affiliates                                      --      (7,389)        --          --         --          --
  Borrowings of warehouse credit line                         --          --         --          --     14,202          --
  Payments of warehouse credit line                           --          --         --          --    (10,005)         --
                                                      ----------  ----------  ---------  ----------  ---------  ----------
      Net cash provided by financing activities           26,706      10,206          0      33,394      4,197       7,484
                                                      ----------  ----------  ---------  ----------  ---------  ----------
      Net increase (decrease) in cash and cash
       equivalents                                         8,659      (7,908)        32       3,946        499        (526)
Cash and cash equivalents, beginning of year                   0       8,659          0         751         32         751
                                                      ----------  ----------  ---------  ----------  ---------  ----------
Cash and cash equivalents, end of year                $    8,659  $      751  $      32  $    4,697  $     531  $      225
                                                      ----------  ----------  ---------  ----------  ---------  ----------
                                                      ----------  ----------  ---------  ----------  ---------  ----------


                                                                         1996
                                                                 ---------------------
                                                           Auto        Auto       Auto
                                                        Finance  Dealerships   Finance
                                                      ---------  ----------  ---------
Financing activities:
  Proceeds from issuance of stock                            --      15,986         --
  Proceeds from borrowings of long-term debt                 --      13,220         --
  Deferred financing costs                                   --        (908)        --
  Net borrowings (repayments) of short-term debt             --      (1,118)        --
  Payments of long-term debt and capitalized lease
   obligations                                               --      (1,376)        --
  Distribution to stockholders and minority interest         --          --         --
  Advances from affiliates                                   --          82         --
  Advances to affiliates                                     --          --         --
  Borrowings of warehouse credit line                        45          --     30,880
  Payments of warehouse credit line                          --          --    (35,320)
                                                      ---------  ----------  ---------
      Net cash provided by financing activities              45      25,886     (4,440)
                                                      ---------  ----------  ---------
      Net increase (decrease) in cash and cash
       equivalents                                          493       4,604        999
Cash and cash equivalents, beginning of year                 32       4,697        531
                                                      ---------  ----------  ---------
Cash and cash equivalents, end of year                $     525  $    9,301  $   1,530
                                                      ---------  ----------  ---------
                                                      ---------  ----------  ---------


  The accompanying notes are an integral part of these consolidated financial statements.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                   Notes to Consolidated Financial Statements
                             (Dollars in thousands)

1.  Organization:
United Auto Group, Inc. ("UAG" or the "Company") is engaged in the sale of new and used motor vehicles, finance and insurance products, vehicle service and parts and aftermarket products. Through its wholly-owned consumer finance subsidiary, Atlantic Auto Finance Corporation ("AAFC"), UAG also purchases, sells and services financing contracts on new and used vehicles originated by both UAG and third party dealerships.

The Company has through its wholly owned subsidiaries, DiFeo Partnership, Inc. and United Landers, Inc., a 70% interest in the partnerships within the United DiFeo Automotive Group (the "DiFeo Group") and an 80% interest in the corporations of Landers Auto Sales, Inc. ("Landers"), respectively. The DiFeo Group is comprised of twenty-seven automobile dealerships, organized as partnerships, and a management partnership. These partnerships operate in Connecticut, New Jersey and New York and are under common ownership, management and control. Landers is comprised of two automobile dealerships organized as corporations, operating in Arkansas.

The Company operates dealerships which hold franchise agreements with a number of automotive manufacturers. In accordance with the individual franchise agreement, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships or the loss of a franchise agreement could have a negative impact on operating results of the Company.

2.  Summary of Significant Accounting Policies:

ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The accounts which require the use of significant estimates are receivables, inventory, taxes, intangibles and accrued expenses.

INTERIM FINANCIAL STATEMENTS (UNAUDITED):

The interim unaudited financial statements reflect adjustments, consisting only of normal recurring accruals, which are, in the opinion of the Company's management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for any interim period are not necessarily indicative of the results for a full year.

PRINCIPLES OF CONSOLIDATION:

These consolidated financial statements include all significant majority-owned subsidiaries and reflect the operating results, assets, liabilities and cash flows for two business segments: auto dealerships and financial services. The assets and liabilities of the auto dealerships segment are classified as current or noncurrent and those of the financial services segment are unclassified. All material accounts and transactions among the consolidated affiliates have been eliminated. Affiliated companies that are 20% to 50% owned are accounted for under the equity method of accounting.

RECLASSIFICATIONS:

Certain reclassifications have been made to 1993 and 1994 amounts to conform them to the 1995 presentation.

CASH AND CASH EQUIVALENTS:

Cash and cash equivalents include all highly-liquid investments that have an original maturity of three months or less at the date of purchase.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

2.  Summary of Significant Accounting Policies: (Continued)
REVENUE RECOGNITION -- AUTO DEALERSHIPS:

Revenue is recognized by the Company when vehicles are delivered to consumers or motor vehicle service work is performed and parts are delivered. Finance and insurance revenues are recognized upon the sale of the finance or insurance contract. An allowance for chargebacks against revenue recognized from Company originated and sold customer finance contracts is established during the period in which the related revenue is recognized.

REVENUE RECOGNITION --AUTO FINANCE:

Revenue from finance receivables is recognized over the term of the receivable using the interest method. Certain loan origination costs are deferred and amortized over the term of the related receivable as a reduction in financing revenue. Generally, finance receivables are accumulated by the Company until they attain a value in excess of $5,000, at which time they are sold into a commercial paper conduit (loan warehouse facility). An allowance for financing losses on receivables is provided for the period from the date of purchase to the date of sale. This allowance is shown as a reduction in receivables held for sale. Revenue is recognized upon sale to the conduit. Interest is received and credited to interest income based on the daily principal balance of the receivables outstanding. Loan servicing fees on receivables sold to the conduit are recognized as collected.

INVENTORY VALUATION:

Inventories are stated at the lower of cost or market with cost determined by the following methods:

                             ------------------------

Inventory Component          Valuation Method
---------------------------  ------------------------
New vehicles                 Last in, first out
                             (LIFO)
Used vehicles                Specific identification
Parts, accessories and       Factory list price
other

New vehicle and parts inventories are purchased primarily from the related vehicle manufacturer.

PROPERTY AND EQUIPMENT:

Property and equipment are recorded at cost and depreciated over their estimated useful lives, primarily using the straight-line method. Useful lives for purposes of computing depreciation are:

Leasehold improvements and   -- Economic life or life of
equipment under capital      the lease, whichever is
lease                           shorter.
Equipment, furniture and     -- 5 to 7 years
fixtures

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts, and any resulting gain or loss is included in the statement of operations.

INCOME TAXES:

The Company provides for income taxes in accordance with Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" ("SFAS 109") which requires the asset and liability method of accounting for income taxes. Deferred tax assets or liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using enacted tax rates. The Company provides a valuation allowance for net deferred tax assets when it will be more likely than not that taxable income will not be sufficient to realize such assets.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

2.  Summary of Significant Accounting Policies: (Continued)
INTANGIBLE ASSETS:

Intangible assets consists of excess of cost over net assets acquired which is being amortized on a straight-line basis over the estimated benefit period of 40 years. The Company periodically reviews these costs to assess recoverability. Losses in value, if any, are charged to operations in the period such losses are determined to be permanent. Amortization expense was $549, $570 and $904 for the years ended December 31, 1993, 1994 and 1995.

The Company's policy with respect to assessing whether there has been a permanent impairment in the value of excess cost over net assets acquired is to compare the carrying value of a business' excess cost over net assets acquired with the anticipated undiscounted future cash flows from operating activities of the business. Factors considered by the Company in performing this assessment include current operating income, trends and other economic factors.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The Company's financial instruments consist of cash and cash equivalents and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximates prevailing market rates.

LONG-LIVED ASSETS:

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" ("SFAS 121") requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. SFAS 121 was adopted in 1996 and did not have a material effect on the Company's results of operations, cash flows or financial position.

AUTO FINANCE -- FINANCE ASSETS:

All finance receivables are sold principally into a commercial paper conduit through the issuance of a certificate indicating ownership of the contracts by CXC Incorporated ("CXC"), a Citibank, N. A. related entity. These contracts are carried at the lower of their principal balance outstanding or market value. Market value is estimated based on the characteristics of the finance receivables held for sale and the terms of recent sales of similar finance receivables computed by the Company. While finance receivables are being accumulated for sale into the conduit, they are pledged against a liquidity credit line with Citibank, N.A. As of December 31, 1995, none of the finance receivables qualified as impaired, subject to the terms set forth in Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan."

The Company is required to hedge each pool of finance receivables sold to CXC. Swaps against the commercial paper rate have been used to provide protection for the net yield in each pool as required by CXC. The differential to be paid or received as interest rates change is included in the calculation of excess servicing and amortized over the life of the pool. The notional amounts of outstanding hedges were $0 and $10,987 at December 31, 1994 and 1995, respectively. There were no swap agreements outstanding as of December 31, 1994. The fair value of interest rate swap agreements represented an unrecorded liability of $170 as of December 31, 1995.

The Company has credit and interest rate risk on finance receivables held for sale. The Company has a program of credit review prior to final approval of specific loans and maintains reserves as appropriate. Interest rate risk is mitigated by the short period of time that receivables are held.


NET INCOME (LOSS) AND PRO FORMA NET INCOME (LOSS) PER COMMON SHARE:



The computations of historical net income (loss) per share are based on the weighted average number of common shares, the weighted average number of preferred shares and warrants outstanding to the extent dilutive.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

2.  Summary of Significant Accounting Policies: (Continued)

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Topic 4-D, all stock options and warrants granted by the Company during the twelve months preceding the Company's initial public offering have been included in the calculation of pro forma net income (loss) per common shares outstanding as if they were outstanding for all periods presented, using the treasury stock method at an assumed public offering price of $27.50 per share.



Historical net income (loss) per common share data is as follows:



                                                                      -----------------------------------------------------
                                                                               For the Years             Six Months Ended
                                                                            Ended December 31,               June 30,
                                                                      -------------------------------  --------------------
                                                                           1993       1994       1995       1995       1996
                                                                      ---------  ---------  ---------  ---------  ---------
Net loss per common share...........................................  $     .07  $    (.51) $    (.71) $   (1.19) $     .49
Weighted average shares outstanding (In thousands)..................      1,317      3,296      4,905      4,105      7,923


3.  Acquisition of Landers Auto Sales, Inc.:
Effective August 1, 1995, the Company acquired an 80% interest in Landers for $20,000 in cash and $4,014 in notes payable through August 2000. The acquisition was accounted for under the purchase method and the accompanying financial statements reflect the results of operations from the date of acquisition. The excess of purchase price over the underlying estimated fair value of net assets acquired was $25,777. In addition, if Landers achieves certain levels of annual pre-tax earnings, the Company will be obligated to make additional payments during each of the next three years. Any additional purchase price incurred under the terms of this agreement will be recorded as additional cost in excess of net assets acquired.

The following unaudited pro forma summary presents the consolidated results of operations of the Company for 1994 and 1995 with pro forma adjustments as if the acquisition had been consummated as of January 1, 1994.

                                                                        ----------------------
                                                                             December 31,
                                                                        ----------------------
                                                                              1994        1995
                                                                        ----------  ----------
Revenues                                                                $  960,541  $  969,989
Income before minority interests and provision for income taxes              4,921         502

The foregoing pro forma results are not necessarily indicative of results of operations that would have been reported had the acquisition been completed at January 1, 1994.

4.  Inventories:
Inventories consist of the following:

                                                           -----------------------------------

                                                                                     June 30,
                                                                December 31,             1996
                                                           ----------------------  -----------
                                                                 1994        1995  (Unaudited)
                                                           ----------  ----------  -----------
New vehicles                                               $   83,393  $   74,789   $  86,588
Used vehicles                                                  12,098      24,917      33,332
Parts, accessories and other                                    5,154       6,220       6,492
                                                           ----------  ----------  -----------
                                                              100,645     105,926     126,412
Cumulative LIFO reserve                                        (4,580)     (4,370)     (5,123)
                                                           ----------  ----------  -----------
                                                           $   96,065  $  101,556   $ 121,289
                                                           ----------  ----------  -----------
                                                           ----------  ----------  -----------

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

4.  Inventories: (Continued)
For the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996, the effect of using the LIFO method as compared to the First In, First Out (FIFO) method was to decrease net income by $1,146 in 1993, increase net loss by $1,446 in 1994 and decrease net loss by $290 in 1995, increase net loss by $350 in June 1995 and decrease net income by $753 in June 1996.

5.  Property and Equipment:
Property and equipment consists of the following:

                                                                           --------------------

                                                                               December 31,
                                                                           --------------------
                                                                                1994       1995
                                                                           ---------  ---------
Equipment                                                                  $   4,516  $   4,602
Furniture and fixtures                                                           957      1,237
Equipment under capital lease                                                  2,380      2,380
Leasehold improvements                                                         6,696      7,705
                                                                           ---------  ---------
  Total                                                                       14,549     15,924
    Less: Accumulated depreciation and amortization                            2,477      3,778
                                                                           ---------  ---------
  Total property and equipment, net                                        $  12,072  $  12,146
                                                                           ---------  ---------
                                                                           ---------  ---------

Depreciation and amortization expense for the years ended December 31, 1993, 1994 and 1995 was $1,052, $1,497 and $1,632, respectively. Accumulated amortization, included in accumulated depreciation and amortization above, on equipment under capital lease was approximately $747 and $1,072 at December 31, 1994 and 1995, respectively.

6.  Other Assets:
Auto dealerships other assets consist of the following:


                                                                            --------------------

                                                                                December 31,
                                                                            --------------------
                                                                                 1994       1995
                                                                            ---------  ---------
Restricted cash                                                             $      --  $   1,840
Investment and advances in uncombined subsidiary                                2,134      3,228
Security deposits                                                                 679        956
Deferred financing costs                                                        1,685      2,934
Other                                                                           1,256      1,170
                                                                            ---------  ---------
                                                                            $   5,754  $  10,128
                                                                            ---------  ---------
                                                                            ---------  ---------


Restricted cash represents the proceeds from capital stock issued for the purpose of financing an acquisition completed in January 1996.

Equity in uncombined subsidiary represents net investment, services provided, cash advances and used vehicle transactions with dealerships where the Company does not own a majority interest.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

7.  Floor Plan Notes Payable:

The DiFeo Group vehicle floor plan agreement is with General Motors Acceptance Corporation ("GMAC"). The Landers new vehicle floor plan agreement is with Chrysler Credit Corporation ("Chrysler"). The Landers used vehicle floor plan agreements are with Chrysler and Benton State Bank.

Floor plan notes payable reflects amounts for the purchase of specific vehicle inventory and consists of the following:


                                                                                               --------------------

                                                                                                   December 31,
                                                                                               --------------------
                                                                                                    1994       1995
                                                                                               ---------  ---------
GMAC, bearing interest at prime commercial lending rate plus 1%. The borrowing rate was 9.75%
 at December 31, 1995                                                                          $  92,310  $  63,728
Chrysler, bearing interest at LIBOR plus 2.75% or prime plus 0.5%, whichever is less. The
 borrowing rate was 8.75% at December 31, 1995                                                        --     31,354
Benton State Bank, bearing interest at the prime commercial lending rate. The borrowing rate
 was 8.75% at December 31, 1995                                                                       --      2,741
                                                                                               ---------  ---------
                                                                                               $  92,310  $  97,823
                                                                                               ---------  ---------
                                                                                               ---------  ---------


The floor plan agreements grant a collateral interest in substantially all of the Company's inventory and generally require the repayment of debt within two weeks of inventory sales. In addition, the GMAC floorplan agreement provides the DiFeo Group with additional borrowing facilities beyond the floor plan agreement (see Notes 8 and 9).

Included in the Chrysler vehicle floor plan at December 31, 1995 is $6,928 payable to a related party participating in the floor plan agreements. This was repaid in May 1996.

The weighted average interest rate on floor plan borrowings was 7.1% and 8.9% for the years ended December 31, 1994 and 1995, respectively.

8.  Short-Term Debt:

The DiFeo Group and GMAC have entered into additional short-term and long-term debt agreements which share in the collateral interest granted under the floor plan arrangement. One such agreement permitted maximum borrowings of $15,000 at December 31, 1994 and $10,000 at December 31, 1995, subject to a formula based on parts and used vehicle collateral limitations, and includes covenants that require the maintenance of tangible net worth and other financial ratios. At December 31, 1994 and 1995, $15,000 and $8,187, respectively, were outstanding under this agreement. These borrowings are made at the prime rate plus 1.25%. The borrowing rate at December 31, 1995 was 10.0%.

The Company has a $9,000 revolving line of credit with Morgan Guaranty Trust Company of New York that expires on September 30, 1996. At December 31, 1995, $8,000 was outstanding under this agreement. The line of credit bears interest at a variable rate, the prime rate plus two or the Federal Funds rate plus two and one half percent, whichever is greater. The borrowing rate at December 31, 1995 was 10.5%.

The weighted average interest rate on short term borrowings was 7.1% and 10.25% for the years ended December 31, 1994 and 1995, respectively.

In addition, AAFC maintains a $5,000 loan arrangement with Citibank, N.A. for the purpose of purchasing finance receivables. The amount borrowed by AAFC may not exceed 93% of the outstanding principal balance of eligible receivables pledged to secure the loan. The total amount outstanding under this arrangement at December 31, 1994 and 1995 was $0 and $4,197, respectively.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

9.  Long-Term Debt:

Long-term debt consists of the following:


                                                                                  ---------------------------------

                                                                                                           June 30,
                                                                                      December 31,             1996
                                                                                  --------------------  -----------
                                                                                       1994       1995  (Unaudited)
                                                                                  ---------  ---------  -----------
Series A and B Senior Notes due 2003, net of unamortized discount of $1,007       $      --  $  15,293  $    27,988
Landers term notes, payable in monthly installments through August 2000, bearing
 interest at 8.0%                                                                        --      3,697        3,302
Term note, payable July 1998 bearing interest at 8 1/2%                                  --         --        2,100
GMAC term loan, payable in equal monthly installments of $17 through March 1998 with a final payment of $1,000 in April 1998; interest at the prime rate plus
 1.0%                                                                                 1,650      1,450        1,350
GMAC term loan, payable in equal monthly installments of $25 through June 1999 with a final payment of $1,500 in July 1999; interest at the prime rate plus
 1.0%                                                                                 2,850      2,550        2,400
Capitalized lease obligations                                                         2,243      1,686        1,444
Other installment loans                                                               1,897      2,566        2,573
                                                                                  ---------  ---------  -----------
                                                                                      8,640     27,242       41,157
    Less: Current portion                                                             1,905      3,169        2,463
                                                                                  ---------  ---------  -----------
                                                                                  $   6,735  $  24,073  $    38,694
                                                                                  ---------  ---------  -----------
                                                                                  ---------  ---------  -----------


The GMAC term loans share in the security interest granted to the lender under the floor plan arrangement.

Maturities of long-term debt for the next five years and thereafter are as follows:

                                                                                      ---------

                                                                                       Amount
                                                                                      ---------
1996                                                                                  $   3,169
1997                                                                                      2,166
1998                                                                                      2,009
1999                                                                                      2,484
2000                                                                                      2,121
2001 and thereafter                                                                      16,300
                                                                                      ---------
                                                                                      $  28,249
                                                                                      ---------
                                                                                      ---------

On September 22, 1995, the Company finalized a placement on $35,000 of Series A and B Senior Notes (collectively referred to as the "Notes") due in 2003 under which Notes are available to be issued through March 1997. The Company initially issued $16,300 of the Notes at 12.0% with an original issue discount of $1,020, which is being amortized to interest expense over the term of the Notes, increasing the effective interest rate on such Notes to 12.8%. Such interest rate will increase by 2.0% if certain franchisor approvals are not obtained by March 1997 and would be effective as of the date of original issuance of the Notes. The Notes are callable by the Company at a premium as determined pursuant to the placement agreement of up to 10% of the principal balance. The Notes also contain covenants that require the maintenance of certain financial ratios and restrict additional indebtedness.

The Notes contain detachable warrants, whereby each warrant grants the holder the option to purchase UAG Common Stock at $.01 per share. The warrants become exercisable after certain franchisor approvals are received and were recorded at their fair value at the date of issuance. At December 31, 1995, there were 526,039 warrants outstanding. The warrants expire in 2003. If certain franchisor approvals are not received by March 1997, the

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

9.  Long-Term Debt: (Continued)
warrants will convert to contingent value obligations ("CVO's"). The CVO's are intended to provide the holder with economic benefits substantially similar to those that would have been realized upon exercise of the warrants and sale of the underlying Common Stock. The warrants have been recorded as temporary equity at their fair value at their dates of issuance due to the CVO feature. No accretion to the carrying amount has been made as franchisors' approvals are probable.

10. Operating Lease Obligations:
The Company leases its dealership facilities and corporate office under operating lease agreements primarily with related parties. These leases are noncancelable and expire on various dates through 2012. The lease agreements are subject to renewal under essentially the same terms and conditions as the original lease.

The following is a schedule by year of future minimum rental payments required under the operating leases as of December 31, 1995.

                                                                                      ---------
                                                                                       Amount
                                                                                      ---------
1996                                                                                  $   5,859
1997                                                                                      6,002
1998                                                                                      6,391
1999                                                                                      6,470
2000                                                                                      5,286
2001 and thereafter                                                                      17,093
                                                                                      ---------
                                                                                      $  47,101
                                                                                      ---------
                                                                                      ---------

Total rent expense for the years ended December 31, 1993, 1994 and 1995 approximated $6,367, $6,302 and $7,113, respectively.

Rental payments to related parties were $4,272 and $4,502 for the years ended December 31, 1994 and 1995, respectively.

11. Minority Interests Subject to Repurchase:
As result of the minority ownership of the DiFeo Group and Landers, the Company has recorded minority interests. The minority owners have the right to require repurchase of their interest by UAG at fair value if they are not converted into UAG common stock in connection with an initial public offering or equity offering. The minority interests were recorded at fair value at the dates of acquisition and such amounts are adjusted for their share of the applicable earnings and losses. If repurchased, the difference between the recorded value and the repurchase amount will adjust the recorded amount of assets and liabilities including the cost in excess of net assets acquired in accordance with purchase accounting.

12. Other Related Party Transactions:
The Company was owed $10,388, $14,578 and $15,727 from the minority shareholders and certain of their related entities as of December 31, 1994 and 1995 and June 30, 1996, respectively, arising out of advances for certain business acquisitions and working capital advances for dealerships in which the Company has no ownership. Related party interest income represents interest on the above mentioned advances and advances to the uncombined investee. The Company owes a stockholder $750, $1,109 and $1,191 as of December 31, 1994 and 1995 and June 30, 1996, respectively, for working capital advances. Such indebtedness is subject to offset against a guarantee of $2,000 third party indebtedness to the Company.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

13. Stock Options:
Options have been granted to purchase 127,200 shares of the Company's Common Stock under an employment agreement at an exercise price of twelve dollars and fifty cents per share. These options vest over four years. At December 31, 1995, 31,800 options were exercisable.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation" ("SFAS 123"). SFAS 123 establishes financial and reporting standards for stock based compensation plans. The Company anticipates adopting the disclosure only provisions of this standards during 1996.

14. Stockholders' Equity:
On December 29, 1993, UAG and certain investors entered into a private placement agreement (the "Agreement") whereby the investors committed to purchase over a period of time an aggregate 4,911,000 shares of Class A Convertible Preferred Stock (the "Preferred Stock") at ten dollars per share. The Preferred Stock can be issued as UAG calls upon the funds committed by the investors pursuant to the Agreement.

If by December 29, 1999 the Company has not (i) redeemed at least 50% of the Preferred Stock, (ii) consummated a Qualified Public Offering (as defined in the Company's Certificate of Incorporation) or (iii) sold all or substantially all of the Company's assets or merged with or into another entity in a transaction in which 50% or more of the voting control of the Company is transferred (collectively a "Triggering Event"), certain rights of the holders of the Company's Preferred Stock (the "Preferred Investors") under the Agreement will be triggered. Specifically, the Preferred Investors will receive warrants to purchase, at a nominal price, 50% of the fully diluted equity of the Company (after exercise of such warrants) in the form of Common Stock. If a Triggering Event does not occur by December 29, 2000, the Preferred Investors will receive warrants to purchase, at a nominal price, an additional 25% of the fully diluted equity of the Company (after exercise of such warrants) in the form of Common Stock. In lieu of such warrants, after December 29, 1999, the Preferred Investors may elect to receive promissory notes evidencing indebtedness of the Company in an amount equal to 50% of the fair market value of the fully diluted equity of the Company. If a Triggering Event does not occur by December 29, 2000, in lieu of warrants, the Preferred Investors may elect to receive promissory notes in an amount equal to an additional 25% of the fair market value of the fully diluted equity of the Company. Upon the occurrence of any of these events, the holders of the warrants, the warrant shares or the CVOs could experience significant diminution of value, although the warrants contain certain anti-dilution protection in the event the above-described warrants are issued. The Preferred Stock has been included as a component of equity as these rights are incremental and the Preferred Shares will remain outstanding.

The Agreement also provides a commitment by existing common stockholders to purchase an aggregate 2,250,000 shares of Common Stock at eight dollars per share. Such shares must be purchased in proportion to Preferred Stock. Common Stock dividends are payable only with the approval of the Preferred Investors.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

15. Income Taxes:
The provision (benefit) for income taxes consists of the following components:


                                                                                -------------------------------

                                                                                   Years ended December 31,
                                                                                -------------------------------
                                                                                     1993       1994       1995
                                                                                ---------  ---------  ---------
Currently payable:
  Federal                                                                       $      --  $      --  $      --
  State and local                                                                      47         --        285
                                                                                      ---        ---  ---------
    Total currently payable                                                            47         --        285
                                                                                      ---        ---  ---------
Deferred tax liability (asset):
  Federal                                                                              --         --     (2,374)
  State and local                                                                      --         --         --
                                                                                      ---        ---  ---------
    Total deferred                                                                     --         --     (2,374)
                                                                                      ---        ---  ---------
Total (benefit) provision                                                       $      47  $       0  $  (2,089)
                                                                                      ---        ---  ---------
                                                                                      ---        ---  ---------


The reasons for the differences between the provision for income taxes using the Federal statutory income tax rate and the tax provisions reported by the Company are as follows:


                                                                        -------------------------------

                                                                           Years ended December 31,
                                                                        -------------------------------
                                                                             1993       1994       1995
                                                                        ---------  ---------  ---------
Tax provisions computed at the Federal statutory income tax rate        $     (33) $     592  $   1,944
State and local income taxes, net of Federal benefit                           --         --       (186)
Valuation allowance                                                            --       (745)       745
Other                                                                         (14)       153       (414)
                                                                              ---  ---------  ---------
Benefit (provision) for income taxes                                    $     (47) $       0  $   2,089
                                                                              ---  ---------  ---------
                                                                              ---  ---------  ---------

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

15. Income Taxes: (Continued)
The Company accounts for income taxes in accordance with SFAS 109. Under SFAS 109, deferred income taxes reflect the estimated tax effect of temporary differences between assets and liabilities for financial accounting purposes and those amounts as measured by tax laws and regulations. The components of deferred income tax assets and liabilities were as follows:


                                              --------------------

                                              Years ended December
                                                      31,
                                              --------------------
                                                   1994       1995
                                              ---------  ---------
Deferred Tax Assets
Net operating loss carryforward               $   2,214  $   4,467
Capital loss carryforwards                           --        201
Organization costs                                  259        241
All other                                            --        244
                                              ---------  ---------
  Total deferred tax assets                       2,473      5,153
  Valuation allowance                              (745)        --
                                              ---------  ---------
  Net deferred tax assets                         1,728      5,153
Deferred Tax Liabilities
Partnership investments                          (1,728)    (2,179)
Sale of finance receivables                          --        (47)
All other                                            --        (53)
                                              ---------  ---------
  Total deferred tax liabilities                 (1,728)    (2,279)
                                              ---------  ---------
    Net deferred tax assets (liabilities)     $       0  $   2,874
                                              ---------  ---------
                                              ---------  ---------


The Company had determined, based upon prior taxable losses, that taxable income would probably not be sufficient to recognize a net deferred tax asset at December 31, 1993 and 1994. Accordingly, a valuation allowance was provided for the net deferred tax assets.

Based upon the restructuring of dealerships and other operational measures implemented in 1995 (see Note 16), the Company determined that it was more likely than not that future taxable income would be sufficient to fully recognize the net deferred tax asset at December 31, 1995.

At December 31, 1995, the Company has $10,600 of regular tax, net operating loss carryforwards for Federal income tax purposes expiring from 2008 to 2010, of which $3,300 is subject to an annual limitation of approximately $1,300 per year as imposed by Section 382 of the Internal Revenue Code.

16. Terminated Franchises:

During the first quarter of 1995, the Company commenced a restructuring of its then unprofitable DiFeo Group. Such restructuring included the termination of certain unprofitable franchises, a reduction in personnel of approximately 250 employees, the implementation of pay plans linked to net profit and the liquidation of outdated inventory. Costs associated with this restructuring were approximately $680 and $450 for the year ended December 31, 1995 and the six months ended June 30, 1996, respectively, and were primarily related to severance, and the program was substantially completed by the fourth quarter of 1995. No goodwill had been allocated to the terminated franchises.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

17. Supplemental Cash Flow Information:
The following table presents certain supplementary information to the Consolidated Statements of Cash Flows:


                              -----------------------------------------------------

                                   1993                  1994                  1995
                              ---------  --------------------  --------------------
                                   Auto       Auto       Auto       Auto       Auto
                              Dealerships Dealerships   Finance Dealerships   Finance
                              ---------  ---------  ---------  ---------  ---------
Supplemental information:
Cash paid for interest           $4,901     $6,385         --     $8,437       $109
Cash paid for income taxes           --         --         --         --          3
Non-cash financing
 activities:
Stock issuance costs
 amortized against proceeds
 from issuance of stock             883        543         --        910         --
Dealership acquisition cost
 financed by long-term debt          --         --         --      4,014         --
Capitalized lease
 obligations                      1,777        433         --         --         --
Warrants issued                      --         --         --      1,020         --


18. Summary of Quarterly Financial Data (Unaudited)

                                                                  -------------------------------------------------

                                                                                 Three Months Ended
                                                                  -------------------------------------------------

                                                                  March 31, 1995  June 30, 1995  September 30, 1995
                                                                  --------------  -------------  ------------------
Statements of Operational Data:
Auto Dealerships
  Total revenues                                                        $162,598       $190,142            $239,601
  Gross profit                                                            16,544         19,671              26,228
  Operating income (loss)                                                 (4,285)        (1,442)              2,271
Auto Finance
  Loss before income taxes                                                  (354)          (347)               (356)
Total Company
  Income (loss) before minority interests and provision for
   income taxes                                                           (4,104)        (1,715)              2,074
  Net income (loss)                                                       (3,231)        (1,671)              1,082
  Pro forma net income (loss) per common share                             $(.72)         $(.34)               $.17



                                                                  December 31, 1995
                                                                  -----------------
Statements of Operational Data:
Auto Dealerships
  Total revenues                                                           $213,280
  Gross profit                                                               22,834
  Operating income (loss)                                                    (1,853)
Auto Finance
  Loss before income taxes                                                     (325)
Total Company
  Income (loss) before minority interests and provision for
   income taxes                                                              (2,176)
  Net income (loss)                                                             354
  Pro forma net income (loss) per common share                                 $.05


In the fourth quarter of 1995 the Company determined that it was more likely than not that future taxable income would be sufficient to fully recognize a net deferred tax asset of $2,874 (See Note 16).


The pro forma net income (loss) per common share amounts are calculated independently for each of the quarters presented and are not presented in thousands. The sum of the quarters may not equal the full year pro forma net income (loss) per common share amount.

                            UNITED AUTO GROUP, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
             Notes to Consolidated Financial Statements (Continued)
                             (Dollars in thousands)

19. Subsequent Events:
Effective January 1, 1996, the Company acquired a 100% interest in Atlanta Toyota, Inc. for a purchase price consisting of $9,100 in cash plus $2,400 in notes. This acquisition was accounted for under the purchase method and the accompanying financial statements reflect the results of operations from the date of acquisition. In order to finance the acquisition, the Company issued additional Preferred Stock and Common Stock in the amount of $6,100 and issued Notes in the amount of $4,400 at an interest rate of 11.60%.

On May 1, 1996, the Company acquired a 100% interest in Steve Rayman Nissan, Inc. for a purchase price of $11,500 in cash. This acquisition will be accounted for under the purchase method and the financial statements will reflect the results of operations from the date of acquisition. The dealership has been renamed United Nissan. In order to finance the acquisition, the Company issued additional Preferred Stock and Common Stock in the amount of $7,380 and issued Notes in the amount of $4,620 at an interest rate of 11.95%.

The following unaudited pro forma summary presents the consolidated results of operations of the Company, Landers and the aforementioned acquisitions for 1994 and 1995 with pro forma adjustments as if these transactions had been consummated as of January 1, 1994.

                                                   --------------------

                                                       December 31,
                                                   --------------------
                                                        1994    1995
                                                   ---------  ---------
Revenues                                           $1,122,463 $1,144,823
Income before minority interests and provision
 for income taxes                                      6,678      4,187

The foregoing pro forma results are not necessarily indicative of results of operations that would have been reported had the acquisitions been completed at January 1, 1994.

                       Report of Independent Accountants

To the Stockholders of
 Landers Auto Sales, Inc.

We have audited the accompanying balance sheets of Landers Auto Sales, Inc. as of July 31, 1995 and December 31, 1994 and the related statements of operations, retained earnings and cash flows for the period ended July 31, 1995 and the years ended December 31, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Landers Auto Sales, Inc. as of July 31, 1995 and December 31, 1994 and the results of its operations and its cash flows for the period ended July 31, 1995 and the years ended December 31, 1994 and 1993 in conformity with generally accepted accounting principles.

                                          /s/  Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
May 31, 1996

                            LANDERS AUTO SALES, INC.
                                 Balance Sheets
                             (Dollars in thousands)


                                                                                           ------------------------

                                                                                           December 31,    July 31,
                                                                                                  1994         1995
                                                                                           -------------  ---------
Assets:
Current Assets
Cash                                                                                       $      3,229   $   2,278
Accounts receivable                                                                               6,948       6,593
Inventories                                                                                      26,871      22,433
Other current assets                                                                                 --          29
                                                                                           -------------  ---------
      Total current assets                                                                       37,048      31,333
                                                                                           -------------  ---------
Property and equipment, net                                                                         871         927
Intangible assets                                                                                    55          49
                                                                                           -------------  ---------
      Total assets                                                                         $     37,974   $  32,309
                                                                                           -------------  ---------
                                                                                           -------------  ---------

Liabilities and stockholders' equity:
Current Liabilities
Floor plan notes payable                                                                   $     26,328   $  21,384
Current portion of long-term debt                                                                    88         115
Due to stockholders                                                                               2,669       2,046
Accounts payable                                                                                  1,374       1,337
Accrued expenses                                                                                    959       1,313
Income taxes payable                                                                              1,623         336
Accrued dividends                                                                                    --       1,545
                                                                                           -------------  ---------
      Total current liabilities                                                                  33,041      28,076
                                                                                           -------------  ---------
Long-term debt -- net of current portion                                                            187         239
                                                                                           -------------  ---------
      Total liabilities                                                                          33,228      28,315
                                                                                           -------------  ---------
Commitments and contingent liabilities
Stockholders' equity:
  Common stock, no par value; authorized 100 shares, issued and outstanding 10 shares               805         805
  Retained earnings                                                                               3,941       3,189
                                                                                           -------------  ---------
      Total stockholders' equity                                                                  4,746       3,994
                                                                                           -------------  ---------
      Total liabilities and stockholders' equity                                           $     37,974   $  32,309
                                                                                           -------------  ---------
                                                                                           -------------  ---------


    The accompanying notes are an integral part of the financial statements.

                            LANDERS AUTO SALES, INC.
                            Statements of Operations
                             (Dollars in thousands)

                                                                               ----------------------------------

                                                                                                         Period
                                                                                    Years ended        ended July
                                                                                    December 31,          31,
                                                                               ----------------------  ----------
                                                                                     1993        1994        1995
                                                                               ----------  ----------  ----------
Sales                                                                          $  163,343  $  228,912  $  164,368
Cost of sales, including floor plan interest for the years ended December 31,
 1993 and 1994 and for the period ended July 31, 1995 of $274, $1,922 and
 $1,503, respectively                                                             153,631     208,932     147,566
                                                                               ----------  ----------  ----------
Gross profit                                                                        9,712      19,980      16,802
Selling, general and administrative expenses                                        9,530      15,445      10,132
                                                                               ----------  ----------  ----------
Income from operations                                                                182       4,535       6,670
Other income (expense), net                                                           214         209         242
                                                                               ----------  ----------  ----------
Income before income taxes                                                            396       4,744       6,912
Provision for income taxes                                                            181       1,810         449
                                                                               ----------  ----------  ----------
  Net income                                                                   $      215  $    2,934  $    6,463
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

    The accompanying notes are an integral part of the financial statements.

                            LANDERS AUTO SALES, INC.
                        Statements of Retained Earnings
                             (Dollars in thousands)

                                                                                 -------------
Retained earnings, December 31, 1992                                               $     850
Net income for the year                                                                  215
                                                                                      ------
Retained earnings, December 31, 1993                                                   1,065
Dividends                                                                                (58)
Net income for the year                                                                2,934
                                                                                      ------
Retained earnings, December 31, 1994                                                   3,941
Dividends                                                                             (7,215)
Net income for the period                                                              6,463
                                                                                      ------
Retained earnings, July 31, 1995                                                   $   3,189
                                                                                      ------
                                                                                      ------

    The accompanying notes are an integral part of the financial statements.

                            LANDERS AUTO SALES, INC.
                            Statements of Cash Flows
                             (Dollars in thousands)


                                                                                     -------------------------------

                                                                                                            Period
                                                                                         Years ended         ended
                                                                                         December 31,      July 31,
                                                                                     --------------------  ---------
                                                                                          1993       1994       1995
                                                                                     ---------  ---------  ---------
Operating activities:
Net income                                                                           $     215  $   2,934  $   6,463
Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation                                                                           177        290        159
    Amortization                                                                            38         27          7
    Net loss (gain) on sale of assets                                                       --         19         (5)
Changes in operating assets and liabilities:
    Accounts receivable                                                                 (2,236)    (2,390)       353
    Inventories                                                                           (858)    (7,534)     4,439
    Other current assets                                                                  (534)       654        (29)
    Floor plan notes payable                                                             1,862      5,954     (4,944)
    Accounts payable                                                                       523         89        (37)
    Accrued expenses                                                                       583        292        354
    Income taxes payable                                                                  (319)     1,623     (1,287)
                                                                                     ---------  ---------  ---------
    Net cash provided by (used in) operating activities                                   (549)     1,958      5,473
Investing activities:
    Acquisition of property and equipment                                                 (365)      (414)       (76)
    Proceeds from sale of assets                                                            --         13         21
                                                                                     ---------  ---------  ---------
    Net cash used in investing activities                                                 (365)      (401)       (55)
Financing activities:
    Payment on debt                                                                        (30)       (96)       (76)
    Net increase (decrease) in cash overdrafts                                           1,015     (1,015)        --
    Net increase (decrease) in due to stockholders                                         (67)     2,201       (623)
    Dividends paid                                                                          --         --     (5,670)
                                                                                     ---------  ---------  ---------
    Net cash provided by (used in) financing activities                                    918      1,090     (6,369)
                                                                                     ---------  ---------  ---------
Net increase (decrease) in cash                                                              4      2,647       (951)
Cash, beginning of period                                                                  578        582      3,229
                                                                                     ---------  ---------  ---------
Cash, end of period                                                                  $     582  $   3,229  $   2,278
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------


    The accompanying notes are an integral part of the financial statements.

                            LANDERS AUTO SALES, INC.
              Statements of Cash Flows -- Supplemental Information
                             (Dollars in thousands)

                                                                             ---------------------------------------

                                                                                                             Period
                                                                              Years ended December 31,   ended July
                                                                             --------------------------         31,
                                                                                     1993          1994        1995
                                                                             ------------  ------------  -----------
Supplemental cash flow information:
Cash paid during the period:
  Interest                                                                   $        183  $      1,966   $   1,525
  Income taxes                                                                        993            88       1,804

Supplemental Disclosures of Non-Cash Activities:

During the years ended December 31, 1993 and 1994 and the period ended July 31, 1995, the Company purchased equipment and vehicles totaling $88, $70 and $125, respectively, through direct financing. During the period ended July 31, 1995, the Company acquired computer equipment totaling $31 through a capital lease.

During the year ended December 31, 1993, the Company entered into the capital lease of a computer for $230.

During the year ended December 31, 1994, a Company vehicle was destroyed. The note relating to the vehicle in the amount of $20 was subsequently paid off by the insurance company in full.

During the year ended December 31, 1994, the Company paid dividends to stockholders in the form of Company owned land with a cost and a fair value of $58.

During the period ended July 31, 1995, the Company accrued dividends to stockholders in the amount of $1,545.

    The accompanying notes are an integral part of the financial statements.

                            LANDERS AUTO SALES, INC.
                         Notes to Financial Statements
                             (Dollars in thousands)

1.  Organization:
The December 31, 1993 financial statements of Landers Auto Sales, Inc. (the "Company") were prepared on a consolidated basis and included the accounts of its wholly owned subsidiaries, Landers Oldsmobile-GMC, Inc. and Landers Jeep-Eagle, Inc. As of December 22, 1994, Landers Oldsmobile-GMC, Inc. and Landers Jeep-Eagle, Inc. were merged into Landers Auto Sales, Inc. and operate as divisions of Landers Auto Sales, Inc. under the trade names of Landers Oldsmobile-GMC Trust and Landers Jeep-Eagle/Chrysler-Plymouth-Dodge, respectively. All material divisional accounts and transactions have been eliminated.


The Company, operating in Benton, Arkansas, sells and services new Oldsmobile, GMC Trucks, Jeep, Eagle, Chrysler, Plymouth, Dodge cars and trucks and used automobiles and service contracts thereon. The Company also earns a commission on the sale of finance and insurance contracts.


The Company operates dealerships which hold franchise agreements with a number of automotive manufacturers. In accordance with the individual franchise agreement, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships or the loss of a franchise agreement could have a negative impact on operating results of the Company.

2.  Summary of Significant Accounting Policies:
The following is a summary of significant accounting policies followed in the preparation of the financial statements.

ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION:

Revenue is recognized by the Company when vehicles and parts are delivered to consumers and when service work is performed.

INVENTORIES:

Inventories are stated at the lower of cost or market with cost determined by the following methods: new vehicles are valued at the Last-in, first-out (LIFO) method; used vehicles at the specific identification method; and parts, accessories and other at factory list price.

PROPERTY AND EQUIPMENT:

Equipment and improvements are recorded at cost and depreciated over their estimated useful lives, using the straight-line and accelerated methods. Useful lives of equipment and improvements for purposes of computing depreciation are:

Leasehold improvements       --         Economic life or life of the lease,
                                        whichever is shorter.

Equipment, furniture and     --         5 to 7 years
  fixtures

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All others are charged to expense as incurred. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in the statement of operations.

AMORTIZATION:

Amortization of intangibles is computed on the straight-line method. The period of amortization is based upon the estimated time of benefit assigned to intangible assets when acquired.

                            LANDERS AUTO SALES, INC.
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

3.  Concentration of Credit Risk:
The Company's significant concentration of credit risk is with its cash. The Company maintains cash balances at several financial institutions located in Arkansas which are at times in excess of federally-insured amounts.

4.  Inventories:
Inventories consist of the following items as of:

                                                                                 -----------------------
                                                                                 December 31,   July 31,
                                                                                         1994       1995
                                                                                 ------------  ---------
New vehicles                                                                     $     18,945  $  13,001
Used vehicles                                                                           7,903      9,517
Parts, accessories and other                                                            1,503      1,435
                                                                                 ------------  ---------
                                                                                       28,351     23,953
Cumulative LIFO reserve                                                                 1,480      1,520
                                                                                 ------------  ---------
                                                                                 $     26,871  $  22,433
                                                                                 ------------  ---------
                                                                                 ------------  ---------

If the FIFO method had been used instead of the LIFO method, inventories would have been higher by $1,480 and $1,520 at December 31, 1994 and July 31, 1995, respectively.

5.  Property and Equipment:
Property and equipment consists of the following as of:

                                                                                  -------------------------
                                                                                  December 31,    July 31,
                                                                                          1994        1995
                                                                                  ------------  -----------
Buildings and leasehold improvements                                              $        249   $     289
Machinery and shop equipment                                                               707         791
Furniture and fixtures                                                                     487         542
Company vehicles                                                                           147         148
                                                                                  ------------  -----------
Total                                                                                    1,590       1,770
Less: Accumulated depreciation and amortization                                            719         843
                                                                                  ------------  -----------
Total property and equipment, net                                                 $        871   $     927
                                                                                  ------------  -----------
                                                                                  ------------  -----------

The Company has entered into several leases of computer equipment. The leases meet the criteria of a capital lease and, accordingly, have been recorded as such. The leases are noncancelable and expire in September 1998. The following is a schedule of the computer equipment under capital leases at December 31, 1994 and July 31, 1995:

                                                                                  -------------------------
                                                                                  December 31,    July 31,
                                                                                          1994        1995
                                                                                  ------------  -----------
Computer equipment                                                                $        230   $     260
Accumulated depreciation                                                                  (120)       (147)
                                                                                  ------------       -----
                                                                                  $        110   $     113
                                                                                  ------------       -----
                                                                                  ------------       -----

                            LANDERS AUTO SALES, INC.
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

6.  Floor Plan Notes Payable:
The amounts payable to financial institutions under trust receipt transactions are collateralized by liens on inventories of specific new and used vehicles. Floor plan notes payable for new and used vehicles are as follows as of:

                                                                            ----------------------------
                                                                             December 31,       July 31,
                                                                                     1994           1995
                                                                            -------------  -------------
Chrysler Credit Corporation:
  Interest rate on new and used vehicles is prime plus 1/2%;
   collateralized by specific motor vehicles and the personal guarantees
   of the stockholders                                                      $      19,027  $      15,091
  Interest is at prime plus 1%; collateralized by specific motor vehicles
   and the personal guarantees of the stockholders                                  5,416          3,762
Benton Savings Bank:
  Interest is at prime; collateralized by specific motor vehicles and the
   personal guarantees of the stockholders                                          1,885          2,531
                                                                            -------------  -------------
    Total floor plan notes payable -- new and used vehicles                 $      26,328  $      21,384
                                                                            -------------  -------------
                                                                            -------------  -------------

The prime rate at December 31, 1994 and July 31, 1995 was 8.5% and 8.75%, respectively.

Included in the Chrysler vehicle floor plan at December 31, 1994 and July 31, 1995 is $126 and $0, respectively, payable to a related party participating in the floor plan agreements.

7.  Long-Term Debt:
Long-term debt consists of the following as of:

                                                                                  -------------------------
                                                                                  December 31,    July 31,
                                                                                          1994        1995
                                                                                  ------------  -----------
Benton State Bank:
  Various notes payable; interest is 7%. Monthly payment of $4 includes principal and interest; collateralized by specific vehicles and various
   Company assets expiring through June 1998                                      $        102   $     113
Chrysler Credit Corporation:
  Interest is 7.5%. Monthly principal payment of $2, plus interest;
   collateralized by specific equipment expiring June 2000                                  12          76
Capital lease obligations:
  Interest is 8.4%. Monthly payments are $5.                                               161         166
                                                                                  ------------         ---
    Total                                                                                  275         355
    Less -- current portion                                                                 88         116
                                                                                  ------------         ---
    Long-term debt                                                                $        187   $     239
                                                                                  ------------         ---
                                                                                  ------------         ---

                            LANDERS AUTO SALES, INC.
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

7.  Long-Term Debt: (Continued)
Principal maturities of long-term debt in each of the next five years are as follows:

                                                                                       -----------
Twelve month period ending July 31,                                                        Amount
-------------------------------------------------------------------------------------  -----------
1996                                                                                    $     116
1997                                                                                          115
1998                                                                                           99
1999                                                                                           15
2000                                                                                           10
                                                                                              ---
    Total                                                                               $     355
                                                                                              ---
                                                                                              ---

Interest expense on all indebtedness amounted to $279, $1,989 and $1,504 for the years ended December 31, 1993 and 1994 and for the period ended July 31, 1995, respectively.

8.  Related Party Transactions:
The Company leases its buildings and lots from Steve Landers, John Landers and Bob Landers, stockholders of the Company. Rent expense for the year ended December 31, 1994 and the period ended July 31, 1995 amounted to $429 and $378, respectively. Effective August 1, 1995, the Company entered into a new twenty year lease agreement with such stockholders.

Future minimum lease payments are as follows:

                                                                                      ---------
Twelve month period ending July 31,                                                      Amount
------------------------------------------------------------------------------------  ---------
1996                                                                                  $     540
1997                                                                                        540
1998                                                                                        540
1999                                                                                        540
2000                                                                                        540
Thereafter                                                                                8,100
                                                                                      ---------
    Total                                                                             $  10,800
                                                                                      ---------
                                                                                      ---------

The balance due to stockholders at December 31, 1994 and July 31, 1995 totaled $2,669 and $2,046, respectively. The stockholders are paid interest at a rate of 2% above the current certificate of deposit interest which are adjusted monthly and payable on demand. The balance was repaid on August 15, 1995.

9.  Provisions for Income Taxes:
Prior to January 1, 1995, the Company was treated as a C corporation for federal income tax purposes. As of January 1, 1995, the Company elected to be treated as an S corporation. Under this election, the Company's stockholders were responsible for reporting the Company's federal taxable income on their personal income tax returns.

                            LANDERS AUTO SALES, INC.
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

9.  Provisions for Income Taxes: (Continued)
The provision for income taxes consists of the following:

                                           ----------------------------------
                                           Years Ended December  Period Ended
                                                   31,               July 31,
                                                1993       1994          1995
                                           ---------  ---------  ------------
Federal                                    $     166  $   1,506  $        449
State                                             15        304             0
                                           ---------  ---------  ------------
                                           $     181  $   1,810  $        449
                                           ---------  ---------  ------------
                                           ---------  ---------  ------------

Prior to January 1, 1995, deferred income taxes were recognized for tax consequences of temporary difference by applying enacted statutory tax rates, applicable to future years, to differences between the financial reporting and the tax basis of existing assets and liabilities. These differences relate primarily to depreciation and amortization of intangibles which were minimal in 1994 and 1993.

Prior to January 1, 1995, the Company's effective income tax rate differed from the Federal statutory tax rate principally due to state income taxes and certain expenses which are not deductible for tax purposes. Such non-deductible expenses were minimal during 1994 and 1993. The provision for income tax in 1995 relates to the recapture of the LIFO reserve upon the Company's S Corporation election.

10. Profit Sharing Plan:
The Company maintains a profit sharing plan for all employees over the age of 21 who have completed one year of service. Contributions to the plan are at management's discretion. Contributions for the year ended December 31, 1993 and 1994 and the period ended July 31, 1995 amounted to $190, $300 and $117, respectively.

11. Reclassifications:
Certain amounts in the 1994 and 1993 financial statements have been reclassified to conform to the presentation adopted in 1995.

12. Subsequent Event:
On August 15, 1995, the stockholders of the Company sold 80% of the stock to United Auto Group, Inc. Upon completion of the sale, two of the original stockholders each had a 10% interest in the Company. The remaining original stockholder held no interest in the Company.

                       Report of Independent Accountants

To the Stockholder
Atlanta Toyota, Inc.

We have audited the accompanying balance sheets of Atlanta Toyota, Inc. as of December 31, 1995 and 1994 and the related statements of operations, retained earnings, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlanta Toyota, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

                                          /s/  Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
June 30, 1996

                              ATLANTA TOYOTA, INC.
                                 Balance Sheets
                             (Dollars in thousands)

                                                                                         --------------------

                                                                                             December 31,
                                                                                         --------------------
                                                                                              1994       1995
                                                                                         ---------  ---------
Assets
Current Assets:
  Cash                                                                                   $   1,677  $     555
  Accounts receivable, net of allowance for doubtful accounts ($4 and $7 for 1994 and
   1995, respectively)                                                                       1,069      1,714
  Current portion of notes receivable from related parties, net of allowance for
   doubtful accounts of $219 and $378 in 1994 and 1995, respectively)                          622        842
  Inventories                                                                                8,282      8,123
  Other current assets                                                                          11          1
                                                                                         ---------  ---------
    Total current assets                                                                    11,661     11,235
  Property and equipment, net                                                                  336      1,150
  Notes receivable from related parties, net of allowance for doubtful accounts ($128
   and $379 in 1994 and 1995, respectively), non-current portion                               357        857
  Intangible assets                                                                             32         30
  Other assets                                                                                   2          1
                                                                                         ---------  ---------
    Total assets                                                                         $  12,388  $  13,273
                                                                                         ---------  ---------
Liabilities and Stockholders' Equity
Current Liabilities:
  Floor plan notes payable                                                               $   8,627  $   8,847
  Accounts payable                                                                           1,277      1,639
  Accrued expenses                                                                             510        720
  Deferred revenue                                                                           2,701      2,762
  Reserve for chargebacks of finance and insurance income                                      243        471
                                                                                         ---------  ---------
    Total Current Liabilities                                                               13,358     14,439
                                                                                         ---------  ---------
  Commitments and contingent liabilities
Stockholder's equity:
  Common stock -- authorized, 10,000 shares of $.10 par value; issued and outstanding
   1,000 shares                                                                                  0          0
  Distributions in excess of earnings                                                         (970)    (1,166)
                                                                                         ---------  ---------
  Total stockholder's equity                                                                  (970)    (1,166)
                                                                                         ---------  ---------
  Total liabilities and stockholder's equity                                             $  12,388  $  13,273
                                                                                         ---------  ---------
                                                                                         ---------  ---------

    The accompanying notes are an integral part of the financial statements.

                              ATLANTA TOYOTA, INC.
                            Statements of Operations
                             (Dollars in thousands)

                                                                 -------------------------------

                                                                    Years ended December 31,
                                                                 -------------------------------
                                                                      1993       1994       1995
                                                                 ---------  ---------  ---------
Sales                                                            $ 104,080  $ 114,394  $ 112,162
Cost of sales, including floor plan interest for the years
 ended December 31, 1993, 1994 and 1995 of $440, $540 and $752,
 respectively                                                       90,556    100,350     98,969
                                                                 ---------  ---------  ---------
Gross profit                                                        13,524     14,044     13,193
Selling, general and administrative                                 11,067     11,938     11,182
                                                                 ---------  ---------  ---------
Income from operations                                               2,457      2,106      2,011
Other income (expense), net                                           (148)      (105)        17
                                                                 ---------  ---------  ---------
Net income                                                       $   2,309  $   2,001  $   2,028
                                                                 ---------  ---------  ---------
                                                                 ---------  ---------  ---------

    The accompanying notes are an integral part of the financial statements.

                              ATLANTA TOYOTA, INC.
                        Statements of Retained Earnings
                             (Dollars in thousands)

                                                                 -------------

Distribution in excess of earnings at December 31, 1992            $    (552)
Net income for the year                                                2,309
Distributions to stockholder                                          (2,114)
                                                                      ------
Distribution in excess of earnings at December 31, 1993                 (357)
Net income for the year                                                2,001
Distributions to stockholder                                          (2,614)
                                                                      ------
Distribution in excess of earnings at December 31, 1994                 (970)
Net income for the year                                                2,028
Distributions to stockholder                                          (2,224)
                                                                      ------
Distribution in excess of earnings at December 31, 1995            $  (1,166)
                                                                      ------
                                                                      ------

    The accompanying notes are an integral part of the financial statements.

                              ATLANTA TOYOTA, INC.
                            Statements of Cash Flows
                             (Dollars in thousands)


                                                                   -------------------------------

                                                                      Years ended December 31,
                                                                   -------------------------------
                                                                        1993       1994       1995
                                                                   ---------  ---------  ---------
Operating activities:
  Net income                                                       $   2,309  $   2,001  $   2,028
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                        287        240        215
    Net loss (gain) on sales of assets                                   (15)         4         --
    Provision for losses on accounts and notes receivable                323        143        413
    Provision for chargebacks on finance and insurance income and
     warranty claims                                                     393        311        228
    Changes in operating assets and liabilities:
      Accounts and notes receivable                                     (619)      (482)    (1,776)
      Inventories                                                       (922)     1,043        243
      Prepaid expenses                                                   (20)        55         10
      Other assets                                                        (3)         1          1
      Floorplan notes payable                                          2,514       (790)       223
      Accounts payable and accrued liabilities                          (888)       751        635
                                                                   ---------  ---------  ---------
      Net cash provided by operating activities                        3,359      3,277      2,220
                                                                   ---------  ---------  ---------
Investing activities:
  Refund of deposit                                                       --        110         --
  Purchases of equipment and leasehold improvements                     (351)      (107)    (1,115)
  Proceeds from sale of assets                                            53         12         --
                                                                   ---------  ---------  ---------
  Net cash provided by (used for) investing activities                  (298)        15     (1,115)
                                                                   ---------  ---------  ---------
Financing activities:
  Payments on long-term debt                                            (250)        --         --
  Net payments on notes payable on rental vehicles                       (65)       (88)        (3)
  Principal payments on capital lease obligations                       (121)        --         --
  Distributions to stockholders                                       (2,114)    (2,614)    (2,224)
                                                                   ---------  ---------  ---------
  Net cash used in financing activities                               (2,550)    (2,702)    (2,227)
                                                                   ---------  ---------  ---------
  Net increase (decrease) in cash                                        511        590     (1,122)
    Cash, beginning of year                                              576      1,087      1,677
                                                                   ---------  ---------  ---------
    Cash, end of year                                              $   1,087  $   1,677  $     555
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------
  Supplemental cash flow information:
    Cash paid during the period for interest                       $     432  $     540  $     753


    The accompanying notes are an integral part of the financial statements.

                              ATLANTA TOYOTA, INC.
                         Notes to Financial Statements
                             (Dollars in thousands)

1.  Organization:

Atlanta Toyota, Inc. (the "Company"), a Texas Corporation, operating in Duluth, Georgia, sells and services new Toyota and Buick vehicles and used automobiles and service contracts thereon. The Company also earns a commission on the sale of finance and insurance contracts.


The Company operates two franchise agreements with automotive manufacturers. In accordance with the individual franchise agreement, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships or the loss of a franchise agreement could have a negative impact on the operating results of the Company.

2.  Summary of Accounting Policies:
The following is a summary of significant accounting policies followed in the preparation of the financial statements.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue is recognized by the Company when vehicles and parts are delivered to consumers and when service work is performed.

NOTES RECEIVABLE

In the ordinary course of business, the Company sells used vehicles on an installment payment basis through a related acceptance corporation installment receivables that generally range from twelve to fifteen months. The related acceptance corporation collects the installment payments and transmits to the Company its portion periodically. The installment receivables are collateralized by the related vehicle sold.

Management provides an allowance for estimated uncollectible amounts based on historical experience and an evaluation of specific past-due notes.

INVENTORIES

Inventories are stated at the lower of cost or market with cost determined by the following methods: new vehicles are valued at the last-in, first-out (LIFO) method; used vehicles at the specific identification method; and parts, accessories and other at factory list price.

PROPERTY AND EQUIPMENT

Equipment and improvements are recorded at cost and depreciated over their estimated useful lives, principally on a straight-line basis. Leasehold improvements are amortized over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All others are charged to expense as incurred. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in the statement of operations.

AMORTIZATION

Amortization of intangibles is computed on the straight-line method. The period of amortization is based upon the estimated time of benefit assigned to intangible assets when acquired.

                              ATLANTA TOYOTA, INC.
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

2.  Summary of Accounting Policies: (Continued)
RESERVE FOR CHARGEBACKS OF FINANCE AND INSURANCE INCOME

Provisions for chargebacks of finance and insurance income resulting from customer prepayments and repossessions are recorded based on management's estimates and historical experience.

LIABILITY FOR SERVICE CONTRACT WARRANTY CLAIMS

The Company sells extended service contracts on vehicles. A liability for future repair costs covered by these service contracts and amounts for future contract cancellations is established based on management's estimates and historical experience.

INCOME TAXES

The income taxes on the net earnings of the Company are payable personally by the stockholder pursuant to an S corporation election under the Internal Revenue Code. Accordingly, no provision for income taxes has been made in these financial statements.

3.  Concentration of Credit Risk:
The Company's significant concentration of credit risk is with its cash and notes receivable from a related party. The Company maintains cash balances at several financial institutions located in Georgia which are at times in excess of federally insured amounts. The notes receivable are from a related acceptance corporation and are supported by installment receivables that generally range from twelve to fifteen months.

4.  Inventories:
Inventories consist of the following:

                                                                                       --------------------
                                                                                           December 31,
                                                                                            1994       1995
                                                                                       ---------  ---------
New vehicles                                                                           $   8,867  $   7,517
Used vehicles                                                                                872      2,283
Parts, accessories and other                                                                 645        625
                                                                                       ---------  ---------
                                                                                          10,384     10,425
Cumulative LIFO reserve                                                                   (2,102)    (2,302)
                                                                                       ---------  ---------
                                                                                       $   8,282  $   8,123
                                                                                       ---------  ---------
                                                                                       ---------  ---------

If the FIFO method had been used instead of the LIFO method, inventories would have been higher by $2,102 and $2,302 at December 31, 1994 and 1995, respectively.

5.  Property and Equipment:
Property and equipment consists of the following:

                                                                                       --------------------
                                                                                           December 31,

                                                                                            1994       1995
                                                                                       ---------  ---------
Furniture, fixtures and equipment                                                          $ 995      $ 944
Service vehicles                                                                             309        332
Leasehold improvements                                                                        29        241
Construction in progress                                                                      --        786
                                                                                       ---------  ---------
    Total                                                                                  1,333      2,303
Less: Accumulated depreciation and amortization                                              997      1,153
                                                                                       ---------  ---------
Total property and equipment, net                                                          $ 336     $1,150
                                                                                       ---------  ---------
                                                                                       ---------  ---------

                              ATLANTA TOYOTA, INC.
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

6.  Floor Plan Notes Payable:
The amounts payable to financial institutions under trust receipt transactions are collateralized by liens on inventories of specific new and used vehicles. Notes payable for new and used vehicles at December 31 are as follows:

                                                                             --------------------------
                                                                                    December 31,
                                                                                     1994          1995
                                                                             ------------  ------------
General Electric Capital Corporation:
  Interest rate on new and used vehicles is 8.5% and 8.75%, respectively;
   collateralized by specific motor vehicles                                       $8,547        $8,770
South East Toyota Distributors:
  Interest is at prime; collateralized by specific motor vehicles and the
   personal guarantee of the stockholder                                               80            77
                                                                             ------------  ------------
    Total notes payable -- new and used vehicles                                   $8,627        $8,847
                                                                             ------------  ------------
                                                                             ------------  ------------

The prime rate at December 31, 1994 and 1995 was 8.5%.

7.  Operating Lease Commitments:
The Company conducts its operations in leased facilities under a long-term operating lease agreement with a related party requiring monthly payments of approximately $90 through March 1997. Total rent expense paid was $1,072, $1,089 and $1,085 for 1993, 1994 and 1995, respectively.

8.  Related Party Transactions:
The Company utilizes an advertising agency which is owned by the Company's stockholder. The agency charges the Company an agency fee of fifteen percent of total advertising costs plus a monthly consulting fee. Such advertising costs were $1,638, $1,673 and $1,624 and total agency and consulting fees were $271, $281 and $274 in 1993, 1994 and 1995, respectively.

The Company contracts with a related party which is majority owned by the Company's stockholder to administer extended service contracts sold to customers. A fee of forty-two dollars per contract is charged for administration. Total administration fees were approximately $81, $70 and $62 in 1993, 1994 and 1995, respectively.

The Company sells used car notes receivable to an acceptance corporation which is majority owned by the Company's stockholder. The related notes receivable totaled $1,200 and $2,585 at December 31, 1994 and 1995, respectively.

9.  Reclassifications:
Certain amounts in the 1993 and 1994 financial statements have been reclassified to conform to the presentation adopted in 1995.

10. Subsequent Event:
On January 16, 1996, the stockholder of Atlanta Toyota, Inc. sold 100% of the stock to United Auto Group, Inc.

                       Report of Independent Accountants

To the Stockholders
 of Steve Rayman Nissan, Inc.:

We have audited the accompanying balance sheets of Steve Rayman Nissan, Inc. as of December 31, 1995 and 1994, and the related statements of operations, retained earnings and cash flows for each of the two years in the period ended December 31, 1995 and from the date of inception (April 5, 1993) to December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Steve Rayman Nissan, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1995 and from the date of inception (April 5, 1993) to December 31, 1993, in conformity with generally accepted accounting principles.

                                          /s/  Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
June 14, 1996

                           STEVE RAYMAN NISSAN, INC.
                                 Balance Sheets
                (Dollars in thousands except per share amounts)

                                                                                                 --------------------

                                                                                                     December 31,
                                                                                                 --------------------
                                                                                                      1994       1995
                                                                                                 ---------  ---------
ASSETS
Current assets:
  Cash                                                                                           $     187  $       6
  Accounts receivable                                                                                  942      2,522
  Inventories                                                                                        4,172      4,514
  Prepaid expenses and other assets                                                                     12         33
                                                                                                 ---------  ---------
    Total current assets                                                                             5,313      7,075
Leasehold improvements, furniture and equipment, net                                                   281        205
Intangibles, net                                                                                       619        543
                                                                                                 ---------  ---------
    Total assets                                                                                 $   6,213  $   7,823
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Floor plan notes payable                                                                       $   2,954  $   4,100
  Current portion of long-term debt                                                                    100        100
  Current portion of payable for noncompete agreements                                                  75         75
  Current portion of obligation under capital lease                                                     71         70
  Accounts payable                                                                                     392        734
  Accrued expenses                                                                                     352        471
                                                                                                 ---------  ---------
    Total current liabilities                                                                        3,944      5,550
Long-term debt, net of current portion                                                                 225        125
Payable for noncompete agreements, non-current                                                         550        475
Obligation under capital lease, non-current                                                            133         63
                                                                                                 ---------  ---------
    Total liabilities                                                                                4,852      6,213
Commitments and contingent liabilities

Stockholders' equity:

Common stock, par value $100 per share, authorized issued and outstanding 5,000 shares                 500        500
Additional paid-in capital                                                                             100        100
Retained earnings                                                                                      761      1,010
                                                                                                 ---------  ---------
    Total stockholders' equity                                                                       1,361      1,610
                                                                                                 ---------  ---------
    Total liabilities and stockholders' equity                                                   $   6,213  $   7,823
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The accompanying notes are an integral part of the financial statements.

                           STEVE RAYMAN NISSAN, INC.
                            Statements of Operations
                             (Dollars in thousands)


                                                   -------------------------------------------------------------

                                                                                          Unaudited    Unaudited
                                                    Nine months                        Three months  Four months
                                                          ended           Years ended   ended March        ended
                                                   December 31,          December 31,           31,    April 30,
                                                   ------------  --------------------  ------------  -----------
                                                           1993       1994       1995          1995         1996
                                                   ------------  ---------  ---------  ------------  -----------
Sales                                              $     27,750  $  46,637  $  62,672  $     13,072  $    19,892
Cost of sales, including floor plan interest of
 $164, $262 and $434 for 1993, 1994 and 1995,
 respectively                                            23,415     40,036     52,570        11,150       16,503
                                                   ------------  ---------  ---------  ------------  -----------
Gross profit                                              4,335      6,601     10,102         1,922        3,389
Selling, general and administrative expenses              3,981      6,045      8,989         1,889        2,481
                                                   ------------  ---------  ---------  ------------  -----------
Operating income                                            354        556      1,113            33          908
Other income (expense), net                                 (22)       (27)         1            --           --
                                                   ------------  ---------  ---------  ------------  -----------
Net income                                         $        332  $     529  $   1,114  $         33  $       908
                                                   ------------  ---------  ---------  ------------  -----------
                                                   ------------  ---------  ---------  ------------  -----------


    The accompanying notes are an integral part of the financial statements.

                           STEVE RAYMAN NISSAN, INC.
                        Statements of Retained Earnings
                             (Dollars in thousands)


                                                                                                           ---------

Retained earnings, April 5, 1993                                                                           $       0
  Net income for the year                                                                                        332
  Dividends                                                                                                     (100)
                                                                                                           ---------
Retained earnings, December 31, 1993                                                                             232
  Net income for the year                                                                                        529
                                                                                                           ---------
Retained earnings, December 31, 1994                                                                             761
  Net income for the year                                                                                      1,114
  Dividends                                                                                                     (865)
                                                                                                           ---------
Retained earnings, December 31, 1995                                                                       $   1,010
                                                                                                           ---------
                                                                                                           ---------


    The accompanying notes are an integral part of the financial statements.

                           STEVE RAYMAN NISSAN, INC.
                            Statements of Cash Flows
                             (Dollars in thousands)

                                                     -----------------------------------------------------------

                                                                                                       Unaudited
                                                                                            Unaudited       Four
                                                     Nine months                         Three Months     months
                                                        ended          Years ended              ended      ended
                                                     December 31,      December 31,         March 31,  April 30,

                                                     ------------  --------------------  ------------  ---------

                                                             1993       1994       1995          1995       1996
                                                     ------------  ---------  ---------  ------------  ---------
Operating activities:
  Net income                                         $        332  $     529  $   1,114  $         33  $     908
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation                                                 28         37         38            14          8
  Amortization                                                126        145        145            19         --
Changes in operating assets and liabilities:
  Accounts receivables                                       (702)      (241)    (1,580)         (666)       452
  Inventories                                                (696)      (234)      (343)       (1,226)    (2,120)
  Prepaid expenses and other assets                            (3)         7        (21)          (54)      (254)
  Floor plan notes payable                                    500       (287)     1,146           934      1,570
  Accounts payable and accrued expenses                       543        204        461         1,026        211
                                                     ------------  ---------  ---------  ------------  ---------
    Net cash provided by operating activities                 128        160        960            80        775
                                                     ------------  ---------  ---------  ------------  ---------
Investing activities:
  Purchase of property and equipment                         (146)       (16)       (32)           (9)        (6)
  Other                                                       (16)         0          2            --         --
                                                     ------------  ---------  ---------  ------------  ---------
    Net cash used in investing activities                    (162)       (16)       (30)           (9)        (6)
                                                     ------------  ---------  ---------  ------------  ---------
Financing activities:
  Cash overdraft                                               --         --         --            --        398
  Cash paid for noncompete agreement                          (50)       (75)       (75)          (19)        --
  Proceeds from the sale of common stock                      600          0          0            --         --
  Principal payments under capital lease                      (59)       (64)       (71)          (70)        --
  Principal payments on long-term borrowings                  (75)      (100)      (100)          (25)      (775)
  Cash dividends paid                                        (100)         0       (865)           --       (398)
                                                     ------------  ---------  ---------  ------------  ---------
    Net cash provided by (used in) financing
     activities                                               316       (239)    (1,111)         (114)      (775)
                                                     ------------  ---------  ---------  ------------  ---------
Net increase (decrease) in cash                               282        (95)      (181)          (43)        (6)
Cash at beginning of the period                                 0        282        187           187          6
                                                     ------------  ---------  ---------  ------------  ---------
Cash at end of period                                $        282  $     187  $       6  $        144  $       0
                                                     ------------  ---------  ---------  ------------  ---------
                                                     ------------  ---------  ---------  ------------  ---------
Supplemental schedule of non-cash investing and
 financing activities:
  Capitalization of noncompete agreement and
   related debt                                      $        750


    The accompanying notes are an integral part of the financial statements.

                           STEVE RAYMAN NISSAN, INC.
         (Information related to the three months ended March 31, 1995 and four months ended 1996 is unaudited)
                         Notes to Financial Statements
                             (Dollars in thousands)

1.  Organization:

Steve Rayman Nissan, Inc. (the "Company"), operating in Morrow, Georgia, sells and services new Nissan cars and trucks and used vehicles and service contracts thereon. The Company also earns a commission on the sale of finance and insurance contracts.


The Company operates a dealership which holds a franchise agreement with an automotive manufacturer. In accordance with the franchise agreement, the dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturer to influence the operations of the dealership or the loss of the franchise agreement would have a negative impact on operating results of the Company.

2.  Summary of Significant Accounting Policies:
The following is a summary of significant accounting policies followed in the preparation of the financial statements.

ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION:

Revenue is recognized by the Company when vehicles or parts are delivered to consumers and when service work is performed.

INVENTORIES:

New and used vehicles and parts and accessories inventories are valued at the lower of cost or market. Cost is determined on the Last-in, first-out (LIFO) method.

LEASEHOLD IMPROVEMENTS, FURNITURE AND EQUIPMENT:

Leasehold improvements, furniture and equipment are stated at cost and depreciated over their estimated useful lives, principally by the straight-line method. Computer equipment under a capital lease used in operating the dealership is amortized over the life of the lease (five years).

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All others are charged to expense as incurred. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss included in the statement of operations.

INTANGIBLES:

Intangibles are being amortized using the straight-line method over ten years. Accumulated amortization of intangibles as of December 31, 1994 and 1995 was $131 and $205, respectively.

INCOME TAXES:

The income taxes on the net earnings of the Company are payable personally by the stockholder pursuant to an S corporation election under the Internal Revenue Code. Accordingly, no provision for income taxes has been made in these financial statements.

                           STEVE RAYMAN NISSAN, INC.
         (Information related to the three months ended March 31, 1995 and four months ended 1996 is unaudited)
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

2.  Summary of Significant Accounting Policies: (Continued)
FAIR VALUE OF FINANCIAL INSTRUMENTS:

The carrying values of cash, contracts in transit, accounts receivable, factory receivables, warranty receivables, notes payable, long-term debt and accounts payable approximate their fair values due to the short-term maturities of those instruments.

3.  Concentration of Credit Risk:
The Company's significant concentration of credit risk is with its cash. The Company maintains cash balances at several financial institutions located in Georgia which are at times in excess of federally-insured amounts.

4.  Inventories:
Inventories consist of the following:

                                                          --------------------
                                                              December 31,
                                                          --------------------
                                                               1994       1995
                                                          ---------  ---------
New vehicles and demonstrators                            $   3,063  $   3,737
Used vehicles                                                   686        391
Parts and accessories                                           423        386
                                                          ---------  ---------
                                                          $   4,172  $   4,514
                                                          ---------  ---------
                                                          ---------  ---------

The use of the LIFO method of determining the cost of new and used vehicle inventories and parts had the effect of decreasing inventories at December 31, 1994 and 1995 by $273 and $446, respectively, and decreasing net income for the periods ended December 31, 1993, 1994 and 1995 by $121, $152 and $173,
respectively, as compared to what they would have been under the specific-identification cost method.

5.  Leasehold Improvements, Furniture and Equipment:
Leasehold improvements, furniture and equipment consists of:

                                                            --------------------
                                                                 1994       1995
                                                            ---------  ---------
Computer equipment under capital lease                      $     347  $     347
Machinery and shop equipment                                       33         44
Furniture and fixtures                                             73         79
Leasehold improvements                                             44         53
Service vehicles                                                   10         12
                                                                  ---        ---
                                                                  507        535
Less: accumulated depreciation and amortization                   226        330
                                                                  ---        ---
                                                            $     281  $     205
                                                                  ---        ---
                                                                  ---        ---

6.  Floor Plan Payable:
Floor plan notes payable are collateralized by chattel mortgages on new and used vehicles. Amounts are payable when the collateral is sold. The obligation is guaranteed by the stockholders. Interest was payable at the LIBOR rate on the first day of the month plus 2.5%, and at the prime commercial rate at prime plus 1/2% for the years ended December 31, 1994 and 1995, respectively. The effective rate at December 31, 1995 was 8.4%, and the prime rate was 8.5% for the year ended December 31, 1994.

                           STEVE RAYMAN NISSAN, INC.
         (Information related to the three months ended March 31, 1995 and four months ended 1996 is unaudited)
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

7.  Long-Term Debt:
Long-term debt consists of a note payable to a bank, due in monthly installments of $8 plus interest to April 1998. Interest is payable at the bank's prime commercial rate. The bank's prime rate at December 31, 1994 and 1995 was 8.5%. The note is collateralized by all inventories, not otherwise provided as collateral, tools, equipment and receivables and is guaranteed by the stockholders.

                                                            --------------------
                                                                December 31,
                                                            --------------------
                                                                 1994       1995
                                                            ---------  ---------
Total debt                                                  $     325  $     225
Less: current maturity of long-term debt                          100        100
                                                                  ---        ---
Long-term debt                                              $     225  $     125
                                                                  ---        ---
                                                                  ---        ---

Maturities of long-term debt are as follows:

                                     -----------
Year Ending December 31,               Amount
-----------------------------------  -----------
1996                                  $     100
1997                                        100
1998                                         25
                                            ---
                                      $     225
                                            ---
                                            ---

Interest expense on all long-term debt amounted to $23, $27 and $25, for the years ended December 31, 1993, 1994 and 1995.

8.  Acquisition of Nissan Dealership and Noncompete Agreements:
On April 5, 1993, the Company acquired the inventory and equipment of Stovall Nissan, Inc. for approximately $2,284. The debt for new vehicles acquired was assumed by the Company as an addition to the floor plan note payable.

On April 5, 1993, in connection with the acquisition, the Company entered into noncompete agreements with the former owners of the Company in which the former owners are precluded from participating in direct or indirect competition related to the sale of new Nissan vehicles for a period of ten years in exchange for $750. During the periods ended December 31, 1993, 1994 and 1995, the Company paid $50, $75 and $75, respectively, in accordance with the noncompete agreements. The maturity of the remaining obligations is as follows:

                                                                  ----------
                                                                    December
                                                                         31,
                                                                        1995
                                                                  ----------
Total amount due                                                  $      550
Less: current portion of amount due                                       75
                                                                  ----------
Long-term payable for noncompete agreements                       $      475
                                                                  ----------
                                                                  ----------

                           STEVE RAYMAN NISSAN, INC.
         (Information related to the three months ended March 31, 1995 and four months ended 1996 is unaudited)
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

9.  Lease Transactions:

The Company leases its building and land under an operating lease from a stockholder. The lease expires in May 2004 and requires annual rentals plus the payment of property taxes and insurance on the property. The rent expense was $162 for the period ended December 31, 1993 and $226 for each of the years ended December 31, 1994 and 1995.

The following is a schedule by year of future minimum rental payments required unde the operating leases as of December 31, 1995.

                                                                      ---------

Year Ending December 31,                                                 Amount
--------------------------------------------------------------------  ---------
1996                                                                  $     228
1997                                                                        228
1998                                                                        236
1999                                                                        248
2000                                                                        260
Thereafter                                                                1,132
                                                                      ---------
                                                                      $   2,332
                                                                      ---------
                                                                      ---------

The Company leases certain computer equipment and software used in the operation of the dealership. The leases have been accounted for as capital leases. The assets under capital leases of $347 are being amortized over the lives of the leases on a straight-line basis. Accumulated amortization amounted to $162 and $231 as of December 31, 1994 and 1995 respectively.

As of December 31, 1995, minimum future lease payments due under the capital leases are as follows:

                                                                      ---------

Year Ending December 31,                                               Amount
--------------------------------------------------------------------  ---------
1996                                                                  $      80
1997                                                                         66
                                                                      ---------
  Total minimum lease payments                                              146
Less amount representing interest                                            13
                                                                      ---------
Present value of net minimum lease payments                                 133
Less current principal maturities of obligations under capital lease         70
                                                                      ---------
Long-term obligation under capital lease                              $      63
                                                                      ---------
                                                                      ---------

                           STEVE RAYMAN NISSAN, INC.
         (Information related to the three months ended March 31, 1995 and four months ended 1996 is unaudited)
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

10. Transactions With Affiliates:

Transactions with related parties are as follows:


                                                                          -------------------------------
                                                                                   Period Ended
                                                                                   December 31,
                                                                          -------------------------------
                                                                               1993       1994       1995
                                                                          ---------  ---------  ---------
Management fees (paid to company under common control)                    $     452  $     683  $   1,230
Rent (paid to majority stockholder)                                             162        226        226
Receivables (from companies under common control)                                --         49        113
Payables (to companies under common control)                                     --         --          3
Sales (to companies under common control, primarily body shops and other
 auto dealerships)                                                              165        363        474
Purchases (from companies under common control, primarily body shops and
 other auto dealerships)                                                         --        315        318


11. President-Stockholder Bonus Arrangement:
The Company has agreed to pay a year-end bonus equal to 25% of its net income before the bonus and the LIFO effect on income to its president, who is also a 49% stockholder. The bonus was $609, $913 and $1,650 for the years ended December 31, 1993, 1994 and 1995, respectively.

12. Employee Benefit Plan:
The Company provides a savings plan under Section 401(k) of the Internal Revenue Code. The savings plan covers all employees who elect to be participants and who have been credited with 1,000 hours of service in the preceding twelve months of the plan year. Employees may contribute to the savings plan up to 20% of their salary. The amount the Company contributes is discretionary. Company contributions vest in varying percentages over six years and Company contributions to those employees with over six years of service vest immediately. Company contributions are charged to expense. Amounts recorded for Company contributions were $0, $10 and $11 for the periods ended December 31, 1993, 1994 and 1995, respectively.

13. Reclassifications:
Certain amounts in the 1993 and 1994 financial statements have been reclassified to conform to the presentation adopted in 1995.

14. Subsequent Event:
On May 1, 1996, the stockholders of the Company consummated a transaction to sell the outstanding stock of the Company to a third party. The acquisition agreement provides for the Company to lease the land and building on which the dealership is located for a period of 20 years, with an option to extend up to 30 years.

                       Report of Independent Accountants

To the Stockholder of
Hickman Nissan, Inc.:

We have audited the accompanying balance sheet of Hickman Nissan, Inc. as of December 31, 1995 and the related statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hickman Nissan, Inc. as of December 31, 1995 and the results of its operations and cash flows for the year then ended in conformity with generally accepting accounting principles.

                                          /s/ Coopers & Lybrand L.L.P.

                                          Coopers & Lybrand L.L.P.

Atlanta, Georgia
August 16, 1996

                              HICKMAN NISSAN, INC.
                                 Balance Sheets
                  (Dollars in thousands except per share data)


                                                      --------------------

                                                                 (Unaudited)
                                                      December   June 30,
                                                      31, 1995     1996
                                                      ---------  ---------

ASSETS
Current
  Cash and cash equivalents                           $      --  $     211
  Accounts receivable                                     5,789      4,442
  Inventories (note 3)                                    4,766      6,272
  Prepaid expenses                                           49        264
                                                      ---------  ---------
      Total current assets                               10,604     11,189

Property and equipment, at cost
  Furniture and Office equipment                          1,077      1,134
  Leasehold improvements                                    746        746
  Parts and service equipment                               338        352
  Company vehicles                                          150        138
  Signs                                                      39         43
                                                      ---------  ---------
      Total property and equipment                        2,350      2,413

Less: accumulated depreciation                            1,869      1,870
                                                      ---------  ---------
      Property and equity, net                              481        543

Other assets
  Deposits                                                   61         64
                                                      ---------  ---------
      Total assets                                    $  11,146  $  11,796
                                                      ---------  ---------
                                                      ---------  ---------

LIABILITIES AND STOCKHOLDER'S EQUITY
Current
  Notes payable (note 4)
    Bank South floor plan                                 6,975      8,978
    Reyna Financial, current portion                         31         33
                                                      ---------  ---------
      Total notes payable                                 7,006      9,011
  Accounts payable                                        1,574        916
  Accrued liabilities                                       910        646
                                                      ---------  ---------
      Total current liabilities                           9,490     10,573
  Long-term portion of notes payable (note 4)                75         56
                                                      ---------  ---------
      Total liabilities                                   9,565     10,629
Stockholder's Equity
  Common stock, $100 par value, 10,000 shares
   authorized,
   500 shares issued and outstanding                         50         50
  Paid-in capital                                             1          1
  Retained earnings                                       1,530      1,116
                                                      ---------  ---------
                                                          1,581      1,167
                                                      ---------  ---------
      Total liabilities and stockholder's equity      $  11,146  $  11,796
                                                      ---------  ---------
                                                      ---------  ---------


    The accompanying notes are an integral part of the financial statements.

                              HICKMAN NISSAN, INC.
                   Statements of Income and Retained Earnings
                             (Dollars in thousands)


                                                         -----------------------------------

                                                         Year Ended        (Unaudited)
                                                          December      Six Months Ended
                                                            31,             June 30,
                                                            1995        1995        1996
                                                         ----------  ----------  -----------
Net sales
  New vehicles                                           $   59,966  $   27,028  $    28,556
  Used vehicles                                              15,568       7,368        7,564
  Finance, insurance and other revenue                        2,668       3,795        4,198
  Parts and service                                           7,620         794        1,002
                                                         ----------  ----------  -----------
  Total net sales                                            85,822      38,985       41,320
  Cost of sales, including floor plan interest of $668
   at December 31, 1995                                      77,256      35,005       36,581
                                                         ----------  ----------  -----------
  Gross profit                                                8,566       3,980        4,739
Operating expenses                                            7,619       3,597        4,072
                                                         ----------  ----------  -----------
  Operating income                                              947         383          667
Other income net of other (expense)                              21          (7)          19
                                                         ----------  ----------  -----------
    Net income                                                  968         376          686
Retained earnings, beginning of period                          562         562        1,530
Distributions                                                    --          --       (1,100)
                                                         ----------  ----------  -----------
Retained earnings, end of period                         $    1,530  $      938  $     1,116
                                                         ----------  ----------  -----------


    The accompanying notes are an integral part of the financial statements.

                              HICKMAN NISSAN, INC.
                            Statements of Cash Flows
                             (Dollars in thousands)


                                                       ---------------------------------------

                                                       Year Ended          (Unaudited)
                                                        December         Six Months Ended
                                                           31,               June 30,
                                                       -----------  --------------------------
                                                             1995          1995          1996
                                                       -----------  ------------  ------------
Cash flows from operating activities:
  Net income                                            $     968    $      376    $      686
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
    Depreciation and amortization                             212           106            51
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable           (3,153)         (859)        1,347
      (Increase) in inventory                                (418)       (3,286)       (1,506)
      (Increase) in prepaid                                   (11)           (6)         (215)
      (Increase) decrease in other assets                    (267)           18            (3)
      Proceeds of notes payable -- floor plan               1,600         3,540         2,003
      Increase (decrease) in accounts payable                 142            72          (110)
      Increase (decrease) in accrued liabilities              444           127          (264)
                                                       -----------  ------------  ------------
        Net cash provided by (used in) operating
         activities                                          (483)           88         1,989
                                                       -----------  ------------  ------------
Cash flows from investing activities:
  Purchase of fixed assets                                   (280)         (248)         (113)
                                                       -----------  ------------  ------------
        Net cash used in investing activities                (280)         (248)         (113)
                                                       -----------  ------------  ------------
Cash flows from financing activities:
  Cash overdraft                                              548            --          (548)
  Distributions to Owner                                       --            --        (1,100)
  Repayment of note payable                                   (37)          (19)          (17)
                                                       -----------  ------------  ------------
        Net cash provided by financing activities             511           (19)       (1,665)
                                                       -----------  ------------  ------------
Net increase (decrease) in cash and cash equivalents         (252)         (179)          211
Cash and cash equivalents, beginning of period                252           252             0
                                                       -----------  ------------  ------------
Cash and cash equivalents, end of period                $       0    $       73    $      211
                                                       -----------  ------------  ------------
                                                       -----------  ------------  ------------
Supplemental disclosures of cash flow information:
  Cash paid during the period for interest              $     668
                                                       -----------
                                                       -----------


    The accompanying notes are an integral part of the financial statements.

                              HICKMAN NISSAN, INC.
                         Notes to Financial Statements
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                             (Dollars in thousands)

1.  Organization:


The Company was organized in the State of Georgia on October 14, 1976 to operate a Nissan automobile dealership in DeKalb County, Georgia. The Company is engaged in the sale of new and used motor vehicles and vehicle service and parts. The Company also earns a commission on the sale of finance and insurance contracts.


2.  Accounting Principles Followed:

The following summarizes the accounting principles applied to designated items:

REVENUE RECOGNITION

Revenue is recognized by the Company when vehicles are delivered to consumers, when finance and insurance income is earned, and when motor vehicles service work is performed and parts are delivered.

INVENTORY VALUATION

All inventories are stated at the lower of cost or market, with cost determined by the Last-in, first-out (LIFO) method. See note 3 for inventories summary.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. The Company depreciates its assets using the straight-line method and predominately accelerated methods over lives ranging from three to fifteen years. Depreciation expense for the year ended December 31, 1995 is $212.

INCOME TAXES

Due to the Company's status as an S corporation, net income and investment tax credits flow through to the stockholder and are reported by the stockholder in such stockholder's return.

CASH & CASH EQUIVALENTS

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

CREDIT RISK

There are funds in excess of federally insured amounts for the Company of approximately $150. However, due to the rating and stability of the financial institution at which these funds are held, the Company considers that credit risk to be minimal.

ESTIMATES

The preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported. Actual results are not expected to, but could, differ from those estimates. The accounts which require the use of estimates are receivables, inventory, and accrued expenses.

UNAUDITED FINANCIAL STATEMENTS

The financial statements as of June 30, 1995 and 1996 and for the six month periods then ended are unaudited; however, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial statements for the interim periods have been included.

                              HICKMAN NISSAN, INC.
                         Notes to Financial Statements
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                       (Dollars in thousands) (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, trade accounts receivable and payable, and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market rates.

3.  Inventories Summary:


                                          --------------------------

                                                         (unaudited)
                                          December 31,    June 30,
                                              1995          1996
                                          -------------  -----------
New Kia cars and trucks                     $   1,278     $      --
New Nissan cars and trucks                      3,857         6,907
Used cars and trucks                            1,010           739
Parts, accessories and other                      961           977
Cumulative LIFO reserve                        (2,340)       (2,351)
                                               ------    -----------
                                            $   4,766     $   6,272
                                               ------    -----------
                                               ------    -----------


4.  Notes Payable:

The Company is obligated on notes payable as follows:

                                                                                  -----------

                                                                                   December
                                                                                      31,
                                                                                     1995
                                                                                  -----------
Floor plan notes payable to Bank South, due upon demand, secured by inventory and personal guarantee of Lynda Hickman, interest is LIBOR plus 225 basis
 points and is adjusted monthly. Interest at December 31 was 8.12%                 $   6,975
                                                                                  -----------
                                                                                  -----------
Note payable, $3 monthly including interest at approximately 9%, through March
 1999 secured by computer equipment.                                                     103
Note payable $1 monthly including interest at approximately 11%, through March
 1996 secured by computer system.                                                          3
                                                                                  -----------
                                                                                         106
Less current maturities                                                                   31
                                                                                  -----------
Long term                                                                          $      75
                                                                                  -----------
                                                                                  -----------
Maturities of long-term debt for the year ending December 31,

                                                                                  -----------

                                                                                      Amount
                                                                                  -----------
  1996                                                                             $      31
  1997                                                                                    31
  1998                                                                                    34
  1999                                                                                    10
  2000                                                                                    --
                                                                                  -----------
                                                                                   $     106
                                                                                  -----------
                                                                                  -----------

                              HICKMAN NISSAN, INC.
                         Notes to Financial Statements
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                       (Dollars in thousands) (Continued)

5.  Related Party Transactions:
The Company leases the dealership lot and buildings from a stockholder. Rent is $34 per month.

Subsequent to December 31, 1995, these related party leases were terminated upon sale of the Company (note 7) and new leases were executed with payments of $35 due monthly, with CPI adjustments beginning January 1, 1998 through June 30, 2016.

The Company sells finance contracts which it originates on used automobiles to an entity owned by Lynda Hickman. These finance contracts are sold on an approximate 35% discount to face amount basis. Sales proceeds and the face amount of finance contracts sold during 1995 were $707 and $1,087, respectively. At December 31, 1995, the Company had contract receivables from Peachtree Acceptance Corporation of $95.

6.  Operating Leases:
The Company leases property and equipment under operating leases expiring in various years through 2016.

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 1995 for each of the next 5 years and in the aggregate are:

                                                             -----------

Year Ending                                                    Amount
-----------------------------------------------------------  -----------
1996                                                          $     459
1997                                                                458
1998                                                                458
1999                                                                458
2000                                                                447
Thereafter                                                        6,433
                                                             -----------
                                                              $   8,713
                                                             -----------
                                                             -----------

The above table includes the related party leases as described in note 5.

7.  Subsequent Events:
In 1996, the Company terminated its Kia automobile dealership agreement. The Company did not incur any losses as a result of terminating this dealership agreement.

On July 12, 1996 and effective June 30, 1996, the sole stockholder of the Company sold 100% of the common stock of the Company to an affiliate of United Auto Group, Inc.

8.  Restatement:
Subsequent to the issuance of the Company's financial statements, management determined that estimated liabilities for finance chargebacks had not been included in those financial statements. The effect of including these estimated liabilities in the Company's financial statements is to reduce retained earnings at January 1, 1995 and December 31, 1995 and reduce net income for the year ended December 31, 1995 as disclosed in the following table.

                                                                As
                                                            Previously       As
                                                             Reported     Restated
                                                           ------------  ----------
Retained Earnings, January 1, 1995                         $        705  $      562
Net Income for the year 1995                                      1,019         968
Retained Earnings, December 31, 1995                              1,724       1,530

In addition, certain amounts have been reclassified to conform to current presentation.

                       Report of Independent Accountants

To Stockholders of
Sun Automotive Group:

We have audited the accompanying combined balance sheets of Sun Automotive Group as of December 31, 1995 and 1994, and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Sun Automotive Group as of December 31, 1994 and 1995, and the results of its combined operations and its combined cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/  Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
June 12, 1996

                              SUN AUTOMOTIVE GROUP
                            Combined Balance Sheets
                             (Dollars in thousands)


                                            -------------------------------

                                                                  (Unaudited)
                                                    December 31,   June 30,
                                                 1994       1995       1996
                                            ---------  ---------  ---------
ASSETS:
  Current assets:
  Cash                                      $      --  $      --  $     121
  Accounts receivable                           5,160      6,562      6,907
  Current portion of notes receivable             475         --         --
  Inventories                                  11,747     20,366     15,968
  Other current assets                             35         30         53
                                            ---------  ---------  ---------
    Total current assets                       17,417     26,958     23,049
                                            ---------  ---------  ---------
  Notes receivable, net of current portion        380         --         --
  Property and equipment, net                  10,329     11,358     11,128
  Intangible assets                                --      1,157      1,137
  Other assets                                    206        690        843
                                            ---------  ---------  ---------
    Total assets                            $  28,332  $  40,163  $  36,157
                                            ---------  ---------  ---------
                                            ---------  ---------  ---------

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                          $   1,624  $   2,015  $   1,357
  Accrued liabilities                           2,636      3,497      2,946
  Floor plan note payable                       9,732     17,104     14,263
  Current portion of long-term debt               647      1,260      1,329
                                            ---------  ---------  ---------
    Total current liabilities                  14,639     23,876     19,895
                                            ---------  ---------  ---------
Long-Term Liabilities:
  Long-term debt, net of current portion       11,994     13,708     12,960
                                            ---------  ---------  ---------
      Total liabilities                        26,633     37,584     32,855
                                            ---------  ---------  ---------
Commitments and contingent liabilities

Stockholders' Equity:
  Common stock, no par value, authorized
   50,000 and 70,000 shares, issued and
   outstanding 3,595 and 5,229 shares, as
   of December 31, 1994 and 1995,
   respectively                                 4,935      6,978      7,228
Retained earnings (deficit)                    (3,236)    (4,399)    (3,926)
                                            ---------  ---------  ---------
    Total stockholders' equity                  1,699      2,579      3,302
                                            ---------  ---------  ---------
      Total liabilities and stockholders'
       equity                               $  28,332  $  40,163  $  36,157
                                            ---------  ---------  ---------
                                            ---------  ---------  ---------


    The accompanying notes are an integral part of the financial statements.

                              SUN AUTOMOTIVE GROUP
                       Combined Statements of Operations
                             (Dollars in thousands)


                                                -----------------------------------------------------

                                                                                 (Unaudited) For the
                                                   For the Years Ended December    Six Months Ended
                                                                            31,        June 30,
                                                -------------------------------  --------------------
                                                     1993       1994       1995       1995       1996
                                                ---------  ---------  ---------  ---------  ---------
Sales                                           $  98,130  $ 116,252  $ 154,502  $  74,822  $  93,823

Cost of sales, including floor plan interest
 for the years ended December 31, 1993, 1994
 and 1995 of $499, $670 and $1,237,
 respectively.                                     83,758    100,125    133,980     64,728     80,389
                                                ---------  ---------  ---------  ---------  ---------

  Gross profit                                     14,372     16,127     20,522     10,094     13,434

Selling, general and administrative expenses       13,194     14,301     17,319      8,030      9,661
                                                ---------  ---------  ---------  ---------  ---------

  Income from operations                            1,178      1,826      3,203      2,064      3,773

Other income (expense), net                          (748)      (536)    (1,181)      (500)      (717)
                                                ---------  ---------  ---------  ---------  ---------

  Net income                                    $     430  $   1,290  $   2,022  $   1,564  $   3,056
                                                ---------  ---------  ---------  ---------  ---------
                                                ---------  ---------  ---------  ---------  ---------


    The accompanying notes are an integral part of the financial statements.

                              SUN AUTOMOTIVE GROUP
                  Combined Statements of Stockholders' Equity
                             (Dollars in thousands)


                                                              --------------------------------------------

                                                                      Common Stock    Retained
                                                              --------------------    Earnings
                                                                 Shares     Amount   (Deficit)       Total
                                                              ---------  ---------  -----------  ---------

Balance, December 31, 1992                                        2,526  $   3,148   $  (1,426)  $   1,722

  Issuance of common stock                                          670      1,342          --       1,342

  Dividends                                                          --         --      (2,010)     (2,010)

  Net income                                                         --         --         430         430
                                                              ---------  ---------  -----------  ---------

Balance, December 31, 1993                                        3,196      4,490      (3,006)      1,484

  Issuance of common stock                                          399        445          --         445

  Dividends                                                          --         --      (1,520)     (1,520)

  Net income                                                         --         --       1,290       1,290
                                                              ---------  ---------  -----------  ---------

Balance, December 31, 1994                                        3,595      4,935      (3,236)      1,699

  Issuance of common stock                                        1,634      2,043          --       2,043

  Dividends                                                          --         --      (3,185)     (3,185)

  Net income                                                         --         --       2,022       2,022
                                                              ---------  ---------  -----------  ---------

Balance, December 31, 1995                                        5,229      6,978      (4,399)      2,579

  Issuance of common stock (Unaudited)                               --        250          --         250

  Dividends (Unaudited)                                              --         --      (2,583)     (2,583)

  Net income (Unaudited)                                             --         --       3,056       3,056
                                                              ---------  ---------  -----------  ---------

Balance, June 30, 1996 (Unaudited)                                5,229  $   7,228   $  (3,926)  $   3,302
                                                              ---------  ---------  -----------  ---------
                                                              ---------  ---------  -----------  ---------


    The accompanying notes are an integral part of the financial statements.

                              SUN AUTOMOTIVE GROUP
                       Combined Statements of Cash Flows
              for the years ended December 31, 1993, 1994 and 1995
                             (Dollars in thousands)


                                                    -----------------------------------------------------

                                                                                         (Unaudited)
                                                                                          Six Months
                                                              Years Ended                   Ended
                                                             December 31,                  June 30,
                                                    -------------------------------  --------------------
                                                         1993       1994       1995       1995       1996
                                                    ---------  ---------  ---------  ---------  ---------

Operating activities:
  Net income                                        $     430  $   1,290  $   2,022  $   1,564  $   3,056
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization                         462        545        726        296        364
    Net gain on sale of assets                             --         --       (244)        --       (287)
    Changes in operating assets and liabilities:
      Accounts receivable                                 156       (712)    (1,402)    (3,909)      (345)
      Inventories                                         279       (250)    (7,220)    (4,294)     4,398
      Notes receivable                                     --       (855)       127         --         --
      Prepaid and other assets                            414        502       (479)      (573)      (176)
      Floor plan notes payable                           (789)       741      7,372      7,222     (2,841)
      Accounts payable and accrued liabilities          1,040       (176)     1,383         55       (837)
                                                    ---------  ---------  ---------  ---------  ---------
        Net cash provided by operating activities       1,992      1,085      2,285        361      3,332
                                                    ---------  ---------  ---------  ---------  ---------

Investing activities:
  Purchases of property and equipment                    (390)      (846)    (1,308)      (669)      (115)
  Proceeds from sale of assets                             --         --        971         --        287
  Acquisition of dealership                                --         --     (1,936)    (1,936)        --
                                                    ---------  ---------  ---------  ---------  ---------
        Net cash used in investing activities            (390)      (846)    (2,273)    (2,605)       172
                                                    ---------  ---------  ---------  ---------  ---------

Financing activities:
  Cash overdraft, net                                    (408)       374       (131)       923       (371)
  Payment on debt                                        (816)      (553)    (2,070)      (478)      (679)
  Proceeds from issuance of long-term debt                290      1,015      3,293      2,100         --
  Dividends paid to shareholders                       (2,010)    (1,520)    (3,147)    (1,537)    (2,583)
  Proceeds from issuance of common stock                1,342        445      2,043      1,236        250
                                                    ---------  ---------  ---------  ---------  ---------
        Net cash provided by (used in) financing
         activities                                    (1,602)      (239)       (12)     2,244     (3,383)
                                                    ---------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash                             0          0          0          0        121

Cash, beginning of year                                     0          0          0          0          0
                                                    ---------  ---------  ---------  ---------  ---------
Cash, end of year                                   $       0  $       0  $       0  $       0  $     121
                                                    ---------  ---------  ---------  ---------  ---------
                                                    ---------  ---------  ---------  ---------  ---------


    The accompanying notes are an integral part of the financial statements.

                              SUN AUTOMOTIVE GROUP
              Statements of Cash Flows -- Supplemental Information
                             (Dollars in thousands)


                                                                       -------------------------------

                                                                          Years Ended December 31,
                                                                       -------------------------------
                                                                            1993       1994       1995
                                                                       ---------  ---------  ---------
Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                           $   2,503  $   2,042  $   1,805

  Property acquired under capital leases:
    Assets                                                                    87         --         --
    Liabilities                                                               87         --         --

  Property acquired with debt:
    Assets                                                                    --         --        191
    Liabilities                                                               --         --        191


    The accompanying notes are an integral part of the financial statements.

                              SUN AUTOMOTIVE GROUP
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                     Notes To Combined Financial Statements
                             (Dollars in thousands)

1.  Organization:

The Sun Automotive Group (the "Combined Group" or the "Company"), operating in the State of Arizona, is engaged in the sale of new and used vehicles and service contracts thereon. The Company also earns a commission on the sale of finance and insurance contracts.


The Company operates dealerships which hold franchise agreements with a number of automotive manufacturers. In accordance with the individual franchise agreement, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships or the loss of a franchise agreement could have a negative impact on the operating results of the Company.

2.  Summary of Significant Accounting Policies:
The following is a summary of significant accounting policies followed in the preparation of the financial statements.

COMBINATION POLICY - COMMON CONTROL

The accompanying combined financial statements include the following automotive affiliated companies that are all under common control:

  Scottsdale Management Group, Ltd.
  SA Automotive, Ltd. (Scottsdale Acura)
  Scottsdale Jaguar, Ltd. (Scottsdale Jaguar)
  SL Automotive, Ltd. (Scottsdale Lexus)
  SPA Automotive, Ltd. (Land Rover Scottsdale)
  Sun BMW, Ltd. (Camelback BMW)
  LRP, Ltd. (Land Rover Phoenix)
  6725 Dealership, Ltd.
  6725 Agent
  Arizona Cars & Credit

Arizona Cars & Credit provided used vehicles and financing in Scottsdale, Arizona. This affiliate was sold in July 1995, resulting in a $244 gain on the sale.

All significant intercompany transactions and balances have been eliminated in the combination.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS (UNAUDITED):

The interim unaudited financial statements reflect adjustments, consisting only of normal recurring accruals, which are, in the opinion of the Company's management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for any interim period are not necessarily indicative of the results for a full year.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments that have an original maturity of three months or less at the date of purchase. The Company also reflects outstanding checks in excess of the ledger cash balance as a component of accounts payable. Such amounts as of December 31, 1994 and 1995 were $502 and $371, respectively.

REVENUE RECOGNITION

Revenue is recognized by the Company when vehicles and parts are delivered to consumers, or when service is performed.

                              SUN AUTOMOTIVE GROUP
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
               Notes To Combined Financial Statements (Continued)
                             (Dollars in thousands)

2.  Summary of Significant Accounting Policies: (Continued)
INVENTORIES

Inventories are stated at the lower of cost or market. In 1993, cost was determined by using the specific identification method for vehicles and the First-in, first-out (FIFO) method for parts. The Company changed its method of inventory valuation to the Last-in, first-out (LIFO) method for both vehicles and parts in 1994. Under the current economic environment of rising vehicle prices, the Company believes that the LIFO method will result in a better measurement of operating results. The effect of the change in 1994 was to decrease net income by approximately $489. The cumulative effect of the change has not been calculated nor have proforma results of prior periods been prepared as it would require assumptions that may furnish results different from what they would have been had the LIFO method actually been used in prior periods.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line and accelerated methods. Useful lives for purposes of computing depreciation and amortization are:

Buildings                    -- 31.5 years
Leasehold improvements       -- Economic life or life of
                             the lease, whichever is
                                shorter.
Equipment, furniture and     -- 5 to 7 years
fixtures, and company
vehicles

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All others are charged to expense as incurred. When equipment is sold or otherwise disposed, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in the statement of operations.

INTANGIBLE ASSETS

Intangible assets consist of excess of cost over net assets acquired which is being amortized on a straight-line basis over the estimated benefit period of 40 years. The Company periodically reviews these costs to assess recoverability. Losses in value, if any, are charged to operations in the period such losses are determined to be permanent.

The Company's policy with respect to assessing whether there has been a permanent impairment in the value of excess of cost over net assets is to compare the carrying value of a business' excess of cost over net assets with the anticipated undiscounted future cash flows from operating activities of the business. Factors considered by the Company in performing this assessment include current operating income, trends and other economic factors. Accumulated amortization at December 31, 1994 and 1995 was $0 and $43, respectively.

RESERVE FOR CHARGEBACK OF FINANCE AND INSURANCE INCOME

Provisions for chargebacks of finance and insurance income resulting from customer prepayments and repossessions are recorded based on management's estimates and historical experience.

LONG-LIVED ASSETS

Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of" ("SFAS 121") requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset in question may not be recoverable. SFAS 121 was adopted 1996, and did not have an effect on the Group's results of operations, cash flows or financial position.

                              SUN AUTOMOTIVE GROUP
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
               Notes To Combined Financial Statements (Continued)
                             (Dollars in thousands)

2.  Summary of Significant Accounting Policies: (Continued)
FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts receivable, accounts payable, debt, and an interest rate swap agreement. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market rates. The fair value of the interest rate swap is the amount the Company would receive or pay to terminate the swap agreement. At December 31, 1994 and 1995, the Company would have been required to pay $39 and $149, respectively, to settle this agreement, representing an excess of carrying value over fair value, based on estimates received from financial institutions.

INTEREST RATE SWAP AGREEMENT

The Company entered into an interest rate swap agreement to exchange fixed and variable rate interest payment obligations without the exchange of the underlying principal amounts in order to manage interest rate exposures on its variable rate long-term mortgage obligations. The differential to be paid or received is accrued as interest rates change and is recognized as an adjustment to interest expense over the life of the agreement. The Company does not hold or issue interest rate swap agreements for trading purposes.

CAPITAL STOCK

Each affiliate of the Company is an individual entity that issues stock for that entity only and at different and unrelated prices. The Company as a single entity does not issue stock. For purposes of these financial statements, the capital stock activity of the individual affiliates have been summed to present combined totals.

INCOME TAXES

Scottsdale Management Group, Ltd. is a C corporation under the provisions of the Internal Revenue Code and, accordingly, is subject to federal and state income taxes. The other affiliates of Sun Automotive Group have elected S corporation status under the provisions of the Internal Revenue Code, except for 6725 Agent which is a general partnership. Accordingly, they are generally not subject to federal and state income taxes. For income tax reporting purposes, all profits and losses, and certain other items, pass through to the stockholders/partners of the other affiliates of Sun Automotive Group, who report these items on their individual income tax returns. Scottsdale Management Group Ltd. recognizes no profit or loss and as such a tax provision has not been made.

3.  Concentration of Credit Risk:
The Company's significant concentration of credit risk is with its cash. The Company maintains cash balances at a financial institution located in Arizona which are at times in excess of federally-insured levels.

4.  Inventories:
Inventories consist of the following:

                                                          ---------------------------------
                                                                                   June 30,
                                                                  December 31,         1996
                                                               1994       1995  (Unaudited)
                                                          ---------  ---------  -----------
New vehicles                                              $   8,314  $  15,790  $    11,583
Used vehicles                                                 2,565      3,682        3,687
Parts, accessories and other                                  1,357      1,768        1,646
                                                          ---------  ---------  -----------
                                                             12,236     21,240       16,916
Cumulative LIFO reserve                                         489        874          948
                                                          ---------  ---------  -----------
                                                          $  11,747  $  20,366  $    15,968
                                                          ---------  ---------  -----------
                                                          ---------  ---------  -----------

                              SUN AUTOMOTIVE GROUP
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
               Notes To Combined Financial Statements (Continued)
                             (Dollars in thousands)

4.  Inventories: (Continued)
If the FIFO method had been used instead of the LIFO methods, inventories would have been higher by $489 and $874 at December 31, 1994 and December 31, 1995, respectively.

5.  Property and Equipment:
Property and equipment consists of the following as of:

                                                                       --------------------
                                                                           December 31,
                                                                       --------------------
                                                                            1994       1995
                                                                       ---------  ---------
Land                                                                   $   3,473  $   3,473
Buildings and leasehold improvements                                       6,528      6,556
Machinery and shop equipment                                               1,159      1,412
Furniture, fixtures, vehicles and other                                    2,694      3,912
                                                                       ---------  ---------
  Total                                                                   13,854     15,353
Less: Accumulated depreciation and amortization                            3,525      3,995
                                                                       ---------  ---------
    Total property and equipment, net                                  $  10,329  $  11,358
                                                                       ---------  ---------
                                                                       ---------  ---------

The Company has entered into a lease of computer equipment. The lease meets the criteria of a capital lease and, accordingly, has been recorded as such. The lease is noncancelable and expires November 1997. As of December 31, 1994 and 1995, there are approximately $87 of assets under capital leases.

6.  Acquisitions:
On February 27, 1995, the Company acquired substantially all the assets of two dealer franchises for $1,936 in cash and $1,231 of notes payable. The acquisition was accounted for under the purchase method and the accompanying financial statements reflect the results of operations from the date of acquisition. The excess of purchase price over the underlying estimate fair value of assets acquired was $1,200.

Included in other assets long-term and as part of the purchase, the Company entered into certain lease arrangements with the seller to lease certain land and buildings. As part of this lease, the Company made a $500 payment to the seller as an advance on rent; the balance of which is being amortized over the life of the lease.

7.  Floor Plan Notes Payable:
The amounts payable to financial institutions under trust receipt transactions are collateralized by liens on inventories of specific new and used vehicles. Floor plan notes payable are as follows:

                                                                       --------------------
                                                                           December 31,
                                                                       --------------------
                                                                            1994       1995
                                                                       ---------  ---------
Bank of America, interest at variable reference rate as determined by
 Bank of America National Trust and Savings Association                $   7,852  $  13,558

Jaguar Cars, Inc. and other, interest at prime minus 2%, increasing
 to prime plus 1% after 180 days                                           1,880      3,546
                                                                       ---------  ---------
  Total                                                                $   9,732  $  17,104
                                                                       ---------  ---------
                                                                       ---------  ---------

The Bank of America note contains, among other provisions, requirements for maintaining certain working capital and other financial ratios and restrictions on incurring additional indebtedness.

The prime rate at December 31, 1994 and 1995 was 8.5%.

                              SUN AUTOMOTIVE GROUP
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
               Notes To Combined Financial Statements (Continued)
                             (Dollars in thousands)

8.  Long-Term Debt:
Long-term debt consists of the following as of:


                                                                           --------------------
                                                                               December 31,
                                                                           --------------------
                                                                                1994       1995
                                                                           ---------  ---------
Bank of America:
  Mortgage note payable, interest negotiated periodically based on the bank's First Rate, interest was 7.75% at December 31, 1994 and 1995,
   due in 2004, collateralized by land and buildings                       $   8,783  $   8,618

Bank of America:
  Notes payable, interest negotiated periodically based on the bank's
   First Rate, interest ranged from 7.75% to 8.5% at December 31, 1994 and 1995, maturing between March 1997 and December 2004,
   collateralized by all the Company's personal property including
   inventories, receivables, and furniture and fixtures                        1,484      5,609

Camelback Automotive:
  Note payable, interest at 6%, due in three annual installments of $150,
   $150, and $200 plus interest in February 1996, 1997, and 1998, respectively, collateralized by all BMW personal property and
   inventory                                                                      --        500

H.M. Knappenberger Revocable Trusts:
  Notes payable, interest at prime, due 367 days from demand                   2,028         --

ADP Credit Corporation:
  Capital lease obligation, terminated in September 1995                         244         --

ADP Credit Corporation:
  Note payable, interest at 9.4%, due September 2000, collateralized by
   certain computer equipment                                                     --        186

Toyota Motor Distributors:
  Capital lease obligation, monthly payments of $2 including interest at
   7.5% through December 1997, collateralized by computer equipment               66         45
Various notes payable                                                             36         10
                                                                           ---------  ---------
                                                                              12,641     14,968
  Less - current portion                                                         647      1,260
                                                                           ---------  ---------
                                                                           $  11,994  $  13,708
                                                                           ---------  ---------
                                                                           ---------  ---------

                              SUN AUTOMOTIVE GROUP
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
               Notes To Combined Financial Statements (Continued)
                             (Dollars in thousands)

8.  Long-Term Debt: (Continued)
Principal maturities of long-term debt in each of the next five years are as follows:

                ---------
Period Ending
 December 31,      Amount
--------------  ---------
     1996       $   1,260
     1997           1,328
     1998           1,308
     1999           1,133
     2000           6,584
  Thereafter        3,355
                ---------
    Total       $  14,968
                ---------
                ---------

The terms of certain financing agreements contain, among other provisions, requirements for maintaining certain cash flows, current ratios and tangible net worth ratios and restrictions on incurring additional indebtedness.


Interest expense for the years ending December 31, 1993, 1994 and 1995 was $762, $664, and $1,150, respectively.


9.  Commitments:
The Company is leasing land and buildings in Arizona under several noncancelable operating leases with terms expiring at various dates from December 15, 1998 through December 31, 2005. Annual payments range from $89 to $324. Certain leases provide for periodic increases in payments throughout the lease term in proportion to increases in the consumer price index and other factors. Certain leases also contain options to purchase the related property.

Rental expense for the years ended December 31, 1993, 1994 and 1995 was $508, $668 and $1,183, respectively.

Future minimum lease commitments are summarized as follows:

            ---------
               Amount
            ---------
   1996     $   1,253
   1997         1,248
   1998         1,231
   1999         1,127
   2000         1,054
Thereafter      4,245
            ---------
  Total     $  10,158
            ---------
            ---------

10. Interest Rate Swap Agreement:
At December 31, 1995, the Company had one outstanding interest rate swap agreement with Bank of America, under which the Company receives a variable rate based on three month LIBOR rates on a notional amount of $5,750 and pays a fixed rate of 7.45% as determined in three month intervals. The transaction effectively changes a portion of the Company's interest rate exposure from a variable rate to a fixed rate. The interest rate swap agreement expires at January 31, 1997. The Company is exposed to credit loss in the event of nonperformance by the other party to the interest rate swap agreements. However, the Company does not anticipate nonperformance by the counterparties.

                              SUN AUTOMOTIVE GROUP
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
               Notes To Combined Financial Statements (Continued)
                             (Dollars in thousands)

11. Terminated Franchises:
In the first quarter of 1993, the Company terminated two franchises. As a result of the termination, the Company recognized a charge to earnings from operations of $1,161 which represented the remainder of rental payments for which the Company was obligated under a non-cancelable lease obligation net of future sublet rental income.

12. Defined Contribution Plan:
The Company has a 401(k) and profit sharing plan (the "Plan") for all employees meeting certain service requirements. This Plan qualifies under Section 401(k) of the Internal Revenue Code. The Plan allows employees to contribute up to 20% of their annual compensation subject to Internal Revenue Code limitations. The Company may make matching contributions at its discretion. During the years ended December 31, 1993, 1994, and 1995, the Company contributed $30, $50 and $75 to the Plan, respectively.

13. Reclassification:
Certain amounts in the 1993 and 1994 financial statements have been reclassified to conform with the presentation adopted in 1995.

14. Subsequent Event:
In January 1996, the Company sold its Saab franchise and realized net profit of $287 as a result of the sale of the franchise.

On June 6, 1996, the Company entered into an acquisition agreement and plan of merger with United Auto Group, Inc.

                       Report of Independent Accountants

To Stockholders of
Evans Automotive Group:

We have audited the accompanying combined balance sheet of Evans Automotive Group as of December 31, 1995, and the related combined statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Evans Automotive Group as of December 31, 1995, and the results of its combined operations and its combined cash flows for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/  Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
September 1, 1996

                             EVANS AUTOMOTIVE GROUP
                            Combined Balance Sheets
                 (Dollars in thousands, except per share data)

                                                       --------------------

                                                        December  (Unaudited)
                                                             31,   June 30,
                                                            1995       1996
                                                       ---------  ---------
ASSETS:
Current assets:
  Cash                                                 $     667  $     701
  Accounts receivable                                      4,491      5,812
  Inventories                                              9,024      8,927
  Prepaid expenses and other assets                           84         81
                                                       ---------  ---------
    Total current assets                                  14,266     15,521
                                                       ---------  ---------
Property and equipment, net                                  365        335
Due from stockholder                                         550        699
Other assets                                                  29         32
                                                       ---------  ---------
    Total assets                                       $  15,210  $  16,587
                                                       ---------  ---------
                                                       ---------  ---------

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable                                     $     757  $   1,977
  Accrued liabilities                                        682        729
  Floor plan note payable                                  9,502      9,286
  Due to stockholder                                       1,040        522
  Other current liabilities                                   34         37
                                                       ---------  ---------
    Total current liabilities                             12,015     12,551
                                                       ---------  ---------
  Deferred tax liability                                       6          6
  Long-term lease obligations                                104         89
                                                       ---------  ---------
      Total liabilities                                   12,125     12,646
                                                       ---------  ---------
Commitments and contingent liabilities

Stockholders' equity:
Common stock, par value $1 per share, shares
 authorized 1,500,000, shares issued and outstanding
 1,501                                                         2          2
Additional paid-in capital                                   922        922
Retained earnings                                          2,186      3,042
  Less: Treasury stock, 500 shares at cost                   (25)       (25)
                                                       ---------  ---------
      Total stockholders' equity                           3,085      3,941
                                                       ---------  ---------
      Total liabilities and stockholders' equity       $  15,210  $  16,587
                                                       ---------  ---------
                                                       ---------  ---------

    The accompanying notes are an integral part of the financial statements.

                             EVANS AUTOMOTIVE GROUP
            Combined Statements of Operations and Retained Earnings
                             (Dollars in thousands)


                                                                --------------------------------

                                                                 For the
                                                                Year Ended  (Unaudited) For the
                                                                 December     Six Months Ended
                                                                   31,            June 30,
                                                                ----------  --------------------
                                                                      1995       1995       1996
                                                                ----------  ---------  ---------
Sales                                                           $   81,669  $  38,593  $  46,369

Cost of sales, including floor plan interest for the year
 ended December 31, 1995 of $709                                    72,459     34,264     40,497
                                                                ----------  ---------  ---------

  Gross profit                                                       9,210      4,329      5,872

Selling, general and administrative expenses                         7,842      3,666      4,664
                                                                ----------  ---------  ---------

  Income from operations                                             1,368        663      1,208

Other income (expense), net                                            (34)       (11)        13
                                                                ----------  ---------  ---------

  Income before provision for income taxes                           1,334        652      1,221

Provision for income taxes                                             457        161        365
                                                                ----------  ---------  ---------

  Net income                                                           877        491        856

Retained earnings, beginning of period                               1,309      1,309      2,186
                                                                ----------  ---------  ---------

Retained earnings, end of period                                $    2,186  $   1,800  $   3,042
                                                                ----------  ---------  ---------
                                                                ----------  ---------  ---------


    The accompanying notes are an integral part of the financial statements.

                             EVANS AUTOMOTIVE GROUP
                       Combined Statements of Cash Flows
                      for the year ended December 31, 1995
                             (Dollars in thousands)


                                                                                 ----------------------------------

                                                                                                   (Unaudited)
                                                                                                    Six Months
                                                                                  Year Ended          Ended
                                                                                 December 31,        June 30,
                                                                                 ------------  --------------------
                                                                                         1995       1995       1996
                                                                                 ------------  ---------  ---------
Operating activities:
  Net income                                                                     $        877  $     491  $     856
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization                                                          90         45         48
    Changes in operating assets and liabilities:
      Accounts receivable                                                                 377      1,601     (1,321)
      Inventories                                                                      (1,522)    (1,993)        97
      Prepaid expenses and other current assets                                             1        (20)         3
      Other assets                                                                          5         --         (3)
      Floor plan notes payable                                                            864        484       (216)
      Floor plan notes payable--stockholder                                               143        116       (518)
      Accounts payable and accrued liabilities                                            (82)      (110)     1,267
      Deferred tax liability                                                                6         --         --
                                                                                 ------------  ---------  ---------
        Net cash provided by operating activities                                         759        614        213
                                                                                 ------------  ---------  ---------

Investing activities:
  Purchases of property and equipment                                                     (91)      (146)       (30)
                                                                                 ------------  ---------  ---------
        Net cash used in investing activities                                             (91)      (146)       (30)
                                                                                 ------------  ---------  ---------

Financing activities:
  Repayment of note payable to stockholder                                                (67)        --         --
  Due from stockholder                                                                   (184)        19       (149)
  Increase in note payable to stockholder                                                  --         44         --
                                                                                 ------------  ---------  ---------
        Net cash provided by (used in) financing activities                              (251)        63       (149)
                                                                                 ------------  ---------  ---------
Net increase (decrease) in cash                                                           417        531         34

Cash, beginning of year                                                                   250        250        667
                                                                                 ------------  ---------  ---------
Cash, end of year                                                                $        667  $     781  $     701
                                                                                 ------------  ---------  ---------
                                                                                 ------------  ---------  ---------

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Interest                                                                     $        746

  Property acquired under capital leases:
    Assets                                                                       $        130
    Liabilities                                                                  $       (130)


    The accompanying notes are an integral part of the financial statements.

                             EVANS AUTOMOTIVE GROUP
                     Notes To Combined Financial Statements
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                             (Dollars in thousands)

1.  Organization:

The Evans Automotive Group (the "Group" or the "Company"), operating in the State of Georgia, is engaged in the sale of new and used vehicles and service contracts thereon. The Company also earns a commission on the sale of finance and insurance contracts.


The Company operates dealerships which hold franchise agreements with two automotive manufacturers. In accordance with the individual franchise agreement, each dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturers to influence the operations of the dealerships or the loss of a franchise agreement could have a negative impact on the operating results of the Company.

2.  Summary of Significant Accounting Policies:
The following is a summary of significant accounting policies followed in the preparation of the financial statements.

COMBINATION POLICY - COMMON CONTROL

The accompanying combined financial statements include Charles Evans BMW, Inc., and Charles Evans Nissan, Inc.. All significant intercompany transactions and balances have been eliminated in the combination.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS (UNAUDITED):

The interim unaudited financial statements reflect adjustments, consisting only of normal recurring accruals, which are, in the opinion of the Company's management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for any interim period are not necessarily indicative of the results for a full year.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid investments that have an original maturity of three months or less at the date of purchase.

REVENUE RECOGNITION

Revenue is recognized by the Company when vehicles and parts are delivered to consumers, and when services are performed. Finance and insurance revenues are recognized upon the sale of the finance or insurance contract.

INVENTORIES

Inventories are stated at cost. The cost of new vehicles and parts is determined using the Last-in, first-out (LIFO) method, and the cost of used vehicles is determined on a specific identification basis.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated over their estimated useful lives, using the straight-line and accelerated methods.

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All others are charged to expense as incurred. When equipment is sold or otherwise disposed, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss is included in the statement of operations.

                             EVANS AUTOMOTIVE GROUP
               Notes To Combined Financial Statements (Continued)
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                             (Dollars in thousands)

2.  Summary of Significant Accounting Policies: (Continued)
RESERVE FOR CHARGEBACK OF FINANCE AND INSURANCE INCOME

Provisions for chargebacks of finance and insurance income resulting from customer prepayments and repossessions are recorded based on management's estimates and historical experience.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts receivable, accounts payable and debt. The carrying amount of these financial instruments approximates fair value due either to length of maturity or existence of variable interest rates that approximate prevailing market rates.

CAPITAL STOCK

Each affiliate of the Company is an individual entity that issues stock for that entity only and at different and unrelated prices. The Company as a single entity does not issue stock. For purposes of these financial statements, the capital stock activity of the individual affiliates have been summed to present combined totals.

INCOME TAXES

Charles Evans BMW, Inc. is a C corporation under the provisions of the Internal Revenue Code and, accordingly, is subject to federal and state income taxes for which a provision has been made. The other affiliate of Evans Automotive Group has elected S corporation status under the provisions of the Internal Revenue Code. Accordingly, Charles Evans Nissan, Inc. is generally not subject to federal and state income taxes. For income tax reporting purposes, all profits and losses, and certain other items, pass through to the stockholder of Charles Evans Nissan, Inc., who reports those items on the stockholder's individual income tax return.

3.  Concentration of Credit Risk:
The Company's significant concentration of credit risk is with its cash. The Company maintains cash balances at a financial institution located in Georgia which are at times in excess of federally-insured levels.

                             EVANS AUTOMOTIVE GROUP
               Notes To Combined Financial Statements (Continued)
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                             (Dollars in thousands)

4.  Inventories:
Inventories consist of the following:

                                                                -------------------------
                                                                                 June 30,
                                                                December 31,         1996
                                                                    1995      (Unaudited)
                                                                ------------  -----------
New vehicles                                                    $      7,778  $     8,107
Used vehicles                                                          2,403        2,047
Parts, accessories and other                                             769          755
                                                                ------------  -----------
                                                                      10,950       10,909
Cumulative LIFO reserve                                                1,926        1,982
                                                                ------------  -----------
                                                                $      9,024  $     8,927
                                                                ------------  -----------
                                                                ------------  -----------

5.  Property and Equipment:
Property and equipment consists of the following as of:

                                                                         -----------------
                                                                         December 31, 1995
                                                                         -----------------
Leasehold improvements                                                   $             335
Machinery and shop equipment                                                           640
Furniture, fixtures, vehicles and other                                                633
                                                                         -----------------
  Total                                                                              1,608
Less: Accumulated depreciation and amortization                                      1,243
                                                                         -----------------
    Total property and equipment, net                                    $             365
                                                                         -----------------
                                                                         -----------------

6.  Floor Plan Notes Payable:
The amounts payable to financial institutions under trust receipt transactions are collateralized by the inventories and fixed assets. Floor plan notes payable are to NationsBank and bear interest at 8.5% at December 31, 1995. Related parties also provide floor plan financing (see Note 9).

                             EVANS AUTOMOTIVE GROUP
               Notes To Combined Financial Statements (Continued)
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                             (Dollars in thousands)

7.  Income Taxes:
The provision (benefit) for income taxes consists of the following components:

                                                                                                      ------------

                                                                                                       Year ended
                                                                                                      December 31,
                                                                                                      ------------
                                                                                                          1995
                                                                                                      ------------
Currently payable:
  Federal                                                                                             $        406
  State and local                                                                                               45
                                                                                                      ------------
    Total currently payable                                                                                    451
                                                                                                      ------------
Deferred tax liability:
  Federal                                                                                                        5
  State and local                                                                                                1
                                                                                                      ------------
    Total deferred                                                                                               6
                                                                                                      ------------
Total provision                                                                                       $        457
                                                                                                      ------------
                                                                                                      ------------

The reasons for the differences between the provision for income taxes using the Federal statutory income tax rate and the tax provisions reported by the Group are as follows:

                                                                                                      ------------

                                                                                                       Year ended
                                                                                                      December 31,
                                                                                                      ------------
                                                                                                          1995
                                                                                                      ------------
Tax provision computed at the Federal statutory income tax rate                                       $        454
State and local income taxes, net of Federal benefit                                                            48
Entity not subject to tax                                                                                      (49)
Other                                                                                                            4
                                                                                                      ------------
Provision for income taxes                                                                            $        457
                                                                                                      ------------
                                                                                                      ------------

The Group is comprised of two dealerships, one of which is structured as an S corporation under the Internal Revenue Code. No tax provisions have been made for the S corporation as amounts pass through to shareholder.

                             EVANS AUTOMOTIVE GROUP
               Notes To Combined Financial Statements (Continued)
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                             (Dollars in thousands)

7.  Income Taxes: (Continued)
The Group accounts for income taxes in accordance with SFAS 109. Under SFAS 109, deferred income taxes reflect the estimated tax effect of temporary differences between assets and liabilities for financial accounting purposes and those amounts as measured by tax laws and regulations. The components of deferred income tax liabilities of $11 at December 31, 1995 were the result of depreciation and inventory accounting differences. The components of deferred income tax assets of $60 at December 31, 1995 is the result of reserves and accruals for inventory and chargebacks.

8.  Commitments:
The Company leases certain computer and telephone equipment used in the operation of the dealerships. The leases have been accounted for as capital leases. The assets under capital leases of $163 are being amortized over the lives of the leases on a straight-line basis. Accumulated amortization amounted to $28 as of December 31, 1995.

Future minimum lease commitments are summarized as follows:

                                         -----------
                                           Amount
                                         -----------
1996                                      $      42
1997                                             41
1998                                             40
1999                                             40
2000                                              2
                                              -----
Total minimum lease payments              $     165
Less amount representing interest               (31)
                                              -----
Present value of net minimum lease payments      134
Less current principal maturities of obligations
 under capital leases              30
                                              -----
Long-term obligation under capital lease        $104
                                              -----
                                              -----

9.  Related Party Transactions:
During 1994, the sole stockholder and other family members began floor planning cars for the dealership. Interest is paid to the stockholder and family members at prime. Total interest paid to the sole stockholder and family was $89 in 1995.

The Company rents both dealership facilities from the sole stockholder under a month-to-month agreement currently requiring monthly payments of $42. Total rent expense for 1995 was $504.

10. Defined Contribution Plan:
The Company has a 401(k) plan (the "Plan") for all employees meeting certain service requirements. This Plan qualifies under Section 401(k) of the Internal Revenue Code. The Company may make matching contributions at its discretion. During the year ended December 31, 1995, the Company contributed $26 to the Plan.

11. Subsequent Event:
In August 1996 the Company entered into an acquisition agreement and plan of merger with United Auto Group, Inc.

                       Report of Independent Accountants

To the Stockholders
 of Standefer Motor Sales, Inc.:

We have audited the accompanying balance sheets of Standefer Motor Sales, Inc. as of December 31, 1995 and 1994, and the related statements of operations, retained earnings and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Standefer Motor Sales, Inc. as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          /s/  Coopers & Lybrand L.L.P.

                                          COOPERS & LYBRAND L.L.P.

Memphis, Tennessee
August 29, 1996

                          STANDEFER MOTOR SALES, INC.
                                 Balance Sheets
                             (Dollars in thousands)


                                                                                   ---------------------------------
                                                                                       December 31,      (Unaudited)
                                                                                   --------------------    June 30,
                                                                                        1994       1995        1996
                                                                                   ---------  ---------  -----------
ASSETS
Current assets:
  Cash                                                                             $     742  $   1,043   $     232
  Accounts receivable                                                                  1,240      1,682       1,431
  Inventories                                                                          5,792      6,980       8,430
                                                                                   ---------  ---------  -----------
    Total current assets                                                               7,774      9,705      10,093
Plant and equipment, net                                                                  42        178         226
Other assets                                                                             150        150         150
                                                                                   ---------  ---------  -----------
    Total assets                                                                   $   7,966  $  10,033   $  10,469
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Note payable-line of credit                                                      $     466  $     553   $     480
  Accounts payable                                                                       724      1,090         741
  Accrued expenses                                                                       264        384         678
  Notes payable-related parties                                                        1,472      1,879       1,846
  State income taxes payable                                                              69         96         120
                                                                                   ---------  ---------  -----------
    Total current liabilities                                                          2,995      4,002       3,865
Commitments and contingent liabilities

Stockholders' equity:

Common stock, Class A, no par value 10,000 shares authorized, 1,000 shares issued
 and outstanding                                                                           1          1           1
Common stock Class B, no par value, non-voting shares, 90,000 shares authorized,
 9,000 shares issued and outstanding                                                       9          9           9
Retained earnings                                                                      4,961      6,021       6,594
                                                                                   ---------  ---------  -----------
    Total stockholders' equity                                                         4,971      6,031       6,604
                                                                                   ---------  ---------  -----------
    Total liabilities and stockholders' equity                                     $   7,966  $  10,033   $  10,469
                                                                                   ---------  ---------  -----------
                                                                                   ---------  ---------  -----------


    The accompanying notes are an integral part of the financial statements.

                          STANDEFER MOTOR SALES, INC.
                            Statements of Operations
                             (Dollars in thousands)

                                                              -----------------------------------------------------

                                                                                                        (Unaudited)
                                                                        Years ended                Six months ended
                                                                       December 31,                        June 30,
                                                              -------------------------------  --------------------


                                                                   1993       1994       1995       1995       1996
                                                              ---------  ---------  ---------  ---------  ---------
Sales                                                         $  41,546  $  50,203  $  65,793  $  29,897  $  34,994
Cost of sales                                                    37,055     44,874     58,284     26,703     31,018
                                                              ---------  ---------  ---------  ---------  ---------
Gross profit                                                      4,491      5,329      7,509      3,194      3,976
Selling, general and administrative expenses                      3,489      3,835      5,192      1,982      2,187
                                                              ---------  ---------  ---------  ---------  ---------
Operating income                                                  1,002      1,494      2,317      1,212      1,789
Other income, net                                                   217        166        183         21         30
                                                              ---------  ---------  ---------  ---------  ---------
Income before income taxes                                        1,219      1,660      2,500      1,233      1,819
Provision for income taxes                                           64         98        147        107        133
                                                              ---------  ---------  ---------  ---------  ---------
Net income                                                    $   1,155  $   1,562  $   2,353  $   1,126  $   1,686
                                                              ---------  ---------  ---------  ---------  ---------
                                                              ---------  ---------  ---------  ---------  ---------

    The accompanying notes are an integral part of the financial statements.

                          STANDEFER MOTOR SALES, INC.
                        Statements of Retained Earnings
                             (Dollars in thousands)


                                                                                     ---------
Retained earnings, January 1, 1993                                                   $   3,878
  Net income for the year                                                                1,155
  Dividends                                                                               (771)
                                                                                     ---------
Retained earnings, December 31, 1993                                                     4,262
  Net income for the year                                                                1,562
  Dividends                                                                               (863)
                                                                                     ---------
Retained earnings, December 31, 1994                                                     4,961
  Net income for the year                                                                2,353
  Dividends                                                                             (1,293)
                                                                                     ---------
Retained earnings, December 31, 1995                                                     6,021
  Net income for the period (unaudited)                                                  1,686
  Dividends (unaudited)                                                                 (1,113)
                                                                                     ---------
Retained earnings, June 30, 1996 (unaudited)                                         $   6,594
                                                                                     ---------
                                                                                     ---------


    The accompanying notes are an integral part of the financial statements.

                          STANDEFER MOTOR SALES, INC.
                            Statements of Cash Flows
                             (Dollars in thousands)

                                                --------------------------------------------------------
                                                                                             (Unaudited)
                                                                                        Six months ended
                                                     Years ended December 31,                   June 30,
                                                ----------------------------------  --------------------


                                                        1993       1994       1995       1995       1996
                                                ------------  ---------  ---------  ---------  ---------
Operating activities:
  Net income                                    $      1,155  $   1,562  $   2,353  $   1,126  $   1,686
Adjustments to reconcile net income to net
 cash provided by operating activities:
  Gain on disposition of assets                         (108)        --         --         --         --
  Depreciation                                            36         18         43         18         21
Changes in operating assets and liabilities:
  Accounts receivables                                  (377)      (128)      (442)       270        251
  Inventories                                           (341)      (984)    (1,188)    (1,954)    (1,450)
  Note payable -- line of credit                         119        466         87        993        (73)
  Accounts payable and accrued expenses                 (595)       195        513        119        (31)
  Notes payable -- related parties                       (79)        (2)       407        235        (33)
                                                ------------  ---------  ---------  ---------  ---------
    Net cash provided by (used in) operating
     activities                                         (190)     1,127      1,773        807        371
                                                ------------  ---------  ---------  ---------  ---------
Investing activities:
  Purchase of plant and equipment                        (23)        (6)      (179)       (96)       (69)
  Proceeds from sale of assets                           164         --         --         --         --
                                                ------------  ---------  ---------  ---------  ---------
    Net cash provided by (used in) investing
     activities                                          141         (6)      (179)       (96)       (69)
                                                ------------  ---------  ---------  ---------  ---------
Financing activities:
  Cash dividends paid                                   (771)      (863)    (1,293)    (1,058)    (1,113)
                                                ------------  ---------  ---------  ---------  ---------
    Net cash used in financing activities               (771)      (863)    (1,293)    (1,058)    (1,113)
                                                ------------  ---------  ---------  ---------  ---------
Net increase (decrease) in cash                         (820)       258        301       (347)      (811)
Cash at beginning of the period                        1,304        484        742        742      1,043
                                                ------------  ---------  ---------  ---------  ---------
Cash at end of period                           $        484  $     742  $   1,043  $     395  $     232
                                                ------------  ---------  ---------  ---------  ---------
                                                ------------  ---------  ---------  ---------  ---------
Supplemental schedule of cash flows
Cash paid during the year for:
  Interest                                      $        178  $     156  $     259
                                                ------------  ---------  ---------
                                                ------------  ---------  ---------
  Income taxes                                  $         25  $      92  $     123
                                                ------------  ---------  ---------
                                                ------------  ---------  ---------


    The accompanying notes are an integral part of the financial statements.

                          STANDEFER MOTOR SALES, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                         Notes to Financial Statements
                             (Dollars in thousands)

1.  Organization:

Standefer Motor Sales, Inc. (the "Company"), operating in Chattanooga, Tennessee, sells and services new Nissan cars and trucks and used vehicles and service contracts thereon. The Company also earns a commission on the sale of finance and insurance contracts.


The Company operates a dealership which holds a franchise agreement with an automotive manufacturer. In accordance with the franchise agreement, the dealership is subject to certain rights and restrictions typical of the industry. The ability of the manufacturer to influence the operations of the dealership or the loss of the franchise agreement would have a negative impact on operating results of the Company.

2.  Summary of Significant Accounting Policies:
The following is a summary of significant accounting policies followed in the preparation of the financial statements.

ESTIMATES:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS (UNAUDITED):

The interim unaudited financial statements reflect adjustments, consisting only of normal recurring accruals, which are, in the opinion of the Company's management, necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for any interim period are not necessarily indicative of the results for a full year.

REVENUE RECOGNITION:

Revenue is recognized by the Company when vehicles or parts are delivered to consumers and when service work is performed. Finance and insurance revenues are recognized upon the sale of the finance or insurance product to a third party.

INVENTORIES:

New and used vehicles and parts and accessories inventories are valued at the lower of cost or market. Cost is determined on the Last-in, first-out (LIFO) method.

PLANT AND EQUIPMENT:

Plant and equipment are stated at cost and depreciated over their estimated useful lives, principally by the straight-line method.

Expenditures for repairs and maintenance which increase the useful life or substantially increase serviceability of the asset are capitalized. All others are charged to expense as incurred. When equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts and any resulting gain or loss included in the statement of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS:

The carrying values of cash, accounts receivable, notes payable, and accounts payable approximate their fair values due to the short-term maturities of those instruments. The carrying value of long-term debt approximates fair value due to the market rate of interest charged.

3.  Concentrations of Credit Risk:
The Company's significant concentration of credit risk is with its cash. The Company maintains cash balances at several financial institutions located in Tennessee which are at times in excess of federally-insured amounts.

                          STANDEFER MOTOR SALES, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

4.  Inventories:
Inventories consist of the following:

                                           -------------------------------
                                                                  June 30,
                                               December 31,      ---------
                                           --------------------       1996
                                                1994       1995  (Unaudited)
                                           ---------  ---------  ---------
New vehicles and demonstrators             $   4,546  $   4,017  $   4,742
Used vehicles                                  3,809      5,870      6,516
Parts and accessories                            413        414        494
                                           ---------  ---------  ---------
                                               8,768     10,301     11,752
Cumulative LIFO Reserve                       (2,976)    (3,321)    (3,322)
                                           ---------  ---------  ---------
                                           $   5,792  $   6,980  $   8,430
                                           ---------  ---------  ---------
                                           ---------  ---------  ---------

The use of the LIFO method of determining the cost of new and used vehicle inventories and parts had the effect of decreasing inventories at December 31, 1994 and 1995 by $2,976 and $3,321, respectively, and decreasing net income for the periods ended December 31, 1993, 1994 and 1995 by approximately $433, $563 and $345, respectively, as compared to what they would have been under the FIFO cost method.

5.  Plant and Equipment:
Property, plant and equipment consists of:

                                                            --------------------
                                                                 1994       1995
                                                            ---------  ---------
Building                                                    $      35  $     131
Machinery and equipment                                            69         93
Furniture and fixtures                                             54        113
Leasehold improvements                                              9          9
Service vehicles                                                   22         22
                                                                  ---        ---
                                                                  189        368
Less: accumulated depreciation and amortization                   147        190
                                                                  ---        ---
                                                            $      42  $     178
                                                                  ---        ---
                                                                  ---        ---

At June 30, 1996, the Company had purchase commitments of approximately $120 for computer equipment.

6.  Line of Credit
The Company has a $2,000 line of credit with Suntrust Bank. Outstanding amounts are due on demand. Interest is payable at the bank's prime rate (8.5% at December 31, 1995). This line of credit is collateralized by substantially all of the Company's assets.

7.  Notes Payable-Related Parties:
Notes payable-related parties consists of various notes payable to the stockholders and related parties at an interest rates of 10%. These amounts are payable on demand.

8.  Taxes on Income:
The Company has elected to be treated as an S corporation for Federal income tax reporting purposes. Under this election, the Company's Stockholders are responsible for reporting the Company's Federal taxable income on their personal tax returns.

                          STANDEFER MOTOR SALES, INC.
     (Information related to the six months ended June 30, 1995 and 1996 is unaudited)
                   Notes to Financial Statements (Continued)
                             (Dollars in thousands)

8.  Taxes on Income: (Continued)
For state tax purposes, the Company accounts for its taxes under the provisions of Financial Accounting Standard 109, "Accounting for Income Taxes."

9.  Other Related Party Transactions:
The Company rents its operating facilities and certain equipment from Standefer Investment Co., a related partnership. A shareholder of the Company is also a partner in the related partnership. Total rents paid to the partnership were $282 for each of the years ended December 31, 1995, 1994 and 1993.

The stockholders of the Company are also stockholders in a related company engaged in the sale of insurance contracts. Standefer Motor Sales received commissions from this entity of $101, $82 and $47 for the years ended December 31, 1995, 1994 and 1993, respectively.

The Company has an investment in an insurance company which is engaged in the sale of insurance contracts. Dividends received from such entity amounted to $121, $98, and $41 for the years ended December 31, 1995, 1994, and 1993. Such dividends are recorded as other income.

10. Reclassifications:
Certain amounts in the 1993 and 1994 financial statements have been reclassified to conform to the presentation adopted in 1995.

11. Subsequent Event (Unaudited):
In September, 1996 the stockholders of the Company entered into an agreement to sell the outstanding stock of the Company to United Auto Group, Inc.

                                   [Artwork]

                                   [UAG LOGO]

                                    PART II
                     Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered which will be paid solely by the Company. All the amounts shown are estimates, except the Commission registration fee and the NASD filing fee:


SEC Registration Fee....................................................  $   59,483
NASD Fees...............................................................      17,750
NYSE Listing Fee........................................................     140,000
Transfer Agent and Registrar Fees and Expenses..........................      12,000
Printing and Engraving Expenses.........................................     485,000
Legal Fees and Expenses.................................................   1,000,000
Accounting Fees and Expenses............................................     850,000
Blue Sky Fees and Expenses..............................................      40,000
Miscellaneous Expenses..................................................       5,767
                                                                          ----------
        Total...........................................................  $2,610,000
                                                                          ----------
                                                                          ----------



Item 14. Indemnification of Directors and Officers


Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertake to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys' fees) which he actually or reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaw, agreement, vote or otherwise.

The Company has adopted provisions in its Certificate of Incorporation and Bylaws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the DGCL. The Spielvogel Employment Agreement provides for indemnification of Mr. Spielvogel to the maximum extent legally permitted or authorized by the Company's Certificate of Incorporation or Bylaws or resolutions of the Board of Directors. The Stockholders Agreement provides that in the event that a director elected pursuant thereto is made or threatened to be made a party to any action, suit or proceeding with respect to which such director may be entitled to indemnification by the Company, such director will be entitled to be represented by counsel of his choice and the reasonable expenses of such representation will be reimbursed by the Company to the extent provided in or authorized by its Certificate of Incorporation or Bylaws. Certain directors are also entitled to indemnification from the organizations that employ them.

In addition, the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement provides for indemnification of the Company, its officers and its directors by the Underwriters under certain circumstances.

The Company has purchased insurance on behalf of its officers and directors for liabilities arising out of their capacities as such.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this Registration Statement, the Company has issued the following securities that were not registered under the Securities Act.

In connection with the Equity Facility, the Company issued shares of its capital stock in multiple transactions between December 28, 1993 and July 10, 1996. Montgomery Securities acted as the placement agent for the Equity Facility and received fees in the amount of $1.4 million in connection therewith. In addition, on July 10, 1996, the Company issued additional shares of its capital stock to its existing stockholders on terms substantially similar to those of the Equity Facility. After giving effect to the Preferred Stock Conversion, the number of shares of Common Stock purchased and the aggregate offering price paid by each investor are set forth in the following table:

                                                                                             Aggregate
                                                                             Shares of       Offering
Investor                                                                    Common Stock       Price
-------------------------------------------------------------------------  --------------  -------------
Trace International Holdings, Inc........................................      3,531,156   $  28,436,560
Aeneas Venture Corporation...............................................      2,843,656      28,436,560
AIF II, L.P..............................................................      1,843,656      18,436,560
Ezra P. Mager............................................................        163,240       1,319,900
Jeremy Grantham..........................................................        104,474       1,044,740
Jules Kroll..............................................................        104,474       1,044,740
Andrea Farace............................................................         52,237         522,370
Natio Vie Developpment...................................................         52,237         522,370
Assu Venture.............................................................         36,566         365,660
Natio Fonds Venture 2....................................................         36,566         365,660
Carl Spielvogel..........................................................         26,118         261,180
Jerome Markowitz.........................................................          5,572          55,720
Philip Halperin..........................................................          5,572          55,720
Derek Lemke-von Ammon....................................................          2,786          27,860
Frank Dunlevy............................................................          2,786          27,860

Pursuant to the Securities Purchase Agreements, the Company issued its Senior Notes and Warrants in multiple transactions between September 22, 1995 and July 11, 1996. J.P. Morgan Securities Inc. acted as the placement agent for sales to non-affiliated investors and received fees in the amount of $0.9 million in connection therewith. In addition, on July 10, 1996, the Company issued Additional Warrants to such investors. The amount of securities purchased and the aggregate offering price paid by each investor are set forth in the following table:

                                                                            Shares of
                                                                          Common Stock       Aggregate
                                                      Principal Amount     Subject to        Offering
Investor                                              of Senior Notes       Warrants           Price
----------------------------------------------------  ----------------  -----------------  -------------
J.P. Morgan Capital Corporation (and its
 affiliates)........................................   $   20,000,000         634,198      $  20,535,164
The Equitable Life Assurance Society
 of the United States...............................       15,000,000         475,648         15,401,368

On April 3, 1996, the Company granted Carl Spielvogel an option to purchase up to 400,000 shares of Common Stock at an exercise price of $10.00 per share. The stock option vests in four equal installments beginning on the first anniversary of October 18, 1994, the date of Mr. Spielvogel's employment with the Company.

Under the Stock Option Plan, adopted April 23, 1996, the Company granted options to purchase 473,000 shares of Common Stock at an exercise price of $10.00 per share to employees of the Company and its affiliates. Such options vest in five equal installments on each of the first five anniversaries of the later of December 29, 1993 and the optionee's date of employment. See "Management -- Stock Option Plan." The grants of options under the Stock Option Plan were effected in reliance on Rule 701 promulgated under the Securities Act for offers and sales pursuant to certain compensatory benefit plans.

On July 31, 1996, the Company issued 10,000 shares of Class A Preferred Stock to Richard Sinkfield for an aggregate offering price of $100,000.

In addition to any exemptions specified above, each of the foregoing offerings was effected in reliance on Section 4(2) of the Securities Act as a transaction not involving any public offering.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits


    No.                                              Description
------------  ------------------------------------------------------------------------------------------
         1.1  Form of Underwriting Agreement.
         3.1  Form of Restated Certificate of Incorporation.
         3.2  Form of Restated Bylaws.
         4.1  Specimen Common Stock certificate.
         5.1  Opinion of Willkie Farr & Gallagher.
   *10.1.1.1  Registration Rights Agreement, dated as of October 15, 1993, among the Company and the investors listed therein.
   *10.1.1.2  Amendment to Registration Rights Agreement, dated as of July 31, 1996, among the Company and the investors listed therein.
     *10.1.2  Waiver, Consent and Modification Agreement, dated as of September 22, 1995, among the
              Company and its stockholders.
     *10.1.3  Letter Agreement, dated September 22, 1996, between the Company and J.P. Morgan Capital
              Corporation.
     *10.1.4  Form of Warrant.
     *10.1.5  Form of Additional Warrant.
     *10.1.6  Employment Agreement, dated as of June 21, 1996, between the Company and Carl Spielvogel.
     *10.1.7  Severance Agreement, dated April 5, 1996, among the Company, Trace and Ezra P. Mager.
      10.1.8  Stock Option Plan of the Company.
    **10.1.9  Registration Rights Agreement, dated as of August 1, 1995, among the Company and the parties listed on Schedule I thereto.
    *10.1.10  Sublease, dated August 1994, between Overseas Partners, Inc. and the Company.
    *10.1.11  Letter, dated July 24, 1996, from Chrysler Corporation to the Company.
    *10.1.12  Agreement, dated July 24, 1996, between the Company and Toyota Motor Sales U.S.A., Inc.
     10.1.13  Non-employee Director Compensation Plan of the Company.
  **10.2.1.1  Honda Automobile Dealer Sales and Service Agreement, dated October 5, 1995, between
              American Honda Motor Co. Inc. and Danbury Auto Partnership (standard provisions are in
              Exhibit 10.2.1.2 hereto).
  **10.2.1.2  American Honda Motor Co. Standard Provisions.
   *10.2.2.1  Lexus Dealer Agreement, dated October 5, 1992, between Lexus, a division of Toyota Motor
              Sales, U.S.A., Inc. and Somerset Motors Partnership (standard provisions are in Exhibit
              10.2.2.2 hereto).
   *10.2.2.2  Lexus Dealer Agreement Standard Provisions.
   *10.2.3.1  Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement, dated August
              29, 1994, between Mitsubishi Motor Sales of America, Inc. and Rockland Motors Partnership,
              as amended August 20, 1996 (standard provisions are in Exhibit 10.2.3.2 hereto).
   *10.2.3.2  Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement Standard
              Provisions.
    10.2.4.1  BMW of North America, Inc. Dealer Agreement, dated January 1, 1994, between BMW of North
              America, Inc. and DiFeo BMW Partnership, as amended July 25, 1996 (standard provisions are in Exhibit 10.2.4.2 hereto).
    10.2.4.2  BMW of North America, Inc. Dealer Standard Provisions Applicable to Dealer Agreement.
    10.2.5.1  Term Dealer Sales and Service Agreement, dated July 3, 1996, between American Suzuki Motor
              Corporation and Fair Hyundai Partnership, as amended September 6, 1996 (standard provisions are in Exhibit 10.2.5.2)

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
    10.2.5.2  Suzuki Dealer Sales and Service Agreement Standard Provisions.
    10.2.6.1  Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
              Hudson Motors Partnership (standard provisions are in Exhibit 10.2.6.2 hereto).
    10.2.6.2  Toyota Dealer Agreement Standard Provisions.
   *10.2.7.1  Oldsmobile Division Dealer Sales and Service Agreement, dated October 2, 1992, between
              General Motors Corporation, Oldsmobile Division and J & F Oldsmobile-Isuzu Partnership, as
              amended December 20, 1993 and July 23, 1996 (standard provision are in Exhibit 10.2.7.2 hereto).
   *10.2.7.2  General Motors Dealer Sales and Service Agreement Standard Provisions.
   *10.2.8.1  Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995, between General
              Motors Corporation, Chevrolet Motor Division and Fair Chevrolet-Geo Partnership
              (substantially similar to Exhibit 10.2.7.1).
  **10.2.9.1  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan
              Motor Corporation in U.S.A. and DiFeo Nissan Partnership (standard provisions are in
              Exhibit 10.2.9.2 hereto).
  **10.2.9.2  Nissan Dealer Sales and Service Agreement Standard Provisions.
   10.2.10.1  Chrysler Corporation Term Sales and Service Agreement, dated August 16, 1995, between Fair
              Chrysler Plymouth Partnership and Chrysler Corporation, (standard provisions are in
              Exhibit 10.2.10.2).
  *10.2.10.2  Chrysler Corporation Sales and Service Agreement Additional Terms and Provisions.
     10.2.11  Chrysler Corporation Eagle Sales and Service Agreement, dated October 8, 1992, between
              DiFeo Jeep-Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit
              10.2.10.1).
     10.2.12  Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
              DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit 10.2.10.1).
     10.2.13  Chrysler Corporation Plymouth Sales and Service Agreement, dated November 13, 1992, between DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler Corporation
              (substantially similar to Exhibit 10.2.10.1).
     10.2.14  Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
              County Auto Group Partnership (substantially similar to Exhibit 10.2.6.1).
   10.2.15.1  Hyundai Motor America Dealer Sales and Service Agreement, dated October 12, 1992, between
              Hyundai Motor America and Fair Hyundai Partnership as amended November 22, 1993, October
              12, 1995, March 14, 1996 and September 18, 1996 (standard provisions are in Exhibit
              10.2.15.2 hereto).
   10.2.15.2  Hyundai Motor America Dealer Sales and Service Agreement Standard Provisions.
     10.2.16  Hyundai Motor America Dealer Sales and Service Agreement, dated November 22, 1993, as amended April 1, 1994, and November 3, 1995, between Hyundai Motor America and DiFeo
              Hyundai Partnership (substantially similar to Exhibit 10.2.15.1).
     10.2.17  Toyota Dealer Agreement, dated August 23, 1995, between Toyota Motor Distributors, Inc.
              and OCT Partnership (substantially similar to Exhibit 10.2.6.1).
    *10.2.18  Mitsubishi Motor Sales of America, Inc. Sales and Service Agreement, dated June 30, 1994, between Mitsubishi Motor Sales of America, Inc. and OCM Partnership (substantially similar to Exhibit 10.2.3.1).
     10.2.19  Chrysler Corporation Jeep Sales and Service Agreement, dated October 8, 1992, between
              DiFeo Jeep-Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit
              10.2.10.1).
    *10.2.20  Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995 between General
              Motors Corporation, Chevrolet Motor Division and DiFeo Chevrolet-Geo Partnership
              (substantially similar to Exhibit 10.2.7.1).
     10.2.21  Isuzu Dealer Sales and Service Agreement, dated as of September 16, 1996 between American
              Isuzu Motors Inc. and Fair Cadillac--Oldsmobile--Isuzu Partnership (standard provisions are in Exhibit 10.2.22 hereto).
     10.2.22  Isuzu Dealer Sales and Service Agreement Additional Provisions.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
     *10.3.1  Receivables Purchase Agreement, dated as of June 28, 1995, between Atlantic Auto Funding
              Corporation and Atlantic Auto Finance Corporation.
     *10.3.2  Loan and Security Agreement, dated as of June 28, 1995, among Atlantic Auto Funding
              Corporation, Atlantic Auto Finance Corporation and Citibank, N.A.
     *10.3.3  Support Agreement of the Company, dated as of June 28, 1995, in favor of Atlantic Auto
              Funding Corporation.
     *10.3.4  Purchase Agreement, dated as of June 14, 1996, between Atlantic Auto Finance Corporation and Atlantic Auto Second Funding Corporation.
     *10.3.5  Transfer and Administration Agreement, dated as of June 14, 1996, among Atlantic Auto
              Second Funding Corporation, Atlantic Auto Finance Corporation and Morgan Guaranty Trust
              Company of New York.
      10.3.6  Support Agreement of the Company, dated as of June 18, 1996, in favor of Atlantic Auto
              Second Funding Corporation.
     *10.3.7  Pooling and Servicing Agreement relating to Atlantic Auto Grantor Trust 1996-A, dated as of June 20, 1996, among Atlantic Auto Third Funding Corporation, Atlantic Auto Finance
              Corporation and The Chase Manhattan Bank.
     *10.3.8  Insurance and Indemnity Agreement, dated as of June 20, 1996, among Financial Security
              Assurance Inc., Atlantic Auto Third Funding Corporation and Atlantic Auto Finance
              Corporation.
     *10.3.9  Master Spread Account Agreement, dated as of June 20, 1996, among Atlantic Auto Third
              Funding Corporation, Financial Security Assurance Inc. and The Chase Manhattan Bank.
    *10.3.10  Lease Agreement, dated as of March 18, 1994, between Perinton Hills and the Company, including guaranty of lease of Atlantic Auto Finance Corporation.
     *10.4.1  Amended and Restated Stock Purchase Agreement, dated as of July 1, 1995, among the
              Company, Landers Auto Sales, Inc., Steve Landers, John Landers and Bob Landers.
     *10.4.2  Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.3  Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.4  Guarantee of the Company, dated as of August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.5  Employment Agreement, dated as of August 1, 1995, between Landers Auto Sales, Inc. and
              Steve Landers.
     *10.4.6  Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and
              Landers Auto Sales, Inc., regarding Jeep-Eagle premises.
     *10.4.7  Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and
              Landers Auto Sales, Inc., regarding Oldsmobile-GMC premises.
     *10.4.8  Shareholders' Agreement, dated as of August 1, 1995, among the Company, United Landers,
              Inc., Landers Auto Sales, Inc., Steve Landers and John Landers.
     *10.4.9  Chrysler Corporation Eagle Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (standard provisions are in
              Exhibit 10.2.10.2).
    *10.4.10  Chrysler Corporation Jeep Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.11  Chrysler Corporation Dodge Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.12  Chrysler Corporation Plymouth Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.13  Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
    *10.4.14  Oldsmobile Division Dealer Sales and Service Agreement, dated November 1, 1995, between
              General Motors Corporation, Oldsmobile Division and United Landers Auto Sales, Inc.
              (substantially similar to Exhibit 10.2.7.1).
    *10.4.15  GMC Truck Division Dealer Sales and Service Agreement, dated November 1, 1995, between
              General Motors Corporation, GMC Truck Division and United Landers Auto Sales, Inc.
              (substantially similar to Exhibit 10.2.7.1).
    *10.4.16  Security Agreement and Master Credit Agreement, dated October 25, 1993, between Landers
              Oldsmobile-GMC Inc. and Chrysler Credit Corporation.
    *10.4.17  Security Agreement and Master Credit Agreement, dated May 17, 1989, between Landers
              Jeep-Eagle, Inc. and Chrysler Credit Corporation.
    *10.4.18  Continuing Guaranty of United Landers, Inc., dated August 15, 1994, in favor of Chrysler
              Credit Corporation.
     10.4.19  Commercial Loan Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC, Inc.
              and The Benton State Bank.
     10.4.20  Commercial Security Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC,
              Inc. and The Benton State Bank.
     10.4.21  Agreement, dated July 31, 1995, between the Company and General Motors Corporation,
              Oldsmobile Division.
     *10.5.1  Stock Purchase Agreement, dated as of November 17, 1995, among the Company, UAG Atlanta,
              Inc., Atlanta Toyota, Inc. and Carl H. Westcott.
     *10.5.2  Promissory Note of UAG Atlanta, Inc., dated January 16, 1996, in favor of Carl H.
              Westcott.
     *10.5.3  Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
      10.5.4  Promissory Note of Atlanta Toyota, Inc., dated January 16, 1996, in favor of First
              Extended Service Corporation.
      10.5.5  Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
     *10.5.6  Lease Agreement, dated as of January 3, 1996, between Carl Westcott and Atlanta Toyota,
              Inc.
     *10.5.7  Lease Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
      10.5.8  Toyota Dealer Agreement, dated January 16, 1996, between Southeast Toyota Motor
              Distributors, Inc. and Atlanta Toyota, Inc. (substantially similar to Exhibit 10.2.6.1).
     *10.5.9  Wholesale Floor Plan Security Agreement, dated May 24, 1996, between World Omni Financial
              Corp. and Atlanta Toyota, Inc.
     10.5.10  Continuing Guaranty of the Company in favor of World Omni Financial Corp. and certain affiliates.
    *10.5.11  Inventory Financing Payment Agreement, dated May 24, 1996, among Atlanta Toyota, Inc.,
              Fidelity Warranty Services, Inc. and World Omni Financial Corp.
     10.5.12  Shareholders' Agreement, dated as of July 31, 1996, among the Company, UAG Atlanta, Inc.,
              Atlanta Toyota and John Smith.
    *10.5.13  Employment Agreement, dated as of January 16, 1996, among the Company, UAG Atlanta, Inc.
              and John Smith.
     *10.6.1  Stock Purchase Agreement, dated as of March 1, 1996, among the Company, UAG Atlanta II,
              Inc., Steve Rayman Nissan, Inc., Steven L. Rayman and Richard W. Keffer, Jr.
     *10.6.2  Employment Agreement, dated as of May 1, 1996, among the Company, UAG Atlanta II, Inc.,
              Steve Rayman Nissan, Inc. and Bruce G. Dunker.
     *10.6.3  Lease Agreement, dated as of May 1, 1996, among Steven L. Rayman, Richard W. Keffer, Jr.
              and Steve Rayman Nissan, Inc.
    **10.6.4  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan
              Motor Corporation in U.S.A. and United Nissan, Inc. (substantially similar to Exhibit
              10.2.9.1).
     *10.6.5  Wholesale Floor Plan Security Agreement, dated April 29, 1996, between World Omni
              Financial Corp. and United Nissan, Inc. (substantially similar to Exhibit 10.5.9).
      10.6.6  Continuing Guaranty of the Company, dated April 29, 1996, in favor of World Omni Financial
              Corp. and certain affiliates (substantially similar to Exhibit 10.5.10).

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
     *10.7.1  Stock Purchase Agreement, dated as of June 7, 1996, among the Company, UAG Atlanta III,
              Inc., Hickman Nissan, Inc., Lynda Jane Hickman and Lynda Jane Hickman as Executrix under the will of James Franklin Hickman, Jr., deceased.
    **10.7.2  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan
              Motor Corporation in U.S.A. and Peachtree Nissan, Inc. (substantially similar to Exhibit
              10.6.4).
     *10.7.3  Automotive Wholesale Financing and Security Agreement, dated July 12, 1996, between Nissan
              Motor Acceptance Corporation and Peachtree Nissan, Inc.
     *10.7.4  Guaranty of the Company and UAG Atlanta III, Inc., dated July 12, 1996, in favor of Nissan
              Motor Acceptance Corporation.
     *10.7.5  Promissory Note of UAG Atlanta III, Inc., dated July 12, 1996, in favor of Lynda Jane
              Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.6  Guaranty of Note of Hickman Nissan, Inc., dated July 12, 1996, in favor of Lynda Jane
              Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.7  Guaranty of Note of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, as
              Executrix under the will of James Franklin Hickman, Jr.
     *10.7.8  Lease Agreement, dated July 12, 1996, between Lynda Jane Hickman, as Executrix under the will of James Franklin Hickman, Jr., and Hickman Nissan, Inc.
     *10.7.9  Lease Agreement, dated July 12, 1996, between Argonne Enterprises, Inc. and Hickman
              Nissan, Inc.
     10.7.10  Guaranty of Lease of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, as
              Executrix under the will of James Franklin Hickman, Jr.
    *10.7.11  Guaranty of Lease of the Company, dated July 12, 1996, in favor of Argonne Enterprises,
              Inc.
      10.8.1  Stock Purchase Agreement, dated as of June 6, 1996, among the Company, UAG West, Inc.,
              Scottsdale Jaguar, LTD., SA Automotive, LTD., SL Automotive, LTD., SPA Automotive, LTD.,
              LRP, LTD., Sun BMW, LTD., Scottsdale Management Group, LTD., 6725 Dealership, LTD., Steven
              Knappenberger Revocable Trust Dated April 15, 1983, as amended, Brochick 6725 Trust dated
              December 29, 1992, Beskind 6725 Trust dated December 29, 1992, Steven Knappenberger, Jay
              P. Beskind December 29, 1992, Knappenberger 6725 Trust dated and George W. Brochick.
      10.8.2  Purchase and Sale Agreement, 6905 E. McDowell Road, dated June 6, 1996, among Steven
              Knappenberger, as Trustee of the Steven Knappenberger Revocable Trust II, Bruce
              Knappenberger, as Trustee of the Bruce Knappenberger Trust and UAG West, Inc.
      10.8.3  Form of Employment Agreement between the Company, UAG West, Inc. and Steven Knappenberger.
      10.8.4  Form of Broker's Agreement between UAG West, Inc. and KBB, Inc.
      10.9.1  Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
              Charles Evans BMW, Inc. and Charles F. Evans.
      10.9.2  Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
              Charles Evans Nissan, Inc. and Charles F. Evans.
     10.10.1  Stock Purchase Agreement, dated September 5, 1996, among the Company, UAG Tennessee, Inc.,
              Standefer Motor Sales, Inc., Charles A. Standefer and Charles A. Standefer and Karen S.
              Nicely, trustees under the Irrevocable Trust Agreement of Charles B. Standefer for the
              primary benefit of children, dated December 21, 1992.
        11.1  Statement re computation of per share earnings.
        21.1  List of subsidiaries of the Company.
      23.1.1  Consent of Coopers & Lybrand L.L.P.
      23.1.2  Consent of Coopers & Lybrand L.L.P.
      23.1.3  Consent of Coopers & Lybrand L.L.P.
      23.1.4  Consent of Coopers & Lybrand L.L.P.
      23.1.5  Consent of Coopers & Lybrand L.L.P.
      23.1.6  Consent of Coopers & Lybrand L.L.P.
      23.1.7  Consent of Coopers & Lybrand L.L.P.
      23.1.8  Consent of Coopers & Lybrand L.L.P.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
        23.2  Consent of Willkie Farr & Gallagher (included in Exhibit 5.1).
       *24.1  Powers of Attorney.
       *27.1  Financial Data Schedules.


------------------------
 *Previously filed.
**To be filed by amendment.

(b) Financial Statement Schedule

    Schedule II--Valuation and Qualifying Accounts

Item 17. Undertakings

(1) The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreements certificates for the Common Stock in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

(2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to its Bylaws, the Underwriting Agreements or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(3) The Registrant hereby undertakes that:

    (a)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

    (b)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on October 7, 1996.


                                          UNITED AUTO GROUP, INC.
                                          By:         /s/ CARL SPIELVOGEL
                                             -----------------------------------
                                                       Carl Spielvogel
                                                  CHAIRMAN OF THE BOARD AND
                                                   CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 has been signed by the following persons in the capacities and on the dates indicated.


                Signature                                          Title                               Date
------------------------------------------  ---------------------------------------------------  ----------------

           /s/ CARL SPIELVOGEL
    ---------------------------------       Chairman of the Board and Chief Executive Officer     October 7, 1996
             Carl Spielvogel                (Principal Executive Officer)

            /s/ ARTHUR J. RAWL
    ---------------------------------       Executive Vice President and Chief Financial          October 7, 1996
              Arthur J. Rawl                Officer (Principal Financial Officer)

          /s/ ROBERT W. THOMPSON
    ---------------------------------       Vice President-Finance (Principal Accounting          October 7, 1996
            Robert W. Thompson              Officer)

          /s/ MARSHALL S. COGAN
    ---------------------------------       Director                                              October 7, 1996
            Marshall S. Cogan

                    *
    ---------------------------------       Director                                              October 7, 1996
           Michael R. Eisenson

                    *
    ---------------------------------       Director                                              October 7, 1996
              John J. Hannan

                    *
    ---------------------------------       Director                                              October 7, 1996
              Jules B. Kroll

           /s/ ROBERT H. NELSON
    ---------------------------------       Director                                              October 7, 1996
             Robert H. Nelson

                Signature                                          Title                               Date
------------------------------------------  ---------------------------------------------------  ----------------


                    *
    ---------------------------------       Director                                              October 7, 1996
              John M. Sallay

                    *
    ---------------------------------       Director                                              October 7, 1996
            Richard Sinkfield

      *By:       /s/ CARL SPIELVOGEL
       ----------------------------
             Attorney-in-fact

       Report of Independent Accountants on Financial Statement Schedule

In connection with our audits of the consolidated financial statements of United Auto Group, Inc. and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which financial statements are included in this Registration Statement, we have also audited the financial statement schedule listed in Item 16 herein.

In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          /s/ Coopers & Lybrand L.L.P.
                                          Coopers & Lybrand L.L.P.

Princeton, New Jersey
June 17, 1996

                                                                     SCHEDULE II

                            UNITED AUTO GROUP, INC.
                       Valuation and Qualifying Accounts
              For the years ended December 31, 1995, 1994 and 1993


                                              -------------------------------------------------------------------------

                                                                       Additions
                                                           ----------------------------------
                                                 Balance      Charged to                                       Balance
                                               beginning       costs and        Charged to                      end of
                                               of period        expenses      other accounts   Deductions       period
                                              -----------  -----------------  ---------------  -----------  -----------

1995
--------------------------------------------

Allowance for uncollectibles................   $     678       $     500                        $    (678)   $     500
Allowance for finance income chargebacks....       2,123           3,634                           (3,451)       2,306

1994
--------------------------------------------

Allowance for uncollectibles................         393             285                               --          678
Allowance for finance income chargebacks....       2,564           1,176                           (1,617)       2,123

1993
--------------------------------------------

Allowance for uncollectibles................           0             393                                           393
Allowance for finance income chargebacks....           0           3,136                             (572)       2,564

                                 EXHIBIT INDEX


    No.                                              Description
------------  ------------------------------------------------------------------------------------------
         1.1  Form of Underwriting Agreement.
         3.1  Form of Restated Certificate of Incorporation.
         3.2  Form of Restated Bylaws.
         4.1  Specimen Common Stock certificate.
         5.1  Opinion of Willkie Farr & Gallagher.
   *10.1.1.1  Registration Rights Agreement, dated as of October 15, 1993, among the Company and the investors listed therein.
   *10.1.1.2  Amendment to Registration Rights Agreement, dated as of July 31, 1996, among the Company and the investors listed therein.
     *10.1.2  Waiver, Consent and Modification Agreement, dated as of September 22, 1995, among the
              Company and its stockholders.
     *10.1.3  Letter Agreement, dated September 22, 1996, between the Company and J.P. Morgan Capital
              Corporation.
     *10.1.4  Form of Warrant.
     *10.1.5  Form of Additional Warrant.
     *10.1.6  Employment Agreement, dated as of June 21, 1996, between the Company and Carl Spielvogel.
     *10.1.7  Severance Agreement, dated April 5, 1996, among the Company, Trace and Ezra P. Mager.
      10.1.8  Stock Option Plan of the Company.
    **10.1.9  Registration Rights Agreement, dated as of August 1, 1995, among the Company and the parties listed on Schedule I thereto.
    *10.1.10  Sublease, dated August 1994, between Overseas Partners, Inc. and the Company.
    *10.1.11  Letter, dated July 24, 1996, from Chrysler Corporation to the Company.
    *10.1.12  Agreement, dated July 24, 1996, between the Company and Toyota Motor Sales U.S.A., Inc.
     10.1.13  Non-employee Director Compensation Plan of the Company.
  **10.2.1.1  Honda Automobile Dealer Sales and Service Agreement, dated October 5, 1995, between
              American Honda Motor Co. Inc. and Danbury Auto Partnership (standard provisions are in
              Exhibit 10.2.1.2 hereto).
  **10.2.1.2  American Honda Motor Co. Standard Provisions.
   *10.2.2.1  Lexus Dealer Agreement, dated October 5, 1992, between Lexus, a division of Toyota Motor
              Sales, U.S.A., Inc. and Somerset Motors Partnership (standard provisions are in Exhibit
              10.2.2.2 hereto).
   *10.2.2.2  Lexus Dealer Agreement Standard Provisions.
   *10.2.3.1  Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement, dated August
              29, 1994, between Mitsubishi Motor Sales of America, Inc. and Rockland Motors Partnership,
              as amended August 20, 1996 (standard provisions are in Exhibit 10.2.3.2 hereto).
   *10.2.3.2  Mitsubishi Motor Sales of America, Inc. Dealer Sales and Service Agreement Standard
              Provisions.
    10.2.4.1  BMW of North America, Inc. Dealer Agreement, dated January 1, 1994, between BMW of North
              America, Inc. and DiFeo BMW Partnership, as amended July 25, 1996 (standard provisions are in Exhibit 10.2.4.2 hereto).
    10.2.4.2  BMW of North America, Inc. Dealer Standard Provisions Applicable to Dealer Agreement.
    10.2.5.1  Term Dealer Sales and Service Agreement, dated July 3, 1996, between American Suzuki Motor
              Corporation and Fair Hyundai Partnership as amended September 6, 1996 (standard provisions are in Exhibit 10.2.5.2)
    10.2.5.2  Suzuki Dealer Sales and Service Agreement Standard Provisions.
    10.2.6.1  Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
              Hudson Motors Partnership (standard provisions are in Exhibit 10.2.6.2 hereto).
    10.2.6.2  Toyota Dealer Agreement Standard Provisions.
   *10.2.7.1  Oldsmobile Division Dealer Sales and Service Agreement, dated October 2, 1992, between
              General Motors Corporation, Oldsmobile Division and J & F Oldsmobile-Isuzu Partnership, as
              amended December 20, 1993 and July 23, 1996 (standard provision are in Exhibit 10.2.7.2 hereto).
   *10.2.7.2  General Motors Dealer Sales and Service Agreement Standard Provisions.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
   *10.2.8.1  Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995, between General
              Motors Corporation, Chevrolet Motor Division and Fair Chevrolet-Geo Partnership
              (substantially similar to Exhibit 10.2.7.1).
  **10.2.9.1  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan
              Motor Corporation in U.S.A. and DiFeo Nissan Partnership (standard provisions are in
              Exhibit 10.2.9.2 hereto).
  **10.2.9.2  Nissan Dealer Sales and Service Agreement Standard Provisions.
   10.2.10.1  Chrysler Corporation Term Sales and Service Agreement, between Fair Chrysler Plymouth
              Partnership and Chrysler Corporation dated August 16, 1995 (standard provisions are in
              Exhibit 10.2.10.2).
  *10.2.10.2  Chrysler Corporation Sales and Service Agreement Additional Terms and Provisions.
     10.2.11  Chrysler Corporation Eagle Sales and Service Agreement, dated October 8, 1992, between
              DiFeo Jeep-Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit
              10.2.10.1).
     10.2.12  Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
              DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit 10.2.10.1).
     10.2.13  Chrysler Corporation Plymouth Sales and Service Agreement, dated November 13, 1992, between DiFeo Chrysler Plymouth Jeep Eagle Partnership and Chrysler Corporation
              (substantially similar to Exhibit 10.2.10.1).
     10.2.14  Toyota Dealer Agreement, dated May 5, 1995, between Toyota Motor Distributors, Inc. and
              County Auto Group Partnership (substantially similar to Exhibit 10.2.6.1).
   10.2.15.1  Hyundai Motor America Dealer Sales and Service Agreement, dated October 12, 1992, between
              Hyundai Motor America and Fair Hyundai Partnership as amended November 22, 1993, October
              12, 1995, March 14, 1996 and September 18, 1996 (standard provisions are in Exhibit
              10.2.15.2 hereto).
   10.2.15.2  Hyundai Motor America Dealer Sales and Service Agreement Standard Provisions.
     10.2.16  Hyundai Motor America Dealer Sales and Service Agreement, dated November 22, 1993, as amended April 1, 1994 and November 3, 1995 between Hyundai Motor America and DiFeo Hyundai
              Partnership (substantially similar to Exhibit 10.2.15.1).
     10.2.17  Toyota Dealer Agreement, dated August 23, 1995, between Toyota Motor Distributors, Inc.
              and OCT Partnership (substantially similar to Exhibit 10.2.6.1).
    *10.2.18  Mitsubishi Motor Sales of America, Inc. Sales and Service Agreement, dated June 30, 1994, between Mitsubishi Motor Sales of America, Inc. and OCM Partnership (substantially similar to Exhibit 10.2.3.1).
     10.2.19  Chrysler Corporation Jeep Sales and Service Agreement, dated October 8, 1992, between
              DiFeo Jeep-Eagle Partnership and Chrysler Corporation (substantially similar to Exhibit
              10.2.10.1).
    *10.2.20  Chevrolet-Geo Dealer Sales and Service Agreement, dated November 1, 1995 between General
              Motors Corporation, Chevrolet Motor Division and DiFeo Chevrolet-Geo Partnership
              (substantially similar to Exhibit 10.2.7.1).
     10.2.21  Isuzu Dealer Sales and Service Agreement, dated as of September 16, 1996 between American
              Isuzu Motors Inc. and Fair Cadillac--Oldsmobile--Isuzu Partnership (standard provisions are in Exhibit 10.2.22 hereto).
     10.2.22  Isuzu Dealer Sales and Service Agreement Additional Provisions.
     *10.3.1  Receivables Purchase Agreement, dated as of June 28, 1995, between Atlantic Auto Funding
              Corporation and Atlantic Auto Finance Corporation.
     *10.3.2  Loan and Security Agreement, dated as of June 28, 1995, among Atlantic Auto Funding
              Corporation, Atlantic Auto Finance Corporation and Citibank, N.A.
     *10.3.3  Support Agreement of the Company, dated as of June 28, 1995, in favor of Atlantic Auto
              Funding Corporation.
     *10.3.4  Purchase Agreement, dated as of June 14, 1996, between Atlantic Auto Finance Corporation and Atlantic Auto Second Funding Corporation.
     *10.3.5  Transfer and Administration Agreement, dated as of June 14, 1996, among Atlantic Auto
              Second Funding Corporation, Atlantic Auto Finance Corporation and Morgan Guaranty Trust
              Company of New York.
      10.3.6  Support Agreement of the Company, dated as of June 18, 1996, in favor of Atlantic Auto
              Second Funding Corporation.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
     *10.3.7  Pooling and Servicing Agreement relating to Atlantic Auto Grantor Trust 1996-A, dated as of June 20, 1996, among Atlantic Auto Third Funding Corporation, Atlantic Auto Finance
              Corporation and The Chase Manhattan Bank.
     *10.3.8  Insurance and Indemnity Agreement, dated as of June 20, 1996, among Financial Security
              Assurance Inc., Atlantic Auto Third Funding Corporation and Atlantic Auto Finance
              Corporation.
     *10.3.9  Master Spread Account Agreement, dated as of June 20, 1996, among Atlantic Auto Third
              Funding Corporation, Financial Security Assurance Inc. and The Chase Manhattan Bank.
    *10.3.10  Lease Agreement, dated as of March 18, 1994, between Perinton Hills and the Company, including guaranty of lease of Atlantic Auto Finance Corporation.
     *10.4.1  Amended and Restated Stock Purchase Agreement, dated as of July 1, 1995, among the
              Company, Landers Auto Sales, Inc., Steve Landers, John Landers and Bob Landers.
     *10.4.2  Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.3  Promissory Note of the Company, dated August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.4  Guarantee of the Company, dated as of August 1, 1995, in favor of Steve Landers and John
              Landers.
     *10.4.5  Employment Agreement, dated as of August 1, 1995, between Landers Auto Sales, Inc. and
              Steve Landers.
     *10.4.6  Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and
              Landers Auto Sales, Inc., regarding Jeep-Eagle premises.
     *10.4.7  Lease, dated as of August 1, 1995, among Steve Landers, John Landers, Bob Landers and
              Landers Auto Sales, Inc., regarding Oldsmobile-GMC premises.
     *10.4.8  Shareholders' Agreement, dated as of August 1, 1995, among the Company, United Landers,
              Inc., Landers Auto Sales, Inc., Steve Landers and John Landers.
     *10.4.9  Chrysler Corporation Eagle Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (standard provisions are in
              Exhibit 10.2.10.2).
    *10.4.10  Chrysler Corporation Jeep Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.11  Chrysler Corporation Dodge Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.12  Chrysler Corporation Plymouth Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.13  Chrysler Corporation Chrysler Sales and Service Agreement, dated August 16, 1995, between
              United Landers Auto Sales, Inc. and Chrysler Corporation (substantially similar to Exhibit
              10.4.9).
    *10.4.14  Oldsmobile Division Dealer Sales and Service Agreement, dated November 1, 1995, between
              General Motors Corporation, Oldsmobile Division and United Landers Auto Sales, Inc.
              (substantially similar to Exhibit 10.2.7.1).
    *10.4.15  GMC Truck Division Dealer Sales and Service Agreement, dated November 1, 1995, between
              General Motors Corporation, GMC Truck Division and United Landers Auto Sales, Inc.
              (substantially similar to Exhibit 10.2.7.1).
    *10.4.16  Security Agreement and Master Credit Agreement, dated October 25, 1993, between Landers
              Oldsmobile-GMC Inc. and Chrysler Credit Corporation.
    *10.4.17  Security Agreement and Master Credit Agreement, dated May 17, 1989, between Landers
              Jeep-Eagle, Inc. and Chrysler Credit Corporation.
    *10.4.18  Continuing Guaranty of United Landers, Inc., dated August 15, 1994, in favor of Chrysler
              Credit Corporation.
     10.4.19  Commercial Loan Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC, Inc.
              and The Benton State Bank.
     10.4.20  Commercial Security Agreement, dated December 5, 1994, between Landers Oldsmobile-GMC,
              Inc. and The Benton State Bank.

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
    No.                                              Description
------------  ------------------------------------------------------------------------------------------
     10.4.21  Agreement, dated July 31, 1995, between the Company and General Motors Corporation,
              Oldsmobile Division.
     *10.5.1  Stock Purchase Agreement, dated as of November 17, 1995, among the Company, UAG Atlanta,
              Inc., Atlanta Toyota, Inc. and Carl H. Westcott.
     *10.5.2  Promissory Note of UAG Atlanta, Inc., dated January 16, 1996, in favor of Carl H.
              Westcott.
     *10.5.3  Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
      10.5.4  Promissory Note of Atlanta Toyota, Inc., dated January 16, 1996, in favor of First
              Extended Service Corporation.
      10.5.5  Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
     *10.5.6  Lease Agreement, dated as of January 3, 1996, between Carl Westcott and Atlanta Toyota,
              Inc.
     *10.5.7  Lease Guaranty of the Company, dated as of January 16, 1996, in favor of Carl Westcott.
      10.5.8  Toyota Dealer Agreement, dated January 16, 1996, between Southeast Toyota Motor
              Distributors, Inc. and Atlanta Toyota, Inc. (substantially similar to Exhibit 10.2.6.1).
     *10.5.9  Wholesale Floor Plan Security Agreement, dated May 24, 1996, between World Omni Financial
              Corp. and Atlanta Toyota, Inc.
     10.5.10  Continuing Guaranty of the Company in favor of World Omni Financial Corp. and certain affiliates.
    *10.5.11  Inventory Financing Payment Agreement, dated May 24, 1996, among Atlanta Toyota, Inc.,
              Fidelity Warranty Services, Inc. and World Omni Financial Corp.
     10.5.12  Shareholders' Agreement, dated as of July 31, 1996, among the Company, UAG Atlanta, Inc.,
              Atlanta Toyota and John Smith.
    *10.5.13  Employment Agreement, dated as of January 16, 1996, among the Company, UAG Atlanta, Inc.
              and John Smith.
     *10.6.1  Stock Purchase Agreement, dated as of March 1, 1996, among the Company, UAG Atlanta II,
              Inc., Steve Rayman Nissan, Inc., Steven L. Rayman and Richard W. Keffer, Jr.
     *10.6.2  Employment Agreement, dated as of May 1, 1996, among the Company, UAG Atlanta II, Inc.,
              Steve Rayman Nissan, Inc. and Bruce G. Dunker.
     *10.6.3  Lease Agreement, dated as of May 1, 1996, among Steven L. Rayman, Richard W. Keffer, Jr.
              and Steve Rayman Nissan, Inc.
    **10.6.4  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan
              Motor Corporation in U.S.A. and United Nissan, Inc. (substantially similar to Exhibit
              10.2.9.1).
     *10.6.5  Wholesale Floor Plan Security Agreement, dated April 29, 1996, between World Omni
              Financial Corp. and United Nissan, Inc. (substantially similar to Exhibit 10.5.9).
      10.6.6  Continuing Guaranty of the Company, dated April 29, 1996, in favor of World Omni Financial
              Corp. and certain affiliates (substantially similar to Exhibit 10.5.10).
     *10.7.1  Stock Purchase Agreement, dated as of June 7, 1996, among the Company, UAG Atlanta III,
              Inc., Hickman Nissan, Inc., Lynda Jane Hickman and Lynda Jane Hickman as Executrix under the will of James Franklin Hickman, Jr., deceased.
    **10.7.2  Nissan Dealer Term Sales and Service Agreement, between the Nissan Division of Nissan
              Motor Corporation in U.S.A. and Peachtree Nissan, Inc. (substantially similar to Exhibit
              10.6.4).
     *10.7.3  Automotive Wholesale Financing and Security Agreement, dated July 12, 1996, between Nissan
              Motor Acceptance Corporation and Peachtree Nissan, Inc.
     *10.7.4  Guaranty of the Company and UAG Atlanta III, Inc., dated July 12, 1996, in favor of Nissan
              Motor Acceptance Corporation.
     *10.7.5  Promissory Note of UAG Atlanta III, Inc., dated July 12, 1996, in favor of Lynda Jane
              Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.6  Guaranty of Note of Hickman Nissan, Inc., dated July 12, 1996, in favor of Lynda Jane
              Hickman, as Executrix under the will of James Franklin Hickman, Jr.
     *10.7.7  Guaranty of Note of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, as
              Executrix under the will of James Franklin Hickman, Jr.
     *10.7.8  Lease Agreement, dated July 12, 1996, between Lynda Jane Hickman, as Executrix under the will of James Franklin Hickman, Jr., and Hickman Nissan, Inc.
     *10.7.9  Lease Agreement, dated July 12, 1996, between Argonne Enterprises, Inc. and Hickman
              Nissan, Inc.

    No.                                              Description
------------  ------------------------------------------------------------------------------------------
     10.7.10  Guaranty of Lease of the Company, dated July 12, 1996, in favor of Lynda Jane Hickman, as
              Executrix under the will of James Franklin Hickman, Jr.
    *10.7.11  Guaranty of Lease of the Company, dated July 12, 1996, in favor of Argonne Enterprises,
              Inc.
      10.8.1  Stock Purchase Agreement, dated as of June 6, 1996, among the Company, UAG West, Inc.,
              Scottsdale Jaguar, LTD., SA Automotive, LTD., SL Automotive, LTD., SPA Automotive, LTD.,
              LRP, LTD., Sun BMW, LTD., Scottsdale Management Group, LTD., 6725 Dealership, LTD., Steven
              Knappenberger Revocable Trust Dated April 15, 1983, as amended, Brochick 6725 Trust dated
              December 29, 1992, Beskind 6725 Trust dated December 29, 1992, Steven Knappenberger, Jay
              P. Beskind December 29, 1992, Knappenberger 6725 Trust dated and George W. Brochick.
      10.8.2  Purchase and Sale Agreement, 6905 E. McDowell Road, dated June 6, 1996, among Steven
              Knappenberger, as Trustee of the Steven Knappenberger Revocable Trust II, Bruce
              Knappenberger, as Trustee of the Bruce Knappenberger Trust and UAG West, Inc.
      10.8.3  Form of Employment Agreement between the Company, UAG West, Inc. and Steven Knappenberger.
      10.8.4  Form of Broker's Agreement between UAG West, Inc. and KBB, Inc.
      10.9.1  Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
              Charles Evans BMW, Inc. and Charles F. Evans.
      10.9.2  Stock Purchase Agreement, dated August 5, 1996, among the Company, UAG Atlanta IV, Inc.,
              Charles Evans Nissan, Inc. and Charles F. Evans.
     10.10.1  Stock Purchase Agreement, dated September 5, 1996, among the Company, UAG Tennessee, Inc.,
              Standefer Motor Sales, Inc., Charles A. Standefer and Charles A. Standefer and Karen S.
              Nicely, trustees under the Irrevocable Trust Agreement of Charles B. Standefer for the
              primary benefit of children, dated December 21, 1992.
        11.1  Statement re computation of per share earnings.
        21.1  List of subsidiaries of the Company.
      23.1.1  Consent of Coopers & Lybrand L.L.P.
      23.1.2  Consent of Coopers & Lybrand L.L.P.
      23.1.3  Consent of Coopers & Lybrand L.L.P.
      23.1.4  Consent of Coopers & Lybrand L.L.P.
      23.1.5  Consent of Coopers & Lybrand L.L.P.
      23.1.6  Consent of Coopers & Lybrand L.L.P.
      23.1.7  Consent of Coopers & Lybrand L.L.P.
      23.1.8  Consent of Coopers & Lybrand L.L.P.
        23.2  Consent of Willkie Farr & Gallagher (included in Exhibit 5.1).
       *24.1  Powers of Attorney.
       *27.1  Financial Data Schedules.


------------------------
 *Previously filed.
**To be filed by amendment.